As Filed With the Securities and Exchange Commission on February 10, 2012
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

PAN AMERICAN HOLDCO INC.
(Exact name of registrant as specified in its charter)

Delaware	1041	84-1431797
(State or other jurisdiction of incorporation or organization)	(Primary standard industrial classification code number)	(I.R.S. Employer Identification Number)

906 – 595 Howe Street
Vancouver, BC
(604) 681-1163
(Address, including zip code, and telephone number, including area code, of the Registrant’s Principal Executive Offices)

Miguel F. Di Nanno
President
Pan American Goldfields Ltd.
906 – 595 Howe Street
Vancouver, BC
(604) 681-1163
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:
Jeffrey C. Thacker
DLA Piper LLP (US)
4365 Executive Drive, Suite 1100
San Diego, CA 92121
(858) 638-6728

Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after this registration statement is declared effective and all conditions to the proposed transaction have been satisfied or waived.
If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box:   ☐
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:   ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:   ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check One):

☐	Large accelerated filer	☐	Accelerated filer	☐	Non-accelerated filer	☑	Smaller reporting company

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:
Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)  ☐
Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)  ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per unit	Proposed maximum aggregate offering price(2)	Amount of registration fee)
Common Stock, par value $0.01 per share	70,592,397	$0.19	13,412,555	$1,537.08

(1)
Based upon an estimate of the maximum number of shares of Common Stock, $0.01 par value per share, of Pan American Holdco into which shares of common stock, $0.01 par value, of Pan American Goldfields Ltd. will be exchanged pursuant to the reorganization described herein.

(2)
Estimated solely for the purpose of calculating the registration fee required by Section 6(b) of the Securities Act of 1933, as amended, and calculated pursuant to Rules 457(c) and 457(f) under the Securities Act of 1933, as amended, based on the average of the bid and ask price for Pan American Goldfields Ltd.’s common stock, $0.01 par value value, on February 9, 2012, as reported on the OTC Bulletin Boards.

This registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. We may not complete the exchange offer and issue these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED FEBRUARY 10, 2012

PAN AMERICAN GOLDFIELDS LTD.

PROXY STATEMENT/PROSPECTUS

A REORGANIZATION IS PROPOSED—YOUR VOTE IS VERY IMPORTANT

Dear Pan American Goldfields Ltd. shareholder:

I cordially invite you to the Special Meeting of Stockholders of Pan American Goldfields Ltd., a Delaware corporation (the “Company”) to be held on Monday, [       ], at [       ] a.m., at DLA Piper LLP (US), 4365 Executive Drive, Suite 1100, San Diego, CA 92121.

At the Special Meeting, you will be asked to: (i) adopt the Agreement and Plan of Reorganization (the “Reorganization Agreement”) and thereby approve a reorganization of the Company to establish a holding company structure for the purposes discussed below (the “Reorganization”), (ii) approve the 2012 Equity Incentive Plan and (iii) approve the adjournment of the Special Meeting, if necessary, to solicit additional proxies.

The Company’s Board of Directors has determined that it would be in the best interests of the Company and its stockholders to list the Company’s shares on the TSX Venture Exchange (the “TSXV”), a stock exchange based in Canada.  The TSXV is owned and operated by the TSX Group, the same group that operates the Toronto Stock Exchange (the “TSX”) .  A large number of mining companies are currently listed on the TSXV, and the Company believes that listing on the TSXV may allow the Company to expand its potential investor base, increase the Company’s opportunities to finance its exploration projects and new acquisitions and increase liquidity in the Company’s stock.

The TSXV listing standards and policies prohibit companies, like the Company, from listing on the TSXV if their charter documents contain certain provisions that are viewed by the TSXV as being stockholder unfavorable.  For example, the TSXV will not allow the Company to list on the TSXV if the Company’s charter documents establish a classified Board of Directors or prevent stockholders from calling special meetings.

In connection with the Company’s reincorporation from Colorado to Delaware in 2010, the Company’s Board of Directors and stockholders approved charter documents with provisions that were appropriate for the Company’s early stage of development.  The Company would now like to like to amend its certificate of incorporation and bylaws to remove the provisions that are deemed stockholder unfavorable by the TSXV.  Any amendment to these provisions under the Company’s existing charter documents, however, would require a super-majority vote of the holders of 80% of the outstanding shares of the Company’s common stock entitled to vote on the matter.  Our Board of Directors is concerned that it it will be unable to obtain sufficient participation of its stockholders necessary to obtain the 80% stockholder approval required to amend the charter documents even though the amended charter documents would be more favorable to stockholders.

After considering the Company’s options, the Board of Directors has determined that the most expeditious way to effect the changes to the Company’s certificate of incorporation and bylaws required to list on the TSXV is to effect a Reorganization of the Company into a holding company structure.  This Reorganization will only require a vote of the holders of a majority of the outstanding shares of the Company’s common stock entitled to vote, as discussed in more detail below.

To effect the Reorganization, the Company has formed a new subsidiary, Pan American Holdco Inc. (“Pan American Holdco”) as a wholly owned subsidiary.  Pan American Holdco in turn formed Pan American Operating Co Ltd. (“OpCo”) as its wholly owned subsidiary.  Pan American Holdco and OpCo were formed in order to effect the Reorganization.  Prior to the Reorganization, neither Pan American Holdco nor OpCo will have assets or operations other than those incident to their formation.  Under the terms of the Reorganization Agreement, the Company and OpCo would complete a merger, pursuant to which the Company would be merged with and into OpCo, with the Company as the surviving entity as a result of the Reorganization.

In the Reorganization, each outstanding share of common stock of the Company will be converted automatically into one share of common stock of Pan American Holdco.  In addition, each outstanding option and warrant to purchase shares of Company common stock, if not exercised before the completion of the Reorganization, will become an option or warrant, as applicable, to acquire, at the same exercise price, an identical number of shares of Pan American Holdco common stock.  Each outstanding restricted stock award (or any performance award payable in restricted stock) will become an award of restricted stock (or a performance award payable in restricted stock) in an identical number of shares of Pan American Holdco common stock.  The Reorganization is intended to be tax-free for Company stockholders.  Your rights as a stockholder of the Company will be substantially the same as your rights as a stockholder of Pan American Holdco, except that the charter documents will be in compliance with the TSXV’s listing requirements and policies.  We refer to this proposal in the proxy statement/prospectus as the “Reorganization Proposal.”

Upon completion of the Reorganization, Pan American Holdco will change its name to Pan American Goldfields Ltd., and in effect, replace our present company as the publicly held corporation.  Pan American Holdco and its subsidiary will conduct all of the operations we currently conduct.  We believe implementing the holding company structure will allow us to list on the TSXV and provide us with increased opportunities for strategic, operational and financing flexibility.

Additionally, on February 6, 2012 the Company’s Board of Directors adopted the 2012 Stock Incentive Plan (the “2012 Plan”), subject to stockholder approval. The Company is asking its stockholders to approve the 2012 Plan so that it can use the 2012 Plan to achieve the Company’s performance, recruiting, retention and incentive goals, as well as receive a federal income tax deduction for certain compensation paid under the 2012 Plan.  If the Reorganization is approved, the 2012 Plan will entitle plan participants to receive shares of Pan American Holdco common stock rather than shares of Company common stock, on the same terms otherwise provided for in the 2012 Plan.

The Board of Directors of the Company has unanimously approved the foregoing proposals and recommends that you vote FOR the Reorganization and FOR approval of the 2012 Plan. Whether or not you are personally able to attend the meeting, please complete, sign and date the enclosed proxy card and return it in the enclosed prepaid envelope as soon as possible.  This action will not limit your right to vote in person if you do wish to attend the meeting and vote personally.

The Board has fixed the close of business on [       ], 2012 as the record date for the determination of stockholders entitled to notice of and to vote at the meeting or any adjournment thereof.  Shares of the common stock of the Company may be voted at the meeting only if the holder is present at the meeting in person or by valid proxy.

By Order of the Board of Directors

Miguel Di Nanno
[ ], 2012	President

PAN AMERICAN GOLDFIELDS LTD.

906 – 595 Howe Street

Vancouver, BC

NOTICE OF SPECIAL MEETING OF SHAREHOLDER OF

PAN AMERICAN GOLDFIELDS LTD.

DATE AND TIME	[ ], 2012
PLACE	DLA Piper LLP (US) 4365 Executive Drive, Suite 1100, San Diego, CA 92121
ITEMS OF BUSINESS

1)  Consider and vote upon a proposal, which we refer to as the “Reorganization Proposal,” approving the Agreement and Plan of Reorganization, dated as of [       ], 2012, by and between Pan American Goldfields Ltd., Pan American Holdco Inc. and Pan American Operating Co Ltd.;

(2) To approve the 2012 Equity Incentive Plan; and

(3)  To approve the adjournment of the Special Meeting, if necessary, to solicit additional proxies, in the event that there are not sufficient votes at the time of the Special Meeting to approve the foregoing proposals.

WHO CAN VOTE	You can vote at the Special Meeting and at any adjournments or postponements of the Special Meeting if you were a shareholder of record at the close of business on [ ], 2012.

Our Board of Directors has approved and recommends that you vote “FOR” each of the foregoing proposals, which are described in more detail in this proxy statement/prospectus.

By Order of the Board of Directors

Miguel Di Nanno
[ ], 2012	President

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE

COMPLETE, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY CARD OR VOTE YOUR
SHARES BY TELEPHONE OR VIA THE INTERNET

ADDITIONAL INFORMATION

Pan American Holdco has filed a registration statement on Form S-4 to register with the SEC the shares of common stock of Pan American Holdco into which each outstanding share of common stock of the Company will be converted automatically in the Reorganization.  This proxy statement/prospectus is part of that registration statement and constitutes a prospectus of Pan American Holdco in addition to being a proxy statement of the Company for the Special Meeting.

You should rely only on the information contained in this proxy statement/prospectus or that to which we have referred you.  We have not authorized anyone to provide you with any additional information.  This proxy statement/prospectus is dated as of the date listed on the cover page.  You should not assume that the information contained in this proxy statement/prospectus is accurate as of any date other than such date and neither the mailing of this proxy statement/prospectus to stockholders, nor the issuance of shares of Pan American Holdco common stock in the Reorganization, shall create any implication to the contrary.

You may read and copy any of the information on file with the SEC at the SEC’s public reference room, located at 100 F Street, N.E., Washington, D.C. 20549.  Please call the SEC at 1-800-SEC-0330 for further information about the public reference room.  The Company’s SEC filings are also available on the SEC’s web site located at http://www.sec.gov.

(continued)

APPENDIX I:  Agreement and Plan of Merger and Reorganization
APPENDIX II:  Certificate of Incorporation of the Company
APPENDIX III:  Bylaws of the Company
APPENDIX IV:  Certificate of Incorporation of Pan American Holdco
APPENDIX V:  Bylaws of Pan American Holdco
APPENDIX VI:  Section 262 of the DGCL
APPENDIX VII:  2012 Equity Incentive Plan

PAN AMERICAN GOLDFIELDS LTD.

595 HOWE STREET, UNIT 906

VANCOUVER, CANADA A1 V6C 2T5

(604) 681-1163

PROXY STATEMENT/PROSPECTUS

[       ], 2012

General

This Proxy Statement/Prospectus is being furnished by Pan American Goldfields Ltd., a Delaware corporation (the “Company”, “we”, or “us”), to solicit proxies to be used at a Special Meeting of Stockholders of the Company to be held on [       ],[       ], 2012, at [       ] a.m., Pacific time, at DLA Piper LLP (US), 4365 Executive Drive, Suite 1100, San Diego, CA 92121, and any adjournment(s) thereof (the “Special Meeting”) for the following purposes:

(1) To consider and vote upon a proposal, which we refer to as the “Reorganization Proposal”, approving the Agreement and Plan of Reorganization, dated as of [       ], by and among Pan American Goldfields Ltd., Pan American Holdco and Pan American Operating Co Ltd., which agreement is included in the accompanying proxy statement/prospectus.

(2) To approve the Pan American Goldfields Ltd. 2012 Equity Incentive Plan.

(3) To approve the adjournment of the Special Meeting, if necessary, to solicit additional proxies, in the event that there are not sufficient votes at the time of the Special Meeting to approve the foregoing proposals.

QUESTIONS AND ANSWERS ABOUT THE REORGANIZATION

Why am I receiving this proxy statement/prospectus?

You have received this proxy statement/prospectus and the enclosed proxy card from us because you held shares of our common stock on [       ], 2012.

What will I be voting on at the special meeting?

As a stockholder, you are entitled to and requested to adopt the Agreement and Plan of Reorganization (the “Reorganization Agreement”) pursuant to which the Company will be merged with and into Pan American Operating Co Ltd. (“OpCo”), a wholly owned subsidiary of Pan American Holdco Inc. (“Pan American Holdco”), with the Company as the surviving entity.  Pan American Holdco is a wholly owned subsidiary of the Company.  In this transaction, each share of our common stock will be automatically converted into one share of common stock of Pan American Holdco.  This transaction is referred to in this proxy statement/prospectus as the “Reorganization.”  The proposal to consider and vote on the Reorganization is referred to in this proxy statement/prospectus as the “Reorganization Proposal.”  In addition, you are asked to approve the 2012 Plan so that the Company can use the 2012 Plan to achieve the Company’s performance, recruiting, retention and incentive goals, as well as receive a federal income tax deduction for certain compensation paid under the 2012 Plan, and to vote to adjourn the Special Meeting, if necessary, to solicit additional proxies in the event that there are not sufficient votes at the time of the Special Meeting to adopt the Reorganization Agreement or 2012 Equity Incentive Plan.

Who is entitled to vote?

Only holders of record of shares of our common stock on the close of business on [       ], 2012 will be entitled to vote at the Special Meeting.  On or about [       ], 2012 we will begin mailing this proxy statement/prospectus to all persons entitled to vote at the Special Meeting.

When and where is the special meeting being held?

The Special Meeting will be held on [       ], 2012, at [       ]A.M., and at any adjournment or postponement from such date and time.  The Special Meeting will be held at the offices of DLA Piper LLP (US) at 4365 Executive Drive, Suite 1100, San Diego, California 92121.

What is the Reorganization Proposal?

Under the Reorganization Agreement, the Company will merge with OpCo, a Delaware corporation, with the Company surviving the merger as a wholly owned subsidiary of Pan American Holdco, a Delaware corporation.  Upon completion of the Reorganization, Pan American Holdco will change its name to Pan American Goldfields Ltd., and in effect, replace our present company as the publicly held corporation.  Pan American Holdco and its subsidiaries will conduct all of the operations we currently conduct.  As a result of the Reorganization, the current stockholders of the Company will become stockholders of Pan American Holdco with the same number and percentage of shares of Pan American Holdco as they hold of the Company immediately prior to the Reorganization.  The Reorganization Agreement, which sets forth the plan of Reorganization and is the primary legal document that governs the Reorganization, is attached as Appendix I to this proxy statement/prospectus.  We encourage you to read the Reorganization Agreement carefully.

Why are you forming a holding company?

The Company’s Board of Directors has determined that it would be in the best interests of the Company and its stockholders to list the Company’s shares on the TSX Venture Exchange (the “TSXV”), a stock exchange based in Canada.  The TSXV is owned and operated by the TSX Group, the same group that operates the Toronto Stock Exchange (the “TSX”) .  A large number of mining companies are currently listed on the TSXV, and the Company believes that listing on the TSXV may allow the Company to expand its potential investor base, increase the Company’s opportunities to finance its exploration projects and new acquisitions and increase liquidity in the Company’s stock.

The TSXV listing standards and policies prohibit companies, like the Company, from listing on the TSXV if their charter documents contain certain provisions that are viewed by the TSXV as being stockholder unfavorable.  For example, the TSXV will not allow the Company to list on the TSXV if the Company’s charter documents establish a classified Board of Directors or prevent stockholders from calling special meetings.

In connection with the Company’s reincorporation from Colorado to Delaware in 2010, the Company’s Board of Directors and stockholders approved charter documents with provisions that were appropriate for the Company’s early stage of development.  The Company would now like to like to amend its certificate of incorporation and bylaws to remove the provisions that are deemed stockholder unfavorable by the TSXV.  Any amendment to these provisions under the Company’s existing charter documents, however, would require a super-majority vote of the holders of 80% of the outstanding shares of the Company’s common stock entitled to vote on the matter.  Our Board of Directors is concerned that it it will be unable to obtain sufficient participation of its stockholders necessary to obtain the 80% stockholder approval required to amend the charter documents even though the amended charter documents would be more favorable to stockholders.

After considering the Company’s options, the Board of Directors has determined that the most expeditious way to effect the changes to the Company’s certificate of incorporation and bylaws required to list on the TSXV is to effect a Reorganization of the Company into a holding company structure.

To review the reasons for the Reorganization in greater detail, see “Reasons for the Reorganization,” on page 19 of this proxy statement/prospectus.

What will happen to my stock?

In the Reorganization, your shares of our common stock will automatically be converted into the same number of shares of common stock of Pan American Holdco.  As a result, you will become a stockholder of Pan American Holdco and will own the same number and percentage of shares of Pan American Holdco common stock that you now own of our common stock.  We expect that Pan American Holdco common stock will be quoted on the OTC Bulletin Board “OTCBB” under the Company’s current symbol “MXOB.OB”, and on the Frankfurt Stock Exchange under the Company’s current symbol “OYA1”.

What will the name of the public company be following the Reorganization?

Although we refer to Pan American Holdco as being the company in which you will hold your shares, its name will be changed upon the effectiveness of the merger so the name of the public company following the Reorganization will be “Pan American Goldfields Ltd.”, the current name of the Company.

How will being a Pan American Holdco shareholder be different from being a Company shareholder?

After the Reorganization, you will own the same number and percentage of shares of Pan American Holdco common stock that you owned of our common stock immediately prior to the Reorganization.  You will own shares of a Delaware holding company that owns our existing operating businesses.  Except for the changes removing the staggered board and stockholders’ ability to call a special meeting, your rights as a stockholder of Pan American Holdco will be substantially the same as your rights as a stockholder of our Company.  For more information, see “Description of Pan American Holdco Capital Stock, “Description of Company Capital Stock” and “Comparative Rights of Holders of Pan American Holdco Capital Stock and Company Capital Stock,” beginning on page 28 of this proxy statement/prospectus.

Will the company’s CUSIP number change as a result of the Reorganization?

Yes.  Following the Reorganization the company’s CUSIP number will be [        ].

Will I have to turn in my stock certificates?

No.  Do not turn in your stock certificates.  We will not require you to exchange your stock certificates as a result of the Reorganization.  After the Reorganization, your Company common stock certificates will represent the same number of shares of Pan American Holdco common stock.

Will the Reorganization affect my U.S. federal income taxes?

The proposed Reorganization is intended to be a tax-free transaction under U.S. federal income tax laws.  We expect that you will not recognize any gain or loss for U.S. federal income tax purposes upon your receipt of Pan American Holdco common stock in exchange for your shares of Company common stock in the Reorganization; however, the tax consequences to you will depend on your own situation.  You should consult your own tax advisors concerning the specific tax consequences of the Reorganization to you, including any state, local or foreign tax consequences of the Reorganization.  For further information, see “Material U.S. Federal Income Tax Consequences,” on page 24 of this proxy statement/prospectus.

How will the Reorganization be treated for accounting purposes?

For accounting purposes, our reorganization into a holding company structure will be treated as a merger of entities under common control. Accordingly, the consolidated financial position and consolidated results of operations of the Company will be included in the consolidated financial statements of Pan American Holdco on the same basis as currently presented.

What vote is required to approve the Reorganization Proposal?

The required vote is the affirmative vote of holders of a majority of the outstanding shares entitled to vote at the Special Meeting.

What percentage of the outstanding shares do directors and executive officers hold?

On January 12, 2012, directors, executive officers and their affiliates beneficially owned approximately 13.75 percent of our outstanding shares of common stock.

If the stockholders approve the Reorganization, when will it occur?

We plan to complete the Reorganization on or about [        ], 2012, provided that our stockholders approve the Reorganization and all other conditions to completion of the Reorganization are satisfied.

Do I have dissenters’ (or appraisal) rights?

Yes.  Please see “Appraisal Rights” on page 33 of this proxy statement/prospectus.

Why are you approving a new Equity Incentive Plan?

We operate in a challenging marketplace in which our success depends to a great extent on our ability to attract and retain employees, directors and other service providers of the highest caliber.  One of the tools our Board of Directors regards as essential in addressing these challenges is a competitive equity incentive program.  Our equity compensation program is designed to provide a vehicle under which a variety of stock-based and other awards can be granted to service providers (including, employees, consultants and directors) of the Company. If the Recognization is approved, Pan American Holdco will assume the 2012 plan. For more information, see “Proposal Two-To Approve the 2012 Equity Incentive Plan” beginning on page 36 of this proxy statement/prospectus.

What vote is required to approve the 2012 Equity Incentive Plan?

The required vote is the affirmative vote of holders of a majority of the outstanding shares entitled to vote at the Special Meeting.

Whom do I contact if I have questions about any of the proposals?

You may contact us at:

Pan American Goldfields Ltd.
595 Howe Street, Unit 906
Vancouver, BC (604) 681-1163
Attn:  Corporate Secretary

Brokerage and Other Account Holders

If your shares are held in a brokerage account or by a bank or other nominee, you are considered to be the beneficial owner of shares held in street name.  These proxy materials are being forwarded to you by you broker or nominee, who is considered to be the holder of record with respect to your shares.  As the beneficial owner, you have the right to direct your broker or nominee how to vote your beneficial shares by filling out the voting instruction form provided to you.  Telephone and Internet voting options may also be available to beneficial owners.  As a beneficial owner, you are invited to attend the Special Meeting, but you must obtain a legal proxy from the record holder of your shares in order to vote in person at the Special Meeting.

How do I vote my shares?

You may vote by attending the special meeting and voting in person or by submitting a proxy.  The method of voting by proxy will be different depending on whether your shares are held by you directly as the record (or registered) holder or if your shares are held in “street name” by a broker, bank or nominee on your behalf.

●
Record holders.  If you hold your Company common stock as a record holder, you may vote your shares by completing, dating and signing the proxy card that is included with this proxy statement/prospectus and promptly returning it in the pre-addressed, postage paid envelope we are providing to you.  You also have the option of submitting your proxy electronically via email or by fax by following the instructions described below.  You also have the right to vote in person at the meeting, and if you choose to do so, you can bring the enclosed proxy card or vote using the ballot provided at the special meeting.  If you vote by proxy, your shares will be voted at the special meeting in the manner specified by you, if any.  If you sign, date and return your proxy card, but do not specify how you want your shares voted, they will be voted by the proxy holder as described under “How are my shares of common stock voted if I give you my proxy?”

●
“Street name” holders.  If you hold your Company common stock in street name, you are what is commonly known as a “beneficial owner,” and you should receive a notice from your broker, bank or other nominee that includes instructions on how to vote your Company common stock.  Your broker, bank or nominee may allow you to deliver your voting instructions over the Internet and may also permit you to vote by telephone.  You also may request paper copies of the proxy statement/prospectus and proxy card from your broker.  Because a beneficial holder is not the stockholder of record, you may not vote these shares in person at the special meeting unless you obtain a “legal proxy” from the broker, bank or other nominee that holds your shares, giving you the right to vote the shares at the meeting.

If I hold my shares in a brokerage account and do not return voting instructions, will my shares be voted?

If your shares are held in a brokerage account or by a bank or other nominee, your broker, bank or other nominee will ask you how you want your shares to be voted.  If you provide voting instructions, your shares must be voted as you direct.  Without client voting instructions, however, brokers are not permitted to cast votes on “non-routine” matters, such as the Reorganization Proposal or approval of the 2012 Equity Incentive Plan.  If you do not provide voting instructions, a “broker non-vote” will occur.

How are my shares of common stock voted if I give you my proxy?

Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of our board of directors.  This is subject to the “broker non-vote” limitation described under “How do I vote?” above.

Can I revoke my proxy or change my vote after I return my proxy?

Yes.  Even after you submit a proxy, you may revoke your proxy or change your vote at any time before it is exercised by:

•
Delivering written notice to our transfer agent, Corporate Stock Transfer, with a telephone number of (303) 282-4800, as transfer agent for our shares of common stock., at 3200 Cherry Creek Drive South, Ste. 430, Denver, CO 80209;

•	Delivering written notice to the Corporate Secretary of Pan American Goldfields Ltd.;

•	Executing and delivering a later-dated proxy; or

•	Appearing and voting in person at the Special Meeting. Attendance at the Special Meeting will not by itself revoke a previously granted proxy.

Who pays for this proxy solicitation?

The Company will pay the total expense of this solicitation of proxies.  The expenses may include reimbursement to brokerage firms and others of their cost for forwarding solicitation material to beneficial owners.

SUMMARY OF THE REORGANIZATION PROPOSAL

This section highlights key aspects of the Reorganization Proposal, including the Reorganization Agreement, that are described in greater detail elsewhere in this proxy statement/prospectus.  It does not contain all of the information that may be important to you.  To better understand the Reorganization Proposal, and for a more complete description of the legal terms of the Reorganization Agreement, you should read this entire document carefully, including the Appendices, and the additional documents to which we refer you.  You can find information with respect to these additional documents in “Additional Information” on the introductory pages of this proxy statement/prospectus.

The Principal Parties

Pan American Goldfields Ltd.
906 – 595 Howe Street
Vancouver, BC
(604) 681-1163
Attn:  Investor Relations

The Company is a development stage company focused on mineral exploration and development activities in Mexico and Argentina.  Through its wholly owned Mexican subsidiary, Sunburst Mining de Mexico, S.A. de C.V., ( “Sunburst” ), it is currently engaged in the exploration and development of two gold and silver projects, each made up of several mining concessions, located in the Sierra Madre region of the State of Chihuahua, Mexico, one, the Cieneguita Project, from which gold and silver is currently being produced and sold by the Company’s joint venture partner Minera Rio Tinto.  The Company is also engaged in the exploration and development of a gold project located in (Argentina), named the Cerro Delta Project.  The term  “mining concession”  refers to an area of land for which the owner of the concession has the right to explore for and develop mineral deposits.  The rights to and ownership of the minerals in the concessions located in Mexico were granted, in the Company’s case, originally by the Mexican Government to the former concession owner(s) and then to the Company from those owners.  In Canada and the United States, the term is commonly referred to as “mineral rights” or “mining claims.”  The Company’s projects located in Mexico are referred to as the Cieneguita project and the Encino Gordo Project.  The Company previously owned another project in Mexico known as the Guazapares Project, which the Company agreed to sell pursuant to the terms of a definitive agreement, dated July 10, 2009, to Paramount Gold de Mexico, SA de C.V., the Mexican subsidiary of Paramount Gold and Silver Corp. ( “Paramount”), for a total consideration of up to $5.3 million.

The Company’s subsidiaries include:

Sunburst Mining De Mexico, S.A. De C.V.
CLL General Retana No. 706
Col. San Felipe 1
31203 Chihuahua, Chihuahua, Mexico

Pan American Holdco Inc.
906 – 595 Howe Street
Vancouver, BC
(604) 681-1163

The Company formed Pan American Holdco Inc. (“Pan American Holdco”) as a wholly owned subsidiary in order to effect the Reorganization.  Prior to the Reorganization, Pan American Holdco will have no assets or operations other than those that are incidental to its formation.

Pan American Operating Co Ltd.
906 – 595 Howe Street
Vancouver, BC
(604) 681-1163

Pan American Operating Co Ltd. (“OpCo”) was formed as a wholly owned subsidiary of Pan American Holdco in order to effect the Reorganization.  Prior to the Reorganization, OpCo will have no assets or operations other than those that are incidental to its formation.

What You Will Receive in the Reorganization

In the Reorganization, each outstanding share of common stock of the Company will be converted automatically into one share of common stock of Pan American Holdco.  In addition, each outstanding option to purchase shares of the Company common stock, if not exercised before the completion of the Reorganization, will become an option to acquire, at the same exercise price, an identical number of shares of Pan American Holdco common stock.  Each outstanding restricted stock award (or any performance award payable in restricted stock) will become an award of restricted stock (or a performance award payable in restricted stock) in an identical number of shares of Pan American Holdco common stock.  Each outstanding warrant to purchase shares of the Company common stock, if not exercised before the completion of the Reorganization, will become a warrant to acquire, at the same exercise price, an identical number of shares of Pan American Holdco common stock.

On the Record Date, there were [      ] outstanding shares of Company common stock, options to acquire [      ] shares of Company common stock and warrants to acquire [   ] shares of Company common stock.

Conditions to Completion of the Reorganization

The completion of the Reorganization depends on the satisfaction or waiver of a number of conditions, including, but not limited to, the following:

•
absence of any stop order suspending the effectiveness of the registration statement, of which this proxy statement/prospectus forms a part, relating to the shares of Pan American Holdco common stock to be issued pursuant to the Reorganization and absence of any similar proceeding with respect to this proxy Statement/prospectus;

•	approval and adoption of the Reorganization Agreement by the Company’s stockholders;

•
the Company shall have made such filings, and obtained such permits, authorizations, consents, approvals or terminations or expirations of waiting periods required by the corporate and insurance laws and regulations of all applicable jurisdictions; and

•	absence of any order or proceeding that would prohibit or make illegal completion of the Reorganization.

Termination of the Reorganization Agreement

We may terminate the Reorganization Agreement, even after adoption by our stockholders, if our Board of Directors determines to do so for any reason.

Board of Directors and Executive Officers of Pan American Holdco Following the Reorganization

The Board of Directors of Pan American Holdco presently consists of the same persons who constitute the Board of Directors of the Company, and it is expected that those directors will remain the same following the Reorganization.  The executive officers of Pan American Holdco following the Reorganization will be the same as the executive officers of the Company immediately prior to the Reorganization.

Markets and Market Prices

Pan American Holdco common stock is not currently traded on any stock exchange or quoted on any quotation service.  The Company common stock is quoted under the symbol “MXOM.OB” on the OTCBB, and we expect Pan American Holdco common stock to be quoted on the OTCBB under the symbol “MXOM.OB” following the Reorganization.  On February 9, 2012, the most recent trading day for which prices were available and the last trading day before the announcement of the Reorganization Proposal, the closing price per share for Company common stock was $0.19.

Certain Financial Information

We have not included pro forma financial comparative per share information concerning the Company that gives effect to the Reorganization because, immediately after the completion of the Reorganization, the consolidated financial statements of Pan American Holdco will be the same as the Company’s consolidated financial statements immediately prior to the Reorganization, and the Reorganization will result in the conversion of each share of Company common stock into one share of Pan American Holdco common stock.  In addition, we have not provided financial statements of Pan American Holdco because, prior to the Reorganization, it will have no assets, liabilities or operations other than those incident to its formation.

Validity of Shares

DLA Piper LLP (US), San Diego, CA, will pass upon the validity of the shares of Pan American Holdco common stock offered by this proxy statement/prospectus.

Experts

The Company’s Independent Registered Public Accounting Firm has audited the Company’s consolidated financial statements included in the Company’s Annual Report on Form 10-K for the years ended February 28, 2011 and February 28, 2010, which are included in this proxy statement/prospectus.

RISK FACTORS

You should carefully consider the risks described below as well as other information provided to you in this document, including information in the section of this document entitled “Forward Looking Statements.”  The risks and uncertainties described below are not the only ones facing us.  Additional risks and uncertainties not presently known to us or that we currently believe are immaterial may also impair our business, financial condition or results of operations.  If any of the following risks actually occur, our business, financial condition or results of operations could be materially adversely affected, the value of our common stock could decline, and you may lose all or part of your investment.

Risk Relating to the Reorganization

Our Board of Directors may choose to defer or abandon the Reorganization.

Completion of the Reorganization may be deferred or abandoned, at any time, by action of our Board of Directors, whether before or after the Special Meeting.  While we currently expect the Reorganization to take place on or about [      ], 2012, assuming that the Reorganization Proposal is approved at the Special Meeting, the Board of Directors may defer completion or may abandon the Reorganization because of any determination by our directors that the Reorganization would not be in the best interests of the Company or its stockholders or that the Reorganization would have material adverse consequences to the Company or its stockholders.

We may not obtain the expected benefits of our Reorganization into a holding company.

We believe our reorganization into a holding company will provide us with benefits in the future, including listing on the TSXV.  These expected benefits may not be obtained if market conditions or other circumstances prevent us from taking advantage of the strategic, business and financing flexibility that it affords us.  As a result, we may incur the costs of creating the holding company without realizing the possible benefits.

As a holding company, Pan American Holdco will depend in large part on dividends from its operating subsidiaries to satisfy its obligations.

After the completion of the Reorganization, Pan American Holdco will be a holding company with no business operations of its own.  Its only significant assets will be the outstanding capital stock of its subsidiaries.  As a result, it will rely on funds from its current subsidiaries, including OpCo and its subsidiary, Sunburst Mining De Mexico, S.A. De C.V., and any subsidiaries that it may form in the future to meet its obligations.

Risks Relating to Our Business and Industry

We have a limited operating history; therefore, it is difficult to evaluate our financial performance and prospects.

We have only completed the initial stages of exploration on our mineral concessions and have no way to evaluate the likelihood that we will be able to operate and develop a successful business.  We are considered to be a development stage corporation because we are currently engaged in the search for and extraction of mineral deposits.  We will be in the development stage until we exploit commercially viable mineral deposits on our properties.  Our limited operating history makes it difficult to evaluate our financial performance and prospects, as well as our ability to successfully identify and develop mining projects.  We have earned minimal revenues from our mineral extraction activities to date, and we have not emerged from being a development stage to a production stage corporation.  Because of our limited financial history, we believe that period-to-period comparisons of our results of operations will not be meaningful in the short term and should not be relied upon as indicators of future performance.

Because of our recurring operating losses, stockholder’s deficit, working capital deficit and negative cash flows, our auditor has raised substantial doubt about our ability to continue our business.

We have received a report from our independent auditors on our financial statements for the fiscal years ended February 28, 2011 and February 28, 2010, in which our auditors have included explanatory paragraphs indicating that our recurring operating losses, working capital deficiency, and cumulative losses during our development stage cause substantial doubt about our ability to continue as a going concern.  By issuing this opinion, our auditors have indicated that they are uncertain as to whether we have the capability to continue our operations.

We have a history of incurring net losses.  We expect our net losses to continue as a result of planned increases in operating expenses, and therefore, may never achieve profitability.

We have a history of operating losses and have incurred significant net losses in each fiscal quarter since our inception.  Prior to completion of our development stage, we anticipate that we will incur increased operating expenses without realizing significant revenues.  We expect to continue to incur net losses and negative cash flows for the foreseeable future.  Our ability to generate and sustain significant revenues or to achieve profitability will depend upon numerous factors outside of our control, including the precious metals market and the economy.  We have no history upon which to base any assumption as to the likelihood that we will prove successful, and we may not be able to generate any operating revenues or ever achieve profitable operations.  If we are unsuccessful in addressing these risks, our business, financial condition or results of operations could be materially adversely affected and the business will most likely fail.

If we do not obtain financing when needed, we will need to cease our operations.

As of January 27, 2012, we had cash on hand in the amount of approximately $205,000.  In order for us to perform any further exploration or extensive testing, we will need to obtain additional financing.  We will require additional financing if the costs of the exploration of our mineral concessions are greater than anticipated.  We also will need supplementary financing to sustain our business operations if we are not successful in earning revenues once exploration is complete.  If our exploration and development programs are successful in discovering and extracting ore of commercial tonnage and grade, we will require a significant amount of additional funds in order to place our mineral concessions into commercial production.  We currently do not have any arrangements for additional financing, and we may not be able to obtain financing when required.  There can be no assurance that such additional financing will be available to us on acceptable terms, or at all.  These factors, among others, raise substantial doubt about our ability to continue as a going concern.  Our financial statements do not include any adjustment to reflect the possible future effect on the recoverability and classification of the assets or the amounts and classification of liabilities that may result should we cease to continue as a going concern.  If we are unable to obtain additional financing when sought, we will be required to curtail our business plan.  Any additional equity financing may involve substantial dilution to our then existing stockholders.  There is a significant risk to investors who purchase shares of our common stock because there is a risk that we may not be able to generate and/or raise enough resources to remain operational for an indefinite period of time.

Our success is dependent on retaining key personnel and on hiring and retaining additional personnel.

Our ability to continue to explore and develop our mineral concessions is, in large part, dependent upon our ability to attract and maintain qualified key personnel.  There is competition for such personnel, and there can be no assurance that we will be able to attract and retain them.  Our development now and in the future will depend on the efforts of key management and directors.  The loss of any of these key people could have a material adverse effect on our business, financial condition or results of operations.  We do not currently maintain key-man life insurance on any of our key employees.  We may not be able to find qualified geologists and mining engineers on a timely basis or at all to further expand our business plan.  Furthermore, if we are able to find qualified employees, the cost to hire them may be too great as there may be other opportunities elsewhere at a higher rate than we are able to pay.

As we undertake exploration and development of our mineral claims, we will be subject to compliance with government regulations that may increase the anticipated cost of our exploration program.

There are several governmental regulations that materially restrict mineral exploration or exploitation.  We expect to be subject to federal, state and local laws and regulations in Mexico and Argentina regarding environmental matters, the abstraction of water, and the discharge of mining wastes and materials and other similar laws and regulations.  Amendments to current laws, regulations and permits governing operations and activities of exploration and development companies, or more stringent implementation thereof, could have a material adverse impact on us and our operating, increase our expenditures and costs and require abandonment or delays in developing new mining properties.  Environmental laws and regulations change frequently, and the implementation of new, or the modification of existing, laws or regulations could harm our business, financial condition or results of operations.  We cannot predict how agencies or courts in Mexico or Argentina will interpret existing laws and regulations or the effect that these adoptions and interpretations may have on our business, financial condition or results of operations.  We may be required to make significant expenditures to comply with governmental laws and regulations.

Any significant mining operations that we undertake in the future will have some environmental impact, including land and habitat impact, arising from the use of land for mining and related activities, and certain impact on water resources near the project sites, resulting from water use, rock disposal and drainage run-off.  No assurances can be given that such environmental issues will not have a material adverse effect on our business, financial condition or results of operations in the future.  While we believe we do not currently have any material environmental obligations, exploration and development activities may give rise in the future to significant liabilities on our part to the government and third parties and may require us to incur substantial costs of remediation.

Additionally, we do not maintain insurance against environmental risks.  As a result, any claims against us may result in liabilities we will not be able to afford, resulting in the failure of our business.  Failure to comply with applicable laws, regulations, and permitting requirements may result in enforcement actions thereunder, including orders issued by regulatory or judicial authorities causing operations to cease or be curtailed, and may include corrective measures requiring capital expenditures, installation of additional equipment, or remedial actions.  Parties engaged in exploration and development operations may be required to compensate those suffering loss or damage by reason of the exploration and development activities and may have civil or criminal fines or penalties imposed for violations of applicable laws or regulations and, in particular, environmental laws.

Because our directors and officers may serve as directors or officers of other companies, they may have a conflict of interest in making decisions for our business.

Our directors and officers may serve as directors or officers of other companies or have significant shareholdings in other resource companies and, to the extent that such other companies may participate in ventures in which we may participate, our directors or officers may have a conflict of interest in negotiating and concluding terms respecting the extent of such participation.  In the event that such a conflict of interest arises at a meeting of our directors, we expect that the director who has such a conflict will abstain from voting for or against the approval of such participation or such terms.  Our directors are required to act honestly, in good faith and in our best interests.  In determining whether or not we will participate in a particular program and the interest therein to be acquired by us, we expect that the directors and officers will be guided by their fiduciary duties and take into account such matters as they deem relevant, including considering the degree of risk to which we may be exposed and our financial position at that time.

Because our officers and directors may allocate their time to other business interests or may be employed by other companies, they may not be able or willing to devote a sufficient amount of time to our business operations, which may adversely affect our business, financial condition or results of operations and cause our business to fail.

It is possible that the demands on our officers and directors, from their existing employment and from other obligations could increase with the result that they would no longer be able to devote sufficient time to the management of our operations and business.  This conflict of interest could adversely affect our business, financial condition or results of operations and cause our business to fail.

We are controlled by our directors and officers, and, as such, you may have no effective voice in our management.

Our current directors and officers beneficially own a significant percentage of our issued and outstanding shares of common stock.  Accordingly, for the foreseeable future, we expect that our directors and officers will exercise control over all matters requiring shareholder approval, including the possible election of additional directors and approval of significant corporate transactions.  If you purchase shares of our common stock, you may have no effective voice in our management.

U.S. investors may experience difficulties in attempting to enforce judgments based upon U.S. federal securities laws against us and our non-U.S. resident directors.

All of our operations in Mexico and Argentina are conducted through subsidiary corporations organized and located outside the United States, all of our assets are located outside of the U.S. and certain of our directors and officers are resident outside of the U.S.  As a result, it may be difficult or impossible for U.S. investors to enforce judgments of U.S. courts for civil liabilities against us or against any of our individual directors or officers.  In addition, U.S. investors should not assume that courts in the countries in which our subsidiary is incorporated or where the assets of our subsidiary are located (i) would enforce judgments of U.S. courts obtained in actions against us or our subsidiary based upon the civil liability provisions of applicable U.S. federal and state securities laws or (ii) would enforce, in original actions, liabilities against us or our subsidiary based upon these laws.

We do not carry title insurance and do not plan to secure any in the future.  We are therefore, vulnerable to loss of title.

We do not maintain insurance against title.  Title on mineral properties and mining rights involves certain inherent risks due to the difficulties of determining the validity of certain claims as well as the potential for problems arising from the frequently ambiguous conveyance history characteristic of many mining properties.  We cannot give any assurance that title to our properties and claims will not be challenged or impugned and cannot be certain that we will have or will acquire valid title to these mining properties and claims.  We cannot assume that counterparties to our title transfer agreements will meet their contractual obligations and transfer title on a timely basis.  Furthermore, there is a risk that the Mexican government may in the future grant additional titles in excess of our expectations to currently illegal miners or that disputes may arise as to existing title ownership or planned acquisitions.  Furthermore, although we believe that mechanisms exist to integrate the titles of mineral properties currently not owned by us, there is a risk that this process could be time consuming and costly.  The possibility also exists that title to existing properties or future prospective properties may be lost due to an omission in the claim of title.  As a result, any claims against us may result in liabilities we may not be able to afford resulting in the failure of our business.

In the event that we are unable to successfully compete within the mineral exploration and development business, we may not be able to achieve profitable operations.

The mineral exploration and development business is highly competitive.  This industry has a multitude of competitors and many competitors dominate this industry.  Many of our competitors have greater financial resources than us.  As a result, we may experience difficulty competing with other businesses when conducting mineral exploration and development activities or in the retention of qualified personnel.  No assurances can be given that we will be able to compete effectively.

We are required to evaluate our internal controls under Section 404 of the Sarbanes-Oxley Act of 2002, and any adverse results from such evaluation could result in a loss of investor confidence in our financial reports and have an adverse effect on the price of our shares of common stock.

Pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, beginning with our annual report on Form 10-K for the fiscal year ended February 28, 2011, we were required to furnish a report by management on our internal controls over financial reporting. Such report contains, among other matters, an assessment of the effectiveness of our internal control over financial reporting, including a statement as to whether or not our internal control over financial reporting is effective. This assessment must include disclosure of any material weaknesses in our internal control over financial reporting identified by our management.

Failure to comply with the new rules may make it more difficult for us to obtain certain types of insurance, including director and officer liability insurance, and we may be forced to accept reduced policy limits and coverage and/or incur substantially higher costs to obtain the same or similar coverage. The impact of these events could also make it more difficult for us to attract and retain qualified persons to serve on our board of directors, on committees of our board of directors, or as executive officers.

There are no known reserves on the Cieneguita concessions and we have made a production decision at our Cieneguita property without a feasibility study.

We have commenced limited production operations at our Cieneguita Project without completing a feasibility study.  A feasibility study would determine if the property has ore reserves and where such reserves are located; the information for such study would come from a completed drill program.  We have not completed a drill program to determine the exact location of ore reserves, if any.  There is a high degree of risk involved in making a production decision without indicated or measured mineral resources, without a basis for economic analysis, and without an indication of favorable metallurgy by appropriate test work.  There are no known reserves on the Cieneguita concessions.  The expenditures we may make in the exploration of the mineral concessions on the Cieneguita property may not result in the discovery and development of commercial quantities of ore.

Because of the speculative nature of exploration and development of mineral concessions and the unique difficulties and uncertainties inherent in the mineral exploration and development business, there is substantial risk that no commercially exploitable minerals will be found and developed and our business will fail.

Exploration for and development of minerals is a speculative venture involving substantial risk.  Any figures presented in this prospectus relating to gold deposits adjacent to our properties do not indicate that we will be successful in searching for and extracting gold deposits on our properties.  New mineral exploration and development companies encounter difficulties, and there is a high rate of failure of such enterprises.  The expenditures we may make in the exploration of the mineral concessions may not result in the discovery and development of commercial quantities of ore.  The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the exploration and development of the mineral properties that we plan to undertake.  These potential problems include, but are not limited to, unanticipated problems relating to exploration and development and additional costs and expenses that may exceed current estimates.  In addition, problems such as unusual or unexpected mineral formations and other geological conditions often result in unsuccessful exploration and development efforts.  In such a case, we would be unable to complete our business plan.  The search for and development of valuable minerals also involves numerous hazards.  As a result, we may become subject to liability for such hazards, including pollution, cave-ins, the use of explosives, waste disposal, worker safety and other hazards against which we cannot insure or against which we may elect not to insure.  The payment of such liabilities may have a material adverse effect on our financial position.

The figures for our reserves and resources are estimates based on interpretation and assumptions and may yield less mineral production under actual conditions than is currently estimated.

Unless otherwise indicated, mineralization figures presented in this prospectus and in our filings with securities regulatory authorities, press releases and other public statements that may be made from time to time are based upon estimates made by independent geologists and our internal geologists.  When making determinations about whether to advance any of our projects to development, we must rely upon such estimated calculations as to the mineral reserves and grades of mineralization on our properties.  Until ore is actually mined and processed, mineral reserves and grades of mineralization must be considered as estimates only.  These estimates are imprecise and depend upon geological interpretation and statistical inferences drawn from drilling and sampling analysis, which may prove to be unreliable.

We cannot assure you that:

•	these estimates will be accurate;

•	reserve, resource or other mineralization estimates will be accurate; or

•	this mineralization can be mined or processed profitably.

Any material changes in mineral reserve estimates and grades of mineralization will affect the economic viability of placing a property into production and a property’s return on capital.  In addition, the grade of ore ultimately mined, if any, may differ from that indicated by our technical reports and drill results.  There can be no assurance that minerals recovered in small scale tests will be duplicated in large-scale tests under on-site conditions or in production scale.

The resource estimates contained in this report have been determined and valued based on assumed future prices, cut-off grades and operating costs that may prove to be inaccurate.  Extended declines in market prices for gold and silver may render portions of our mineralization, reserve (if any) and resource estimates uneconomic and result in reduced reported mineralization or adversely affect the commercial viability of our properties.  Any material reductions in estimates of mineralization, or of our ability to extract this mineralization, could have a material adverse effect on our results of operations or financial condition.

The amount of our working capital could be adversely affected in the event claims are made against us alleging that certain shares we previously issued pursuant to Form S-8 registration statements constituted an illegal public offering because the company was a “shell company” at the time and, as a result, was not eligible to use Form S-8 for registration of shares under the Securities Act of 1933.

In August and October of 2005, the Company issued shares of common stock to an officer of the Company, as compensation for consulting services.  The two share issuances were for a combined total of 30,000 shares and each of the share issuances was made pursuant to a registration statement on Form S-8 under the Securities Act of 1933 (the “Act” or “Securities Act”).  Although the Company believes these shares were properly issued, a claim could be made that issuance of the shares constituted an illegal public offering because the Company was a “shell company” at the time.  Shell companies, i.e. companies which have no or nominal operations and either (i) no or nominal assets; (ii) assets consisting solely of cash and cash equivalents; or (iii) assets consisting of any amount of cash and cash equivalents and nominal other assets, are not eligible to use Form S-8 for registration under the Securities Act of 1933.  If either of these transactions did violate federal securities laws, subsequent purchasers of the shares may have claims against us for damages or for rescission of their purchase transaction and recovery of the full subscription price paid, together with interest.  As of the date of this prospectus, no one has made or threatened any claim against us alleging violation of the federal securities laws.  In the event such claims were successfully asserted, there is no assurance that we would have sufficient funds available to pay and it is likely that we would be required to use funds currently designated as working capital for that purpose.  That would substantially reduce the amount of working capital available for other purposes and, in that event, we could be forced to cease or discontinue certain operations and to liquidate certain assets to pay our liabilities, including, but not limited to, rescission claims.

Due to numerous factors beyond our control which could affect the marketability of gold and silver, including their respective market price, we may have difficulty selling any gold or silver if commercially viable deposits are found to exist.

The availability of markets and the volatility of market prices are beyond our control and represent a significant risk.  Even if commercially viable deposits of gold or silver are found to exist on our property interests, a ready market may not exist for the sale of the reserves.  Numerous factors beyond our control may affect the marketability of any substances discovered.  These factors include market fluctuations, the proximity and capacity of markets and processing equipment, government regulations, including regulations relating to prices, taxes, royalties, land tenure, land use, importing and exporting of minerals and environmental protection.  These factors could inhibit our ability to sell the gold or silver in the event that commercially viable deposits are found to exist.

Our due diligence activities with respect to our property interests cannot assure that these properties will ultimately prove to be commercially viable.

Our due diligence activities have been limited, and to a great extent, we have relied upon information provided to us by third-party advisors.  Accordingly, no assurances can be given that the properties or mining rights we possess will contain adequate amounts of gold, silver and base metals for commercialization.  Further, even if we recover gold, silver and base metals from such mining properties, we cannot guarantee that we will make a profit.  If we cannot acquire or locate commercially exploitable precious metal deposits, or if it is not economical to recover the precious metal deposits, our business and operations will be materially adversely affected.  At present, none of our properties have proven or probable reserves and the proposed programs are an exploratory search for proven or probable reserves.  The mining areas presently being assessed by us may not contain economically recoverable volumes of minerals or metals.  We have relied and may continue to rely, upon consultants and others for operating expertise.

Non-payment of our obligations under the agreement with Corporativo Minero could result in Corporativo Minero retaining ownership of the Cieneguita concessions.

MRT entered into an agreement with Corporativo Minero on January 12, 2004 by which it acquired the right to explore and exploit the Cieneguita Property and purchase it for $2,000,000.  This agreement gave MRT the exclusive right and option, but not the obligation, to purchase, during the term of the mining concessions of the property, an undivided 100% title to the mining concessions and the exclusive right to carry out mining activities on any portion of the mining concessions.  Under our agreements with MRT, MRT has assigned this agreement and all of its rights and obligations to us.

If the Cieneguita Property is put into production, of which there is no assurance, then our contract calls for any remaining payments to be paid from the sale of gold, up to the total of $2,000,000.  The payments, if the property should go into production, would be as follows:  the remainder of the $2,000,000 payment would be paid out of production from the Cieneguita Property at a rate of $20 dollars per ounce of gold sold.  However, in the event that the price of gold exceeds $400, then we would be required to pay an additional $0.10 per each ounce for every dollar the spot price of gold trades over $400.  Once $2,000,000 is paid, there is no further obligation to Corporativo Minero.  Non-payment of any portion of the $2,000,000 total payment will constitute a default.  In such case, Corporativo Minero would retain ownership of the concessions, but we will not incur any additional default penalty.

We may be required to pay up to a 7% Net Smelter Royalty fee on any production from many of our concessions.  If so, our cost of operations will increase, which will decrease any potential profits we might have.

We entered into an agreement with Corporativo Minero in regard to the mineral concessions on the Cieneguita Property.  Corporativo Minero has the obligation to pay, from the funds they receive from us, any royalties that may be outstanding on the properties from prior periods.  Corporativo Minero has informed us that various former owners of the property owned royalties of up to a 7% Net Smelter Return.  They have also informed us that the corporations holding those royalties have been dissolved and that there is no further legal requirement to make these royalty payments.  We can make no assurance that we will not ultimately be responsible to pay all or some of the 7% Net Smelter Return to these former royalty holders if the property was ever put into production and Corporativo Minero did not make the payments to the royalty holders.  If we have to make these royalty payments, any profits from production would be reduced.

If we are unable to obtain all of our required governmental permits, our operations could be negatively impacted.

Our future operations, including exploration and development activities, required permits from various governmental authorities.  Such operations are and will be governed by laws and regulations governing prospecting, development, mining, production, exports, taxes, labor standards, occupational health, waste disposal, toxic substances, land use, environmental protection, mine safety and other matters.  There can be no assurance that we will be able to acquire all required licenses or permits or to maintain continued operations at economically justifiable costs.

Our financial position and results are subject to fluctuations in foreign currency values.

Any mining operations we undertake outside of the United States will be subject to currency fluctuations.  Fluctuations in the exchange rate between the U.S. dollar and any foreign currency may adversely impact our operations.  We do not anticipate that we will enter into any type of hedging transactions to offset this risk.  In addition, with respect to commercial operations in Mexico, Argentina or other countries, it is possible that material transactions incurred in local currency, such as engagement of local contractors for major projects, will be settled at a U.S. dollar value that is different from the U.S. dollar value of the transaction at the time it was incurred.  This could have the effect of undermining profits from operations in that country.

Our property interests in Mexico and Argentina are subject to risks from instability in those countries.

We have property interests in Mexico and Argentina which may be affected by risks associated with political or economic instability in those countries.  The risks with respect to Mexico, Argentina or other developing countries include, but are not limited to:  military repression, extreme fluctuations in currency exchange rates, criminal activity, lack of personal safety or ability to safeguard property, labor instability or militancy, mineral title irregularities and high rates of inflation.

In addition, changes in mining or investment policies or shifts in political attitude in Mexico may adversely affect our business.  We may be affected in varying degrees by government regulation with respect to restrictions on production, price controls, export controls, income taxes, expropriation of property, maintenance of claims, environmental legislation, land use, land claims of local people, water use and mine safety.  The effect of these factors cannot be accurately predicted but may adversely impact our proposed operations in any foreign jurisdiction.

We are in competition with companies that are larger, more established and better capitalized than we are.

Many of our potential competitors have:

•	greater financial and technical resources;

•	longer operating histories and greater experience in mining; and

•	greater awareness of the political, economic and governmental risks in operating in foreign countries.

We rely on independent analysis to analyze our drilling results and planned exploration activities.

We rely on independent geologists to analyze our drilling results and to prepare resource reports on several of our mining concessions.  While these geologists rely on international standards established by various professional associations, there can be no assurance that their estimates or results will be accurate.  Analyzing drilling results and estimating reserves or targeted drilling sites is not a certainty.  Miscalculations and unanticipated drilling results may cause the geologists to alter their estimates.  If this should happen, we would have devoted resources to areas where resources could have been better allocated.

Risks Relating to Our Common Stock

There are a large number of shares underlying our warrants that may be available for future sale and the sale of these shares may depress the market price of our common stock.

As of February 9, 2012, we had 70,592,397 shares of common stock issued and outstanding and warrants that may be convertible into 30,811,733 shares of common stock.  Each warrant may be exercised to purchase one share of common stock.  The sale of these shares may adversely affect the market price of our common stock.

There is a limited trading market for our common stock and if an active market for our common stock does not develop, our investors may not be unable to sell their shares.

Our common stock is presently quoted on the National Association of Securities Dealers Inc.’s Over the Counter Bulletin Board (the “OTC Bulletin Board”) and the Frankfurt Stock Exchange.  Quotations and trading volume of our common stock on the OTC Bulletin Board has been sporadic.  There is currently very little active trading in the market for our common stock and an active public market may not develop or be sustained in the future.  Also, we cannot provide our investors with any assurance that our common stock will continue to be traded on the OTC Bulletin Board or the Frankfurt Stock Exchange.  If our common stock is not quoted on the OTC Bulletin Board or Frankfurt Stock Exchange or if an active public market for our common stock does not develop, then investors may not be able to resell the shares of our common stock that they have purchased and may lose all of their investment.

Shares of our common stock are subject to the “penny stock” rules of the SEC and the trading market in our securities is limited, which makes transactions in our stock cumbersome and may reduce the value of an investment in our stock.

Broker-dealer practices in connection with transactions in “penny stocks” are regulated by penny stock rules adopted by the Securities and Exchange Commission.  Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on some national securities exchanges or quoted on the over-the-counter bulletin board administered by FINRA).  The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the nature and level of risks in the penny stock market.  The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and, if the broker-dealer is the sole market maker, the broker-dealer must disclose this fact and the broker-dealer’s presumed control over the market, and monthly account statements showing the market value of each penny stock held in the customer’s account.  In addition, broker-dealers who sell these securities to persons other than established customers and “accredited investors” must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction.  Consequently, these requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security subject to the penny stock rules, and investors in our common stock may find it difficult to sell their shares.

The trading market for our common stock is currently subject to rules adopted by the Securities and Exchange Commission which regulates broker-dealer practices in connection with transactions in “penny stocks.”  Penny stocks are generally equity securities with a price of less than $5.00, except for securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in those securities is provided by the exchange or system.  The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to make a special written determination that the penny stock is a suitable investment for the purchaser and to receive the purchaser’s written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement.  These disclosure requirements may have the effect of reducing the trading activity in the secondary market for our stock and making it more difficult for holders of our stock to sell their shares, as long as the shares are subject to the penny stock rules.

Because our common stock is quoted and traded on the OTC Bulletin Board and the Frankfurt Stock Exchange, short selling could increase the volatility of our stock price.

Short selling occurs when a person sells shares of stock which the person does not yet own and promises to buy stock in the future to cover the sale.  The general objective of the person selling the shares short is to make a profit by buying the shares later, at a lower price, to cover the sale.  Significant amounts of short selling, or the perception that a significant amount of short sales could occur, could depress the market price of our common stock.  In contrast, purchases to cover a short position may have the effect of preventing or retarding a decline in the market price of our common stock, and together with the imposition of the penalty bid, may stabilize, maintain or otherwise affect the market price of our common stock.  As a result, the price of our common stock may be higher than the price that otherwise might exist in the open market.  If these activities are commenced, they may be discontinued at any time.  These transactions may be effected on over-the-counter bulletin board or any other available markets or exchanges.  Such short selling if it were to occur could impact the value of our stock in an extreme and volatile manner to the detriment of our stockholders.

Because we do not expect to pay dividends for the foreseeable future, investors seeking cash dividends should not purchase shares of our common stock.

We have never declared or paid any cash dividends on shares of our common stock.  We currently intend to retain future earnings, if any, to finance the expansion of our business.  As a result, we do not anticipate paying any cash dividends in the foreseeable future.  Our payment of any future dividends will be at the discretion of our board of directors after taking into account various factors, including but not limited to our financial condition, operating results, cash needs, growth plans and the terms of any credit agreements that we may be a party to at the time.  Accordingly, investors must rely on sales of their own common stock after price appreciation, which may never occur, as the only way to realize their investment.  Investors seeking cash dividends should not purchase our common stock.

Because our stock price can be volatile, investors may not be able to recover any of their investment.

Stock prices in general, and stock prices of mineral exploration companies in particular, have experienced extreme volatility that often has been unrelated to the operating performance or any specifics of the company.  Factors that may influence the market price of our common stock include:

•	actual or anticipated changes or milestones in our operations;

•	our ability or inability to acquire mining properties or interests in such properties in Mexico and Argentina;

•	our ability or inability to generate revenues;

•	increased competition within Mexico and elsewhere;

•	government regulations, including mineral exploration regulations that affect our operations;

•	predictions and trends in the gold mining exploration industry;

•	volatility of the gold and silver market prices;

•	sales of common stock by “insiders”; and

•	announcements of significant acquisitions, strategic partnerships, joint ventures or capital commitments by us or our competitors.

Our stock price may also be impacted by factors that are unrelated or disproportionate to our operating performance.  These market fluctuation, as well as general economic, political and market conditions, such as, but not limited to, armed hostilities or acts of terrorism, recessions, acts of God, interest rates or international currency fluctuations, may adversely affect the market price of our common stock.

Offers or availability for sale of a substantial number of shares of our common stock may cause the price of our common stock to decline.

If our stockholders sell substantial amounts of our common stock in the public market, including shares being offered for sale pursuant to this prospectus or upon the expiration of any statutory holding period, under Rule 144, or upon expiration of lock-up periods applicable to outstanding shares, or issued upon the exercise of outstanding options or warrants, it could create a circumstance commonly referred to as an  “overhang” and in anticipation of which the market price of our common stock could fall.  The existence of an overhang, whether or not sales have occurred or are occurring, also could make more difficult our ability to raise additional financing through the sale of equity or equity-related securities in the future at a time and price that we deem reasonable or appropriate.  Recent revisions to Rule 144 may result in shares of our common stock that we may issue in the future becoming eligible for resale into the public market without registration in as little as six months after their issuance.

SPECIAL NOTE REGARDING FORWARD LOOKING STATEMENTS

This proxy statement/prospectus and the exhibits referenced herein contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Such forward looking statements concern the Company’s anticipated results and developments in the Company’s operations in future periods, planned exploration and development of its properties, plans related to its business and other matters that may occur in the future.  These statements relate to analyses and other information that are based on forecasts of future results, estimates of amounts not yet determinable and assumptions of management.  Any statements that express or involve discussions with respect to predictions, expectations, beliefs, plans, projections, objectives, assumptions or future events or performance (often, but not always, using words or phrases such as “expects” or “does not expect”, “is expected”, “anticipates” or “does not anticipate”, “plans”, “estimates” or “intends”, or stating that certain actions, events or results “may”, “could,” “would”, “might” or “will” be taken, occur or be achieved) are not statements of historical fact and may be forward-looking statements.  Forward-looking statements are subject to a variety of known and unknown risks, uncertainties and other factors which could cause actual events or results to differ from those expressed or implied by the forward-looking statements, including, without limitation:

•	the timing and outcome of our feasibility study on our Cieneguita Project;

•	the costs and results of our initial production activities on our Cieneguita Project;

•	the future financial and operating performances of our projects;

•	the estimation of mineral resources and the realization of mineral reserves, if any, on our existing and any future projects;

•	the timing of exploration, development, and production activities and estimated future production, if any;

•	estimates related to costs of production, capital, operating and exploration expenditures;

•	requirements for additional capital and our ability to raise additional capital on a timely basis and on acceptable terms;

•	government regulation of mining operations, environmental risks, reclamation and rehabilitation expenses;

•	title disputes or claims against our existing and any future projects; and

•	the future price of gold, silver, or other minerals.

This list is not exhaustive of the factors that may affect our forward-looking statements.  Some of the important risks and uncertainties that could affect forward-looking statements are described further under the sections titled “Risk Factors”, “Description of the Business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” of this proxy statement/prospectus.  Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, believed, estimated or expected.  We caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made.  We disclaim any obligation subsequently to revise any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

PROPOSAL ONE – THE REORGANIZATION PROPOSAL

This section of the proxy statement/prospectus describes the reorganization proposal. Although we believe that the description in this section covers the material terms of the reorganization proposal, this summary may not contain all of the information that is important to you. The summary of the material provisions of the Reorganization Agreement provided below is qualified in its entirety by reference to the Reorganization Agreement, which we have attached as Appendix I to this proxy statement/prospectus and which we incorporate by reference into this proxy statement/prospectus. You should carefully read the entire proxy statement/prospectus and the Reorganization Agreement for a more complete understanding of the reorganization proposal. Your approval of the reorganization proposal will constitute your approval and adoption of the Reorganization Agreement, the reorganization, the certificate of incorporation of  Pan American Holdco and the bylaws of Pan American Holdco.

Reasons for the Reorganization; Recommendation of our Board

On February 6, 2012, the Company’s Board of Directors approved and determined that it would be in the best interests of the Company and its stockholders to list the Company’s shares on the TSX Venture Exchange (the “TSXV”), a stock exchange based in Canada.  The TSXV is owned and operated by the TSX Group, the same group that operates the Toronto Stock Exchange (the “TSX”).  A large number of mining companies are currently listed on the TSXV, and the Company believes that listing on the TSXV may allow the Company to:

•
expand the Company’s potential investor base: A listing on the TSXV may allow more institutional investment in the Company’s shares which will increase the market for the Company’s shares. Being listed on an exchange will also increase the Company’s profile with the retail investors. The Board believes this will lead to better valuation for the Company’s shares and increase its value.

•
increase the Company’s opportunities to finance its exploration projects and new acquisitions: various mining companies list on the TSXV and investors in TSXV listed companies are familiar with our industry and the capital needs mining companies require.  The Board believes listing on the TSXV may provide greater access to capital in order to finance the Company’s activities.

•
increase liquidity in the Company’s stock: the ability of investors to buy or sell a reasonable amount of stock, without incurring major price changes, is an important feature of the TSXV. The Board believes this would provide greater liquidity.

The TSXV listing standards and policies prohibit companies, like the Company, from listing on the TSXV if their charter documents contain certain provisions that are viewed by the TSXV as being stockholder unfavorable.  For example, the TSXV will not allow the Company to list on the TSXV if the Company’s charter documents establish a classified Board of Directors or prevent stockholders from calling special meetings.

In connection with the Company’s reincorporation from Colorado to Delaware in 2010, the Company’s Board of Directors and stockholders approved charter documents with provisions that were appropriate for the Company’s early stage of development.  The Company would now like to like to amend its certificate of incorporation and bylaws to remove the provisions that are deemed stockholder unfavorable by the TSXV.  Any amendment to these provisions under the Company’s existing charter documents, however, would require a super-majority vote of the holders of 80% of the outstanding shares of the Company’s common stock entitled to vote on the matter.  Our Board of Directors is concerned that:

•
Difficulty obtaining sufficient stockholder participation:  Our Board of Directors is concerned that it will be unable to obtain sufficient participation of its stockholders necessary to obtain the 80% stockholder approval required to amend the charter documents even though the amended charter documents would be more favorable to stockholders.

•
Time constraints to obtaining super-majority vote:  Additionally, attempting to obtain a vote of at least 80% of the issued and outstanding shares of the capital stock of the Company entitled to vote at a meeting may require a significant amount of time, which would not be in the best interests of the stockholders.  As described above, the Company intends to list on the TSXV in order to provide more visibility for the Company’s stock.  If the process of listing on the TSXV were to be delayed significantly, the benefits of listing on the TSXV may provide might be significantly delayed or never realized.

Additionally, the Board considered other advantages to a reorganization:

•
Possible Future Strategic and Business Flexibility of the Holding Company Structure.  We believe the holding company structure could facilitate future expansion of our business by providing a more flexible structure for acquiring other businesses or entering into joint ventures, while continuing to keep the operations and risks of our other businesses separate. Although we have no present plans or any arrangements, understandings or agreements to make any acquisitions or enter into any joint ventures, we may do so in the future. Furthermore, implementing a holding company structure may further reduce the risk that liabilities of our core businesses and other businesses, if any, that may be operated in the future by separate subsidiaries would be attributed to each other.

·
Ability to Limit Exposure to Liabilities. We believe that creating a holding company structure may reduce the risk that liabilities, such as environmental claims or other litigation matters, of one of our subsidiaries may be attributed to our other subsidiaries or, after the Reorganization, Pan American Holdco.

 In addition to the positive factors described above, the Company’s Board of Directors also considered the following potential negative factor associated with the Reorganization Proposal:

•
Increased Costs and Expenses Associated with Implementing the Reorganization Proposal and Administering a Holding Company Structure. The Reorganization may result in substantial direct costs. These costs and expenses are expected to consist primarily of attorneys’ fees, accountants’ fees, filing fees and financial printing expenses associated with the Reorganization and will be substantially incurred prior to the vote of our shareholders. The Reorganization may also result in certain indirect costs by diverting the attention of our management and employees from our business and increasing our administrative costs and expenses.

•
Failure to List on the TSXV.  There is no assurance that the Company will qualify to list on the TSXV and if the Company were to not list on the TSXV many of the intended benefits of the Reorganization would not be realized.

The Board recommends a vote

FOR

the adoption and approval of the Reorganization Proposal

Reorganization Procedure

The Company has formed a wholly-owned direct subsidiary (“Pan American Holdco”) for purposes of effecting the Reorganization.  Pan American Holdco has also formed a wholly-owned direct subsidiary (“OpCo”).  The intended structure immediately prior to the reorganization is show below.

If the Reorganization Proposal is approved, to effect the Reorganization, the Company will merge into OpCo., with the Company as the surviving company, leaving Pan American Holdco in the position of holding company. Each outstanding share of common stock of the Company will be converted automatically into shares of Pan American Holdco common stock. Effective upon the merger, Pan American Holdco will change its name to Pan American Goldfields Ltd.

The Company’s current certificate of incorporation and bylaws are included as Appendices II and III, respectively, to this proxy statement/prospectus, and a copy of Pan American Holdco’s certificate of incorporation and bylaws are included as Appendices IV and V, respectively, to this proxy statement/prospectus. For more information regarding your rights as a stockholder before and after the reorganization, see “Comparative Rights of Holders of the Company and Pan American Holdco;” “Description of the Company’s Capital Stock”, “Description of Pan American Holdco Capital Stock.”

What Company Stockholders Will Receive in the Reorganization

Each share of Company common stock will convert into one share of Pan American Holdco common stock. After the completion of the reorganization, you will own the same number and percentage of shares of Pan American Holdco common stock as you currently own of Company common stock.  Immediately following the reorganization, Pan American Holdco will change its name to Pan American Goldfields Ltd.

Company Stock Options and Other Rights to Receive Company Stock

Each outstanding option to acquire shares of Company common stock will become an option to acquire, on the same terms and conditions as before the Reorganization, an identical number of shares of Pan American Holdco common stock. Each outstanding restricted stock award for Company stock (or any performance award payable in Company restricted stock) will become an award of restricted stock (or a performance award payable in restricted stock) in an identical number of shares of Pan American Holdco common stock. Each outstanding warrant to purchase shares of the Company common stock, if not exercised before the completion of the Reorganization, will become a warrant to acquire, at the same exercise price, an identical number of shares of Pan American Holdco common stock.  As of January 27, 2012, there were outstanding options to acquire an aggregate of 6,215,000 shares of Company common stock and outstanding warrants to acquire an aggregate of 30,811,733 shares of Company common stock.

The Company’s existing stock-based compensation plans, which include the Company’s 2006 Stock Option Plan, 2008 Equity Compensation Plan and 2009 Nonqualified Stock Option Plan, will entitle plan participants to receive shares of Pan American Holdco common stock rather than shares of Company common stock, on the same terms otherwise provided for in the respective plans.

On February 6, 2012, the Company’s board of directors adopted the 2012 Stock Incentive Plan (the “2012 Plan”), subject to stockholder approval. The Company is asking its stockholders to approve the 2012 Plan.  If the 2012 Plan is approved by the holders of Company common stock, the adoption of the Reorganization Agreement by the holders of Company common stock will also constitute approval of the assumption by Pan American Holdco of the 2012 Plan and, where appropriate, the future grants of awards of Pan American Holdco common stock in lieu of awards of the Company’s common stock under the 2012 Plan.  For more information, see “Proposal 2 – Approving of 2012 Equity Incentive Plan.”

Corporate Name Following the Reorganization

The name of the public company following the reorganization will be “Pan American Goldfields Ltd.”

No Exchange of Stock Certificates

In the reorganization, your shares of Pan American Goldfields Ltd common stock will be converted automatically into shares of Pan American Holdco common stock. Your certificates of Company common stock, if any, will represent, before and after the reorganization, an equal number of shares of Pan American Holdco common stock, and no action with regard to stock certificates will be required on your part. We expect to send you a notice after the reorganization is completed specifying this and other relevant information.

Conditions to Reorganization

We will complete the reorganization only if each of the following conditions is satisfied or waived:

•
The registration statement of Pan American Holdco shall have been deemed or declared effective by the SEC under the Securities Act and no stop order suspending the effectiveness of the Registration Statement shall have been issued by the SEC and no proceeding for that purpose shall have been initiated or, to the knowledge of Pan American Holdco or the Company, threatened by the SEC and not concluded or withdrawn. No similar proceeding with respect to the proxy statement/prospectus shall have been initiated or, to the knowledge of Pan American Holdco or the Company, threatened, by the SEC and not concluded or withdrawn.

•	Approval and adoption of the Reorganization Agreement by the affirmative vote of a majority of all votes entitled to be cast by the Company’s stockholders at the special meeting.

•
The Company shall have made such filings, and obtained such permits, authorizations, consents, approvals or terminations or expirations of waiting periods required by the corporate and insurance laws and regulations of all applicable jurisdictions.

•
No order, statute, rule, regulation, executive order, injunction, stay, decree, judgment or restraining order that is in effect shall have been enacted, entered, promulgated or enforced by any court or governmental or regulatory authority or instrumentality that prohibits or makes illegal the consummation of the Reorganization.

Effectiveness of Reorganization

The reorganization will become effective on the date we file Certificate of Merger with the Secretary of State of the State of Delaware or a later date that we specify therein. We will file the Certificate of Merger when the conditions to the Reorganization described above have been satisfied or waived. We expect that we will specify in the Certificate of Merger that the reorganization will be effective on or about [     ].

Termination of Reorganization Agreement

The Reorganization Agreement may be terminated at any time prior to the completion of the reorganization (even after adoption by our stockholders) by action of the Board if it determines that for any reason the completion of the transactions provided for therein would be inadvisable or not in the best interest of the Company or its stockholders.

Amendment of Reorganization Agreement

The Reorganization Agreement may, to the extent permitted by the Delaware General Corporation Law (the “DGCL”), be supplemented, amended or modified at any time prior to the completion of the reorganization (even after adoption by our stockholders), by the mutual consent of the parties thereto.

No Compensation Related to the Reorganization

There are no agreements or understandings, whether written or unwritten, between any executive officer and the Company, Pan American Holdco or OpCo concerning any type of compensation, whether present, deferred or contingent, that is based on or otherwise relates to the Reorganization.

Anticipated Accounting Treatment

For accounting purposes, our reorganization into a holding company structure will be treated as a merger of entities under common control. The accounting treatment for such events is similar to the former “pooling of interests method.”  Accordingly, the financial position and results of operations of the Company will be included in the consolidated financial statements of Pan American Holdco on the same basis as currently presented.

Authorized Capital Stock

The Company’s certificate of incorporation authorizes the issuance of 200,000,000 shares of common stock, $0.01 par value per share, and 20,000,000 shares of preferred stock, 0.01 par value per share. Pan American Holdco’s certificate of incorporation, which would govern the rights of our stockholders after the reorganization, would authorize the issuance of 200,000,000 shares of common stock, $0.01 par value per share, and 20,000,000 shares of preferred stock, 0.01 par value per share. Upon completion of the reorganization, the number of shares of Pan American Holdco’s common stock that will be outstanding will be equal to the number of shares of Company common stock outstanding immediately prior to the reorganization.

De-Listing and De-Registration of Company Common Stock

Upon the Reorganization, we expect Pan American Holdco common stock will be quoted on the OTC Bulletin Board “OTCBB” under the Company’s current symbol “MXOB.OB”, and on the Frankfurt Stock Exchange under the Company’s current symbol “OYA1”.  In addition, Pan American Holdco will become a reporting company under the Exchange Act. Following the Reorganization, the Company’s common stock will no longer be quoted on the OTCBB nor listed on the Frankfurt Stock Exchange and will no longer be registered under the Exchange Act. In addition, the Company will cease to be a reporting company under the Exchange Act.

Board of Directors and Executive Officers of Pan American Holdco Following the Reorganization

We expect that immediately following the reorganization, the Pan American Holdco board will be comprised of the same persons as the Company’s board of directors.  The persons currently serving on the Company’s board includes:

Hernan Celorrio
Gary Parkison
Bruno LeBarber
George Young
Randy Buchamer
Neil Maedel

We expect that the executive officers of Pan American Holdco following the reorganization will be the same as those of the Company immediately prior to the reorganization.

Pan American Holdco Certificate of Incorporation

The adoption of the Reorganization Agreement by the holders of Company common stock will also constitute approval of the terms of the Pan American Holdco certificate of incorporation in the form attached to this proxy statement/prospectus as Appendix IV.

Restrictions on the Sale of Pan American Holdco Shares

The shares of Pan American Holdco common stock to be issued in the reorganization will be registered under the Securities Act. These shares will be freely transferable under the Securities Act, subject to any existing restrictions on certain affiliates of Pan American Holdco.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

The following discussion summarizes the material U.S. federal income tax consequences of the Reorganization to U.S. holders of Company common stock. This discussion is based upon current provisions of the Internal Revenue Code of 1986, as amended (the “Code”), current and proposed Treasury regulations and judicial and administrative decisions and rulings as of the date of this proxy statement/prospectus, all of which are subject to change (possibly with retroactive effect) and all of which are subject to differing interpretation. This discussion does not address all aspects of U.S. federal income taxation that may be relevant to you in light of your particular circumstances or to persons subject to special treatment under U.S. federal income tax laws. In particular, this discussion deals only with stockholders that hold Company common stock as capital assets within the meaning of the Code. In addition, this discussion does not address the tax treatment of special classes of stockholders, such as banks, insurance companies, tax-exempt organizations, financial institutions, broker-dealers, persons holding of Company stock as part of a hedge, straddle or other risk reduction, constructive sale or conversion transaction, U.S. expatriates, persons subject to the alternative minimum tax and persons who acquired of Company stock in compensatory transactions. If you are not a U.S. holder (as defined below), this discussion does not apply to you.

As used in this summary, a “U.S. holder” is:

•	an individual U.S. citizen or resident alien;

•
a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, that is created or organized in the United States or under the laws of the United States or any state thereof or the District of Columbia

•	a corporation, partnership or other entity created or organized under U.S. law (federal or state);

•	an estate whose worldwide income is includible in gross income for U.S. federal income tax purposes, regardless of its source; or

•
a trust (i) whose administration is subject to the primary supervision of a U.S. court and that has one or more U.S. persons who have the authority to control all substantial decisions of the trust, or (ii) that has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person.

If a partnership (including, for this purpose, any entity treated as a partnership for U.S. federal income tax purposes) is a beneficial owner of Company common stock, the U.S. federal income tax consequences to a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. A holder of Company common stock that is a partnership, and the partners in such partnership, are urged to consult their own tax advisors regarding the U.S. federal income tax consequences of the Reorganization.

ALL HOLDERS ARE URGED TO CONSULT WITH THEIR OWN TAX ADVISORS REGARDING THE TAX CONSEQUENCES OF THE REORGANIZATION TO THEIR PARTICULAR SITUATION, INCLUDING THE EFFECTS OF U.S. FEDERAL, STATE AND LOCAL, FOREIGN AND OTHER TAX LAWS.

The merger will constitute an exchange a Reorganization within the meaning of Section 368(a) of the Code.  Accordingly, no gain or loss will be recognized by the stockholders of the Company upon the receipt of Pan American Holdco common stock pursuant to the merger. Neither the Company nor Pan American Holdco has requested nor will request a private letter ruling from the Internal Revenue Service as to the tax consequences of the Reorganization. Assuming the transactions are treated as described in this paragraph, the material U.S. federal income tax consequences of the Reorganization will be as follows:

•	No gain or loss will be recognized by the Company or Pan American Holdco as a result of the Reorganization;

•	No gain or loss will be recognized by you upon your receipt of Pan American Holdco common stock solely in exchange for your Company common stock;

•
The aggregate tax basis of the shares of Pan American Holdco common stock that you receive in exchange for your Company common stock in the Reorganization will be the same as the aggregate tax basis of your Company common stock exchanged; and

•	The holding period for shares of Pan American Holdco common stock that you receive in the Reorganization will include the holding period of your Company common stock exchanged.

The foregoing discussion is not intended to be a complete analysis or description of all potential U.S. federal income tax consequences or any other consequences of the Reorganization. In addition, the discussion does not address tax consequences which may vary with, or are contingent on, your individual circumstances. Moreover, the discussion does not address state, local, foreign or non-income tax consequences or tax return reporting requirements. Accordingly, you are strongly urged to consult with your own tax advisor to determine the particular U.S. federal, state, local or foreign income or other tax consequences to you of the Reorganization.

DESCRIPTION OF PAN AMERICAN HOLDCO CAPITAL STOCK

Common Stock

Pan American Holdco is authorized to issue up to 200,000,000 shares of common stock, $0.01 par value.  Upon completion of the Reorganization, the number of shares of Pan American Holdco common stock that will be outstanding will be equal to the number of shares of Company common stock outstanding immediately prior to the Reorganization.  Each holder of Pan American Holdco’s common stock will be entitled to one vote for each share held of record on each matter submitted to a vote of stockholders, including the election of directors.  Stockholders will not have any right to cumulate votes in the election of directors.

Subject to preferences that may be granted to the holders of preferred stock, each holder of Pan American Holdco’s common stock is entitled to share ratably in distributions to stockholders and to receive ratably such dividends as may be declared by Pan American Holdco’s board of directors out of funds legally available therefor.  In the event of Pan American Holdco’s liquidation, dissolution or winding up, the holders of Pan American Holdco’s common stock will be entitled to receive, after payment of all of Pan American Holdco’s debts and liabilities and of all sums to which holders of any preferred stock may be entitled, the distribution of any of its remaining assets.  Holders of Pan American Holdco common stock have no conversion, exchange, sinking fund, redemption or appraisal rights (other than such as may be determined by Pan American Holdco’s board of directors in its sole discretion) and have no preemptive rights to subscribe for any of Pan American Holdco’s securities.

All of the outstanding shares of Pan American Holdco’s common stock are, and the shares of common stock issued upon the conversion of any securities convertible into its common stock will be, fully paid and non-assessable.  The shares of common stock issued upon the exercise of the warrants, when issued and paid for, will also be, fully paid and non-assessable.

Securities Exchange Listing

It is expected that Pan American Holdco common stock will be quoted on the OTC Bulletin Board “OTCBB” under the symbol “MXOB.OB” and on the Frankfurt Stock Exchange under the symbol “OYA1”.

Transfer Agent

Pan American Holdco has appointed Corporate Stock Transfer, 3200 Cherry Creek Drive South, Ste. 430, Denver, CO 80209 with a telephone number of (303) 282-4800, as transfer agent for our shares of common stock.

Preferred Stock

Pan American Holdco is authorized to issue 20,000,000 shares of preferred stock, $0.01 par value.  Pan American Holdco’s board of directors is authorized to classify or reclassify any unissued portion of our authorized shares of preferred stock to provide for the issuance of shares of other classes or series, including preferred stock in one or more series.  Pan American Holdco may issue preferred stock from time to time in one or more class or series, with the exact terms of each class or series established by Pan American Holdco’s board of directors.  Pan American Holdco’s board of directors may issue preferred stock with voting and other rights that could adversely affect the voting power of the holders of Pan American Holdco’s common stock without seeking stockholder approval.  Additionally, the issuance of preferred stock may have the effect of decreasing the market price of the common stock and may adversely affect the voting power of holders of common stock and reduce the likelihood that common stockholders will receive dividend payments and payments upon liquidation.  The issuance of preferred stock may delay, deter or prevent a change in control.

Anti-Takeover Provision of the Certificate of Incorporation and Bylaws

Pan American Holdco’s certificate of incorporation and bylaws include a number of provisions that may have the effect of deterring or impeding hostile takeovers or changes in control or management.  These provision include:

•
the authority of the Board of Directors to issue up to 10,000,000 shares of undesignated preferred stock and to determine the rights, preferences and privileges of these shares, without shareholder approval;

·
Pan American Holdco’s certificate of incorporation provides that provisions of the certificate relating to the non-classified board, number of directors, removal of directors, vacancies on the Board, the exculpation of directors and the indemnification of directors and officers can be amended only with the approval of the holders of 66 2/3% of the shares entitled to vote at the meeting;

•
Section 203 of the DGCL imposes a three-year moratorium on certain business combination transactions between a company and an “interested stockholder,” subject to certain exceptions. Section 203 generally defines “interested stockholder” as the beneficial owner of 15% or more of a company’s stock. The moratorium will not apply if, among other things, the business combination is approved by the holders of two-thirds of the company’s voting stock not owned by the interested stockholder; and

•	Under Pan American Holdco’s bylaws, a vacancy on the Board of Directors may be filled only by the remaining directors.

As further described below under “Description of the Company’s Capital Stock”, Pan American Holdco’s certificate of incorporation and bylaws do not provide for a classified board of directors or prohibit stockholders from calling a special meeting.

Indemnification of Directors and Officers

Pan American Holdco’s certificate of incorporation, provides that, to the fullest extent permitted by Delaware law, Pan American Holdco’s directors or officers shall not be personally liable to Pan American Holdco or its stockholders for damages for breach of such director’s or officer’s fiduciary duty. The effect of this provision Pan American Holdco’s certificate of incorporation, as amended, is to eliminate Pan American Holdco’s rights and its stockholders’ rights (through stockholders’ derivative suits on behalf of Pan American Holdco) to recover damages against a director or officer for breach of the fiduciary duty of care as a director or officer (including breaches resulting from negligent or grossly negligent behavior), except under certain situations defined by statute. Pan American Holdco believes that the indemnification provisions in its certificate of incorporation are necessary to attract and retain qualified persons as directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act” or “Securities Act”) may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, Pan American Holdco has advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

DESCRIPTION OF COMPANY CAPITAL STOCK

Common Stock

The Company is authorized to issue up to 200,000,000 shares of common stock, $0.01 par value.  As of the January 24, 2012, there were 70,592,397 shares of common stock outstanding.  Each holder of Company common stock is entitled to one vote for each share held of record on each matter submitted to a vote of stockholders, including the election of directors.  Stockholders do not have any right to cumulate votes in the election of directors.

Subject to preferences that may be granted to the holders of preferred stock, each holder of Company common stock is entitled to share ratably in distributions to stockholders and to receive ratably such dividends as may be declared by the Company’s board of directors out of funds legally available therefor.  In the event of the Company’s liquidation, dissolution or winding up, the holders of the Company’s common stock will be entitled to receive, after payment of all of the Company’s debts and liabilities and of all sums to which holders of any preferred stock may be entitled, the distribution of any of its remaining assets.  Holders of Company common stock have no conversion, exchange, sinking fund, redemption or appraisal rights (other than such as may be determined by the Company’s board of directors in its sole discretion) and have no preemptive rights to subscribe for any of our securities.

All of the outstanding shares of the Company’s common stock are, and the shares of common stock issued upon the conversion of any securities convertible into the Company’s common stock will be, fully paid and non-assessable.  The shares of common stock issued upon the exercise of the warrants, when issued and paid for, will also be, fully paid and non-assessable.

Securities Exchange Listing

The Company’s common stock is listed on the Over-the-Counter Bulletin Board under the symbol “MXOM.OB” and on the Frankfurt Stock Exchange under the symbol “OYA1”.

Transfer Agent

The Company has appointed Corporate Stock Transfer, 3200 Cherry Creek Drive South, Ste. 430, Denver, CO 80209 with a telephone number of (303) 282-4800, as transfer agent for our shares of common stock.

Preferred Stock

The Company is authorized to issue 20,000,000 shares of preferred stock, $0.01 par value.  The Company’s board of directors is authorized to classify or reclassify any unissued portion of our authorized shares of preferred stock to provide for the issuance of shares of other classes or series, including preferred stock in one or more series.  The Company may issue preferred stock from time to time in one or more class or series, with the exact terms of each class or series established by the Company’s board of directors.  The Company’s board of directors may issue preferred stock with voting and other rights that could adversely affect the voting power of the holders of the Company’s common stock without seeking stockholder approval.  Additionally, the issuance of preferred stock may have the effect of decreasing the market price of the common stock and may adversely affect the voting power of holders of common stock and reduce the likelihood that common stockholders will receive dividend payments and payments upon liquidation.  The issuance of preferred stock may delay, deter or prevent a change in control.

Anti-Takeover Provision of the Certificate of Incorporation and Bylaws

The Company’s certificate of incorporation and bylaws include a number of provisions that may have the effect of deterring or impeding hostile takeovers or changes in control or management.  These provision include:

•	a classified board to be divided into three classes, Class I, Class II, and Class III, respectively, with an equal number of directors assigned to each class to the extent practicable;

•
the authority of the Board of Directors to issue up to 10,000,000 shares of undesignated preferred stock and to determine the rights, preferences and privileges of these shares, without shareholder approval;

·
Pan American Holdco’s certificate of incorporation provides that provisions of the certificate relating to the number of directors, removal of directors, vacancies on the Board, the exculpation of directors and the indemnification of directors and officers can be amended only with the approval of the holders of 80% of the shares entitled to vote at the meeting;

•
Under the DGCL, special meetings of stockholders may be called by a company’s board of directors or by persons authorized to do so in the company’s certificate of incorporation or bylaws. The Company’s certificate of incorporation provides that a special meeting of the Company’s stockholders can only be called by order of the Chairman of the Board of Directors, the Board of Directors (pursuant to a resolution adopted by a majority of the total number of directors that the Company would have if there were no vacancies) or the Chief Executive Officer of the Company.

•
Section 203 of the DGCL imposes a three-year moratorium on certain business combination transactions between a company and an “interested stockholder,” subject to certain exceptions. Section 203 generally defines “interested stockholder” as the beneficial owner of 15% or more of a company’s stock. The moratorium will not apply if, among other things, the business combination is approved by the holders of two-thirds of the company’s voting stock not owned by the interested stockholder;

•	Under Pan American Holdco’s bylaws, a vacancy on the Board of Directors may be filled only by the remaining directors.

•	Under the DGCL and the Company’s bylaws, directors can be removed by stockholders only for cause.

Indemnification of Directors and Officers

The Company’s certificate of incorporation, provides that, to the fullest extent permitted by Delaware law, the Company’s directors or officers shall not be personally liable to the Company or its stockholders for damages for breach of such director’s or officer’s fiduciary duty. The effect of this provision the Company’s certificate of incorporation, as amended, is to eliminate the Company’s rights and its stockholders’ rights (through stockholders’ derivative suits on behalf of the Company) to recover damages against a director or officer for breach of the fiduciary duty of care as a director or officer (including breaches resulting from negligent or grossly negligent behavior), except under certain situations defined by statute. The Company believes that the indemnification provisions in its certificate of incorporation are necessary to attract and retain qualified persons as directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act” or “Securities Act”) may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

COMPARATIVE RIGHTS OF HOLDERS OF PAN AMERICAN HOLDCO AND THE COMPANY

At the effective time of the merger, the Company’s common stock will be converted on a one-for-one basis into Pan American Holdco common stock. As a result, Pan American Holdco’s certificate of incorporation and bylaws and the applicable provisions of the DGCL will govern the rights of the former holders of the Company’s common stock who receive shares of Pan American Holdco common stock pursuant to the merger. The rights of the Company’s stockholders are currently governed by the DGCL and common law, the Company’s certificate of incorporation and By-Laws. The rights of Pan American Holdco stockholders after the completion of the Reorganization will continue to be governed by the DGCL and common law, and will be governed by Pan American Holdco’s certificate of incorporation and bylaws, which, contain certain amendments as required by the TSXV generally relating to (i) the removal of the provision providing for a classified board of directors, (ii) the prohibition on stockholders’ ability to call a special meeting and (iii) certain related amendments, as set forth in more detail below.  These amendments are required by the TSXV and will provide the Company’s stockholders additional rights and powers after the Reorganization.

Classified Board of Directors

The Company’s certificate of incorporation currently provides:

ARTICLE SEVENTH:  “Subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances, the Board of Directors of the Corporation shall be divided into three classes designated as Class I, Class II and Class III, respectively. Directors shall be assigned to each class in accordance with a resolution or resolutions adopted by the Board of Directors. To the extent practicable, the Board of Directors shall assign an equal number of directors to Class I, Class II and Class III. At the first annual meeting of stockholders after the filing of this certificate of incorporation, the terms of the Class I directors shall expire and Class I directors shall be elected for a full term of office to expire at the third succeeding annual meeting of stockholders after their election. At the second annual meeting of stockholders, the terms of the Class II directors shall expire and Class II directors shall be elected for a full term of office to expire at the third succeeding annual meeting of stockholders after their election. At the third annual meeting of stockholders, the terms of the Class III directors shall expire and Class III directors shall be elected for a full term of office to expire at the third succeeding annual meeting of stockholders after their election. At each succeeding annual meeting of stockholders, directors elected to succeed the directors of the class whose terms expire at such meeting shall be elected for a full term of office to expire at the third succeeding annual meeting of stockholders after their election. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional director of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class.

Notwithstanding the foregoing provisions of this Article Seventh, each director shall serve until such director’s successor is duly elected and qualified or until such director’s death, resignation or removal. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.”

The Company’s bylaws currently provide:

ARTICLE II, Section 2(b):  “Subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances, the Board of Directors of the Corporation shall be divided into three classes designated as Class I, Class II and Class III, respectively.  Directors shall be assigned to each class in accordance with a resolution or resolutions adopted by the Board of Directors.  To the extent practicable, the Board of Directors shall assign an equal number of directors to Class I, Class II and Class III.  At the first annual meeting of stockholders after the Corporation’s reincorporation in Delaware, the terms of the Class I directors shall expire and Class I directors shall be elected for a full term of office to expire at the third succeeding annual meeting of stockholders after their election.  At the second annual meeting of stockholders, the terms of the Class II directors shall expire and Class II directors shall be elected for a full term of office to expire at the third succeeding annual meeting of stockholders after their election.  At the third annual meeting of stockholders, the terms of the Class III directors shall expire and Class III directors shall be elected for a full term of office to expire at the third succeeding annual meeting of stockholders after their election.  At each succeeding annual meeting of stockholders, directors elected to succeed the directors of the class whose terms expire at such meeting shall be elected for a full term of office to expire at the third succeeding annual meeting of stockholders after their election.  If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional director of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class. Notwithstanding the foregoing provisions of this clause (b), each director shall serve until such director’s successor is duly elected and qualified or until such director’s death, resignation or removal.  No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.”

Pan American Holdco’s certificate of incorporation of provides:

 ARTICLE SEVENTH:  “At each annual meeting of stockholders, the directors shall be elected for terms expiring at the next annual meeting of stockholders.  Each director shall serve until such director’s successor is duly elected and qualified or until such director’s death, resignation or removal.  No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.”

Pan American Holdco’s bylaws provide:

ARTICLE II, Section 2(b):  “At each annual meeting of stockholders, the directors shall be elected for terms expiring at the next annual meeting of stockholders. Each director shall serve until such director’s successor is duly elected and qualified or until such director’s death, resignation or removal.  No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.”

Special Meetings of the Stockholders and Related Provisions

The Company’s certificate of incorporation currently provides:

ARTICLE EIGHT:  “Subject to the rights of the holders of any series of Preferred Stock with respect to such series of Preferred Stock, any action required or permitted to be taken by the stockholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of record of all of the issued and outstanding capital stock of the Corporation authorized by law or by this Certificate of Incorporation to vote on such action, and such writing or writings are filed with the permanent records of the Corporation.”

ARTICLE NINTH:  “Subject to the rights of the holders of any series of Preferred Stock with respect to such series of Preferred Stock, special meetings of stockholders for the transaction of such business as may properly come before the meeting may only be called by order of the Chairman of the Board of Directors, the Board of Directors (pursuant to a resolution adopted by a majority of the total number of directors that the Corporation would have if there were no vacancies) or the Chief Executive Officer of the Corporation, and shall be held at such date and time, within or without the State of Delaware, as may be specified by such order. If such order fails to fix such place, the meeting shall be held at the principal executive offices of the Corporation.”

ARTICLE FIFTEENTH:  “In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware as they presently exist or may hereafter be amended, subject to any limitations contained elsewhere in this Certificate of Incorporation, the Corporation may adopt, amend or repeal this Certificate of Incorporation; provided that Articles Sixth, Seventh, Eighth, Ninth Tenth, Thirteenth and this Article Fifteenth may only be amended or repealed by the affirmative vote of the holders of record of no less than 80% of the issued and outstanding shares of the capital stock of the Corporation entitled to vote at the meeting, present in person or by proxy.

The Company’s bylaws currently provides:

ARTICLE I, Section 2. Notice of Meetings:  “Written notice of all meetings of the stockholders, stating the place, date and time of the meeting, the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, the place at which the list of stockholders may be examined, and the purpose or purposes for which the meeting is to be held, shall be mailed or otherwise delivered (including pursuant to electronic transmission in the manner provided in Section 232 of the General Corporation Law of the State of Delaware, except to the extent prohibited by Section 232(e) of the General Corporation Law of the State of Delaware) to each stockholder of record entitled to vote at such meeting not less than ten (10) nor more than sixty (60) days prior to the date of the meeting and shall otherwise comply with applicable law.  If mailed, such notice shall be deemed to be delivered when deposited in the United States mail with postage thereon prepaid, addressed to the stockholder at his address as it appears on the stock transfer books of the Corporation.  Such further notice shall be given as may be required by law.  If notice is given by electronic transmission, such notice shall be deemed to be given at the times provided in the General Corporation Law of the State of Delaware. Such further notice shall be given as may be required by law.  Meetings may be held without notice if all stockholders entitled to vote are present, or if notice is waived by those not present in accordance with these By-laws.  Any previously scheduled meeting of the stockholders may be postponed, and (unless the Corporation’s Certificate of Incorporation otherwise provides) any special meeting of the stockholders may be cancelled, by resolution of the Board of Directors upon public notice given prior to the date previously scheduled for such meeting of stockholders.”

ARTICLE I, Section 10. Removal of Director:  “Except as otherwise provided by law or the Certificate of Incorporation, and subject to the rights of the holders of any series of Preferred Stock with respect to such series of Preferred Stock, the stockholders holding a majority of the shares then entitled to vote at an election of directors, acting at a duly called annual meeting or a duly called special meeting of the stockholders, at which there is a proper quorum and where notice has been provided in accordance with Section 7 of this Article I, may remove a director or directors of the Corporation only with cause.  Vacancies in the Board of Directors resulting from such removal shall be filled in accordance with Section 12 of Article II.”

ARTICLE II, Section 6. Special Meetings:  “Special meetings of the Board of Directors shall be held whenever called by the Chairman of the Board, Presiding Director, Chief Executive Officer or by a majority of the directors then in office.”

ARTICLE XIV, Amendments:  The Board of Directors shall have power to adopt, amend or repeal these By-laws.  The stockholders of the Corporation shall have the power to adopt, amend or repeal these By-laws at a duly called meeting of the stockholders; provided that notice of the proposed adoption, amendment or repeal was given in the notice of the meeting;  provided ,  further , that , notwithstanding any other provisions of these By-laws or any provision of law which might otherwise permit a lesser vote or no vote, Sections 7, 8 and 10 of Article I, Sections 2 and 12 of Article II, Article XIII and this Article XIV of these By-laws may not be amended or repealed by the stockholders of the Corporation without the affirmative vote of the holders of no less than 80% of the issued and outstanding shares of the capital stock of the Corporation entitled to vote at the meeting, present in person or by proxy.

Pan American Holdco’s certificate of incorporation provides:

ARTICLE EIGHT:  “Subject to the rights of the holders of any series of Preferred Stock with respect to such series of Preferred Stock, any action required or permitted to be taken by the stockholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of record of 66 2/3% of the issued and outstanding capital stock of the Corporation authorized by law or by this Certificate of Incorporation to vote on such action, and such writing or writings are filed with the permanent records of the Corporation.”

ARTICLE NINTH:  “Subject to the rights of the holders of any series of Preferred Stock with respect to such series of Preferred Stock, special meetings of stockholders for the transaction of such business as may properly come before the meeting may only be called by order of the Chairman of the Board of Directors, the Board of Directors (pursuant to a resolution adopted by a majority of the total number of directors that the Corporation would have if there were no vacancies) or the Chief Executive Officer of the Corporation, and 66 2/3% of the issued and outstanding capital stock of the Corporation authorized by law or by this Certificate of Incorporation to vote on matters at such special meeting, and shall be held at such date and time, within or without the State of Delaware, as may be specified by such order. If such order fails to fix such place, the meeting shall be held at the principal executive offices of the Corporation.”

ARTICLE FIFTEENTH:  “In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware as they presently exist or may hereafter be amended, subject to any limitations contained elsewhere in this Certificate of Incorporation, the Corporation may adopt, amend or repeal this Certificate of Incorporation; provided that Articles Sixth, Seventh, Eighth, Ninth Tenth, Thirteenth and this Article Fifteenth may only be amended or repealed by the affirmative vote of the holders of record of no less than 66 2/3% of the issued and outstanding shares of the capital stock of the Corporation entitled to vote at the meeting, present in person or by proxy.

Pan American Holdco’s bylaws currently provides:

ARTICLE I, Section 2. Notice of Meetings:  “Written notice of all meetings of the stockholders, stating the place, date and time of the meeting, the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, the place at which the list of stockholders may be examined, and the purpose or purposes for which the meeting is to be held, shall be mailed or otherwise delivered (including pursuant to electronic transmission in the manner provided in Section 232 of the General Corporation Law of the State of Delaware, except to the extent prohibited by Section 232(e) of the General Corporation Law of the State of Delaware) to each stockholder of record entitled to vote at such meeting not less than ten (10) nor more than sixty (60) days prior to the date of the meeting and shall otherwise comply with applicable law.  If mailed, such notice shall be deemed to be delivered when deposited in the United States mail with postage thereon prepaid, addressed to the stockholder at his address as it appears on the stock transfer books of the Corporation.  Such further notice shall be given as may be required by law.  If notice is given by electronic transmission, such notice shall be deemed to be given at the times provided in the General Corporation Law of the State of Delaware. Such further notice shall be given as may be required by law.  Meetings may be held without notice if all stockholders entitled to vote are present, or if notice is waived by those not present in accordance with these By-laws.”

ARTICLE I, Section 10. Removal of Director:  “Except as otherwise provided by law or the Certificate of Incorporation, and subject to the rights of the holders of any series of Preferred Stock with respect to such series of Preferred Stock, the stockholders holding a majority of the shares then entitled to vote at an election of directors, acting at a duly called annual meeting or a duly called special meeting of the stockholders, at which there is a proper quorum and where notice has been provided in accordance with Section 7 of this Article I, may remove a director or directors of the Corporation with or without cause.  Vacancies in the Board of Directors resulting from such removal shall be filled in accordance with Section 12 of Article II.”

ARTICLE II, Section 3, new subsection (b):  Quorum and Manner of Voting:  “For so long as the Corporation is listed on a Canadian stock exchange and for a period of ninety (90) days thereafter, each director shall have one vote for any action required or permitted to be taken at any meeting of the Board of Directors or any committee thereof or without a meeting as provided herein. All directors and classes of directors shall have the same voting rights.”

ARTICLE II, Section 6. Special Meetings:  “Special meetings of the Board of Directors shall be held whenever called by the Chairman of the Board, Presiding Director, Chief Executive Officer or by a majority of the directors then in office, and by 66 2/3% of the issued and outstanding capital stock of the Corporation authorized by law or by the Certificate of Incorporation to vote on matters at such special meeting.”

ARTICLE VI, New Section 5.  Consideration for Shares:  “For so long as the Corporation is listed on a Canadian stock exchange and for a period of ninety (90) days thereafter, the Board of Directors may authorize shares of stock to be issued for consideration consisting of any tangible or intangible property or benefit to the Corporation including cash, services performed or other securities of the Corporation, provided that neither promissory notes nor future services shall constitute valid consideration for the issuance of shares by the Corporation. When the Corporation receives the consideration for which the Board authorized the issuance of shares, such shares shall be fully paid and non-assessable and the shareholders shall not be liable to the Corporation or to its creditors in respect thereof.”

ARTICLE VI, New Section 6.  Value of Consideration:  “For so long as the Corporation is listed on a Canadian stock exchange and for a period of ninety (90) days thereafter, the Corporation shall not issue and the Board of Directors shall not authorize the issuance of, shares of stock for consideration which is less than the fair market value of such shares. In determining whether any property, benefit or services are equal to the fair market value of the shares, the Board of Directors may take into account reasonable charges and expenses of organization and reorganization and payments for property and services already received or performed that are reasonably expected to benefit the Corporation. Absent evidence to the contrary, the determination of the board as to the value of the consideration received by the Corporation for the issuance of shares of stock shall be final and conclusive.”

ARTICLE XIV, Amendments:  “The Board of Directors shall have power to adopt, amend or repeal these By-laws.  The stockholders of the Corporation shall have the power to adopt, amend or repeal these By-laws at a duly called meeting of the stockholders; provided that notice of the proposed adoption, amendment or repeal was given in the notice of the meeting;  provided ,  further , that , notwithstanding any other provisions of these By-laws or any provision of law which might otherwise permit a lesser vote or no vote, Sections 7, 8 and 10 of Article I, Sections 2 and 12 of Article II, Article XIII and this Article XIV of these By-laws may not be amended or repealed by the stockholders of the Corporation without the affirmative vote of the holders of no less than 66 2/3% of the issued and outstanding shares of the capital stock of the Corporation entitled to vote at the meeting, present in person or by proxy.”

NEW ARTICLE XV, Suspension of Certain Rights:  “Any rights of the Board of Directors under Delaware law to take action to protect the interest of the Corporation and its stockholders by granting or denying any rights, privileges, power or authorities of the Corporation’s stockholders shall not be exercised by the Board of Directors for so long as the Corporation is listed on a Canadian stock exchange.”

Summarized below are the differences between the rights of the stockholders of the Company before and after the Reorganization as a result of the differences among the certificate of incorporation and the bylaws of the Company and the certificate of incorporation and the bylaws of Pan American Holdco.  All other provisions of the certificate of incorporation and the bylaws of the Company and the certificate of incorporation and the bylaws of Pan American Holdco are equal.

	Pan American Goldfields Ltd.	Pan American Holdco
Classified Board of Directors
The Company’s certificate of incorporation and bylaws provide for a classified board to be divided into three classes, Class I, Class II, and Class III, respectively, with an equal number of directors assigned to each class to the extent practicable.

The Pan American Holdco certificate of incorporation and bylaws do not provide for a classified Board, but provide that directors shall be elected at each annual meeting of stockholders, which terms shall expire at the next annual meeting of stockholders.

Removal of Directors
The Company’s bylaws provide that a majority of the shares then entitled to vote at an election of directors, acting at a duly called annual meeting or a duly called special meeting of the stockholders may remove a director or directors of the Corporation only with cause.

Pan American Holdco’s bylaws provide that a majority of the shares then entitled to vote at an election of directors, acting at a duly called annual meeting or a duly called special meeting of the stockholders may remove a director or directors of the Corporation with or without cause.

Quorum and Manner of Voting – one vote for each director	The Company’s certificate of incorporation and bylaws do not explicitly set forth this limitation.
Pan American Holdco’s bylaws provide that so long as Pan American Holdco is listed on a Canadian stock exchange and for ninety days thereafter, each director shall have one vote for any action to be taken.  While the Company’s bylaws and certificate of incorporation implicitly provided for this the TSXV requires such restriction to be set forth explicitly in the bylaws.

Stockholders’ Power to Call Special Meetings
Under the DGCL, special meetings of stockholders may be called by a company’s board of directors or by persons authorized to do so in the company’s certificate of incorporation or bylaws. The Company’s bylaws and certificate of incorporation provides that a special meeting of the Company’s’ stockholders can only be called by order of the Chairman of the Board of Directors, the Board of Directors (pursuant to a resolution adopted by a majority of the total number of directors that the Company would have if there were no vacancies) or the Chief Executive Officer of the Company.

Pan American Holdco’s bylaws and certificate of incorporation provides that a special meeting of the Company’s’ stockholders can only be called by order of the Chairman of the Board of Directors, the Board of Directors (pursuant to a resolution adopted by a majority of the total number of directors that the Company would have if there were no vacancies) or the Chief Executive Officer of the Company, and by 66 2/3% of the issued and outstanding capital stock of the Corporation authorized by law or by the Certificate of Incorporation to vote on matters at such special meeting.

Power to Act by Written Consent
The Company’s certificate of incorporation provides that any action required or permitted to be taken by the stockholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of record of all of the issued and outstanding capital stock of the Corporation authorized by law or by this Certificate of Incorporation to vote on such action, and such writing or writings are filed with the permanent records of the Corporation.

Pan American Holdco’s certificate of incorporation provides that any action required or permitted to be taken by the stockholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of record of 66 2/3% of the issued and outstanding capital stock of the Corporation authorized by law or by this Certificate of Incorporation to vote on such action, and such writing or writings are filed with the permanent records of the Corporation.

Consideration for Shares and Value of Consideration	This provision was not previously provided for the in the Company’s certificate of incorporation and bylaws		Pan American Holdco’s bylaws provide that so long as Pan American Holdco is listed on a Canadian stock exchange and for a period of ninety days thereafter, the Pan American Holdco shall not:
		●	Issue shares in exchange for a promissory note or the promise of future services; and
		●	issue shares of stock for less than the fair market value of such shares.
Amendments to the Certificate of Incorporation and Bylaws
The Company’s certificate of incorporation provides that the provisions regarding number of directors, classified board, stockholders ability to act by written consent, rights to call special meetings, directors’ indemnification rights, removal and the vote regarding amendments to the certificate of incorporation and bylaws,  may only be amended or repealed by the affirmative vote of the holders of record of no less than 80% of the issued and outstanding capital stock of the corporation entitled to vote at a meeting.

Pan American Holdco’s certificate of incorporation provides that the provisions regarding number of directors, non-classified board, stockholders ability to act by written consent, rights to call special meetings, directors’ indemnification rights, removal and the vote regarding amendments to the certificate of incorporation and bylaws,  may only be amended or repealed by the affirmative vote of the holders of record of no less than 66 2/3%  of the issued and outstanding capital stock of the corporation entitled to vote a meeting.

APPRAISAL RIGHTS

Stockholders of a Delaware corporation have the rights, in limited circumstances to appraisal rights under the DGCL in connection with a merger or reorganization.  Under the DGCL, holders of the Company’s common stock who follow the procedures set forth in Section 262 of the DGCL, attached as Appendix VI (“Section 262”), other than stockholders who vote in favor of the Reorganization, will be entitled to have their shares of the Company’s common stock appraised by the Delaware Court of Chancery and to receive payment in cash of the “fair value” of such shares, exclusive of any element of value arising from the consummation of the Reorganization, together with a fair rate of interest, if any, as determined by such court.

The following discussion is not a complete statement of the law pertaining to appraisal rights under the DGCL and is qualified in its entirety to the full text of Section 262.  All references to Section 262 and in this summary to a “stockholder” are to record holders of Company shares as to which appraisal rights are asserted.  If you have a beneficial interest in Company shares held of record in the name of another person, such as a nominee, you must act promptly to cause the record holder to follow properly the steps summarized below and in a timely manner to perfect your appraisal rights.

Under the DGCL, a stockholder of a corporation participating in certain major corporate transactions may, under varying circumstances, be entitled to appraisal rights, pursuant to which such shareholder may receive cash in the amount of the fair market value of the shares held by such shareholder in lieu of the consideration such stockholder would otherwise receive in the transaction. Under the DGCL, such appraisal rights are not available to (1) stockholders with respect to a merger conducted under Section 251(g) of the DGCL where a parent merges into a wholly-owned direct or indirect subsidiary and no stockholder vote is required; or (2) stockholders with respect to a merger or consolidation by a corporation the shares of which are either listed on a national securities exchange or are held of record by more than 2,000 holders if such shareholders receive only shares of the surviving corporation, shares of any other corporation that are either listed on a national securities exchange or held of record by more than 2,000 holders, cash in lieu of fractional shares, or any combination of the foregoing.

Section 262 requires that where a merger agreement is to be submitted for adoption at a meeting of stockholders, the stockholders be notified that appraisal rights will be available not less than 20 days before the meeting to vote on the merger. A copy of Section 262 must be included with such notice. This joint proxy statement/prospectus constitutes the Company’s notice to its stockholders that appraisal rights are available in connection with the Reorganization, in compliance with the requirements of Section 262.

If you wish to consider exercising your appraisal rights, you should carefully review the text of Section 262 contained in Appendix VI to this joint proxy statement/prospectus. Failure to comply timely and properly with the requirements of Section 262 will result in the loss of your appraisal rights under the DGCL.

If you elect to demand appraisal of your shares of Company common stock, you must satisfy each of the following conditions:

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You must deliver to the Company a written demand for appraisal of your shares of Company common stock before the vote is taken to approve the proposal to adopt the Reorganization Agreement, which must reasonably inform the Company of the identity of the holder of record of Company common stock who intends to demand appraisal of his, her or its shares of common stock; and you must not vote or submit a proxy in favor of the proposal to adopt the Reorganization Agreement.

If you fail to comply with either of these conditions and the Reorganization is completed, you will have no appraisal rights with respect to your shares of Company common stock. A holder of shares of Company common stock wishing to exercise appraisal rights must hold of record the shares of common stock on the date the written demand for appraisal is made and must continue to hold the shares of common stock of record through the effective time of the Reorganization, because appraisal rights will be lost if the shares of common stock are exchanged prior to the effective time. Voting against or failing to vote for the proposal to adopt the Reorganization Agreement by itself does not constitute a demand for appraisal within the meaning of Section 262. A proxy that is submitted and does not contain voting instructions will, unless revoked, be voted in favor of the Reorganization Proposal, and it will constitute a waiver of the stockholder’s right of appraisal and will nullify any previously delivered written demand for appraisal. Therefore, a Company stockholder who submits a proxy and who wishes to exercise appraisal rights must either submit a proxy containing instructions to vote against the proposal to adopt the Reorganization Proposal or abstain from voting on the proposal to adopt the merger agreement. The written demand for appraisal must be in addition to and separate from any proxy or vote on the proposal to adopt the merger agreement.

All demands for appraisal should be addressed to Pan American Goldfields Ltd.., 595 Howe Street, Unit 906, Vancouver, BC V6C 2T5; Attention:  Corporate Secretary, and must be delivered before the vote is taken to approve the proposal to adopt the merger agreement at the special meeting, and should be executed by, or on behalf of, the record holder of the shares of common stock. The demand must reasonably inform the Company of the identity of the stockholder and the intention of the stockholder to demand appraisal of his, her or its shares of common stock.

To be effective, a demand for appraisal by a stockholder of Company common stock must be made by, or in the name of, the registered stockholder, fully and correctly, as the stockholder’s name appears on the stockholder’s stock certificate(s) or in the transfer agent’s records, in the case of uncertificated shares. The demand cannot be made by the beneficial owner if he or she does not also hold the shares of common stock of record. The beneficial holder must, in such cases, have the registered owner, such as a broker or other nominee, submit the required demand in respect of those shares of common stock. If you hold your shares of Company common stock through a bank, brokerage firm or other nominee and you wish to exercise appraisal rights, you should consult with your bank, broker or the other nominee to determine the appropriate procedures for the making of a demand for appraisal by the nominee.

If shares of common stock are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, execution of a demand for appraisal should be made in that capacity. If the shares of common stock are owned of record by more than one person, as in a joint tenancy or tenancy in common, the demand should be executed by or for all joint owners. An authorized agent, including an authorized agent for two or more joint owners, may execute the demand for appraisal for a stockholder of record; however, the agent must identify the record owner or owners and expressly disclose the fact that, in executing the demand, he or she is acting as agent for the record owner. A record owner, such as a broker, who holds shares of common stock as a nominee for others, may exercise his or her right of appraisal with respect to the shares of common stock held for one or more beneficial owners, while not exercising this right for other beneficial owners. In that case, the written demand should state the number of shares of common stock as to which appraisal is sought. Where no number of shares of common stock is expressly mentioned, the demand will be presumed to cover all shares of common stock held in the name of the record owner.

Within 10 days after the effective time, the surviving corporation in the merger must give written notice that the reorganization has become effective to each of Company stockholders who has properly filed a written demand for appraisal and who did not vote in favor of the proposal to adopt the Reorganization Proposal.  At any time within 60 days after the effective time, any stockholder who has not commenced an appraisal proceeding or joined a proceeding as a named party may withdraw the demand and accept Pan American Holdco common stock as specified by the reorganization agreement for that stockholder’s shares of Company common stock by delivering to the surviving corporation a written withdrawal of the demand for appraisal. However, any such attempt to withdraw the demand made more than 60 days after the effective time will require written approval of the surviving corporation. Unless the demand is properly withdrawn by the stockholder within 60 days after the effective date of the merger, no appraisal proceeding in the Delaware Court of Chancery will be dismissed as to any stockholder without the approval of the Delaware Court of Chancery, with such approval conditioned upon such terms as the Court deems just. If the surviving corporation does not approve a request to withdraw a demand for appraisal when that approval is required, or if the Delaware Court of Chancery does not approve the dismissal of an appraisal proceeding, the stockholder will be entitled to receive only the appraised value determined in any such appraisal proceeding, which value could be less than, equal to or more than the consideration offered pursuant to the reorganization agreement.

Within 120 days after the effective time, but not thereafter, either the surviving corporation or any stockholder who has complied with the requirements of Section 262 and is entitled to appraisal rights under Section 262 may commence an appraisal proceeding by filing a petition in the Delaware Court of Chancery demanding a determination of the fair value of the shares of common stock held by all stockholders entitled to appraisal. Upon the filing of the petition by a stockholder, service of a copy of such petition shall be made upon the surviving corporation. The surviving corporation has no obligation to file such a petition, and holders should not assume that the surviving corporation will file a petition. Accordingly, the failure of a stockholder to file such a petition within the period specified could nullify the stockholder’s previous written demand for appraisal. In addition, within 120 days after the effective time, any stockholder who has properly filed a written demand for appraisal and who did not vote in favor of the reorganization agreement, upon written request, will be entitled to receive from the surviving corporation, a statement setting forth the aggregate number of shares of common stock not voted in favor of the reorganization agreement and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. The statement must be mailed within 10 days after such written request has been received by the surviving corporation. A person who is the beneficial owner of shares of Company common stock held either in a voting trust or by a nominee on behalf of such person may, in such person’s own name, file a petition or request from the surviving corporation for such statement.

If a petition for appraisal is duly filed by a stockholder and a copy of the petition is delivered to the surviving corporation, then the surviving corporation will be obligated, within 20 days after receiving service of a copy of the petition, to file with the Delaware Register in Chancery a duly verified list containing the names and addresses of all stockholders who have demanded an appraisal of their shares of common stock and with whom agreements as to the value of their shares of common stock have not been reached. After notice to stockholders who have demanded appraisal, if such notice is ordered by the Delaware Court of Chancery, the Delaware Court of Chancery is empowered to conduct a hearing upon the petition and to determine those stockholders who have complied with Section 262 and who have become entitled to the appraisal rights provided by Section 262. The Delaware Court of Chancery may require stockholders who have demanded payment for their shares of common stock to submit their stock certificates to the Register in Chancery for notation of the pendency of the appraisal proceedings; and if any stockholder fails to comply with that direction, the Delaware Court of Chancery may dismiss the proceedings as to that stockholder.

After determination of the stockholders entitled to appraisal of their shares of Company common stock, the Delaware Court of Chancery will appraise the shares of Company common stock, determining their fair value as of the effective time after taking into account all relevant factors exclusive of any element of value arising from the accomplishment or expectation of the merger, together with interest, if any, to be paid upon the amount determined to be the fair value. When the value is determined, the Delaware Court of Chancery will direct the payment of such value upon surrender by those stockholders of the certificates representing their shares of Company common stock. Unless the Delaware Court of Chancery, in its discretion, determines otherwise for good cause shown, interest from the effective date of the merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective time and the date of payment of the judgment.

Costs of the appraisal proceeding (which do not include attorneys’ fees or the fees and expenses of experts) may be determined by the Delaware Court of Chancery and imposed upon the surviving corporation and the stockholders participating in the appraisal proceeding by the Delaware Court of Chancery, as it deems equitable in the circumstances. Upon the application of a stockholder, the Delaware Court of Chancery may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorneys’ fees and the fees and expenses of experts used in the appraisal proceeding, to be charged pro rata against the value of all shares of common stock entitled to appraisal. Any stockholder who demanded appraisal rights will not, after the effective time, be entitled to vote shares of Company common stock subject to that demand for any purpose or to receive payments of dividends or any other distribution with respect to those shares of Company common stock, other than with respect to payment as of a record date prior to the effective time. However, if no petition for appraisal is filed within 120 days after the effective time, or if the stockholder otherwise fails to perfect, successfully withdraws or loses such holder’s right to appraisal, then the right of that stockholder to appraisal will cease and that stockholder will be entitled to receive the consideration described in the merger agreement (without interest) for his, her or its shares of Company common stock pursuant to the merger agreement.

In view of the complexity of Section 262 of the DGCL, Company stockholders who may wish to pursue appraisal rights should consult their legal and financial advisors.

PROPOSAL TWO – TO APPROVE THE 2012 EQUITY INCENTIVE PLAN

At the special meeting, the stockholders will be asked to approve the Pan American Goldfields Ltd. 2012 Equity Incentive Plan (the “2012 Plan”).  The Board of Directors adopted the 2012 Plan on February 6, 2012, subject to and effective upon its approval by stockholders.  The 2012 Plan is intended to replace our 2006 Stock Option Plan, 2008 Equity Compensation Plan and 2009 Nonqualified Stock Option Plan (the “Predecessor Plans”).  If the stockholders approve the 2012 Plan, it will become effective on the day of the special meeting, and no further awards will be granted under the Predecessor Plans, which will be terminated.

If the 2012 Plan is approved by the holders of Company common stock the 2012 Plan will be effective immediately, and the adoption of the Reorganization Agreement by the holders of Company common stock will also constitute approval of the assumption by Pan American Holdco of the 2012 Plan and, where appropriate, the future grants of awards of Pan American Holdco common stock in lieu of awards of the Company’s common stock under the 2012 Plan.

We operate in a challenging marketplace in which our success depends to a great extent on our ability to attract and retain employees, directors and other service providers of the highest caliber.  One of the tools our Board of Directors regards as essential in addressing these challenges is a competitive equity incentive program.  Our equity compensation program is designed to provide a vehicle under which a variety of stock-based and other awards can be granted to service providers (including, employees, consultants and directors) of the Company.

The 2012 Plan authorizes the Board of Directors or a compensation committee to provide incentive compensation in the form of stock options, stock appreciation rights, restricted stock and stock units, performance shares and units, other stock-based awards, cash-based awards and deferred compensation awards.  Under the 2012 Plan, we will be authorized to issue up to 6,000,000 shares, increased by:

•	the aggregate number of shares of stock that remain available for the future grant of awards under the Predecessor Plans immediately prior to its termination; and

•	the number of shares subject to any option or other award outstanding under the Predecessor Plans that expires or is forfeited for any reason after the date of the annual meeting.

As of January 24, 2012, options were outstanding under the Predecessor Plans for a total of 4,648,33 shares of our common stock and a total of 1,566,665 shares remained subject to unvested awards of restricted stock and restricted stock units outstanding under the Predecessor Plans.  As of that date, a total of 110,000 shares remained available for the future grant of awards under the Predecessor Plans.  The Predecessor Plans will be terminated upon stockholder approval of the 2012 Plan.  No more than 1,000,000 shares will be added from the Predecessor Plans.

We strongly believe that the approval of the 2012 Plan is essential to our continued success. The Board of Directors and management believe that equity and cash awards motivate high levels of performance, align the interests of our personnel and stockholders by giving directors, employees and independent contractors the perspective of an owner with an equity stake in the Company, and provide an effective means of recognizing their contributions to the success of the Company. The Board of Directors and management believe that equity and cash awards are a competitive necessity in our industry, and are essential to recruiting and retaining the highly successful management and other key personnel who help the Company meet its goals, as well as rewarding and encouraging current directors, employees and independent contractors. The Board of Directors and management believe that the ability to grant equity and cash awards will be important to the future success of the Company.

As described in further detail below, the share reserve under the 2012 Plan will include Six Million (6,000,000) new shares and the shares available for grant under the Predecessor Plans. Thus, the actual increase in shares available for grant under the Company’s equity incentive plans is only Six Million One Hundred Ten Thousand (6,110,000) (given that the shares available for grant under the Predecessor Plans already were reserved under the Predecessor Plans).

A general description of the 2012 Plan is set forth below. This description is qualified in its entirety by the terms of the 2012 Plan, a copy of which is attached hereto as Appendix VII.

Summary of the 2012 Plan

The following summarizes the principal features of the 2012 Plan which is set forth in its entirety as Appendix VII to this proxy statement/prospectus.  The following summary is qualified in its entirety by reference to Appendix VII.

General.  The purpose of the 2012 Plan is to advance the interests of the Company and its stockholders by providing an incentive program that will enable the Company to attract and retain employees, consultants and directors and to provide them with an equity interest in the growth and profitability of the Company.  These incentives are provided through the grant of stock options, stock appreciation rights, restricted stock, restricted stock units, performance shares, performance units, other stock-based awards, cash-based awards and deferred compensation awards.

Authorized Shares.  The maximum aggregate number of shares authorized for issuance under the 2012 Plan is the sum of 6,000,000 shares plus additional shares, comprised of the number of shares remaining available for grant under the Predecessor Plans on the date of the annual meeting and the number of shares subject to any option or other award outstanding under Predecessor Plans that expires or is forfeited for any reason after the date of the annual meeting.  As of January 27, 2012, there were 110,000 shares remaining available for grant under the Predecessor Plans and 6,215,000 shares subject to unexercised options and other awards remaining unvested and subject to potential forfeiture under the Predecessor Plans.

Share Counting.  Each share subject to a stock option, stock appreciation right, or other award that requires the participant to purchase shares for their fair market value determined at the time of grant will reduce the number of shares remaining available for grant under the 2012 Plan by one share.  However, each share subject to a “full value” award (i.e., an award settled in stock, other than an option, stock appreciation right, or other award that requires the participant to purchase shares for their fair market value determined at grant) will reduce the number of shares remaining available for grant under the 2012 Plan by one share.

If any award granted under the 2012 Plan expires or otherwise terminates for any reason without having been exercised or settled in full, or if shares subject to forfeiture or repurchase are forfeited or repurchased by the Company for not more than the participant’s purchase price, any such shares reacquired or subject to a terminated award will again become available for issuance under the 2012 Plan.  Shares will not be treated as having been issued under the 2012 Plan and will therefore not reduce the number of shares available for issuance to the extent an award is settled in cash.  Shares that are withheld or reacquired by the Company in satisfaction of a tax withholding obligation or that are tendered in payment of the exercise price of an option will not be made available for new awards under the 2012 Plan.  Upon the exercise of a stock appreciation right or net-exercise of an option, the number of shares available under the 2012 Plan will be reduced by the gross number of shares for which the award is exercised.

Adjustments for Capital Structure Changes.  Appropriate and proportionate adjustments will be made to the number of shares authorized under the 2012 Plan, to the numerical limits on certain types of awards described below, and to outstanding awards in the event of any change in our common stock through merger, consolidation, reorganization, reincorporation, recapitalization, reclassification, stock dividend, stock split, reverse stock split, split-up, split-off, spin-off, combination of shares, exchange of shares or similar change in our capital structure, or if we make a distribution to our stockholders in a form other than common stock (excluding normal cash dividends) that has a material effect on the fair market value of our common stock.  In such circumstances, the Compensation Committee also has the discretion under the 2012 Plan to adjust other terms of outstanding awards as it deems appropriate.

Other Award Limits.  To enable compensation provided in connection with certain types of awards intended to qualify as “performance-based” within the meaning of Section 162(m) of the Code, the 2012 Plan establishes a limit on the maximum aggregate number of shares or dollar value for which such awards may be granted to an employee in any fiscal year which are intended to qualify as performance-based awards under Section 162(m) of the Code, as follows:

•	No more than 1,000,000 shares under stock-based awards; except that with respect to a new-hire, this limit shall be 1,200,000 shares.

Additionally, so long as the Company is listed on a Canadian stock exchange:

•	only options may be granted under the 2012 Plan, unless approval is received from a Canadian stock exchange that other equity awards may be granted:

•	the number of shares underlying an award granted to any one consultant in a 12 month period must not exceed 2% of the issued and outstanding shares of the Company;

•	the number of shares underlying an award granted to any one individual in a 12 month period must not exceed 5% of the issued and outstanding shares of the Company; and

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the aggregate number of number of shares underlying an award granted to persons employed to provide certain investor relations activities must not exceed 2% of the issued and outstanding shares of the Company in any 12 month period

Administration.  The 2012 Plan generally may be administered by the Compensation Committee of the Board of Directors, although the Board of Directors retains the right to appoint another of its committees to administer the 2012 Plan or to administer the 2012 Plan directly.  In the case of awards intended to qualify for the performance-based compensation exemption under Section 162(m) of the Code, administration of the 2012 Plan must be by a compensation committee comprised solely of two or more “outside directors” within the meaning of Section 162(m).  (For purposes of this summary, the term “Committee” will refer to either such duly appointed committee or the Board of Directors.)  Subject to the provisions of the 2012 Plan, the Committee determines in its discretion the persons to whom and the times at which awards are granted, the types and sizes of awards, and all of their terms and conditions.  The Committee may, subject to certain limitations on the exercise of its discretion required by Section 162(m) or otherwise provided by the 2012 Plan, amend, cancel or renew any award, waive any restrictions or conditions applicable to any award, and accelerate, continue, extend or defer the vesting of any award.  The 2012 Plan provides, subject to certain limitations, for indemnification by the Company of any director, officer or employee against all reasonable expenses, including attorneys’ fees, incurred in connection with any legal action arising from such person’s action or failure to act in administering the 2012 Plan.  All awards granted under the 2012 Plan will be evidenced by a written or digitally signed agreement between the Company and the participant specifying the terms and conditions of the award, consistent with the requirements of the 2012 Plan.  The Committee will interpret the 2012 Plan and awards granted thereunder, and all determinations of the Committee generally will be final and binding on all persons having an interest in the 2012 Plan or any award.

Prohibition of Option and SAR Repricing.  The 2012 Plan expressly provides that, without the approval of a majority of the votes cast in person or by proxy at a meeting of our stockholders, the Committee may not provide for any of the following with respect to underwater options or stock appreciation rights: (1) either the cancellation of such outstanding options or stock appreciation rights in exchange for the grant of new options or stock appreciation rights at a lower exercise price or the amendment of outstanding options or stock appreciation rights to reduce the exercise price, (2) the issuance of new full value awards in exchange for the cancellation of such outstanding options or stock appreciation rights, or (3) the cancellation of such outstanding options or stock appreciation rights in exchange for payments in cash.

Eligibility.  Awards may be granted to employees, directors and consultants of the Company or any present or future parent or subsidiary corporation or other affiliated entity of the Company.  Incentive stock options may be granted only to employees who, as of the time of grant, are employees of the Company or any parent or subsidiary corporation of the Company.  As of January 27, 2012, we had approximately 16 employees, including 3 executive officers, and 5 non-employee directors who would be eligible under the 2012 Plan.

Stock Options.  The Committee may grant nonstatutory stock options, incentive stock options within the meaning of Section 422 of the Code, or any combination of these.  The exercise price of each option may not be less than the fair market value of a share of our common stock on the date of grant.  However, any incentive stock option granted to a person who at the time of grant owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary corporation of the Company (a “10% Stockholder”) must have an exercise price equal to at least 110% of the fair market value of a share of common stock on the date of grant.  On February 9, 2012, the closing price of our common stock as quoted on the OTCBB was $0.20 per share.

The 2012 Plan provides that the option exercise price may be paid in cash, by check, or cash equivalent; by means of a broker-assisted cashless exercise; by means of a net-exercise procedure; to the extent legally permitted, by tender to the Company of shares of common stock owned by the participant having a fair market value not less than the exercise price; by such other lawful consideration as approved by the Committee; or by any combination of these.  Nevertheless, the Committee may restrict the forms of payment permitted in connection with any option grant.  No option may be exercised unless the participant has made adequate provision for federal, state, local and foreign taxes, if any, relating to the exercise of the option, including, if permitted or required by the Company, through the participant’s surrender of a portion of the option shares to the Company.

Options will become vested and exercisable at such times or upon such events and subject to such terms, conditions, performance criteria or restrictions as specified by the Committee.  The maximum term of any option granted under the 2012 Plan is ten years, provided that an incentive stock option granted to a 10% Stockholder must have a term not exceeding five years.  Unless otherwise permitted by the Committee, an option generally will remain exercisable for three months following the participant’s termination of service, provided that if service terminates as a result of the participant’s death or disability, the option generally will remain exercisable for 12 months, but in any event the option must be exercised no later than its expiration date, and provided further that an option will terminate immediately upon a participant’s termination for cause (as defined by the 2012 Plan).

Options are nontransferable by the participant other than by will or by the laws of descent and distribution, and are exercisable during the participant’s lifetime only by the participant.  However, a nonstatutory stock option may be assigned or transferred to certain family members or trusts for their benefit to the extent permitted by the Committee.

Stock Appreciation Rights.  The Committee may grant stock appreciation rights either in tandem with a related option (a “Tandem SAR”) or independently of any option (a “Freestanding SAR”).  A Tandem SAR requires the option holder to elect between the exercise of the underlying option for shares of common stock or the surrender of the option and the exercise of the related stock appreciation right.  A Tandem SAR is exercisable only at the time and only to the extent that the related stock option is exercisable, while a Freestanding SAR is exercisable at such times or upon such events and subject to such terms, conditions, performance criteria or restrictions as specified by the Committee.  The exercise price of each stock appreciation right may not be less than the fair market value of a share of our common stock on the date of grant.

Upon the exercise of any stock appreciation right, the participant is entitled to receive an amount equal to the excess of the fair market value of the underlying shares of common stock as to which the right is exercised over the aggregate exercise price for such shares.  Payment of this amount upon the exercise of a Tandem SAR may be made only in shares of common stock whose fair market value on the exercise date equals the payment amount.  At the Committee’s discretion, payment of this amount upon the exercise of a Freestanding SAR may be made in cash or shares of common stock.  The maximum term of any stock appreciation right granted under the 2012 Plan is ten years.

Stock appreciation rights are generally nontransferable by the participant other than by will or by the laws of descent and distribution, and are generally exercisable during the participant’s lifetime only by the participant.  If permitted by the Committee, a Tandem SAR related to a nonstatutory stock option and a Freestanding SAR may be assigned or transferred to certain family members or trusts for their benefit to the extent permitted by the Committee.  Other terms of stock appreciation rights are generally similar to the terms of comparable stock options.

Restricted Stock Awards.  The Committee may grant restricted stock awards under the 2012 Plan either in the form of a restricted stock purchase right, giving a participant an immediate right to purchase common stock, or in the form of a restricted stock bonus, in which stock is issued in consideration for services to the Company rendered by the participant.  The Committee determines the purchase price payable under restricted stock purchase awards, which may be less than the then current fair market value of our common stock.  Restricted stock awards may be subject to vesting conditions based on such service or performance criteria as the Committee specifies, including the attainment of one or more performance goals similar to those described below in connection with performance awards.  Shares acquired pursuant to a restricted stock award may not be transferred by the participant until vested.  Unless otherwise provided by the Committee, a participant will forfeit any shares of restricted stock as to which the vesting restrictions have not lapsed prior to the participant’s termination of service.  Unless otherwise determined by the Committee, participants holding restricted stock will have the right to vote the shares and to receive any dividends paid, except that dividends or other distributions paid in shares will be subject to the same restrictions as the original award and dividends paid in cash may be subject to such restrictions.

Restricted Stock Units.  The Committee may grant restricted stock units under the 2012 Plan, which represent rights to receive shares of our common stock at a future date determined in accordance with the participant’s award agreement.  No monetary payment is required for receipt of restricted stock units or the shares issued in settlement of the award, the consideration for which is furnished in the form of the participant’s services to the Company.  The Committee may grant restricted stock unit awards subject to the attainment of one or more performance goals similar to those described below in connection with performance awards, or may make the awards subject to vesting conditions similar to those applicable to restricted stock awards.  Unless otherwise provided by the Committee, a participant will forfeit any restricted stock units which have not vested prior to the participant’s termination of service.  Participants have no voting rights or rights to receive cash dividends with respect to restricted stock unit awards until shares of common stock are issued in settlement of such awards.  However, the Committee may grant restricted stock units that entitle their holders to dividend equivalent rights, which are rights to receive additional restricted stock units for a number of shares whose value is equal to any cash dividends the Company pays.

Performance Awards.  The Committee may grant performance awards subject to such conditions and the attainment of such performance goals over such periods as the Committee determines in writing and sets forth in a written agreement between the Company and the participant.  These awards may be designated as performance shares or performance units, which consist of unfunded bookkeeping entries generally having initial values equal to the fair market value determined on the grant date of a share of common stock in the case of performance shares and a monetary value established by the Committee at the time of grant in the case of performance units.  Performance awards will specify a predetermined amount of performance shares or performance units that may be earned by the participant to the extent that one or more performance goals are attained within a predetermined performance period.  To the extent earned, performance awards may be settled in cash, shares of common stock (including shares of restricted stock that are subject to additional vesting) or any combination thereof.

Prior to the beginning of the applicable performance period or such later date as permitted under Section 162(m) of the Code, the Committee will establish one or more performance goals applicable to the award.  Performance goals will be based on the attainment of specified target levels with respect to one or more measures of business or financial performance of the Company and each subsidiary corporation consolidated with the Company for financial reporting purposes, or such division or business unit of the Company as may be selected by the Committee.  The Committee, in its discretion, may base performance goals on one or more of the following such measures: revenue; sales; expenses; operating income; gross margin; operating margin; earnings before any one or more of: stock-based compensation expense, interest, taxes, depreciation and amortization; pre-tax profit; net operating income; net income; economic value added; free cash flow; operating cash flow; balance of cash, cash equivalents and marketable securities; stock price; earnings per share; return on stockholder equity; return on capital; return on assets; return on investment; total stockholder return, employee satisfaction; employee retention; market share; customer satisfaction; product development; research and development expense; completion of an identified special project; and completion of a joint venture or other corporate transaction.

The target levels with respect to these performance measures may be expressed on an absolute basis or relative to an index, budget or other standard specified by the Committee.  The degree of attainment of performance measures will be calculated in accordance with generally accepted accounting principles, if applicable, but prior to the accrual or payment of any performance award for the same performance period, and, according to criteria established by the Committee, excluding the effect (whether positive or negative) of changes in accounting standards or any extraordinary, unusual or nonrecurring item occurring after the establishment of the performance goals applicable to a performance award.

Following completion of the applicable performance period, the Committee will certify in writing the extent to which the applicable performance goals have been attained and the resulting value to be paid to the participant.  The Committee retains the discretion to eliminate or reduce, but not increase, the amount that would otherwise be payable on the basis of the performance goals attained to a participant who is a “covered employee” within the meaning of Section 162(m) of the Code.  However, no such reduction may increase the amount paid to any other participant.  The Committee may make positive or negative adjustments to performance award payments to participants other than covered employees to reflect the participant’s individual job performance or other factors determined by the Committee.  In its discretion, the Committee may provide for a participant awarded performance shares of to receive dividend equivalent rights with respect to cash dividends paid on the Company’s common stock.  The Committee may provide for performance award payments in lump sums or installments.  If any payment is to be made on a deferred basis, the Committee may provide for the payment of dividend equivalent rights or interest during the deferral period.

Cash-Based Awards and Other Stock-Based Awards.  The Committee may grant cash-based awards or other stock-based awards in such amounts and subject to such terms and conditions as the Committee determines.  Cash-based awards will specify a monetary payment or range of payments, while other stock-based awards will specify a number of shares or units based on shares or other equity-related awards.  Such awards may be subject to vesting conditions based on continued performance of service or subject to the attainment of one or more performance goals similar to those described above in connection with performance awards.  Settlement of awards may be in cash or shares of common stock, as determined by the Committee.  A participant will have no voting rights with respect to any such award unless and until shares are issued pursuant to the award.  The committee may grant dividend equivalent rights with respect to other stock-based awards.  The effect on such awards of the participant’s termination of service will be determined by the Committee and set forth in the participant’s award agreement.

Deferred Compensation Awards.  The 2012 Plan authorizes the Committee to establish a deferred compensation award program.  If and when implemented, participants designated by the Committee, who may be limited to directors or members of a select group of management or highly compensated employees, may make an advance election to receive an award of stock options, stock appreciation rights, restricted stock or restricted stock units in lieu of director fees or bonuses otherwise payable in cash.  The Committee will determine basis on which the number of shares subject to an equity award granted in lieu of cash compensation will be determined.  Such awards will be subject to the applicable provisions of the 2012 Plan.

Change in Control.  Unless otherwise defined in a participant’s award or other agreement with the Company, the 2012 Plan provides that a “Change in Control” occurs upon (a) a person or entity (with certain exceptions described in the 2012 Plan) becoming the direct or indirect beneficial owner of more than 50% of the Company’s voting stock; (b) stockholder approval of a liquidation or dissolution of the Company; or (c) the occurrence of any of the following events upon which the stockholders of the Company immediately before the event do not retain immediately after the event direct or indirect beneficial ownership of more than 50% of the voting securities of the Company, its successor or the entity to which the assets of the company were transferred: (i) a sale or exchange by the stockholders in a single transaction or series of related transactions of more than 50% of the Company’s voting stock; (ii) a merger or consolidation in which the Company is a party; or (iii) the sale, exchange or transfer of all or substantially all of the assets of the Company (other than a sale, exchange or transfer to one or more subsidiaries of the Company).

If a Change in Control occurs, the surviving, continuing, successor or purchasing entity or its parent may, without the consent of any participant, either assume or continue outstanding awards or substitute substantially equivalent awards for its stock.  If so determined by the Committee, stock-based awards will be deemed assumed if, for each share subject to the award prior to the Change in Control, its holder is given the right to receive the same amount of consideration that a stockholder would receive as a result of the Change in Control.  In general, awards which are not assumed, substituted for or otherwise continued, in connection with a Change in Control will have their vesting accelerate in full such that the Award will be 100% vested and nonforfeitable effective upon the consummation of the Change in Control.  In general, any awards which are not assumed, substituted for or otherwise continued in connection with a Change in Control or exercised or settled prior to the Change in Control will terminate effective as of the time of the Change in Control.  Subject to the restrictions of Section 409A of the Code, the Committee may provide for the acceleration of vesting or settlement of any or all outstanding awards upon such terms and to such extent as it determines.  The 2012 Plan also authorizes the Committee, in its discretion and without the consent of any participant, to cancel each or any award denominated in shares of stock upon a Change in Control in exchange for a payment to the participant with respect each vested share (and each unvested share if so determined by the Committee) subject to the cancelled award of an amount equal to the excess of the consideration to be paid per share of common stock in the Change in Control transaction over the exercise price per share, if any, under the award.  The vesting of all awards held by non-employee directors will be accelerated in full upon a Change in Control.

Awards Subject to Section 409A of the Code.  Certain awards granted under the 2012 Plan may be deemed to constitute “deferred compensation” within the meaning of Section 409A of the Code, providing rules regarding the taxation of nonqualified deferred compensation plans, and the regulations and other administrative guidance issued pursuant to Section 409A.  Any such awards will be required to comply with the requirements of Section 409A.  Notwithstanding any provision of the 2012 Plan to the contrary, the Committee is authorized, in its sole discretion and without the consent of any participant, to amend the 2012 Plan or any award agreement as it deems necessary or advisable to comply with Section 409A.

Amendment, Suspension or Termination.  The 2012 Plan will continue in effect until its termination by the Committee, provided that no awards may be granted under the 2012 Plan following the tenth anniversary of the date the 2012 Plan was adopted by the Board.  The Committee may amend, suspend or terminate the 2012 Plan at any time, provided that no amendment may be made without stockholder approval that would increase the maximum aggregate number of shares of stock authorized for issuance under the 2012 Plan, change the class of persons eligible to receive incentive stock options or require stockholder approval under any applicable law.  No amendment, suspension or termination of the 2012 Plan may affect any outstanding award unless expressly provided by the Committee, and, in any event, may not have a materially adverse affect an outstanding award without the consent of the participant unless necessary to comply with any applicable law, regulation or rule, including, but not limited to, Section 409A of the Code, or unless expressly provided in the terms and conditions governing the award.

Summary of U.S. Federal Income Tax Consequences

The following summary is intended only as a general guide to the U.S. federal income tax consequences of participation in the 2012 Plan and does not attempt to describe all possible federal or other tax consequences of such participation or tax consequences based on particular circumstances.

Incentive Stock Options.  A participant recognizes no taxable income for regular income tax purposes as a result of the grant or exercise of an incentive stock option qualifying under Section 422 of the Code.  Participants who neither dispose of their shares within two years following the date the option was granted nor within one year following the exercise of the option will normally recognize a capital gain or loss upon the sale of the shares equal to the difference, if any, between the sale price and the purchase price of the shares.  If a participant satisfies such holding periods upon a sale of the shares, we will not be entitled to any deduction for federal income tax purposes.  If a participant disposes of shares within two years after the date of grant or within one year after the date of exercise (a “disqualifying disposition”), the difference between the fair market value of the shares on the option exercise date and the exercise price (not to exceed the gain realized on the sale if the disposition is a transaction with respect to which a loss, if sustained, would be recognized) will be taxed as ordinary income at the time of disposition.  Any gain in excess of that amount will be a capital gain.  If a loss is recognized, there will be no ordinary income, and such loss will be a capital loss.  Any ordinary income recognized by the participant upon the disqualifying disposition of the shares generally should be deductible by us for federal income tax purposes, except to the extent such deduction is limited by applicable provisions of the Code.

In general, the difference between the option exercise price and the fair market value of the shares on the date of exercise of an incentive stock option is treated as an adjustment in computing the participant’s alternative minimum taxable income and may be subject to an alternative minimum tax which is paid if such tax exceeds the regular tax for the year.  Special rules may apply with respect to certain subsequent sales of the shares in a disqualifying disposition, certain basis adjustments for purposes of computing the alternative minimum taxable income on a subsequent sale of the shares and certain tax credits which may arise with respect to participants subject to the alternative minimum tax.

Nonstatutory Stock Options.  Options not designated or qualifying as incentive stock options are nonstatutory stock options having no special tax status.  A participant generally recognizes no taxable income upon receipt of such an option.  Upon exercising a nonstatutory stock option, the participant normally recognizes ordinary income equal to the difference between the exercise price paid and the fair market value of the shares on the date when the option is exercised.  If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes.  Upon the sale of stock acquired by the exercise of a nonstatutory stock option, any gain or loss, based on the difference between the sale price and the fair market value of the shares on the exercise date, will be taxed as capital gain or loss.  We generally should be entitled to a tax deduction equal to the amount of ordinary income recognized by the participant as a result of the exercise of a nonstatutory stock option, except to the extent such deduction is limited by applicable provisions of the Code.

Stock Appreciation Rights.  A Participant recognizes no taxable income upon the receipt of a stock appreciation right.  Upon the exercise of a stock appreciation right, the participant generally will recognize ordinary income in an amount equal to the excess of the fair market value of the underlying shares of common stock on the exercise date over the exercise price.  If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes.  We generally should be entitled to a deduction equal to the amount of ordinary income recognized by the participant in connection with the exercise of the stock appreciation right, except to the extent such deduction is limited by applicable provisions of the Code.

Restricted Stock.  A participant acquiring restricted stock generally will recognize ordinary income equal to the excess of the fair market value of the shares on the “determination date” over the price paid, if any, for such shares.  The “determination date” is the date on which the participant acquires the shares unless the shares are subject to a substantial risk of forfeiture and are not transferable, in which case the determination date is the earlier of (i) the date on which the shares become transferable or (ii) the date on which the shares are no longer subject to a substantial risk of forfeiture (e.g., when they become vested).  If the determination date follows the date on which the participant acquires the shares, the participant may elect, pursuant to Section 83(b) of the Code, to designate the date of acquisition as the determination date by filing an election with the Internal Revenue Service no later than 30 days after the date on which the shares are acquired.  If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes.  Upon the sale of shares acquired pursuant to a restricted stock award, any gain or loss, based on the difference between the sale price and the fair market value of the shares on the determination date, will be taxed as capital gain or loss.  We generally should be entitled to a deduction equal to the amount of ordinary income recognized by the participant on the determination date, except to the extent such deduction is limited by applicable provisions of the Code.

Restricted Stock Unit, Performance, Cash-Based and Other Stock-Based Awards.  A participant generally will recognize no income upon the receipt of a restricted stock unit, performance share, performance unit, cash-based or other stock-based award.  Upon the settlement of such awards, participants normally will recognize ordinary income in the year of settlement in an amount equal to the cash received and the fair market value of any substantially vested shares of stock received.  If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes.  If the participant receives shares of restricted stock, the participant generally will be taxed in the same manner as described above under “Restricted Stock.” Upon the sale of any shares received, any gain or loss, based on the difference between the sale price and the fair market value of the shares on the determination date (as defined above under “Restricted Stock”), will be taxed as capital gain or loss.  We generally should be entitled to a deduction equal to the amount of ordinary income recognized by the participant on the determination date, except to the extent such deduction is limited by applicable provisions of the Code.

New 2012 Plan Benefits

No awards will be granted under the 2012 Plan prior to its approval by the stockholders of the Company.  All awards will be granted at the discretion of the Committee, and, accordingly, are not yet determinable.

Equity Compensation Plan Information as of February 28, 2011

The following table summarizes our compensation plans under which our equity securities are authorized for issuance as of February 28, 2011:

	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted average exercise price of outstanding options, warrants and rights(b)	Number of securities remaining available for future issuances under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	32,561,733	$0.43	25,000
Equity compensation plans not approved by security holders	-0-	$0.00	-0-
Total	32,561,733	$0.43	25,000

Required Vote and Board of Directors Recommendation

Approval of this proposal requires the affirmative vote of a majority of the shares present or represented by proxy and entitled to vote on this proposal.  If you hold your shares in your own name and abstain from voting on this matter, your abstention will have the same effect as a negative vote.  If you hold your shares through a broker and you do not instruct the broker on how to vote on this proposal, your broker will not have authority to vote your shares.  Broker non-votes will have no effect on the outcome of this vote.  Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum.

The Board believes that the proposed adoption of the 2012 Plan is in the best interests of the Company and its stockholders for the reasons stated above.

The Board recommends a vote

FOR

the approval of the 2012 Plan.

PROPOSAL THREE – ADJOURNMENT OF THE SPECIAL MEETING

APPROVAL OF THE ADJOURNMENT OF THE SPECIAL MEETING

Our stockholders are being asked to consider and vote on a proposal to adjourn the Special Meeting, if necessary, in the event that there are not sufficient votes at the time of the Special Meeting to approve the adoption of the Reorganization Agreement on the 2012 Equity Incentive Plan. The affirmative vote of the holders of at least a majority of Company common stock represented in person or by proxy at the special meeting and entitled to vote thereat is required to approve the adjournment of the Special Meeting, if necessary, to solicit additional proxies.

Our Board of Directors recommends a vote

FOR

the approval of the adjournment of the Special Meeting, if necessary,

to solicit additional proxies, in the event that there

are not sufficient votes at the time of the Special Meeting to adopt the Reorganization Agreement on the 2012 Equity Incentive Plan.

Your shares will be voted FOR the adjournment of the Special Meeting unless you specifically direct your proxy to vote against or abstain with respect to the Reorganization Proposal.

DESCRIPTION OF BUSINESS

Background

We are a development stage company focused on mineral exploration and development activities in Mexico and Argentina. Through our wholly owned Mexican subsidiary, Sunburst Mining de Mexico, S.A. de C.V., ( “Sunburst” ), we are currently engaged in the exploration and development of two gold and silver projects, each made up of several mining concessions, located in the Sierra Madre region of the State of Chihuahua, Mexico, one, the Cieneguita Project, from which gold and silver is currently being produced and sold by our joint venture partner Minera Rio Tinto. We are also engaged in the exploration and development of a gold project located in (Argentina), named the Cerro Delta Project. The term  “mining concession”  refers to an area of land for which the owner of the concession has the right to explore for and develop mineral deposits. The rights to and ownership of the minerals in the concessions located in Mexico were granted, in our case, originally by the Mexican Government to the former concession owner(s) and then to us from those owners. In Canada and the United States, the term is commonly referred to as “mineral rights” or “mining claims.”  Our projects located in Mexico are referred to as the Cieneguita project and the Encino Gordo Project. We previously owned another project in Mexico known as the Guazapares Project, which we agreed to sell pursuant to the terms of a definitive agreement, dated July 10, 2009, to Paramount Gold de Mexico, SA de C.V., the Mexican subsidiary of Paramount Gold and Silver Corp. (“Paramount”), for a total consideration of up to $5.3 million.

As of the date of this report, we have engaged in the search for and extraction of mineral deposits and have engaged in the exploitation of our Cieneguita Project where small scale milling operations and the production of gravity and flotation pre-concentrates is underway. As of the fiscal year end, start-up operations had progressed as planned, and all essential systems and construction for initial plant facilities for crushing, gravity and flotation circuits were complete. Operations had also commenced for one 12-hour shift per day with a limited processing rate.

Recent Developments

In January 2012, we appointed Mr. Hernan Celorrio to its board of directors (the “Board”) to fill a vacancy on the Board. . Mr. Celorrio currently serves as vice president of the Argentine-Chilean Chamber of Commerce and as director of the Executive Committee and president of the Mining Committee of the Argentine Canadian Chamber of Commerce.  He is also the president of the Argentine Mining Foundation (FUNDAMIN). Mr. Celorrio has previously served as the President of Barrick Exploraciones Argentina S.A. and as Vice President of Minera Peñoles in Argentina.  Additionally, Mr. Celorrio has previously served on the board of directors of Northern Orion Resources and Yamana Resources (Compañia Minera Polimet S.A.) in Argentina. Mr. Celorrio holds a degree from School of Law of the University of Buenos Aires, Argentina.

In September 2011, we executed an amended and restated development agreement (the “Agreement”) pursuant to a binding letter agreement signed in June 2011 with Minera Rio Tinto, S.A. de C.V. an entity organized under the laws of the United Mexican States (“MRT”) and Marje Minerals S.A., an entity organized under the laws of the United Mexican States (“Marje Minerals”), concerning the restructuring of the prior agreements between the parties, including their respective ownership interests in our Cieneguita project in Chihuahua State, Mexico.

Under the Agreement, the parties agreed to restructure their respective ownership interests in the Cieneguita project as follows:

Holder	Ownership %	Net Cash Flow % First 15 meters	Net Cash Flow % for the rest of the project
MRT	20%	74%	20%
MM	0%	6%	0%
Company	80%	20%*	80%

We receive 20% of the net operating profits after royalties for material processed through a small-scale pilot operation and mined from the first 15 meters depth of the Cieneguita deposit until December 31, 2012. For all other material processed from the property, our interest is 80% and MRT is reduced to a 20% working interest, subject to certain dilution provisions.

The Company and MRT shall be responsible for the cost of the feasibility study on a pro rata basis based on their respective amended ownership percentages of the Cieneguita project.

In August 2011, we appointed Mr. Celorrio as an advisor to the board of directors and as a director of Recursos Argentinos SA, our newly formed subsidiary in Argentina.

In July 2011, we entered into an agreement with M3 Engineering and Technology Corporation (“M3”) for the execution and completion of a National Instrument 43- 101 (“NI 43-101”) compliant Preliminary Economic Assessment (“PEA”) for the Cieneguita project.

In June 2011, we appointed Neil Maedel as chairman of the board.

In May 2011, we appointed Dr. Alexander Becker as advisor to the board of directors, who has a PhD in Structural Geology and an extensive history as an exploration geologist, to assist us with the selection and development of exploration projects.

In March 2011, we appointed Bruno Le Barber as a member of the board of directors.  Mr. Le Barber has extensive financial expertise and is a co-founder of Vortex Capital (“Vortex”), a Hong Kong based gold fund.  Previously he was a Vice President at Morgan Stanley in London where he advised trading desks and a large investor base while publishing macro-economic studies.  Mr. Le Barber was also a global technical strategist with ABN Amro in Paris.  He manages Vortex together with Emilio Alvarez, former Executive Director, Equity Research with Morgan Stanley in London.

In February 2011, we entered into an agreement with Compañia Minera Alto Rio Salado S.A., a private Argentine entity, for the acquisition of the 15,000 hectares Cerro Delta Project in northwest La Rioja Province, Argentina.  Under the terms of the agreement, we are required to pay $150,000 upon signing (paid) the agreement, $200,000 on the first anniversary, $500,000 on the second anniversary, $750,000 on the third anniversary, $1.2 million on the fourth anniversary, and $2.2 million on the fifth anniversary of the signing, with a final option payment of $5 million to purchase a 100% interest in the Cerro Delta project payable on the sixth anniversary of the signing.  The vendor will retain a 1% NSR.

In conjunction with the acquisition of the Cerro Delta project, we completed a private placement of 6,560,000 units at $0.20 per unit, for total proceeds of $1,312,000.  Each unit consisted of one share of common stock and a warrant to purchase one share of common stock.  Each warrant is exercisable for one share of common stock at an exercise price of $0.30 per share for a period of two years from the closing date.

In October 2010, we appointed Miguel F. Di Nanno as President and Chief Operating Officer, replacing George Young effective as of October 15, 2010.  Mr. Young remains on our board of directors.  Mr. Di Nanno is an Argentina-based mining engineer with extensive mining experience in Argentina.  He was the Country Manager in Argentina for Phelps Dodge Corporation developing the Arroyo Cascada Gold deposit, an early stage gold exploration project in Chubut Province he was also Commercial Development Manager, Argentina for the Queensland Government and the COO in Argentina for the Grosso Group.  In the areas of acquisition, development and exploration, his clients included MIM Exploration, developing a comprehensive regional geological study of northern Patagonia in Argentina; COMINCO, cooperating on a metallogenic Patagonia zone data base; Viceroy Resources, working on the acquisition of gold exploration projects in  such as Cerro Choique, a disseminated gold deposit and others; Cyprus Minerals; Mauricio Hochschild, collaborating on issues related to permitting of the San Jose project; Bema Gold;, and Northern Orion, acquisition of polimetallic projects in Chubut Province.  Mr. Di Nanno is credited with discovering the 3.2 million oz gold Aeropuerto deposit in Chubut Province when he was the Zone Manager for Canyon Resources.  The Aeropuerto deposit was later renamed Esquel.  He has a degree in Mining Engineering – Ore Dressing from the National University of San Juan - Argentina.

In July 2010, we appointed Neil Maedel, Randy Buchamer and Gary Parkison to our board of directors.  Mr. Maedel is an investment banker specializing in international resource projects; Mr. Buchamer has extensive experience in business administration and finance; and Mr. Parkison is qualified geologist and project manager with expertise in exploration and development of minerals and metals projects.  He is credited with the Terrazas discovery – now one of Mexico’s largest silver-zinc deposits, and he identified and outlined the San Javier the largest iron oxide copper gold deposit found to date in Mexico.  All of the newly appointed directors have technical and financial industry experience base that will assist us with operations and our planned listing on either the TSXV, consistent with our status as a producing resource company.

In July 2010, we reincorporated from the State of Colorado to the State of Delaware.  The reincorporation was effected pursuant to an agreement and plan of merger (the “Merger Agreement”), by and between us and Pan American Goldfields Ltd., a Colorado corporation (formerly Mexoro Minerals Ltd.), with Pan American Goldfields Ltd. being the surviving corporation.  Accordingly, the rights of our stockholders are now governed by Delaware General Corporation Law and the certificate of incorporation and bylaws of the Company filed with the State of Delaware.

In May 2010, management decided to drop the Sahuayacan project when results from a drilling program indicated that the main auriferous zone at the project did not contain economic concentrations of gold.  By dropping this exploration project we eliminate any future concession payments on this project.

In May 2010, Mr. Francisco “Barry” Quiroz and Mr. John Clair resigned from our board of directors.  Neither director resigned as a result of a disagreement with us on any matter relating to our operations, policies or practices.

Market Overview

Chihuahua, Mexico:  The Sierra Madre gold belt in the Chihuahua region of Mexico is currently attracting significant mineral exploration, development and mining activities.  Propelled by advances in mining technology and a resurgence of the global gold markets, a number of intermediate and major companies have returned to or commenced mining activities in this region.

Argentina (Maricunga Belt):  In response to higher prices and improved methods of precious and base metals extraction a major gold trend called the Maricunga belt has emerged.  The belt is approximately 20 miles wide and 120 miles long and over 90 million ounces gold equivalent has been discovered so far.  The two largest discoveries to date are the Cerro Casale (28.8 million ounces gold equivalent) and Caspiche (44 million ounce gold equivalent).  The Cerro Delta Project is located in the East portion of the Maricunga Belt, in Argentina.  It contains a significant gold zone and is on structure and approximately 12 miles to the east of the Cerro Casale, which is in Chile.

Our Strategy

Since taking effective management and board control of the company in 2010, Pan American has attracted an exceptional team of established explorationists and mine developers.  Our strategy is to leverage this considerable capability, by searching, finding, acquiring and developing major exploration assets in Mexico and South America.  The development of the Cieneguita gold and silver discovery is our most advanced stage project.  Using the considerable skill set we have available, our plan is, as economically as possible, to eliminate or if of sufficient merit, acquire and develop additional precious metals exploration and development projects.  The priority is to indentify projects with significant potential coupled with cost efficiency; that is where we can advance dramatically or eliminate an exploration project at minimal cost.  The initial drilling at the Cerro Delta, for example is expected to cost approximately $700,000.

In Mexico, we have mineral concession rights for two Projects, Cieneguita and Encino Gordo.  In Argentina we have one project called the Cerro Delta Project.  Each of our three projects are located near pre-existing or starting operations of large mining corporations and are likely to have available mining and transportation infrastructures.  The presence of the existing mining companies already operating in the area or new mining companies commencing operations creates the prospects for us to either enter into development agreements or for such companies to acquire the projects from us outright.  Our initial development project, Cieneguita is smaller than the exploration opportunities we are pursuing, and is much smaller than the mineral deposits already discovered and developed by the various members of our team, however, because of what we view of its relative low risk compared to its potential value to the company, a feasibility study is being initiated for developing Cieneguita.

Our goal is to establish a pipeline of two new drill-stage or near-to-drill stage projects per year.  Our proposed exploration and development program consists of three main components:

•
Create a pipeline of quality properties providing a steady stream of new prospects and/or projects to explore, contract-out and/or enter into development agreements with other mining companies in South America and Mexico.

•	Identify and acquire at low cost early to mid-stage properties in selected locations along the main gold-silver belts in the Americas.

•	Focus on medium-sized gold and/or silver deposits (minimum deposits containing 2,000,000 ounces gold-equivalent).

The proposed exploration and development program is being undertaken by our exploration and development team using in-house knowledge along with the support and guidance of consultants with expertise in these regions.  We believe our existing management team and key advisors have the necessary exploration and mining expertise to locate, evaluate and bring mining properties to production.

For our most recent project, we entered into an agreement with Compania Minera Alto Rio Salado S.A., a private Argentine entity, for the acquisition of the 15,000 hectares Cerro Delta project in northwest La Rioja Province, Argentina.  This project is drill ready and we believe it is a high impact exploration project which contains a large anomalous gold zone and other similarities to other deposits in the area.  We anticipate working aggressively on this property in concurrence with our work in Mexico.  See Cerro Delta below.

Cieneguita project

Summary

Our Cieneguita Project is located in the Baja Tarahumara in Cieneguita Lluvia De Oro, an area of canyons in the Municipality of Urique, in southwest Chihuahua, Mexico.  The Cieneguita project is currently owned by Corporativo Minero.  The concessions on the Cieneguita project cover a total area of 822 hectares (approximately 2,031 acres).  A new gold discovery was made by our wholly owned subsidiary Sunburst de Mexico in early 2008.  The initial metallurgical testing on the mineralized material at the Cieneguita project shows a recovery, on average, of 90% to 92% of the gold and 85% to 90% of the silver using a flotation process.  The discovery consists of a drill indicated and inferred resource of 20 million tonnes averaging 0.7 grams per ton gold and 51.8 grams per ton silver.  As a feasibility study has not been completed nor is there any assurance that one can be successfully completed, there are no known reserves on the Cieneguita project.

MRT assigned to Sunburst de Mexico, with the permission of Corporativo Minero, all of its rights and obligations to the Cieneguita project, including the exclusive option to acquire the Cieneguita property for $2 million.  We are required to make yearly payments on May 6th of each year in the amount of $120,000 until the outstanding balance owed on the $2 million is paid in full to keep the option in good standing.  To date, we have paid $980,000 to Corporativo Minero.  Once the full $2 million payment has been made, we will own the Cieneguita property.  In the alternative, when the Cieneguita property was put into production, Corporativo Minero must be paid $20 per ounce of gold produced from the Cieneguita project up to the total $2 million due.  In the event that the price of gold is above $400 per ounce, the payments payable from production will be increased by $0.10 for each dollar increment the spot price of gold trades over $400 per ounce.  The total payment of $2 million does not change with fluctuations in the price of gold.  Non-payment of any portion of the $2 million total payment will constitute a default, in which case we will lose our rights to the Cieneguita property and the associated concessions, but we will not incur any additional default penalty.  Once we pay $2 million there is no further obligation to Corporativo Minero.  Corporativo Minero has the obligation to pay, from the funds they receive from us, any royalties that may be outstanding on the properties from prior periods.  Corporativo Minero has informed us that there were royalties of up to 7% net smelter return (“NSR”) owned by various former owners of the Cieneguita property.  They have informed us that the corporations holding those royalties have been dissolved and that there is no further legal requirement to make these royalty payments.  We can make no assurance that these former owners will not contend that we are ultimately responsible to pay all or some of the 7% NSR to these former royalty holders if the Project was ever put into production and Corporativo Minero did not make the payments to the royalty holders.  MRT no longer has any ownership interest or payment obligations with respect to the Cieneguita property.  There is no affiliation between Corporativo Minero and Pan American or its officers, directors or affiliates.

In February 2009, we entered into a development agreement with MRT, which we amended in December 2009.  Pursuant to the terms of the development agreement, as amended, MRT has agreed to invest up to $8,000,000 to initiate the first phase of production and to complete a feasibility study on the Cieneguita project.  The first phase of production is limited to the mining of the mineralized material that is available from the surface to a depth of 15 meters (“First Phase Production”).  In exchange, we assigned MRT a 74% interest of the net cash flows from First Phase Production and a 54% ownership interest in the Cieneguita project.  By Pan American estimates there is approximately 134,000 tonnes with an average grade of approximately 3 grams per tonne that are left under the agreement that MRT is likely to mine due to the geometry and grade of the mineralized body.

To fund our continued operations, we issued $1.5 million of convertible debentures in March 2009, of which an aggregate of $880,000 was issued to Mario Ayub, one of our directors, and to his affiliated entity, MRT.  Pursuant to the terms of the convertible debentures, the holders irrevocably converted the debentures into a 10% ownership interest in the Cieneguita project and a 10% interest in the net cash flow from First Phase Production.  In December 2009, Mario Ayub and MRT agreed to resell an aggregate 4% ownership interest in the Cieneguita project back to us, along with 4% of the net cash flow from First Phase Production, in return for $550,000.  In a private transaction not involving us, the other holders contributed their remaining 6% ownership interest in the Cieneguita project to a newly formed entity, Marje Minerals SA (“Marje Minerals”).

As a result of our amended development agreement and our agreements with the debenture holders, the ownership interest in the Cieneguita project and the net cash flows from the First Phase Production are held by us, MRT and Marje Minerals as follows:

Holder	Ownership Percentage	Net Cash Flow Interest From First Phase Production	Net Cash Flow Interest Following First Phase Production
MRT	54%	74%	54%
Marje Minerals	6%	6%	6%
Pan American	40%	20%	40%

The major terms of the development agreement with MRT and Marje Minerals are as follows:

•
MRT purchased $1 million of secured convertible debentures at 8% interest (payable in stock or cash).  The proceeds from this investment were used for continued exploration and development of the Cieneguita project and general working capital.  In November 2009, MRT exercised its conversion rights on the debenture and MRT was issued 3,333,333 common shares and a warrant to purchase 1,666,667 shares of common stock at an exercise price of $0.50 per share.

•
MRT agreed to provide the necessary working capital to begin and maintain mining operations, estimated to be $3 million, to put the first phase of the Cieneguita project into production.  In exchange for these funds, we assigned MRT an interest to 74% of the net cash flow from First Phase Production.  The agreement limits the mining during First Phase Production to the mineralized material that is available from the surface to a depth of 15 meters.

•
MRT committed to spend up to $4 million to take the Cieneguita project through the feasibility stage.  In doing so, we would assign MRT a 54% interest in our rights to the Cieneguita project.  After the expenditure of the $4 million, all costs will be shared on a pro-rata ownership basis (i.e. 54% to MRT, 40% to us and 6% to Marje Minerals).  If any party cannot pay its portion of the costs after the $4 million has been spent, then their ownership position in the Cieneguita project will be reduced by 1% for every $100,000 invested by the other owners.  Our ownership interest in the Cieneguita project, however, cannot be reduced below 25%.  In addition, we have the right to cover Marje Minerals’ pro rata portion of costs if they cannot pay their portion of the costs.  In return, we will receive 1% of Marje Minerals’ ownership position in the Cieneguita project for every $100,000 we invest on their behalf.

•
The MRT agreement was contingent on our repaying a debenture to Paramount.  In March 2009, we repaid $1 million, or approximately two-thirds of the debt, and Paramount released a security interest it had on the Cieneguita project.  In October 2009, we repaid the remaining amount of the debt, and Paramount released its security interests on the Sahuayacan, Guazapares and Encino Gordo properties.

In September 2011, we entered into the Agreement with MRT and Marje Minerals pursuant to the Letter Agreement of June 2011, concerning the restructuring of the amended development agreements between the parties, including their respective ownership interests in the Company’s Cieneguita project.

The Company receives 20% of the net operating profits after royalties for material processed through a small-scale pilot operation and mined from the first 15 meters depth of the Cieneguita deposit until December 31st 2012. For all other material processed from the property, the Company’s interest is 80% and MRT is reduced to a 20% working interest, subject to certain dilution provisions.

Under the Agreement, the parties agreed to restructure their respective ownership interests in the Cieneguita project as follows:

Holder	Ownership Percentage	Net Cash Flow Interest From First Phase Production	Net Cash Flow Interest Following First Phase Production
MRT	20%	74%	20%
Marje Minerals	0%	6%	0%
Pan American	80%	20%	80%

The Company and MRT shall be responsible for the cost of the feasibility study on a pro rata basis based on their respective amended ownership percentages of the Cieneguita project.

Property Location

Cieneguita is located in the Baja Tarahumara in Cieneguita Lluvia De Oro, an area of canyons in the Municipality of Urique, in southwest Chihuahua State, Mexico.  The property is located within one half mile of the small village of Cieneguita Lluvia de Oro.  Access to the property is by an all-weather dirt road.  There is available electrical power for the property provided by the Mexican public utility.  We also have four diesel generators at the production site as back up and supplemental electrical power.

Claim Status and Licensing

The concessions of this project cover a total area of 822 Hectares (approximately 2,031 acres).

In April 2006, we applied to the Mexican government for a change of use of land permit for 30 hectares of the La Maravilla concession.  The La Maravilla concession is the concession that contains the mineralized rock that is the interest of our exploration.  We are currently extracting mineralized material from the La Maravilla concession as well as our ongoing exploration program.  The purpose of the change of use permit was to allow us, if necessary, to extract the rock from this concession for the purposes of processing the rock to extract the precious metals that it may contain.  Because the permitting process takes a period of time, we made the application in advance of any known reserves being discovered on the property.  We cannot assure you that we will have sufficient ore reserves, if any, to continue extraction.  This permit required negotiations with the government and municipality concerning such things as the removal of timber, building and maintaining roads, and reclamation.  The government agency responsible for this permit met with representatives of the Company and toured our property in May 2006 as part of the permit process.  The application fee for this permit was approximately $800, but there was an additional negotiated fee charged for the permit in the approximate amount of $67,000 (720,000 Mexican Pesos).  In January 2007, the government agency issued the change of use permit, and we subsequently made the required payment of approximately $67,000 (720,000 Mexican Pesos).

In July 2006, we submitted an environmental impact study and a risk analysis study to the Mexican government for a permit to build a heap leach mining operation on the Aurifero concession of our Cieneguita property.  The purpose of this permit is to allow us to construct an ore processing facility through heap leach mining methods.  We do not have any ore reserves on our Cieneguita property and applied for permits in advance of any conclusive results.  In January 2007, the necessary permits to allow for the building and operation of a heap leach operation were granted to the Company.  Currently, the permit has been updated to allow us to build a crushing and floatation mining operation.  The permit is valid until 2016 as long as we continue to provide yearly reports to SEMERNANT (the governing Mexican environmental agency responsible for permitting).

The Cieneguita Property is currently owned by Corporativo Minero, and our wholly-owned subsidiary, Sunburst de Mexico, has the option of purchasing the concessions under the payment plan discussed below.  The following table is a summary of the concessions on the Cieneguita Property:

Lot Name	Title Number	Area (Ha)	Term of Validity	Royalties and Payments
Aurifero	196356	492.00	7/16/1993 to 7/15/2043	(1)
Aurifero Norte	196153	60.00	7/16/1993 to 7/15/2043	(1)
La Maravilla	190479	48.00	4/29/1991 to 4/24/2041	(1)
Aquilon Uno	208339	222.00	9/23/1998 to 9/22/2048	(1)

(1)      The Cieneguita concessions are all under an option to purchase for $2,000,000 of which $1,117,241 has been paid to date. We were required to make yearly payments on May 6th of each year in the amount of $120,000 until the outstanding balance owed on the $2 million is paid in full. Once the full $2 million payment has been made, we will own the Cieneguita property. In September 2011, the Company, MRT and Corporativo Minero entered into a new agreement, where Corporativo Minero is entitled to a monthly payment of $30,000, to be paid from the net cash flows from production at Cieneguita until the completion of the first 15 meters of production or December 31, 2012, whichever occurs first. Once we pay $2 million there is no further obligation to Corporativo Minero. Corporativo Minero has the obligation to pay, from the funds they receive from us, any royalties that may be outstanding on the properties from prior periods. Corporativo Minero has informed us that there were royalties of up to 7% NSR owned by various former owners of the Cieneguita property. They have informed us that the corporations holding those royalties have been dissolved and that there is no further legal requirement to make these royalty payments. We can make no assurance that these former owners will not contend that we are ultimately responsible to pay all or some of the 7% NSR to these former royalty holders if the Project was ever put into production and Corporativo Minero did not make the payments to the royalty holders. MRT no longer has any ownership interest or payment obligations with respect to the Cieneguita property. There is no affiliation between Corporativo Minero and Pan American or its officers, directors or affiliates.

History

The Cieneguita mines were in limited production in the 1990s.  Over a four-year period, the Cieneguita Gold Mine was operated by Mineral Glamis La Cieneguita S. De R.L. De C.V. (“Glamis”), a subsidiary of the Canadian company Glamis Gold Ltd. (“Glamis Gold”).  According to Glamis’ records, Glamis mined and processed ore on the property in 1995.  Glamis stopped production in the mid-1990s.  At that time, Corporativo Minero, the operator of the mine for Glamis, acquired the property.  MRT entered into an agreement with Corporativo Minero on January 12, 2004 pursuant to which MRT acquired all of the mineral rights from Corporativo Minero to explore and exploit the Cieneguita concessions and to purchase them for $2 million.  Under our agreements with MRT, MRT has assigned this agreement to us.  As of February 28, 2011, $950,000 of the $2 million has been paid to Corporativo Minero.  We are obligated to make yearly payments on these concessions to Corporativo Minero until the $2 million has been paid.  As production on this property is starting in December 2009, we currently believe that the remaining payments will be made from net cash flow to Corporativo Minero as per the royalty formula defined in our agreements with them; however there is no assurance that production will commence or yield positive net cash flow.

Geology

Our exploration work shows that the geology in the mineralization in the zone of sulfides includes pyrite, galena, sphalerite, tennantite and tetrahedrite, pirargirite and traces of chalcopyrite and pyrhotite.  These minerals mainly occur as uniform disseminations and as micro-veins.  The previous exploration drilling by Cominco and Glamis Gold delineated a zone of altered volcanics, represented by silica, sericite and argillite that are believed to be 1,000 meters long (strike length) and up to 200 meters wide.  Within this zone, the oxidation has been shallow and reaches a maximum depth of 20 meters.

Glamis Gold performed a test pilot heap leach operation on the property in the mid 1990’s.  The exploration on the property is still in its early stages and significant work needs to be completed before any type of ore reserve calculations, if any, could be made.  Our operations are currently exploratory.  We have done some initial sampling on the La Maravilla concessions as described below.

A total of 51 diamond drill holes (6,700 meters) drilled by Cominco (now Teck Cominco Ltd.) defined an auriferous zone approximately 1,000 meters long by 200 wide.  On such a zone, two mineralized structures were drilled during their exploration program in 1981 and 1982.  Later, two drilling programs were performed by Glamis:  135 holes were drilled during 1994 and 62 holes were drilled during 1997.  Both programs confirmed the delineation of the two mineralized ore bodies.  We have had access to these reports from Cominco and Glamis.  The initial exploration conducted by our company will focus on further delineating the oxide mixed mineralized structures and the sulphide structures.

We used the original data from Cominco and Glamis to delineate the mineralized zone and to plan our present trenching and sampling programs.  In April 2006, we completed a sampling of the property that included more than 500 meters of deep trenches from which we took comprehensive channel sampling.  The trenches comprised 8 trenches approximately 200 meters long and 2 to 10 meters deep spaced equally along the 1,000 meters strike length of the property.  From the walls of these trenches, we took approximately 550 rock samples.  One half of these samples have been sent to ALS Chemex’s laboratory in Chihuahua for assaying.  The sampling protocol followed the best mining practices.  The purpose of the sampling was to further define the ore grade and potential of the property.  We received the results of the sampling program and it suggests gold grades in the mineralized material that our head geologist, in conjunction with management, believes warrants putting the property into production even though we have not conducted any feasibility study on this property.  At that time, management believed that the cost of a feasibility study is too expensive to undertake relative to the estimated size of the mineralization.  At that time we also determined, based on the results of the sampling, that continued exploration on the property was warranted to further delineate the mineralization to be used in the heap leach open pit mining operation.  We conducted further exploration on the property and began the process of putting the mine into production.  We have not determined if there are any known reserves on this property to date.

The other half of the sample was used to complete column tests to determine the leachability of the precious metals from the rock.  Subsequent drilling indicated that the mineralized material was much larger than originally anticipated and that the heap leaching process was not the best method for extracting the precious metals from the bulk of the mineralized material.  We are currently stripping off the top oxide layer and stock piling that material for future processing (if ever) by the heap leach method.  Instead, we have built a floatation circuit to process the mineralized sulphide material.

The Cieneguita property is without known reserves.

Infrastructure

The town site near the former mine has the following services:  electrical power from the public utility, cellular phone, radio communication (CB), a health center and a school.  Because the property was previously in production, it has existing infrastructure such as power, water, railroad transportation (within 20 kilometers), and all weather road access year round.  We have an existing source of well water for our milling process we are initiating.  This water is pumped to the mill site from a source approximately 2.4 miles away.  There are all weather roads to the area that was previously mined allowing easy access for production and exploration.  Also, the haul roads to the milling area have been significantly upgraded and are in good condition.  It is our intention to use the existing heap leach pad area to build the mill site and tailings site to reduce our costs to re-open the mine.  Because some of the infrastructure exists, such as roads and pads, we believe that the investment needed to put this mine into production would be smaller than the investment which would be needed for a mine that was never in production.  Because other operating mines exist in the area, infrastructure, such as roads, already exists.  The roads are public, and we do not have to pay a fee to use them.  There is no other equipment or facilities available to us on the property.  Further study needs to be done on the feasibility of using the existing infrastructure of the old mine.

Current Exploration

The main exploration activities for the Cieneguita project are described below:

•	100 diamond drill holes completed for a total of 20,215 meters of drilling.

•	Broad mineralized intercepts including 111.5 meters with 1.24 g/t Au, 99.6 g/t Ag, 0.45% Pb and 0.73% Zn (C-21) and 94 meters with 1.21 g/t Au, 79.8 g/t Ag, 0.78% Pb and 1.2% Zn (CI-30).

•	Mineralization at Cieneguita has been traced over 900 meters along strike and still remains open to the southwest and to depth.

•	Exploration ongoing; infill drilling program has been designed to expand the size of the mineralized material.

We have conducted a series of exploration programs at Cieneguita since March 2007. The drilling exploration program commenced in December 2007 with one drill rig and a second rig was added in July 2008. The drilling was completed in December 2008.

Assay results and an analysis of the drilling and exploration work are compiled and described in our recently filed Technical Report on National Instrument Form 43-101 (“NI 43-101”), which was completed following the end of fiscal 2010, and is in compliance with the standards and requirements of Canadian security regulatory authorities. The NI 43-101 report is also available on our website, www.panamericangoldfields.com. Two different styles of mineralization have been identified:  precious (gold-silver) and base (lead-zinc-silver) metal mineralization, with higher gold-silver grades starting on surface and lead-zinc-silver mineralization intercepted at depth and to the west of the Cieneguita deposit. We interpret the Cieneguita deposit as a diatreme breccia body where disseminated oxide and sulphide mineralization is mainly hosted by quartz-sericite altered diatreme breccias and lapilli tuffs.

The mineralized body is shaped like a funnel which has been flattened laterally, measuring over 900 meters by 300 meters as defined by the drill results. We have completed a cross section - based geological model and have calculated inferred mineralized material of 15.249 million tons with 2.62 g/t Au equivalent based on assays that were composited using the sum of the dollar values for Au, Ag, Pb and Zn in each drill interval. Three-year trailing average prices used were:  gold = $727.22 per ounce, silver = $13.66 per ounce, lead = $1.00 per pound, zinc = $1.36 per pound. A cut-off of $30 was applied and weighted averages calculated for each above-cut-off interval. These intervals were projected between drill holes and between sections to produce resource blocks, which were then compiled using weighted averages to produce a total tonnage and grade with a dollar value per ton.

Mineralization intersected in CI‐34 (46 meters with 4.68 grams per ton gold, 87.67 grams per ton silver, 0.24% lead and 0.22% zinc) and CI - 29 (51 meters with 0.5 grams per ton gold, 55.03 grams per ton silver, 0.34% lead and 0.46% zinc), both collared in the western portion of Cieneguita suggests that mineralization still remains open to west, southwest and to depth in the western part of the Cieneguita deposit. No assurance may be given, though, that additional mineralized material will be found in these areas.

Included in the Technical Report is an updated NI 43-101 compliant resource estimate of 1.1 million measured and indicated gold equivalent ounces and 0.02 million inferred gold equivalent ounces at the Cieneguita project. The estimate includes 20,087,000 measured and indicated tons grading 1.54 g/t gold equivalent and 453,000 inferred tons grading 1.47 g/t gold equivalent.

Cieneguita Deposit In Situ Resource Within Optimized Pit Shell @ 0.8 g/t AuEq Cut-Off

Classification	Tonnes	Au g/t	Ag g/t	Cu %	Pb %	Zn %	AuEq g/t	Au oz	Ag oz	AuEq oz
Measured	3,128,000	0.71	61.8	0.03	0.24	0.29	1.86	71,400	6,215,000	186,600
Indicated	16,959,000	0.74	50.0	0.03	0.21	0.25	1.69	403,500	27,262,000	920,900
Meas&Ind	20,087,000	0.74	51.8	0.03	0.21	0.26	1.71	474,900	33,477,000	1,107,500
Inferred	453,000	0.99	34.2	0.02	0.13	0.17	1.63	14,400	498,000	23,800

This figure is showing the geological units and distribution of the 100 drill holes.

Current Operations

Previously reported water supply problems have been remedied. Metal recoveries have been dramatically improved by the addition of a ball mill to further grind the mined material, just as changes in reagents used improved the recovery of the free gold particles or gold-bearing minerals in the flotation process. During the period from March 2011 to November 2011, $7,411,000 worth of concentrate was sold. The cost of mining and processing was $2,851,000 while other operating expenses, totaled a further $1,755,000. Other expenses including property royalties totaled $272,000 leaving a net operating cash flow for the joint venture of $2,806,000. Costs continue to decline significantly as efficiencies of scale take effect and operational improvements are made. It is also projected that costs per ounce produced will decrease with the increase in production.

Because of the favourable mapping, sampling and drilling results in Cieneguita, we initiated a brownfield exploration program aimed at locating additional mineralization within our properties. The exploration process around the main mineralization zone at Cieneguita has identified two areas of porphyry style mineralization 500 meters to south of the current known mineralization. These two areas known as Piedras Blancas and Piedra Amarilla are exhibiting the same size, characteristics, and intensity of alteration-mineralization on surface as encountered at Cieneguita. No assurance, though, may be given that any positive exploration results will come from these similarities.

In July 2011, we entered into an agreement with M3 for the execution and completion of a NI 43- 101 compliant PEA for our Cieneguita project. The PEA is expected to take approximately seven months to complete and the scope of the work is to consist of process plant design, site facilities, power supply and distribution, project execution plan, capital and operating cost estimates, an economic model, and preparation of the overall report. The PEA is currently on track for completion in the second quarter of 2012.

The process plant design will be on a preliminary basis with enough detail to use as a reference for a planned feasibility study, and will include flow sheet diagrams, general arrangement drawings, specifications and data sheets, and capital and operating cost estimates for the process plant. The flow sheet and general arrangement will be used to define process and layout and will enable the generation of material take offs and size equipment to be used in the capital cost estimate. Areas of focus will include primary crushing and ore storage, grinding, flotation and regrind, thickening and filtering, tailing disposal and reclaimed water piping and pumping, along with fresh water piping and pumping.

M3 will also be responsible for the design and cost estimates of ancillary mine facilities such as offices, laboratory and access roads and will be responsible for the design of single line diagrams used in the generation by M3 of cost estimates for new power lines and substations for the power supply. A project execution plan to be included in the PEA is to be developed jointly between us and M3. Capital cost estimates will be based in part on equipment budget quotations from approved vendors and on M3’s data-base from recent projects while construction costs will use data from the same data-base.

Other consulting companies contributing to the preparation of the PEA will be Independent Mining Consultants who will be preparing a new resource estimate, a mine plan and schedule and mine related capital and operating costs. Resource Development Inc. will be performing metallurgical testing to define the processing flow sheet and estimation of appropriate metal recoveries. Global Resource Engineering will be performing geotechnical related investigations related to tailings and mine waste storage and other site facilities.

A figure exhibiting main geological and mineralization features on the Piedras Blancas and Piedra Amarilla areas is shown below.

There are no known reserves on the Cieneguita property.

Encino Gordo Project

Property Location

The Encino Gordo project is located in the Barranca section of Chihuahua State in Mexico, and according to data publicly published by the Mexican Government, is at the interphase between the two main volcanic groups that form the bulk of the Sierra Madre Occidental.  The location is 220 kilometers to the southwest of Chihuahua City.  The property is accessible by an all-weather dirt road along the southwest side of the property.  There is no local electrical power or water available at this time, though major mining infrastructure is located within three miles of the concessions.

Summary

During fiscal 2007, the Company carried out a detailed and property scale mapping and sampling program outlining numerous gold, silver and gold-copper coincident geochemical anomalies. Phase 1 of the exploration program was undertaken in an effort to define the style and characteristics of the mineralization areas indicated by the geochemical anomalies. Within this stage several gold and sulphide mineralization areas including pyrite and chalcopyrite have been identified within an over 500 meters stockwork area and fault-veins structure.

All information and field evidence gathered during the mapping and sampling process suggest the presence of “porphyry” style alteration and mineralization characterized by the presence of concentric alteration patterns (potassic alteration grading outward to quartz-sericite and propylitic alteration), coincident Cu, Au and Mo geochemical anomalies and a multiple-event of veining. No assurance can be given, though, that we will find such a deposit, if at all. We own two concessions and have an option to acquire two other concessions from MRT, subject to a 2.5% NSR and making the scheduled project payments.

In August 2009, we dropped one of our concessions in the Encino Gordo project, Encino Gordo 2. We determined that the payments due to the concession holder were too expensive and it was not in our best interests to keep the concession. There is no plan, currently, to try and negotiate the payments for this project. There are no known reserves on the Encino Gordo project.

There are no known reserves on the Encino Gordo project.

Claim Status

Sunburst de Mexico owns two concessions (Title #225277 and #292013) and has the option to acquire 100% of the two other properties listed below, subject to a 2.5% net smelter royalty.

The concessions not owned by Sunburst de Mexico are owned by MRT.  The following table is a summary of the concessions on the Encino Gordo property:

Lot Name	Title Number	Area (Ha)	Term of Validity	Royalties and Payments
Encino Gordo	225277	450	8/12/2005 to 8/11/2055	None (1)
Encino Gordo	292013	382	8/12/2005 to 8/11/2055	None (1)
El Camuchin	220149	100	6/17/2003 to 6/16/2053	Net Smelter Return of 2.5% (2)
La Paloma	220148	100	6/17/2003 to 6/16/2053	Net Smelter Return of 2.5% (2)
(1)      Concessions are 100% owned by Sunburst de Mexico with no further payments to be made.

(2)      Sunburst de Mexico has the first right of refusal to acquire these two concessions from MRT in the event MRT receives an offer to purchase any portion of these mining concessions from a third party.  Sunburst de Mexico will have 30 days to exercise its first right of refusal.

History

The Encino Gordo Property, covering 1,042 hectares (approximately 2,575 acres), is situated near an old mining district with a lengthy production history, according to records in the public domain.  Old mining records indicate that mining operations were commenced three kilometers east of this site in the 17th century.  Most of the production from those mines came from high-grade vein deposits mined by crude underground methods.  To the east of Encino Gordo, the main Guazapares breccia veins were discovered in about 1830.  The major period of production was from 1870 to 1900 when there were four silver pan amalgamation mills in operation.  Although those deposits contain both gold and silver, the early mills could not recover the gold as it is very fine and occurs along cleavage planes in the pyrite.  The mills of the time could only process the oxidized portions of the veins, and the unoxidized, sulfide-bearing material was usually left in the mines as pillars.  The principal mine owner of the properties east of Encino Gordo died in 1890, after which the mines of Guazapares slowly sank into disrepair and closed by 1900.  In 1905, a US company consolidated most of the properties to the east of Encino Gordo and reopened some of the mine workings.  That company ran into financial difficulties during 1907 and work halted.  Ramon Valenzuela then acquired the properties to the east of Encino Gordo and operated a five stamp mill until 1912.  Noranda Exploration, Inc. briefly optioned concessions in the area in the early 1990’s.  Kennecott optioned the core concessions east of Encino Gordo in 1993-94 and drilled a few holes in one of the concessions to the east of Encino Gordo.  The Encino Gordo property has never been in production.  In August 2009, we dropped one of our concessions in the Encino Gordo Project, Encino Gordo 2.

Geological Setting and Deposit Types

The geology at Encino Gordo project area is dominated by flows and tuff of andesitic to dacitic composition intruded by small plugs of porphyritic intrusions varying in composition from diorite to quartz-diorite.  Small and localized areas exhibiting dacite porphyries are also common.  The volcanic sequence which may be part of the Lower Volcanic Series (LVS) of the Sierra Madre Occidental Volcanic Complex (“SMOVC”) host most of the mineralization in the Encino Gordo area and in the whole Moris district host to Palmarejo deposit and the Guazapares gold hydrothermal system.  The alteration and mineralization at the Encino Gordo project is mainly characterized by two different styles:

La Junta area — Most of the alteration and mineralization in this area is associated with andesitic rocks intruded by composite stock (diorite and quartz-diorite) and dacite porphyries.  The alteration at La Junta is characterized by propylitic alteration (chlorite-calcite-pyrite) exhibiting small and localized areas with incipient K-silicate alteration, where K-feldspar is mainly replacing groundmass in the intrusion phases.

Mineralization is occurring at La Junta in different styles, including:  stockwork, fault-veins, sheeted veins, dissemination and breccias.  However, main mineralization consists of an approximately 500-meter wide stockwork fault-vein zone developed in a dilatant jog “flower structure”.  In this mineralized area, multiple cross-cutting vein types are present including:

•	Pyrite-only veins

•	Quartz-only veins

•	Quartz + pyrite veins

•	Quartz + chalcopyrite veins

•	Quartz + pyrite + chalcopyrite veins

•	Calcite veins

•	Quartz + galena veins

•	Chlorite + calcite veins

Figure is illustrating coincident Cu and Au geochemical anomalies in La Junta area which are spatially associated to a potassic alteration core resembling the classical geochemical-alteration signature of the porphyry systems.

Supergene alteration is represented by an argillic alteration pervasive event developed by the oxidation and alteration of the primary sulfide zone observed at La Junta area.  Limonites developed within this supergene event are dominated by goethite (± hematite — jarosite).

The alteration assemblages, the style of mineralization, the content and type of sulfide mineralization suggest that La Junta area might be a mesothermal to near-mesothermal system, resembling a “porphyry-style” alteration-mineralization.

Potential exists in this area to find a porphyry-style system and a similar gold mineralization, though, no assurance may be given that any mineralization whatsoever will be found.  The proposed exploration program for the upcoming year will be focused on trying to assess the potential of the identified targets, including:

•	The porphyry-style mineralization in La Junta area

•	Anomaly N and La Elyka areas

Mineral Deposits

Blackstone Resources Inc. hired Reliance Geological Services of Vancouver, Canada in 1996 to evaluate the results of a geological and geochemical exploration program on the Encino Gordo zone.  The subsequent work revealed results that were judged worthy of a second phase of exploration.  Our surface sampling has indicated the presence of mineralized structures, including gold and silver anomalies on the property.  Several gold-copper anomalous areas were also identified.  The property is at the very early stages of exploration, though, and much more work is needed before any decisions can be made as to the viability of the property.

Structure Empalme

The Empalme vein outcrops northwest of the Elyca structure, inside the Encino Gordo Property and has been mapped for approximately 150 meters.  Workings on the breccia-vein consist of two old shafts now filled with water.  The host rocks consist of a sequence of volcaniclastic sediments overlain by tuffaceousdacites with moderate silicification and supergene argillic alteration.

Cienega Vein

Our exploration shows that the Cienega vein outcrops at one location along a stream bed within the Encino Gordo Property.  It consists of brecciated quartz and contains 2-3% disseminated pyrite hosted by brown volcaniclastics.

Arroyo Los Laureles Vein

The vein outcrops in the southeast limit of the San Miguel claim in Arryo Los Laurels.  The host rocks consist of intensely fractured volcaniclasticarenites, tuffs and dacites.

The Encino Gordo Property is without known reserves.  Our proposed exploration programs are exploratory in nature.

Infrastructure

The Encino Gordo Property is accessible year round by all-weather road.  There is no local electricity or water currently available.  We will need to supply our own diesel generated electrical power.

Current Exploration

During fiscal 2007, the Company carried out a detailed and property scale mapping and sampling program outlining numerous gold, silver and gold-copper coincident geochemical anomalies.  Phase 1 of the exploration program was undertaken in an effort to define the style and characteristics of the mineralization areas indicated by the geochemical anomalies.  Within this stage several gold and sulphide mineralization areas including pyrite and chalcopyrite have been identified within an over 500 meters stockwork area and fault-veins structure.

All information and field evidence gathered during the mapping and sampling process suggest the presence of “porphyry” style alteration and mineralization characterized by the presence of concentric alteration patterns (potassic alteration grading outward to quartz-sericite and propylitic alteration), coincident Cu, Au and Mo geochemical anomalies and a multiple-event of veining.  No assurance can be given, though, that we will find such a deposit, if at all.

Phase II of the exploration program aimed to detail and characterize all identified alteration and mineralization areas and define and prioritize drilling sites is underway and is expected to be completed by the second quarter of 2009.  In addition, a stream sediment sampling program is being undertaken to fully evaluate all the concessions.

There are no known reserves on the Encino Gordo property.

Planned Exploration Activities

At present we are re-evaluating the exploration program for Encino Gordo.  We expect to revise the exploration budget of Encino Gordo in the fiscal year of 2013.

Cerro Delta Project

History

The first sampling campaigns of the Cerro Delta Project were conducted in 1993 and 1994 detecting strong gold anomalies in soils and south of Cerro Delta.  The major sampling work was done by Minas Argentinas S.A. showing the gold mineralization in highly altered granitic rocks placed West and South of the Cerro Delta.  Granitic floats showed values up to 11 gr/tn gold.  In 1996 the company Campo de Oro Andino S.A. subsidiary of ElDorado (Canada) conducted a geochemical and geophysical and trenching program (magnetometry, resistivity and IP) defining two drilling targets.

Later, in 2008, Golden Peaks Minera conducted another geophysical study which confirmed the former results and added more detail and precision response.  The environmental permits and the water rights are already in place.

Access

The Cerro Delta project is located 35 kilometers north of the international paved road Nº 22 from Vinchina (La Rioja) to Copiapo, Chile.  The project can also be accessed from the City of Copiapo.

Summary

In February 2011, we entered into an agreement with Compania Minera Alto Rio Salado S.A., a private Argentine entity, for the acquisition of the 15,000 hectare Cerro Delta project in northwest La Rioja Province, Argentina.  Under the agreement, the Company paid $150,000 on signing (paid), and agreed to pay $200,000 on the first anniversary, $500,000 on the second, $750,000 on the third, $1.2 million on the fourth, and $2.2 million on the fifth anniversary, with a final option payment of $5 million due on the sixth anniversary to purchase a 100% interest in the project.  The vendor will retain a 1% NSR.  All payments are completely optional, and the Company has no work commitments beyond the minimal requirements to maintain the mining rights under Argentine law.

Property Location

The Cerro Delta project is located approximately 20 kilometers east of the 28.8 million ounce (resource) Cerro Casale gold project which is being developed by Barrick and Kinross and 29 kilometers southeast of the even larger Caspiche project currently being evaluated by Exeter Resource Corporation.  Cerro Delta is located along a regional fault structure trending west-northwest to east-southeast which is associated with the Aldebaran, CerroCasale, QuebradaSeca, and Maricela deposits in Chile before crossing into Argentina and intersecting the Cerro Delta project.

Claim Status

Mining Concession	Title Number	Area (Ha)	Term of Validity	Royalties and Payments
Pablo	a) 9755-C-1991	4,000	-	1% NSR
Roberto	b) 9756-C-1991	3,850	-	1% NSR
Delta 1	c) 34-C-2007	10,000	-	1% NSR

Geological Setting and Mineral Deposit

The deposits of the Maricunga Belt are often very large but low grade porphyry gold-copper type deposits with variably oxidized sulfide stockwork or veinlets with or without associated copper (Maricunga, Volcan, Caspiche, Cerro Casale) or high sulfidation type epithermal quartz veins and stockworks with better grades and without copper (La Coipa, Lobo-Marte).  It is common to have both deposit types in a single large deposit area such as is the case with the Cerro Delta project.  In addition, most deposits in the Maricunga Belt exhibit a zoned alteration pattern with an area of potassic alteration flanked by argillic and advanced argillic alteration with some amount of silicification, which is also common to Cerro Delta.  Also common to deposits of the Maricunga Belt are large scale faults and lineaments of a general north-south trend and which tend to localize the emplacement of mineralized intrusions.  At Cerro Delta these regional structures are mostly N-S, NNW and E-W with several intersecting zones which appear related to alteration and mineralization.

Gold mineralization at Cerro Delta is hosted in both, a Miocene porphyry (Cerro Porfiro) and a peripheral high sulphidation epithermal system (Cerro Delta).  The mineralization in the porphyry is in a stockwork system of quartz and sulphideveinlets mainly emplaced in the potassic alteration zone with gold contents in rock samples at surface grading up to 0.8 g/t.  In the epithermal system the gold is in siliceous breccias with gold contents up to 4.0 g/t.  There are large +100 ppb gold-in-soil anomalies that cover both the porphyry and the epithermal mineralization which are also coincident with IP geophysical anomalies.  The entire auriferous zone which overlays the porphyry and the epithermal system is approximately 1.5 km by 2 km in size.

Planned Exploration Activities

Preparation for 3500 meters of core drilling at the Cerro Delta project is underway. Geophysical results are being evaluated. The initial field campaign, including 3,500 meters of initial drilling, will be developed at an estimated cost of $3,000,000. The access road has been repaired in preparation for the drilling campaign.

New Properties-Target Generation and Growth Strategy

Our focus is to advance the Cerro Delta project and we are evaluating other projects of similar merit in Colombia, Argentina and Mongolia. Dr. Zhimulev is conducting the exploration work at Cerro Delta and the exploration of some gold projects in the south part of Columbia where the presence of large mineralized hydrothermal breccias have been outlined and numerous small scale mining workings to exploit narrow high grade silver and gold veins are found. The Company has also entered into an agreement to acquire a significant project in Mongolia which it hopes to conclude in the second quarter of 2012. The Company expects that it will be able to operate in Mongolia in an efficient and highly effective manner because of the addition of Dr. Borisenko and Dr. Zhimulev, who are experts in Mongolian Geology, and also because of its access to Novosibirsk State University, Russia specialists.

Recent Financing Activities

Between September and November 2011, the Company received subscription proceeds of $860,000 in its active private placement. The subscribers to the subscription proceeds have agreed to purchase one unit for each $0.20 of subscription proceeds. Each unit consists of one share of the Company’s common stock and one warrant each exercisable at $0.30, which expires in two years.

In March 2011, we completed a private placement of 6,560,000 units at $0.20 per unit, for total proceeds of $1,312,000.  Each unit consists of one share of common stock and a warrant to purchase one share of common stock.  Each warrant is exercisable for one share of common stock at an exercise price of $0.30 for a period of two years from the closing date.  The securities were issued to U.S. “accredited investors” and Canadian and non-U.S. investors.  We paid $89,000 in finders’ fees in conjunction with the private placement.

In September 2009, we entered into private placement subscription agreements, as thereafter amended, with certain U.S. accredited investors and certain non-U.S. investors for the private placement of 12,500,000 unregistered shares of the common stock with 100% warrant coverage at a purchase price of $0.20 per unit.  The warrants have an exercise price of $0.30 per share, a two-year term and will not be exercisable until 12 months after their date of issuance.  The Company received aggregate gross proceeds, prior to any expenses, from the private placement of $2,500,000.

Principal Products

Our principal product is the exploration for and development of precious minerals.  Because our properties are in the exploration or development stage, there is no guarantee that any ore body will be found or extracted.

In May 2011, we appointed Dr. Alexander Becker as advisor to the board of directors, who has a PhD in Structural Geology and an extensive history as an exploration geologist, to assist us with the selection and development of exploration projects.  A potential mining property is identified first by a visit to the property by a geologist.  If the property has potential based upon the geologist’s findings, another visit is made to gather more information by taking surface samples and mapping the property.  Also, geophysical work (in this case mineral exploration techniques using electromagnetic instruments to measure the conductivity of the rocks underground) may be performed before entering into the negotiation process for a particular property.

A similar strategy is applied in Argentina and Colombia, where Miguel Di Nanno is operating through his network and his knowledge of the mining activity in South America, in order to obtain information regarding potential mining opportunities for our Company.

Competition

We compete with other mining and exploration companies in connection with the acquisition of mining claims and leases on gold and other precious metals prospects and in connection with the recruitment and retention of qualified employees.  Many of these companies are much larger than we are, have greater financial resources and have been in the mining business much longer than we have.  As such, these competitors may be in a better position through size, finances and experience to acquire suitable exploration properties.  We may not be able to compete against these companies in acquiring new properties and/or qualified people to work on any of our properties.

There is significant competition for the limited number of gold and silver acquisition opportunities available and, as a result, we may be unable to continue to acquire attractive gold and silver mining properties on terms we consider acceptable.

Given the size of the world market for gold and silver relative to individual producers and consumers of gold and silver, we believe that no single company has sufficient market influence to significantly affect the price or supply of gold and silver in the world market.

Governmental Regulations

Our business is subject to various levels of government controls and regulations, which are supplemented and revised from time to time.  Any mineral exploration activities conducted by the Company require permits from governmental authorities.  The various levels of government controls and regulations address, among other things, the environmental impact of mining and mineral processing operations and establish requirements for the decommissioning of mining properties after operations have ceased.  With respect to the regulation of mining and processing, legislation and regulations in various jurisdictions establish performance standards, air and water quality emission standards and other design or operational requirements for various components of operations, including health and safety standards.  Legislation and regulations also establish requirements for decommissioning, reclamation and rehabilitation of mining properties following the cessation of operations, and may require that some former mining properties be managed for long periods of time.  In addition, in certain jurisdictions, we may be subject to foreign investment controls and regulations governing our ability to remit earnings abroad.

The Company’s operations and properties are subject to a variety of governmental regulations including, among others, regulations promulgated by SEMARNAT, Mexico’s environmental protection agency; the Mexican Mining Law; and the regulations of the  Comisión National del Agua with respect to water rights.  Mexican regulators have broad authority to shut down and/or levy fines against facilities that do not comply with regulations or standards.  If we put any of our properties into production, operations may also be affected in varying degrees by government regulations with respect to restrictions on production, price controls, export controls, income taxes, expropriation of property, environmental legislation and mine safety.  In Argentina we are subject to comply with the Codigo de Mineria (Argentina´s Mining Law) and all the provincial regulations.

The need to comply with applicable laws, regulations and permits will increase the cost of operation and may delay exploration.  All permits required for the conduct of mining operations, including the construction of mining facilities, may not be obtainable, which would have an adverse effect on any mining project we might undertake.  Additionally, failure to comply with applicable laws, regulations and permitting requirements may result in enforcement actions, including orders issued by regulatory or judicial authorities causing exploration to cease or be curtailed.  Parties engaged in mining operations may be required to compensate those suffering loss or damage by reason of the mining activities and may have civil or criminal fines or penalties imposed for violations of applicable laws or regulations.

Amendments to current governmental laws and regulations affecting mining companies, or the more stringent application thereof, could adversely affect the Company’s operations.  The extent of any future changes to governmental laws and regulations cannot be predicted or quantified.  Generally, new laws and regulations result in increased compliance costs, including costs for obtaining permits, delays or fines resulting from loss of permits or failure to comply with the new requirements.

To keep our mineral concessions in good standing with the Government of Mexico, we must pay yearly property taxes.  These taxes are based on a tariff per hectare and per the number of years (maturity)of each concession.  The taxes are paid twice a year.  We have paid:

July 2009	MXN $133,626 ($10,179)
January 2010	MXN $141,376 ($10,779)
July 2010	MXN $110,888 ($8,735)
January 2011	MXN $117,215 ($9,685)

We are in compliance with all of our tax payments to the government.  We believe that we are in compliance with all material current government controls and regulations at each of our properties.

Compliance with Environmental Laws

Our current exploration activities and any future mining operations (of which we currently have none planned) are subject to extensive laws and regulations governing the protection of the environment, waste disposal, worker safety, mine construction, and protection of endangered and protected species.  We have made, and expect to make in the future, significant expenditures to comply with such laws and regulations.  Future changes in applicable laws, regulations and permits or changes in their enforcement or regulatory interpretation could have an adverse impact on our financial condition or results of operations.  In the event that we make a mineral discovery and decide to proceed to production, the costs and delays associated with compliance with these laws and regulations could stop us from proceeding with a project or the operation or further improvement of a mine or increase the costs of improvement or production.

In Mexico, we are required to submit, for government approval, a reclamation plan for each of our mining sites that establishes our obligation to reclaim property after minerals have been mined from the site.  In some jurisdictions, bonds or other forms of financial assurances are required as security for these reclamation activities.  We may incur significant costs in connection with these restoration activities.  The unknown nature of possible future additional regulatory requirements and the potential for additional reclamation activities create uncertainties related to future reclamation costs.

In Argentina, every two years, we are required to submit an Environmental Study update for every exploration right for government approval and for every main exploration step (i.e., a new drilling campaign).  The same requirement is applicable to every new exploration right we claim.

Employees

We currently have five persons working for Sunburst de Mexico, of which, one is a geologist and the rest are employed in administrative capacity.  Except for our general manager, Manuel Flores, all of these persons are provided to Sunburst de Mexico under third party contract, either directly or via a personnel service agency.  We have hired Miquel F. Di Nanno as our President and Chief Operating Officer, Salil Dhaumya as our Chief Financial Officer and Manuel Flores as our Operations Manager.  Other than these employees and our geologists, all of the employees we hire are contracted from third parties specializing in providing employees for Mexican companies.  In using third party contractors, we minimize our exposure to Mexican employment law, and all liabilities are undertaken by the third party contractors providing the services.  Currently, we do not have any operations in Argentina.  Other than our President and Chief Operating Officer, Mr. Di Nanno, who is based in Argentina, we have no employees or personnel contracted under third party contracts in Argentina.  We pay a flat rate to the third parties for their services.  In the event that our exploration projects are successful and warrant putting any of our properties into production, all such operations would be contracted out to third parties.  Also, we rely on members of our management to handle all matters related to business development and business operations.

Properties

We currently maintain an office at 595 Howe Street, Unit 906, Vancouver, BC. V6C 2T5, operating under a month-to-month lease, with a monthly rent of $500.

We also operate a Mexican office located at C. General Retana #706, Col. San Felipe, Chihuahua, Chihuahua, Mexico, CP 31203, operating under the terms of this lease on a month-to-month basis, with a monthly rent of $900.

As described above, we have property rights in the Cieneguita and Encino Gordo Projects in Mexico and in the Cerro Delta Project in Argentina.

The following map illustrates the locations of the properties:

Location of Cieneguita and Encino Gordo Projects in Chihuahua, Mexico

To date, most of the data gathered during our field campaigns and drilling programs has been compiled and is being evaluated.

Location of Cerro Delta Project in La Rioja Province, Argentina

LEGAL PROCEEDINGS

Neither us nor our properties are the subject of any material pending legal proceedings.

MARKET FOR REGISTRANT’S COMMON EQUITY, RELATED STOCKHOLDER MATTERS AND ISSUER PURCHASES OF EQUITY SECURITIES

Our common stock is approved for quotation on the OTC Bulletin Board under the trading symbol “MXOM.OB” and on the Frankfurt Stock Exchange under the symbol “OYA1”.  The OTC Bulletin Board is a regulated quotation service that displays real-time quotes, last-sale prices and volume information in over-the-counter equity securities.  The OTC Bulletin Board securities are traded by a community of market makers that enter quotes and trade reports.  This market is extremely limited and any prices quoted may not be a reliable indication of the value of our common stock.

On February 9, 2012, the last reported sales price of our common stock as reported by the OTC Bulletin Board was $0.19 per share.  The quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not reflect actual transactions.  The high and low sales prices of our common stock, as reported by OTC Bulletin Board for each quarter during fiscal years 2012, 2011 and 2010, are reported below:

Our common stock is currently traded on the Over the Counter Bulletin Board (“OTCBB”) under the symbol “MXOM.OB”.  The following table sets forth the high and low closing prices for our common stock as reported on the OTCBB for the periods indicated.

Fiscal Year Ending February 29, 2012	High	Low
First Quarter	$0.33	$0.18
Second Quarter	$0.24	$0.15
Third Quarter	$0.22	$0.17
Fourth quarter *	$0.20	$0.16

* Fourth quarter through February 9, 2012

Fiscal Year Ending February 28, 2011	High	Low
First Quarter	$0.52	$0.29
Second Quarter	$0.32	$0.21
Third Quarter	$0.27	$0.16
Fourth Quarter	$0.25	$0.18

Fiscal Year Ending February 28, 2010	High	Low
First Quarter	$0.39	$0.25
Second Quarter	$0.40	$0.25
Third Quarter	$0.49	$0.27
Fourth Quarter	$0.54	$0.40

The prices presented are bid prices which represent prices between broker-dealers and do not include retail mark-ups and mark-downs or any commission to the dealer. The prices may not reflect actual transactions.

As of January 27, 2012, there were approximately 297 stockholders of record of the Company’s common stock.

There have been no cash dividends declared or paid on the shares of common stock, and management does not anticipate payment of dividends in the foreseeable future.

MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

Special Note of Caution Regarding Forward Looking Statements

The following discussion of our financial condition and results of operations should be read in conjunction with our consolidated financial statements and related notes and other financial information included elsewhere in this prospectus.  The discussion contains forward-looking statements based upon current expectations that involve risks and uncertainties, such as our plans, expectations and intentions.  Our actual results may differ significantly from management’s expectations.  This discussion should not be construed to imply that the results discussed herein will necessarily continue into the future, or that any conclusion reached herein will necessarily be indicative of actual operating results in the future.  Such discussion represents only the best present assessment of our management.  When we refer to the “Company”, “we”, or “us”, we refer to Pan American Goldfields Ltd.

Overview

We are a development stage company and have generated only limited revenues from our Cieneguita project to date, and have not yet generated or realized any revenue from our other two exploration projects. As of November 30, 2011, we had $502,074 in our bank account.

In January 2012, we appointed Mr. Hernan Celorrio to its board of directors (the “Board”) to fill a vacancy on the Board. . Mr. Celorrio currently serves as vice president of the Argentine-Chilean Chamber of Commerce and as director of the Executive Committee and president of the Mining Committee of the Argentine Canadian Chamber of Commerce.  He is also the president of the Argentine Mining Foundation (FUNDAMIN). Mr. Celorrio has previously served as the President of Barrick Exploraciones Argentina S.A. and as Vice President of Minera Peñoles in Argentina.  Additionally, Mr. Celorrio has previously served on the board of directors of Northern Orion Resources and Yamana Resources (Compañia Minera Polimet S.A.) in Argentina. Mr. Celorrio holds a degree from School of Law of the University of Buenos Aires, Argentina.

In December 2011, we entered into an Amended and Restated Development Agreement with Minera Rio Tinto, S.A. de C.V. an entity organized under the laws of the United Mexican States (“MRT”) and Marje Minerals S.A., an entity organized under the laws of the United Mexican States (“MM”), to amend and restate the existing agreements between the parties related to the Cieneguita project, pursuant to the Letter Agreement (defined below).  The parties executed the Amended and Restated Development Agreement in order to execute a definitive agreement regarding terms and provisions that were previously negotiated by the parties and set forth in the Letter Agreement.

In June 2011, we entered into a binding letter agreement (the “Letter Agreement”) with MRT and MM, concerning the restructuring of the prior agreements between the parties, including their respective ownership interests in the Company’s Cieneguita project in Chihuahua State, Mexico.

The Letter Agreement provides that the parties will commence to use their best efforts to negotiate, finalize and execute definitive agreements, which will amend and restate the existing agreements between the parties related to the Cieneguita project. The definitive agreements are expected to be completed by August 27, 2011. Additionally, the terms of the Letter Agreement are binding on the parties, and restate the existing agreements between the parties. Pending completion of the definitive agreements, we can commence preliminary work and analyses on the Cieneguita project and propose preliminary work plans and budgets for the same.

Under the Letter Agreement, the parties agreed to restructure their respective ownership interests in the Cieneguita project as follows:

Holder	Ownership %	Net Cash Flow % First 15 meters	Net Cash Flow % for the rest of the project
MRT	20%	74%	20%
MM	0%	6%	0%
Company	80%	20%*	80%

The Company and MRT shall be responsible for the cost of the feasibility study on a pro rata basis based on their respective amended ownership percentages of the Cieneguita project.

In March 2011, we appointed Bruno Le Barber as a member of the board of directors. Mr. Le Barber has extensive financial expertise and is a co-founder of Vortex Capital (“Vortex”), a Hong Kong based gold fund. Previously he was a Vice President at Morgan Stanley in London where he advised trading desks and a large investor base while publishing macro-economic studies. Mr. Le Barber was also a global technical strategist with ABN Amro in Paris. He manages Vortex together with Emilio Alvarez, former Executive Director, Equity Research with Morgan Stanley in London.

In February 2011, we entered into an agreement with Compania Minera Alto Rio Salado S.A., a private Argentine entity, for the acquisition of the 15,000-hectare Cerro Delta project in northwest La Rioja Province, Argentina. Under the terms of the agreement, the Company must pay $150,000 upon signing (paid), $200,000 on the first anniversary, $500,000 on the second anniversary, $750,000 on the third anniversary, $1.2 million on the fourth anniversary, and $2.2 million on the fifth anniversary of the signing, with a final option payment of $5 million to purchase a 100% interest in the Cerro Delta project payable on the sixth anniversary of the signing. The vendor will retain a 1% net smelter revenue (“NSR”).

In conjunction with the acquisition of the Cerro Delta project, we completed a private placement of 6,560,000 units at $0.20 per unit, for total proceeds of $1,312,000. Each unit consists of one share of common stock and a warrant to purchase one share of common stock. Each warrant is exercisable for one share of common stock at a conversion price of $0.30 for a period of two years from the closing date.

In October 2010, we appointed Miguel F. Di Nanno President and Chief Operating Officer, replacing George Young effective as of October 15, 2010. Mr. Young remains on our board of directors. Mr. Di Nanno has experience in mining and energy exploration and most recently served as president of Somuncurah S.R.L. and AupaS.A., both exploration and development firms focused in Argentina. He has also previously served as the chief operating officer of the Grosso Group, an exploration and new mining business development firm and as the representative and country manager in Argentina for Palladon Ventures Ltd., a gold and silver exploration company. He has a degree in Mining Engineering – Ore Dressing from the National University of San Juan.

In July 2010, we appointed Neil Maedel, Randy Buchamer and Gary Parkison to our board of directors. Mr. Maedel is an investment banker specializing in international resource projects; Mr. Buchamer has extensive experience in business administration and finance; and Mr. Parkison is qualified geologist and project manager with expertise in exploration and development of minerals and metals projects. All of the newly appointed directors have technical and financial industry experience base that will assist us with operations and our planned listing on either the Toronto Stock Exchange or the TSX Venture Exchange, consistent with our status as a producing resource company.

In July 2010, we reincorporated from the State of Colorado to the State of Delaware. The reincorporation was effected pursuant to an agreement and plan of merger (the “Merger Agreement”), by and between us and Pan American Goldfields Ltd., a Colorado corporation (formerly Mexoro Minerals Ltd.), with Pan American being the surviving corporation. Accordingly, the rights of our stockholders are now governed by Delaware General Corporation Law and the certificate of incorporation and bylaws of the Company are filed with the State of Delaware.

In May 2010, management decided to drop the Sahuayacan project due to lack of economic thicknesses and grades of gold mineralization encountered in the drilling program, eliminating any future concession payments for this project.

Our continued existence and plans for future growth depend on the receipt of funds from our partner MRT from the ongoing operations at the Cieneguita mine operations. Should there be an interruption in this cash flow it will be necessary to obtain additional capital to operate either through the issuance of additional debt or equity.

Plan of Operation

Summary

Our business plan is to proceed with the exploration and development of our Mexican and Argentine mineral properties to determine whether they contain commercially exploitable reserves of gold, silver or other metals.

In the event that our exploration and development program finds exploration targets that warrant additional exploration work, including exploration by drilling, we will not have enough cash available to fund an expanded exploration program. If we decide to expand our exploration and development program, we would need to raise additional capital to meet these needs. We currently do not have any sources of additional capital available to us and we may not have any in the future. The failure to raise additional capital would severely curtail our ability to conduct any additional exploration work that might be warranted because of the results of our current exploration program.

Our continued existence and plans for future growth depend on our ability to obtain the additional capital necessary to operate either through the generation of revenue or the issuance of additional debt or equity. Additionally, if our exploration during that time period is successful, we may need to raise additional capital to fund those exploration programs. At this time, we cannot assess with any accuracy our total capital needs to fund an expanded exploration program beyond our basic program.

For the 12-month period from December 2011 through November 2012, we need to raise additional capital to maintain operations. We will need a minimum of $2,400,000, a portion of which will be for general and administrative costs. This does not include any capital needed to pay our accounts payables and to execute our exploration programs as detailed below.

In the event that we do discover a mineral deposit on one of our properties, of which there is no guarantee, we would need to expend substantial amounts of capital to put any of our properties into production, if so warranted. The amount of such expenditures is indeterminable at this time as our exploration and development program has not advanced far enough to provide us with results to determine this information.

Such expenditures depend upon the size of the mineralized body, the grade of the mineralized body and the type of mining that is required to extract any minerals that may be found. Regardless, we do not have enough capital available to us to make any such expenditure that would be required to put any mineral property into production, and we therefore would have to raise the additional capital or, if possible, enter into a joint venture for the production phase. If we were to form a joint venture, we cannot assess what our final position in the project would be. We do not have any sources of capital available to us at this time to fund such a project if one should be discovered.

In the event that we should find a mineable reserve, it is management’s intention to contract the mining and milling of any mineralized reserves out to third parties. We do not have any known reserves at this time.

Exploration Projects – Current Status

To date the exploration program has been focused on preparing the Cerro Delta, Argentina exploration project for a drill program that is scheduled to begin in March 2012. The Company is continuing a small reconnaissance program at the Encino Gordo to map potentially gold-bearing limestone outcrops.

In December 2011, we hired Mr. Fedor Zhimulev MSc. PhD Honors. as our chief geologist while actual management of exploration programs will be under the guidance of Alexander Becker PhD. He was a former senior researcher at the Sobolev Institute of Geology and Mineralogy and has extensive experience conducting fieldwork. In 2009 -2011 he was appointed as leader of the institute’s junior Scientists Community and last year was awarded the Academican Sobolev prize for junior scientists from th Siberian Branch of the Academy of Sciences.

On 17th and 18th December 2011, a geological advisor team visited the Cerro Delta project area. The team was headed by Dr. Aleksandr Borisenko and composed of Dr. Alexander Becker – Board Advisor and Geol. Fedor Zhimulev.

The exploration work developed on the project and the knowledge of similar geological systems in the Maricunga Belt allows us to prepare the immediate drilling stage. It is proposed to start the first drilling campaign for the beginning of this year. The targets are the zones showing gold results at surface and good geophysical responses in terms of resistivity, chargeability and ground magnetics.

Dr. Borisenko is Dr. of Geology and Mineralogy and the Deputy Director on Scientific Work of the Sobolev Institute of Geology and Mineralogy, Siberian Branch of Russian Academy of Sciences where approximately 680 researchers work under his direction.

Cieneguita Preliminary Economic Assessment (PEA)

Work on the Cieneguita NI43-101 compliant PEA started in October 2011 with an on-site project kickoff meeting. The primary consultant is M3 Engineering, based in Tucson, Arizona, which has extensive recent and relevant experience with mining projects in Mexico.

At this time, 1,600 kgs of core samples are being used to generate metallurgical composite samples at Resource Development Inc. (‘RDi’) labs of Denver, Colorado. These composites will undergo a rigorous metallurgical testing program focusing on the optimization of concentrate flotation characteristics. Initial results should be available by the end of February 2012.  Hydrogeological and water supply investigations are currently underway and geotechnical studies related to the sitting of various project components started in January 2012.  Environmental baseline studies are also underway.

Following the definition of the most appropriate metallurgical process option, the optimal processing rate will be defined and capital and operating costs estimated. Concurrent with this work an updated mineral resource will be generated as well as a mining schedule.  It is anticipated that the results of the PEA will be available in late second quarter of 2012.

Cerro Delta Exploration

Preparation for 3500 meters of core drilling at the Cerro Delta project is underway. Geophysical results are being evaluated. The initial field campaign, including 3,500 meters of initial drilling, will be developed at an estimated cost of $3,000,000. The access road has been repaired in preparation for the drilling campaign.

Over the next 12 months, we intend to explore our three projects, Cieneguita, Encino Gordo and Cerro Delta, to determine whether there are economically attractive concentrations of gold and gold-silver mineralization. We intend to hire additional employees but do not plan to make any purchase of equipment over the next 12 months. At this time, though, the exploration program is only planned for the next 12 months, which we will undertake when the necessary capital has been raised to complete these programs. We do not have any sources of capital identified at this time and no assurance can be given that we will be able to complete the proposed exploration program.

Critical Accounting Estimates

The preparation of our financial statements requires management to make various judgments with respect to estimates and assumptions. On an ongoing basis, management regularly reevaluates its estimates and assumptions; however actual amounts could differ from those based on such estimates and assumptions.

We have made certain accounting estimates that have a material bearing on the financial statements. The most significant estimates are:

Mineral property costs

We have been in the development stage since March 1, 2004, and have not yet realized any significant revenues from its planned operations. We are presently engaged in the acquisition and exploration of mining properties. Mineral property exploration costs are expensed as incurred. When it has been determined that a mineral property can be economically developed as a result of establishing proven and probable reserves, the costs then incurred to develop such property, are capitalized. Such costs will be amortized using the units-of-production method over the estimated life of the probable reserve. If mineral properties are subsequently abandoned or impaired, any capitalized costs will be charged to operations.

Impairment or disposal of long-lived assets

We account for the impairment or disposal of long-lived assets according to ASC 360 “Property, Plant and Equipment”. ASC 360 clarifies the accounting for the impairment of long-lived assets and for long-lived assets to be disposed of, including the disposal of business segments and major lines of business. Long-lived assets are reviewed when facts and circumstances indicate that the carrying value of the asset may not be recoverable. When necessary, impaired assets are written down to estimate fair value based on the best information available. Estimated fair value is generally based on either appraised value or measured by discounting estimated future cash flows. Considerable management judgment is necessary to estimate discounted future cash flows. Accordingly, actual results could vary significantly from such estimates.

Stock based compensation

All transactions in which goods or services are the consideration received for the issuance of equity instruments are accounted for based on the fair value of the consideration received or the fair value of the equity instrument issued, whichever is more reliably measurable. Equity instruments issued to employees and the cost of the services received as consideration are measured and recognized based on the fair value of the equity instruments issued. Stock options and warrants are valued at their fair value utilizing the Black-Scholes option-pricing model.

Results of Operations

Three and nine months ended November 30, 2011 compared to the three and nine months ended November 30, 2010.

In this discussion of the Company’s results of operations and financial condition, amounts, other than per-share amounts, have been rounded to the nearest thousand dollars.

Revenues

The Company earned its 20% proportionate net cash flows of $561,000 (November 30, 2010 - $102,000) from the joint venture with MRT from the gold production during the nine months ended November 30, 2011. Other than the revenue from the joint venture with MRT, we did not have commercial production of any of our properties in the nine months ended November 30, 2011. We can not provide any assurances that we will continue to earn revenues of any significance from the joint venture with MRT, if ever. We are presently in the exploration stage of our business. We can provide no assurance that we will discover commercially exploitable levels of mineral resources on our properties or, if such resources are discovered, that we will enter into commercial production of our mineral properties.

Operating Costs

We incurred operating costs of $98,000 and $297,000 during the three and nine months ended November 30, 2011 compared to $68,000 and $165,000 for the three and nine months ended November 30, 2010 as a portion of the operating costs of production at Cieneguita in the joint venture with MRT.

Expenses

Our operating loss increased to $1,112,000 and $2,752,000 for the three and nine months ended November 30, 2011 compared to $526,000 and $2,683,000 for the three and nine months ended November 30, 2010. The increase in the current three months ended November 30, 2011 is primarily due to impairment of mineral property costs.

General and administrative expenses increased to $690,000 and $2,482,000 in the three and nine months ended November 30, 2011 compared to $577,000 and $1,858,000 in the three and nine months ended November 30, 2010. The increase during the current three and nine month periods is attributable to higher travel and promotion related expenses and stock-based compensation. The non-cash stock-based compensation expense amounted to $196,000 and $922,000 in 2011 compared to $407,000 and $616,000 in 2010, for the three and nine months, respectively. The amount for the nine-month period in 2011 had $272,000 of stock-based compensation expense relating to options granted to officers, directors, consultants and $145,000 of stock-based compensation relating to warrants and $269,000 stock-based compensation in the form of shares issued to consultants. The amount for the corresponding period in 2010 relates to stock options granted to officers, directors and consultants of $414,000 and for stock-based compensation relating to warrants of $202,000.

Accounting and legal fees of $145,000 in the nine months ended November 30, 2011 was approximately the same as compared to $147,000 in the nine months ended November 30, 2010.

Mineral exploration in the three months ended November 30, 2011 increased to $217,000 compared to $17,000 for the three months ended November 30, 2010, as the Company started a preliminary exploration program on Cerro Delta project in September 2011.

Loss

Our net loss decreased to $467,000 for the three months ended November 30, 2011 compared to $537,000 for the three months ended November 30, 2010 and decreased to $2,053,000 for the nine months ended November 30, 2011 compared to $2,777,000 for the nine months ended November 30, 2010. As described above, the decrease in our loss was attributable to lower mineral exploration and lower impairment of mineral property costs, higher revenue from gold sales and gain on settlement of debt, offset by higher general and administration expenses.

We anticipate that we will continue to incur a loss until such time as we can achieve significant revenues from sale of gold recovered from our Mexican mineral properties, if ever. There is no assurance that we will achieve any significant revenues from sale of gold.

Liquidity and Capital Resources

Since inception, we have undergone two unsuccessful business combinations, which have caused us to incur significant liabilities and have resulted in the accumulation of a substantial deficit during the exploration stage.

As of November 30, 2011, we had total assets of $1,409,000, total liabilities of $990,000 and a deficit of $48,347,000 accumulated during the development stage.

Cash and Working Capital

We had cash and cash equivalents of $502,000 as of November 30, 2011, compared to cash of $408,000 at February 28, 2011 and $149,000 at November 30, 2010. We had working capital of $258,000 as of November 30, 2011, compared to a working capital deficit of $1,483,000 as of February 28, 2011 and working capital deficit of $1,887,000 as of November 30, 2010.

During the first nine months of 2011, we did not increase the activities for our exploration program considerably but have continued to incur corporate administrative expenses, for which, we were unable to raise sufficient funds to pay many of our suppliers. Our accounts payable and accrued liabilities decreased from $1,690,000 as of February 28, 2011 to $969,000 in the first nine months of 2011, most of which are being carried forward from 2010. Of the $969,000 accounts payable and accrued liabilities as of November 30, 2011, $356,000 related to exploration expenses.

We will require additional financing during the current fiscal year according to our planned exploration activities. We have initiated our plan to carry out exploration and administration activities on our Mexican and Argentine mineral properties in the current fiscal year. We also anticipate spending approximately $1,500,000 during the next 12 months on general and administrative costs. At this time we do not have the necessary capital to initiate the exploration program and to cover general and administrative costs.

We will need to raise additional working capital to maintain basic operations. We plan to raise those funds through the sale of equity or debt. Other than our definitive agreements signed with MRT, we do not have any  other sources to raise additional capital for the Company at this time and no assurance may be given that we will be able to find sources to raise additional capital. Failure to raise any additional capital would most likely require us to cease operations and abandon all of our exploration properties.

The amount of working capital could be adversely affected further in the event claims are made against us alleging that certain shares we previously issued pursuant to Form S-8 registration statements constituted an illegal public offering because the company was a “shell company” at the time and, as a result, was not eligible to use Form S-8 for registration of shares under the Securities Act of 1933. In August and October of 2005, the Company issued shares of common stock to an officer of the Company, as compensation for consulting services. The two share issuances were for a combined total of 30,000 shares and each of the share issuances was made pursuant to a registration statement on Form S-8 under the Securities Act of 1933. Although the Company believes these shares were properly issued, a claim could be made that issuance of the shares constituted an illegal public offering because the Company was a “shell company” at the time. Shell companies  [i.e. companies which have no or nominal operations and either (i) no or nominal assets; (ii) assets consisting solely of cash and cash equivalents; or (iii) assets consisting of any amount of cash and cash equivalents and nominal other assets] are not eligible to use Form S-8 for registration under the Securities Act of 1933. If either of these transactions did violate federal securities laws, subsequent purchasers of the shares may have claims against us for damages or for rescission of their purchase transaction and recovery of the full subscription price paid, together with interest. As of the date of this quarterly report, no one has made or threatened any claim against us alleging violation of the federal securities laws. In the event such claims were successfully asserted, there is no assurance that we would have sufficient funds available to pay and it is likely that we would be required to use funds currently designated as working capital for that purpose. That would substantially reduce the amount of working capital available for other purposes and, in that event, we could be forced to cease or discontinue certain operations and to liquidate certain assets to pay our liabilities, including, but not limited to, rescission claims.

Cash Used in Operating Activities

Cash used in operating activities decreased to $2,061,000 for the nine months ended November 30, 2011 compared to $3,194,000 for the nine months ended November 30, 2010. The cash used in operating activities was primarily for general and administrative expenses.

Financing Activities

Cash provided by financing activities amounted to $2,042,000 for the nine months ended November 30, 2011 compared to cash used by financing activities of $68,000 for the nine months ended November 30, 2010. The cash provided by financing activities was from the private placement.

We anticipate continuing to rely on equity sales of our common stock or issuance of debt in order to continue to fund our business operations. Issuances of additional shares will result in dilution to our existing stockholders.

Going Concern

Our financial statements have been prepared on a going concern basis, which assumes the realization of assets and settlement of liabilities in the normal course of business. Our ability to continue as a going concern depends upon our ability to generate profitable operations in the future and/or to obtain the necessary financing to meet our obligations and repay our liabilities arising from normal business operations when they become due. The outcome of these matters cannot be predicted with any certainty at this time and raise substantial doubt that we will be able to continue as a going concern. Our financial statements do not include any adjustments to the amount and classification of assets and liabilities that may be necessary should we be unable to continue as a going concern.

We have a history of operating losses and will need to raise additional capital to fund our planned operations. As at November 30, 2011, we had working capital of $258,000 (November 30, 2010– working capital deficiency of $1,877,000) and an accumulated deficit during the exploration stage of $48,347,000 (November 30 - $45,832,000). These conditions raise substantial doubt about our ability to continue as a going concern.

There is no assurance that our operations will be profitable. We have conducted private placements of convertible debt and common stock, which have generated funds to satisfy all of the initial cash requirements of its planned Mexican mining ventures. Our continued existence and plans for future growth depend on our ability to obtain the additional capital necessary to operate either through the generation of revenue or the issuance of additional debt or equity.

Off-Balance Sheet Arrangements

We currently do not have any off-balance sheet arrangements which have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to our investors.

Year ended February 28, 2011 compared to the year ended February 28, 2010.

In this discussion of our results of operations and financial condition, amounts, other than per-share amounts, have been rounded to the nearest thousand dollars.

Revenues

We earned 20% of proportionate net income of $1,136,000 (2010 - $309,000)from the joint venture with MRT from the gold production during the year ended February 28, 2011. Other than the revenue from the joint venture with MRT, we did not have commercial production of any of our properties in the year ended February 28, 2011. We cannot provide any assurances that we will continue to earn revenues of any significance from the joint venture with MRT, if ever. We are presently in the exploration stage of our business. We can provide no assurance that we will discover commercially exploitable levels of mineral resources on our properties or, if such resources are discovered, that we will enter into commercial production of our mineral properties.

Operating Costs

We incurred operating costs of $326,000 (2010 - $nil) during the year ended February 28, 2011 as a portion of the operating costs of production at Cieneguita in the joint venture with MRT. We did not incur any operating costs during the year ended 2010 due to the fact that we did not achieve production from exploration activities during that year.

Expenses

Our operating loss decreased to $3,122,000 for the year ended February 28, 2011 compared to $5,168,000 for the year ended February 28, 2010, representing a decrease of $2,046,000. The decrease is primarily attributable to lower exploration costs which was due to lack of funding, lower non-cash stock-based compensation expenses and curtailment of exploration on Cieneguita because of the joint venture agreement with MRT, where MRT has agreed to spend up to $4,000,000 to take Cieneguita to a feasibility stage.

In 2011, we incurred lower general and administrative expenses of $2,578,000 compared to $4,274,000 in 2010, and lower mineral exploration expenses of $400,000 in 2011 compared to $938,000 in 2010, which resulted in decrease of expenses. We reduced our exploration activity as described above.

In the general and administrative expense category for the fiscal year ended February 28, 2011, we expensed $824,000 for stock-based compensation expense compared to $2,173,000 in 2010 as we issued options and warrants to new directors, investor relation consultants and officers to retain their services for the long term. Other than increased management fee of $336,000 in 2011 compared to $143,000 in 2010 due to increase in additional management personnel and increase in office and administration fee of $419,000 in 2011 compared to $388,000 in 2010 due to severance of employees terminated in Mexico, our expenses decreased across all other categories.

For the year ended February 28, 2011, we incurred $719,000 in mineral property costs as payments for our Mexican properties. At February 28, 2011, we tested the carrying amounts of all our Mexican properties for recoverability. Based on our tests, we concluded that the sum of undiscounted cash flows expected to result from the use and eventual disposition of all such properties was $nil as the properties have no known reserves. Accordingly, a mineral property impairment loss of $719,000 has been recognized for the year ended February 28, 2011. Impairment of mineral property costs in 2011 increased from $207,000 for 2010. If we are able to raise additional funds to continue with our business plan, we anticipate that exploration expenditures will increase in fiscal 2010 as a result of anticipated exploration activities on our Mexican and Argentine mineral properties.

Our interest expense decreased to $90,000 for 2011 compared to $435,000 for 2010. The lower interest expense in 2011 pertains exclusively to the promissory notes and loans payables whereas the 2010 expense includes non-cash interest expensed for warrant amortization and beneficial conversion feature of convertible debentures issued by us in May and June of 2008 along with the interest accrued on promissory notes and loans payables.

Net Loss

Our net loss increased to $3,238,000 for 2011 compared to $1,191,000 for 2010. This increase in our loss was primarily attributable to absence of gain recorded on sale of Guazapares project and 10% sale of Cieneguita project of $4,390,000 in 2010 along with higher impairment of mineral property costs offset by lower stock-based compensation expense and lower mineral exploration costs. The non-cash component of stock-based compensation costs was $824,000 compared to $2,173,000 for 2010.

We anticipate that we will continue to incur losses until such time that we can identify mineral deposits and achieve significant revenues from sale of gold recovered from our Mexican mineral properties, if ever. There is no assurance that we will commence the development stage of our operations at any of our Mexican mineral properties or achieve revenues.

Liquidity and Capital Resources

Since inception, we have undergone two unsuccessful business combinations, which have caused us to incur significant liabilities and have resulted in the accumulation of a substantial deficit during the exploration stage. As of February 28, 2011, we had total assets of $1,322,000, total current liabilities of $2,587,000, and a deficit of $46,294,000 accumulated during the development stage.

Cash and Working Capital

During the year ended February 28, 2011, we did not increase the activities for our exploration program but have continued to incur corporate administrative expenses, for which, we were unable to raise sufficient funds to pay many of our suppliers. Our accounts payable and accrued liabilities decreased from $2,773,000 as of February 28, 2010 to $1,690,000 in the year ended February 28, 2011 by paying some of our suppliers in cash and converting some of the debt into equity. Most of the payables are being carried forward from fiscal 2010.

We will require additional financing during the current fiscal year according to our planned exploration activities. We are in the process of determining our plan to carry out exploration and administration activities on our Mexican and Argentine mineral properties in the current fiscal year. We also anticipate spending approximately $1,500,000 during the next 12 months on general and administrative costs. At this time we do not have the necessary capital to initiate the exploration program and to cover general and administrative costs.

We will need to raise additional working capital to maintain basic operations. We plan to raise those funds through the sale of equity or debt. Other than our definitive agreements signed with MRT, we do not have any other sources to raise additional capital for us at this time and no assurance may be given that we will be able to find sources to raise additional capital. Failure to raise any additional capital would most likely require us to cease operations and abandon all of our exploration properties.

The amount of working capital could be adversely affected further in the event claims are made against us alleging that certain shares we previously issued pursuant to Form S-8 registration statements constituted an illegal public offering because we were a “shell company” at the time and, as a result, was not eligible to use Form S-8 for registration of shares under the Securities Act of 1933. In August and October of 2005, we issued shares of common stock to an officer of Pan American as compensation for consulting services. The two share issuances were for a combined total of 30,000 shares and each of the share issuances was made pursuant to a registration statement on Form S-8 under the Securities Act of 1933. Although we believe these shares were properly issued, a claim could be made that issuance of the shares constituted an illegal public offering because we were a “shell company” at the time. Shell companies  [i.e. companies which have no or nominal operations and either (i) no or nominal assets; (ii) assets consisting solely of cash and cash equivalents; or (iii) assets consisting of any amount of cash and cash equivalents and nominal other assets] are not eligible to use Form S-8 for registration under the Securities Act of 1933. If either of these transactions did violate federal securities laws, subsequent purchasers of the shares may have claims against us for damages or for rescission of their purchase transaction and recovery of the full subscription price paid, together with interest. As of the date of this quarterly report, no one has made or threatened any claim against us alleging violation of the federal securities laws. In the event such claims were successfully asserted, there is no assurance that we would have sufficient funds available to pay and it is likely that we would be required to use funds currently designated as working capital for that purpose. That would substantially reduce the amount of working capital available for other purposes and, in that event, we could be forced to cease or discontinue certain operations and to liquidate certain assets to pay our liabilities, including, but not limited to, rescission claims.

Cash Used in Operating Activities

Cash used in operating activities amounted to $3,586,000 for the fiscal year ended February 28, 2011 compared to $1,073,000 used for operating activities in the fiscal year ended February 28, 2010. The cash was used for general and administrative costs and for the exploration programs on the properties.

Cash Used in Investing Activities

Cash used in investing activities amounted to $14,000 for the fiscal year ended February 28, 2011 for purchase of equipment compared to $6,000 provided by investing activities for the fiscal year ended February 28, 2010 from sale of equipment.

Financing Activities

Cash provided by financing activities decreased to $563,000 for the fiscal year ended February 28, 2011 compared to $2,163,000 for the fiscal year ended February 28, 2010. Most of the cash provided by financing activities in 2010 was provided by private placement. Cash provided by financing activities was used to fund our operating and investing activities.

In March 2011, we completed a private placement of 6,560,000 units at $0.20 per unit, for total proceeds of $1,312,000. Each unit consists of one share and one share purchase warrant. Each warrant is exercisable for one share of common stock at an exercise price of $0.30 for a period of two years from the closing date.

We anticipate continuing to rely on equity sales of our common stock or issuance of debt in order to continue to fund our business operations. Issuances of additional shares will result in dilution to our existing stockholders.

During the year ended February 28, 2009, Paramount provided PanAmerican $1,370,000 in the form of secured convertible debentures bearing interest at a rate of 8% per annum for a term of one year. Paramount had the option to convert the debt into units.

In March 2009, we entered into an agreement with Paramount restructuring its payment terms on the three outstanding secured convertible debentures held by Paramount. Under the terms of the agreement, we paid Paramount $1,000,000 to cancel two debentures held by them, one issued on May 9, 2008 for $500,000 and another issued on July 11, 2009 for $500,000. We also amended a debenture issued to them on June 18, 2009 in the face amount of $370,000. The amount of that debenture was increased to $521,047.37 which, among other things, included interest accrued on all three debentures to March 31, 2009. We were obligated to make a payment on March 31, 2009 on this debenture in the amount of $393,547.37 and the balance of $127,500 was to be re-paid on April 30, 2009. This remaining amount of $127,500 was interest free as long as the debenture remained in good standing. In April 2009, we repaid $300,000 of the amended convertible debentures. Subsequently, Paramount deferred the remaining payment until the closing of the sale of our Guazapares properties to Paramount. On October 8, 2009, we paid the remaining outstanding balance of $221,047.37 for the amended outstanding debentures.

In February 2009, we entered into a development agreement with MRT, which we amended in December 2009. Pursuant to the terms of the development agreement, as amended, MRT has agreed to invest up to $8 million in First Phase Production and to complete a feasibility study. In exchange, we assigned MRT an interest to 74% of the net cash flows from First Phase Production and a 54% ownership interest in the Cieneguita project.

To fund our continued operations, we issued $1.5 million of convertible debentures in March 2009, of which an aggregate of $880,000 was issued to Mario Ayub, a director of Pan American, and to his affiliated entity, MRT. Pursuant to the terms of the convertible debentures, the holders irrevocably converted the debentures into a 10% ownership interest in the Cieneguita project and a 10% interest in the net cash flows from First Phase Production. In December 2009, Mario Ayub and MRT agreed to resell an aggregate 4% ownership interest in the Cieneguita project back to us, along with 4% of the net cash flows from First Phase Production, in return for $550,000. In a private transaction not involving us, the other holders contributed their remaining 6% ownership interest in the Cieneguita project to a newly formed entity, Marje Minerals SA.

As a result of our amended development agreement and our agreements with the debenture holders, the ownership interest in the Cieneguita project and the net cash flows from the First Phase Production were held by us, MRT and Marje Minerals as follows:

Holder	Ownership Percentage	Net Cash Flow Interest From First Phase Production	Net Cash Flow Interest Following First Phase Production
MRT	54%	74%	54%
Marje Minerals	6%	6%	6%
Pan American	40%	20%	40%

Any additional costs for the First Phase Production and the feasibility study for the Cieneguita project, after MRT invests $8 million, will be shared by us, MRT and Marje Minerals on a pro-rata basis based on their respective ownership percentages in the Cieneguita project.

The major terms of the development agreement, as amended, with MRT and Marje Minerals are as follows:

•
MRT purchased $1 million of secured convertible debentures at 8% interest (payable in stock or cash). The proceeds from this investment were used for continued exploration and development of the Cieneguita project and general working capital. On November 5, 2009, MRT exercised its conversion rights on the debenture and MRT was issued 3,333,333 common shares and a warrant to purchase 1,666,667 shares of common stock at an exercise price of $0.50 per share.

•
MRT agreed to provide the necessary working capital to begin and maintain mining operations, estimated to be $3 million, to put the first phase of the Cieneguita project into production. In exchange for these funds, we assigned MRT an interest to 74% of the net cash flow from First Phase Production. The agreement limits the mining during First Phase Production to the mineralized material that is available from the surface to a depth of 15 meters.

•
MRT committed to spend up to $4 million to take the Cieneguita project through the feasibility stage. In doing so, we assigned MRT a 54% interest in our rights to the Cieneguita project. After the expenditure of the $4 million, all costs will be shared on a pro rata ownership basis (i.e. 54% to MRT, 40% to us and 6% to Marje Minerals). If any party cannot pay its portion of the costs after the $4 million has been spent, then their ownership position in the Cieneguita project will be reduced by 1% for every $100,000 invested by the other owners. Our ownership interest in the Cieneguita project, however, cannot be reduced below 25%. In addition, we have the right to cover Marje Minerals’ pro rata portion of costs if they cannot pay their portion of the costs. In return, we will receive 1% of Marje Minerals’ ownership position in the Cieneguita project for every $100,000 we invest on their behalf.

In May 2009, we entered into a letter of agreement to sell our Guazapares project located in southwestern Chihuahua, Mexico to Paramount Gold de Mexico, SA de C.V., the Mexican subsidiary of Paramount for a total consideration of up to $5.3 million. A definitive agreement was signed on July10, 2009 but the closing was subject to the satisfaction of various conditions. The first payment of $3.7 million was released from escrow in February 2010, as the transfer of the 12 claims to Paramount was completed. An additional payment of $1.6 million is due if, within 36 months following execution of the letter of agreement (July 10, 2009), either (i) Paramount Gold de Mexico SA de C.V. is sold by Paramount, either through a stock sale or a sale of substantially all of its assets, or (ii) Paramount’s San Miguel project is put into commercial production.

Year ended February 28, 2010 compared to the year ended February 28, 2009.

Revenues

The Company earned its 25% proportionate revenue from the joint venture with MRT from the commercial pilot test during the 12 months ended February 28, 2010.  Other than the commercial pilot test, which generated $84,000 in net cash flows during the year ended February 28, 2010, we did not have commercial production of any of our properties in each of the fiscal years ended February 2010 and February 28, 2009.  We do not anticipate earning revenues until such time as we have entered into commercial production of our mineral properties, if ever.  We are presently in the development stage of our business.  We can provide no assurance that we will discover commercially exploitable levels of mineral resources on our properties or, if such resources are discovered, that we will enter into commercial production of our mineral properties.

Operating Costs

We did not incur any operating costs during the years ended 2010 and 2009 due to the fact that we did not achieve production from exploration activities during either year.

Expenses

Our operating expenses decreased to $5,168,000 for the year ended February 28, 2010 compared to $7,049,000 for the year ended February 28, 2009, representing a decrease of $1,881,000.  The decrease is primarily attributable to lower exploration costs which was due to lack of funding, and curtailment of exploration on Cieneguita because of the joint venture agreement with MRT, where MRT has agreed to spend up to $4,000,000 to take Cieneguita to a feasibility stage, offset by higher non-cash stock-based compensation expenses.

In 2010, we incurred higher general and administrative expenses of $4,274,000 in 2010 compared to $2,678,000 in 2009, offset by lower mineral exploration expenses of $938,000 in 2010 compared to $4,132,000 in 2009, which resulted in decrease of expenses.  The Company reduced its exploration activity as described above.

In the general and administrative expense category for the fiscal year ended February 28, 2010, we expensed $2,173,000 for stock-based compensation expense compared to $726,000 in 2009 as we issued options and warrants to new directors, investor relation consultants and officers to retain their services for the long term.  Other than the non-cash stock-based compensation expense increase, the accounting and legal expense increased to $623,000 for the fiscal year ended February 28, 2010 compared to $423,000 for the fiscal year ended February 28, 2009.  The higher accounting and legal expenses for the fiscal year ended February 28, 2010 is due to increased work relating to restructuring the Paramount debentures and legal fees related to the private placement, including the filing of the S-1 registration statement.

For the year ended February 28, 2010, we incurred $207,000 in mineral property costs as payments for our Mexican properties.  At February 28, 2010, we tested the carrying amounts of all our Mexican properties for recoverability.  Based on our tests, we concluded that the sum of undiscounted cash flows expected to result from the use and eventual disposition of all such properties was $nil as the properties have no known reserves.  Accordingly, a mineral property impairment loss of $207,000 has been recognized for the year ended February 28, 2010.  Impairment of mineral property costs in 2010 decreased to $207,000 compared to $239,000 for 2009.  If we are able to raise additional funds to continue with our business plan, we anticipate that exploration expenditures will increase in fiscal 2010 as a result of anticipated exploration activities on our Mexican mineral properties.

Our interest expense decreased to $435,000 for 2010 compared to $791,000 for 2009.  The lower interest expense in 2010 pertains to retirement of convertible debentures issued by the Company in May and June of 2008.  The Company recorded a beneficial conversion feature of $51,000 as interest expense and $86,000 in 2010 as relative fair value of the warrants in relation to the convertible debt compared to $313,000 and $308,000 in 2009, respectively.

Net Loss

Our net loss decreased to $1,191,000 for 2010 compared to $8,036,000 for 2009.  This change in our loss was primarily attributable to gain recorded on sale of Guazapares project and 10% sale of Cieneguita project of $4,390,000 in 2010 along with lower mineral exploration costs offset by higher stock-based compensation expense.  The non-cash component of stock-based compensation costs was $2,173,000 compared to $726, 000 for 2009.

We anticipate that we will continue to incur losses until such time that we can identify mineral deposits and achieve significant revenues from sale of gold recovered from our Mexican mineral properties, if ever.  There is no assurance that we will commence the development stage of our operations at any of our Mexican mineral properties or achieve revenues.

Going Concern

Our financial statements have been prepared on a going concern basis, which assumes the realization of assets and settlement of liabilities in the normal course of business. Our ability to continue as a going concern is dependent upon our ability to generate profitable operations in the future and/ or to obtain the necessary financing to meet our obligations and repay our liabilities arising from normal business operations when they become due. The outcome of these matters cannot be predicted with any certainty at this time and raise substantial doubt that we will be able to continue as a going concern. Our financial statements do not include any adjustments to the amount and classification of assets and liabilities that may be necessary should we be unable to continue as a going concern.

We have a history of operating losses and will need to raise additional capital to fund its planned operations. As at February 28, 2011, we had a working capital deficit of $1,483,000 (2010 - $232,000 working capital) and an accumulated deficit during the development stage of $46,294,000 (2010 – $43,056,000). These conditions raise substantial doubt about our ability to continue as a going concern.

There is no assurance that our operations will be profitable. We have conducted private placements of convertible debt and common stock, which have generated funds to satisfy all of the initial cash requirements of our planned Mexican extraction of its mineralized material and exploration ventures. Our continued existence and plans for future growth depend on our ability to obtain the additional capital necessary to operate either through the generation of revenue or the issuance of additional debt or equity.

Off-Balance Sheet Arrangements

We currently do not have any off-balance sheet arrangements which have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to our investors.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

Not Applicable.

DIRECTORS AND EXECUTIVE OFFICERS

The directors and executive officers currently serving the Company are as follows:

Name	Age	Tenure
Miguel F. Di Nanno	58	President and Chief Operating Officer since October 2010
Salil Dhaumya	45	Chief Financial Officer since September 2009
Hernan Celorrio	68	Director since January 2012
Gary Parkison	60	Director since July 2010
Bruno LeBarber	38	Director since March 2011
George Young	60	Director since September 2009
Randy Buchamer	55	Director since July 2010
Neil Maedel	54	Director since July 2010 and Chairman of the Board of Directors since June 2011

The directors named above will serve until the next annual meeting of the Company’s stockholders. Thereafter, directors will be elected for one-year terms at the annual stockholders’ meeting. Officers will hold their positions at the pleasure of the Board, absent any employment agreement, of which none currently exists or is contemplated. There is no arrangement, plan or understanding between any of the directors or officers of the Company and any other person pursuant to which any director or officer was or is to be selected as a director or officer, and there is no arrangement, plan or understanding as to whether non-management stockholders will exercise their voting rights to continue to elect the current directors to the Company’s Board. There are also no arrangements, agreements or understandings between non-management stockholders and management under which non-management stockholders may directly or indirectly participate in or influence the management of the Company’s affairs. Officers are elected by the Board and serve until their successors are appointed by the Board. Biographical resumes of each officer and director are as follows:

Miguel Di Nanno

Mr. Di Nanno has served as the president since October 2010. Mr. Di Nanno previously served as President of Somuncurah S.R.L. and Aupa S.A., both of which are mining and energy exploration and development firms focused in Argentina, since 2008. He previously served as the Chief Operating Officer of the Grosso Group, an exploration and new mining business development firm, from 2007 to 2008 and as the Representative and Country Manager in Argentina for Palladon Ventures Ltd., a gold and silver exploration company, from 2005 to 2008. From 2002 to 2005, Mr. Di Nanno served as the Commercial Development Manager in Argentina for Queensland Government and the Australian Industry Group. His prior experience also includes positions as Country Manager in Argentina for Phelps Dodge Corporation and Zone Manager for Canyon Resource Corporation. Previously, he also provided consulting services to MIM Exploration, COMINCO, Brancote Holdings, Viceroy Resources, Cyprus Minerals, Mauricio Hochschild, Bema Gold, Northern Orion, and Lakefield Research Ltd. He earned a degree in Mining Engineering – Ore Dressing from the National University of San Juan. Mr. Di Nanno is qualified to sit on the Company’s board of directors due to his extensive mining and engineering experience, and his special focus on mining projects within Argentina.

Salil Dhaumya

Mr. Dhaumya has served as the chief financial officer of the Company in September 2009. Mr. Dhaumya has currently served as the corporate controller for IBC Advanced Alloys Corp., a Canadian reporting issuer listed on the TSX Venture Exchange, since August 2008. Prior to that time, he served as corporate controller for New Legend Group Ltd., a TSX Venture Exchange-listed capital pool company, from June 2007 to February 2009. Mr. Dhaumya served as our Chief Financial Officer from October 2007 to November 2007. From August 2006 to June 2007, Mr. Dhaumya served as a management consultant at MCSI, providing corporate financial consulting services to Canadian and U.S. listed small reporting companies. From August 2005 to May 2006, Mr. Dhaumya also worked as a business analyst with Heli-One, a division of CHC Helicopters, (a reporting issuer trading on the New York Stock Exchange) a company providing helicopter support to the CHC Global Operations and third parties. He has also served as controller of Aquilini Group (also known as Golden Eagle Group), a business conglomerate from March 2002 to July 2005. Mr. Dhaumya graduated with honors in cost accounting at Punjab University in Chandigarh, India in 1986 and is a certified management accountant, a designation obtained in British Columbia, Canada in 2004. It is expected Mr. Dhaumya will spend approximately 70% of his time working for our Company as Chief Financial Officer.

Hernan Celorrio

Since August 2011, Mr. Celorrio, a lawyer, age 68, has served, as an advisor to the Board, and continues to serve as a director of the Company’s subsidiary, Recursos Argentinos SA. Mr. Celorrio currently serves as vice president of the Argentine-Chilean Chamber of Commerce and as director of the Executive Committee and president of the Mining Committee of the Argentine Canadian Chamber of Commerce.  He is also the president of the Argentine Mining Foundation (FUNDAMIN). Mr. Celorrio has previously served as the President of Barrick Exploraciones Argentina S.A. and as Vice President of Minera Peñoles in Argentina.  Additionally, Mr. Celorrio has previously served on the board of directors of Northern Orion Resources and Yamana Resources (Compañia Minera Polimet S.A.) in Argentina. Mr. Celorrio holds a degree from School of Law of the University of Buenos Aires, Argentina.

Gary Parkison

Mr. Parkison has served as a director since July 2010. Mr. Parkison is a geologist and project manager with diverse expertise regarding the exploration and development of base and precious metals, industrial minerals, and uranium projects. Mr. Parkison is currently President of Praxis Mining Consultants LLC where he has served since November 2008. Mr. Parkison previously served as the Vice President-Exploration and Development for Constellation Copper Corporation from April 2004 to December 2008 and Chief Geologist for Cambior USA, Inc. from 1992 to 2000. He also worked as an exploration geologist for Westmont Mining, Inc. from 1984 to 1992 and for Nicor Mineral Ventures from 1978 to 1984. Mr. Parkison has participated in or been credited for a number of large copper and gold discoveries, and also has had significant experience in the successful completion of feasibility studies and mine development projects. Mr. Parkison has a B.S. degree in geology from UCLA and an M.S. from the University of California at Berkeley. Mr. Parkison is qualified to sit on the Company’s board of directors due his mining education and his extensive experience in working with development stage mining companies.

Bruno LeBarber

Mr. Le Barber has served as a director since March 2011. He is a co-founder of Vortex Capital, its Managing Director and co-CIO of Vortex Capital Global Precious Metals Fund Ltd. Prior to that time, Mr. Le Barber spent over three years at Morgan Stanley in London in the GMTS (Global Market Trading Strategy) team. He served as a Vice President and their role was advising internally proprietary trading desk and a large base of Alternative Investment Funds, a global macro team publishing macro-economic studies on a regular basis. Mr. Le Barber also previously served as a global technical strategist and pan-European institutional sales person with ABN Amro in Paris for over two years. Mr. Le Barber began his career as an assistant portfolio manager at Leven Gestion in Paris in 1997, where he took part in the investment committee and was involved in stock selection. Mr. Le Barber holds a Business Degree from Bordeaux’s Essica. Mr. LeBarber is qualified to sit on the Company’s board of directors due to his finance experience and his experience in raising funds for development stage mining companies.

George Young

Mr. Young has served as a director of the Company since September 2009. He is the chief executive officer and director of Fellows Energy Ltd., an early stage oil and gas company, since January 2004. Fellows Energy is a US reporting issuer trading on the over-the-counter bulletin board. Mr. Young previously served as Vice President and director of International Royalty Corporation from February 2005 to February 2008. International Royalty Corporation, a Canadian reporting issuer which trades on the Toronto Stock Exchange (“TSX”), is a company which acquires and creates natural resource royalties. Prior to that time, from January 2003 to January 2005, he served as President and director of MAG Silver Corp., a Canadian reporting issuer that trades on the TSX and the American Stock Exchange. MAG Silver is a silver exploration and emerging development company in Mexico. From October 2002 to July 2008, Mr. Young was a director of Palladon Ventures Ltd., a junior exploration and development company based in Salt Lake City, Utah, which trades on the TSX Venture Exchange in Canada. Mr. Young holds a Bachelor of Sciences degree from the University of Utah and a Juris Doctor from the University of Utah, College of Law. Mr. Young is qualified to sit on the Company’s board of directors given his previous mining experience, including his prior experience as a senior executive at International Royalty Corporation and MAG Silver and his prior service as director of Palladon Ventures.

Randy Buchamer

Mr. Randy Buchamer, age 54, has an extensive background in business administration and finance. Mr. Buchamer has served as the Chairman of Reward Stream, a private B.C., Canada based technology company, since July 2002. From August 2001 to October 2009, Mr. Buchamer was the CEO of Voice Mobility and directed its transformation into a profitable company. From March 1999 to April 2000 Mr. Buchamer was the Managing Director, Operations of The Jim Pattison Group and was responsible for supporting the operations of the companies owned by The Jim Pattison Group. Prior to joining The Jim Pattison Group, Mr. Buchamer was the CIO and later the COO for Mohawk Oil during its restructuring and listing on the Toronto Stock Exchange. At the time, Mohawk was one of Canada’s largest independent petroleum and convenience store retailers. Mr. Buchamer holds an Executive Management Development Degree from Simon Fraser University and a Business Administration Degree from the University of Illinois. He also has significant experience in Securities and Exchange Commission, Toronto Stock Exchange and Sarbanes-Oxley compliance matters. Mr. Buchamer is qualified to sit on the Company’s board of directors due to his significant executive experience and his experience with other publicly traded companies.

Neil Maedel

Mr. Maedel has served as a director since July 2010. Mr. Maedel is a Thailand based financier specializing in international resource projects. Since June 2007, Mr. Maedel served as the Director, Business Development of Manas Petroleum during the period when it acquired interests in Tajikistan, Mongolia, Chile and Albania. Mr. Maedel previously served as a consultant and director of Eden Energy Corp. from October 2004 to December 2006. He is also a director of Andean Invest (Bahamas) through which he acted as an advisor to Pan American during its recent reorganization and continues to advise the company. Mr. Maedel worked as a professional stock trader and researcher in Canada during the 1980’s and has assisted in financing resource companies for the past two decades. Mr. Maedel is qualified to sit on the Company’s board of directors due to his finance experience and his experience in raising funds for development stage mining companies and his service to other mining or energy companies.

Classified Board

Pan American Holdco’s certificate of incorporation does not provide for a classified board of directors. Upon approval of the Reorganization by the Company’s stockholders and the consummation of the Reorgaanization as described above the terms of each of the directors will expire at the first annual meeting of stockholders following the Reorganization, and will expire each subsequent annual meeting of stockholders, unless the certificate of incorporation is otherwise amended.

The Board’s Role in Risk Oversight

The Board’s role in risk oversight includes receiving reports from members of management on a regular basis regarding material risks faced by the Company and applicable mitigation strategy and activity, not less than quarterly. The reports cover the critical areas of operations, development, regulatory affairs and legal and financial affairs. The Board and its committees consider these reports; discuss matters with management and identify and evaluate any potential strategic or operational risks, and appropriate activity to address those risks.

Director Independence

We appointed Gary Parkison and Randy Buchamer as directors in July 2010 and Hernan Celorrio in January 2012.  We believe that Mr. Parkison, Mr. Buchamer and Mr. Celorrio are “independent directors,” as that term is defined by applicable listing standards of The Nasdaq Stock Market and SEC rules, including the rules relating to the independence standards of an audit committee and the non-employee director definition of Rule 16b-3 promulgated under the Exchange Act. There are no family relationships among any of our directors or executive officers.

Board Committees

Our Board currently performs the functions and duties generally performed by separately constituted audit, compensation and nominating and corporate governance committees. We intend to recruit additional directors to serve on our Board, and at such time, the Board will form separate Board committees. We intend that a majority of our directors will be independent directors, and that our Board and Board committees will meet the corporate governance requirements imposed by a national securities exchange, although we are not required to comply with such requirements until we seek listing on a securities exchange. Additionally, the Board will direct each committee to adopt a charter to govern its duties and actions.

Board and Committee Attendance

During the last fiscal year, each of our directors attended at least 75% of the total number of meetings of the Board on which such director served during that period.

Executive Sessions

Executive sessions of our independent directors are held at each regularly scheduled meeting of our Board and at other times as necessary. The Board’s policy is to hold executive sessions without the presence of management.

Board Leadership Structure

Neil Maedel serves as Chairman of our Board of Directors. Our Board’s general policy is that separate persons should hold positions of Chairman of the Board and Principal Executive Officer to enhance the Board’s oversight of management. Our Board believes our leadership structure enhances the accountability of our Principal Executive Officer to the Board, balances power on our Board and encourages balanced decision making. Our Board also separated the roles in recognition of the differences in roles. While our Principal Executive Officer is responsible for the day-to-day leadership of the Company, the Chairman of the Board provides guidance to the Board, sets the agenda for Board meetings and presides over the meetings of the full Board and the meetings of the Board’s non-management directors. The Board Chairman also provides performance feedback on behalf of the Board to our Principal Executive Officer. The Board intends to carefully evaluate from time to time whether our Principal Executive Officer and Chairman positions should remain separate based on what the Board believes is best for the Company and its stockholders.

Audit Review

Our Board is responsible for assuring the integrity of our financial control, audit and reporting functions and reviews with our management and our independent auditors the effectiveness of our financial controls and accounting and reporting practices and procedures. In addition, our Board reviews the qualifications of our independent auditors, is responsible for their appointment, compensation, retention and oversight and reviews the scope, fees and results of activities related to audit and non-audit services.

Executive Compensation

Our Board reviews and sets our general compensation policies and executive compensation, including officer salary levels, incentive compensation programs and share-based compensation. Our Board also has the exclusive authority to administer our stock option plan. Miguel Di Nanno, our president, has abstained from any Board discussions with respect to his compensation.

Nominating and Corporate Governance

Our Board is responsible for identifying and selecting potential candidates for our Board. Our Board reviews the credentials of proposed members of the Board, either in connection with filling vacancies or the election of directors at each annual meeting of stockholders. The Board will consider qualified nominees recommended by stockholders. The Board intends to periodically assess how well it is performing, and make recommendations regarding corporate governance matters and practices. Nominees for director are selected on the basis of their depth and breadth of experience, integrity, ability to make independent analytical inquiries, understanding our business environment and willingness to devote adequate time to their board duties.

Stockholder Nominees

Our Board will consider written proposals from stockholders for nominees for director. Any such nominations should be submitted to the Board c/o the secretary of the Company and should include the following information:  (i) with respect to each nominee, (a) the name, age, business address and residence address of the nominee, (b) the principal occupation or employment of the nominee, (c) the class and number of shares of the Company that are beneficially owned by the nominee, (d) a description of all arrangements or understandings between the stockholder submitting the nomination and the nominee pursuant to which the nomination is to be made by the stockholder, and (e) any other information relating to the nominee that is required to be disclosed in solicitations of proxies for the election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934 (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); and (ii) with respect to the stockholder submitting the nomination, (a) the name and address of the stockholder, as they appear on our books, (b) the class and number of shares of the Company that are beneficially owned by the stockholder and (c) any material interest of the stockholder in the nomination. Such information should be submitted in the time frame described under our proxy statement.

Process for Identifying and Evaluating Nominees

Our Board believes that we are well served by our current directors. In the ordinary course, absent special circumstances or a material change in the criteria for Board membership, the Board will renominate incumbent directors who continue to be qualified for Board service and are willing to continue as directors. If an incumbent director is not standing for re-election, or if a vacancy on the Board occurs between annual stockholder meetings, the Board will seek out potential candidates for Board appointment who meet the criteria for selection as nominees and have the specific qualities or skills being sought. Director candidates will be selected based on input from members of the Board, our senior management and, if the Board deems appropriate, a third-party search firm. The Board will evaluate each candidate’s qualifications and contact relevant references. Based on this input, the Board will evaluate which of the prospective candidates is qualified to serve as a director.

Communications with Directors

Stockholders who wish to communicate with our Board may do so by writing to our corporate secretary at our principal executive office located at 595 Howe Street, Unit 906, Vancouver, BC. Canada. V6C 2T5.

Code of Ethics

Our Board of Directors adopted a code of business conduct and ethics policy, the “Code of Ethics”. The Code of Ethics allows us to focus our Board and each Director and officer on areas of ethical risk, provide guidance to Directors to help them recognize and deal with ethical issues, provide mechanisms to report unethical conduct and help foster a culture of honesty and accountability. A copy of our Code of Ethics may be obtained by writing to our corporate secretary at 595 Howe Street, Unit 906, Vancouver, BC. Canada. V6C 2T5.  Any amendments to, or waivers from, a provision of our code of ethics that applies to any of our executive officers will be posted on our website in accordance with the rules of the SEC.

EXECUTIVE AND DIRECTOR COMPENSATION

The following table sets forth executive compensation for our named executive officers for the fiscal years ended February 28, 2011 and 2010.

Summary Compensation Table

Name And Principal Position	Fiscal year Ended February	Salary ($)	Bonus ($)	Stock Awards ($) (1)	Options Awards ($) (1)	All Other Compensation ($)	Total ($)

Miguel Di Nanno	2011	44,194	-	-	187,000	-	231,194
President(2)	2010	-	-	-	-	-	-
Salil Dhaumya	2011	84,000	-	-	-	-	84,000
CFO(3)	2010	39,833	-	-	189,000	-	228,833
George Young,	2011	76,645	-	-	-	-	76,645
Former President (4)	2010	53,333	-	-	333,000	-	386,333
Francisco Quiroz	2011	-	-	-	-	-	-
Former President (5)	2010	102,000	-	280,000	-	-	382,000

(1)      Column represents the aggregate grant date fair value of stock options granted to the named executives recognized for financial statement reporting purposes in accordance with SFAS 123R.  Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions.

(2)      In October 2010, Mr. Di Nanno was appointed President.

(3)      On September 21, 2009, Mr. Dhaumya was appointed as Chief Financial Officer.

(4)      In October 2010, Mr. Young resigned as President.

(5)      On November 16, 2009, Mr. Quiroz resigned as President.

Employment Agreements

On October 15, 2010, the Company has entered into an employment agreement with Mr. Miguel Di Nanno to serve as the Company’s President and Chief Operating Officer. He receives a monthly salary of $10,000. On January 24, 2011, the Company also granted Mr. Di Nanno options to purchase 1,000,000 shares of our common stock pursuant to our 2009 Nonqualified Stock Option Plan and form of Nonqualified Stock Option Agreement. The options vest in six equal installments, with the first installment vesting on the grant date and the remaining installments vesting every six months thereafter. The options have an exercise price of $0.20 per share.

Grants of Plan-Based Awards

Name	Grant Date	Number of Shares of Stock or Units	Number of Securities Underlying Options	Exercise or Base Price of Option Awards	Grant Date Fair Value of Stock and Options Awards
Miguel Di Nanno	01/24/2011	-	1,000,000	-	$187,000

Outstanding Equity Awards at Fiscal Year End

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date

Miguel Di Nanno	166,667	833,333(1)	Nil	0.20	2/24/2021
George Young	750,000	250,000(2)	Nil	0.36	9/21/2019
Salil Dhaumya	25,000(3)	-	Nil	0.90	12/21/2017
	166,667	33,333(4)	Nil	0.16	02/10/2019
	375,000	125,000(5)	Nil	0.44	11/01/2019

(1)      Mr. Di Nanno received 1,000,000 options under the 2009 Nonqualified Stock Option Plan.  These options vest in six equal installments, with the first installment vesting on January 24, 2011.  The remaining 833,333 options vest as:  166,667 options vest on July 24, 2011, 166,667 options vest on January 24, 2012, 166,667 options vest on July 24, 2012, 166,666 options vest on January 24, 2013 and 166,666 options vest on July 24, 2013.

(2)      Mr. Young received 1,000,000 options under the 2009 Nonqualified Stock Option Plan.  These options vest in eight equal installments, with the first installment vesting on September 21, 2009.  The remaining 750,000 options vest as:  125,000 options vest on March 21, 2010, 125,000 options vest on June 21, 2010, 125,000 options vest on September 21, 2010, 125,000 options vest on December 21, 2010, 125,000 options vest on March 21, 2011, and 125,000 options vest on June 21, 2011.

(3)      Mr. Dhaumya received 25,000 options under the 2007 Nonqualified Stock Option Plan.  These options vested every six months over a two and a half year period beginning on the initial grant date.  The remaining 4,165 options vest on June 21, 2010.

(4)           Mr. Dhaumya received 200,000 options under the 2008 Nonqualified Stock Option Plan.  These options vest every six months over a two and a half year period beginning on the initial grant date.  The remaining 33,333 options vest on August 10, 2011.

(5)      Mr. Dhaumya received 500,000 options under the 2009 Nonqualified Stock Option Plan.  These options vest in eight equal installments, with the first installment vesting on November 1, 2009.  The remaining 125,000 options vest as:  62,500 options vest on May 1, 2012, and 62,500 options vest on August 1, 2012.

Options Granted During the Last Fiscal Year

As of February 28, 2011, the Company granted 1,000,000 options under the 2009 Option Plan during the prior fiscal year.

Aggregate Option Exercises in Last Fiscal Year

None of the named executive officers exercised options during the year ended February 28, 2011.

Director Compensation

The following table sets forth information concerning the compensation paid to each of our non-employee directors during the fiscal year ended February 28, 2011 for their services rendered as directors.

DIRECTOR COMPENSATION FOR FISCAL YEAR ENDED FEBRUARY 28, 2011

Name	Fees Earned Or Paid In Cash ($)	Stock Awards ($)	Option Awards ($)1)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Mario Ayub	120,000(2)	-	-	-	-	-	120,000
John Clair	13,333(3)	-	-	-	-	-	13,333
Neil Maedel	80,000(4)	-	142,000	-	-	-	242,000
Gary Parkison	14,400	-	142,000	-	-	-	156,400
George Young	8,000	-	-	-	-	-	8,000
Randy Buchamer	14,400	-	142,000	-	-	-	156,400
(1)      No option awards have been granted to the directors as compensation for their service as director.

(2)      Represents $120,000 of fees paid pursuant to the Consulting Agreement, dated September 21, 2009, entered into with MRT, an entity affiliated with Mario.

(3)      Represents $13,333 of fees paid pursuant to the Consulting Agreement, dated September 21, 2009, entered into with the Decerto Group, an entity affiliated with John Clair.  On May 21, 2010, Mr. Clair resigned from our board of directors.

(4)      Represents $80,000 of fees paid relating to corporate development, investor relations and corporate finance advisory services.

Directors are reimbursed for their reasonable out-of-pocket expenses incurred while attending board or committee meetings.

EQUITY COMPENSATION PLAN

The following table summarizes our compensation plans under which our equity securities are authorized for issuance as of February 28, 2011:

	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted average exercise price of outstanding options, warrants and rights(b)	Number of securities remaining available for future issuances under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	32,561,733	$0.43	25,000
Equity compensation plans not approved by security holders	-0-	$0.00	-0-
Total	32,561,733	$0.43	25,000

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS.

The following table sets forth information regarding the beneficial ownership of our common stock as of January 24, 2012 of each person known by us to be the beneficial owner of more than 5% of our common stock.

Beneficial ownership has been determined in accordance with the rules and regulations of the SEC and includes voting or investment power with respect to the shares. Unless otherwise indicated, the persons named in the table below have sole voting and investment power with respect to the number of shares indicated as beneficially owned by them. Common stock beneficially owned and percentage ownership is based on 70,592,397 shares outstanding on January 24, 2012, and assuming the exercise of any options and warrants, which are presently exercisable as of January 24, 2012.

Name and Address	Amount and Nature of Beneficial Owner	Percent of Class
Mario Ayub Pascual Orozco # 2117-A Chihuahua, Chih. 31310 Mexico	7,686,666 (1)	10.90%

Neil Maedel 173-4 Moo 4 Noppararhara 12 Muang, Krabi, Thailand	7,315,000 (4)	9.60%
Bruno LeBarber P.O. Box 309 Ugland House George Town, Grand Cayman, KY1 – 1104 Cayman Islands	4,033,334(6)	5.69%

The following table sets forth information regarding the beneficial ownership of our common stock as of January 24, 2012 by each of our directors; each of our executive officers; and our executive officers and directors as a group.

Name and Address	Amount and Nature of Beneficial Owner	Percent of Class
George Young 402 Linden Borger, TX79007	1,095,000 (2)	1.53%
Salil Dhaumya 8895 – 112A Street, Delta, BC. Canada V4C 4Z8	975,000 (3)	1.36%
Neil Maedel 173-4 Moo 4 Noppararhara 12 Muang, Krabi, Thailand	7,315,000 (4)	9.60%
Gary Parkison 1194 Silverheels Drive Larkspur, CO 80118	625,000(5)	0.88%
Bruno LeBarber P.O. Box 309 Ugland House George Town, Grand Cayman, KY1 – 1104 Cayman Islands	4,033,334(6)	5.69%
Randy Buchamer 4275 Canterbury Crescent North Vancouver, BC. Canada V7R 3A8	906,000 (7)	1.27%
Hernan Celorrio	750,000 (8)	1.05%
Miguel Di Nanno San Martin 3625 - San Carlos de Bariloche Rio Negro Province Argentina 8400	500,001 (9)	0.70%
All officer and directors as a group	16,199,335	20.09%
(1)      Includes 1,458,000 shares held by MRT Investments Inc, 3,333,333 shares held by Minera Rio Tinto SA DE CV, 1,780,000 shares owned by North Mining Investments and 1,115,333 shares owned by family members or companies owned by family members.

(2)      Includes 95,000 shares owned by Mr. Young. Also includes 1,000,000 vested options owned by Mr. Young.

(3)      Includes 125,000 shares and 125,000 warrants held by Koios Corporate Financial Services Ltd. Also includes 725,000 vested options owned by Mr. Dhaumya.

(4)           Includes 1,540,000 shares held by Andean Invest and 150,000 shares held by family members. Also includes 5,000,000 warrants held by Andean Invest and 625,000 vested warrants held by Neil Maedel.

(5)      Includes 625,000 vested warrants held by Mr. Parkison.

(6)      Includes 375,000 vested warrants held by Mr. LeBarber and 3,700,000 shares held by Vortex Capital Ltd., of which, Mr. LeBarber is the managing director.

(7)      Includes 625,000 vested warrants held by Mr. Buchamer 126,000 Shares held by Mr. Buchamer  and 155,000 Shares held by Mr. Buchamer’s wife.

(8)      Includes 500,000 vested warrants held by Mr. Celorrio.

(9)      Includes 500,001 vested options held by Mr. Di Nanno.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.

Except for those noted below, we have not engaged in any transaction since February 28, 2011 in which the amount involved exceeds the lesser of $120,000 or 1% of the average of our total assets at year end for fiscal 2011 and 2010 and in which any of our directors, named executive officers or any holder of more than 5% of our Class A common stock, or any member of the immediate family of any of these persons or entities controlled by any of them, had or will have a direct or indirect material interest.

In February, 2011, we entered into private placement subscription agreements, with certain U.S. accredited investors and certain non-U.S. investors for the private placement of 6,560,000 unregistered shares of the common stock with 100% warrant coverage at a purchase price of $0.20 per unit. The Company retains the right to increase the size of the private placement. The warrants have an exercise price of $0.30 per share for a two-year term. Koios Corporate Financial Services Ltd., a limited liability company affiliated with Salil Dhaumya, our chief financial officer, purchased 125,000 unregistered shares of common stock with 100% warrant coverage, and Neil Maedel, a director in the Company, converted $10,000 of its debt into 50,000 unregistered shares of common stock with 100% warrant coverage in the private placement.

Indemnification of Officers and Directors

Our articles of incorporation, as amended, provide that, to the fullest extent permitted by Delaware law, our directors or officers shall not be personally liable to us or our stockholders for damages for breach of such director’s or officer’s fiduciary duty. The effect of this provision of our articles of incorporation, as amended, is to eliminate our rights and our stockholders’ rights (through stockholders’ derivative suits on behalf of our company) to recover damages against a director or officer for breach of the fiduciary duty of care as a director or officer (including breaches resulting from negligent or grossly negligent behavior), except under certain situations defined by statute. We believe that the indemnification provisions in our Articles of Incorporation, as amended, are necessary to attract and retain qualified persons as directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act” or “Securities Act”) may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

Conflicts of Interest

Salil Dhaumya, our chief financial officer, will only devote a portion of his time to our affairs. In addition, other officers of the Company may have business interests outside of the Company. There will be occasions when the time requirements of our business conflict with the demands of the officers’ other business and investment activities. Such conflicts may require that we attempt to employ additional personnel. There is no assurance that the services of such persons will be available or that they can be obtained upon terms favorable to us.

INTERESTS OF NAMED EXPERTS AND COUNSEL

Legal Matters

The validity of the issuance of securities offered by this prospectus will be passed upon for us by DLA Piper LLP (US), San Diego, California.

Experts

Our consolidated financial statements as of February 28, 2011 and February 28, 2010, and the related consolidated statements of operations, stockholders’ equity (deficiency) and comprehensive loss and cash flows for the years then ended have been incorporated by reference herein and in the registration statement of which this prospectus forms a part in reliance upon the report of Meyler & Company LLC, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

HOUSEHOLDING INFORMATION

The Securities and Exchange Commission permits companies and intermediaries (such as brokers and banks) to satisfy delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement and annual report to those stockholders. This process, which is commonly referred to as “householding”, is intended to reduce the volume of duplicate information stockholders receive and also reduce expenses for companies. While the Company does not utilize householding, some intermediaries may be “householding” our proxy materials and annual report. Once you have received notice from your broker or another intermediary that they will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If you hold your shares through an intermediary that sent a single proxy statement and annual report to multiple stockholders in your household, we will promptly deliver a separate copy of each of these documents to you if you send a written request to us at our address appearing on page one of this proxy statement/prospectus to the attention of the Corporate Secretary. If you hold your shares through an intermediary that is utilizing householding and you want to receive separate copies of our annual report and proxy statement in the future, you should contact your bank, broker or other nominee record holder.

OTHER MATTERS

Our Board knows of no other business that will be presented at the meeting.  If any other business is properly brought before the meeting, it is intended that proxies in the enclosed form will be voted in respect thereof in accordance with the judgment of the persons voting the proxies.

Whether you intend to be present at this meeting or not, you are urged to return your proxy promptly.

Please sign, date and return the accompanying proxy in the enclosed envelope at your earliest convenience.

[●], 2012	By order of the Board of Directors Miguel Di Nanno President and Chief Operating Officer

PAN AMERICAN GOLDFIELDS LTD.

(A Development Stage Company)

CONSOLIDATED FINANCIAL STATEMENTS

(Expressed in U.S. Dollars)

February 28, 2011 and 2010

MEYLER & COMPANY, LLC
ONE ARIN PARK
1715 HIGHWAY 35
MIDDLETOWN, NJ 07748

Report of Independent Registered Public Accounting Firm

To the Board of Directors and
Stockholders of Pan American Goldfields Ltd.
Broomfield, Colorado

We have audited the accompanying consolidated balance sheets of Pan American Goldfields Ltd. ( a Development Stage Company) as of February 28, 2011 and 2010 and the related consolidated statements of stockholders ‘ equity (deficiency), operations and comprehensive income (loss), and cash flows for the two year period ended February 28, 2011 and for the period from March 1, 2004 (Inception of Development Stage) to February 28, 2011.  These consolidated financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company was not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company ‘ s internal control over financial reporting.  Accordingly, we express no such opinion.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Pan American Goldfields Ltd. as of February 28, 2011 and 2010, and the results of its operations and its cash flows for each of the two years in the period ended February 28, 2011 and for the period from March 1, 2004 (Inception of Development Stage) to February 28, 2011 in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 3 to the consolidated financial statements, the Company has a history of operating losses and a cumulative loss during the development stage of $46,293,923.  These conditions raise substantial doubt about its ability to continue as a going concern.  Management ‘ s plans regarding those matters also are described in Note 3.  The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Meyler & Company, LLC
Middletown, NJ
June 13, 2011

PAN AMERICAN GOLDFIELDS LTD.

(A Development Stage Company)

Consolidated Balance Sheets

(Expressed in U.S. Dollars)

	February 28, 2011	February 28, 2010
Assets

Current
Cash and cash equivalents	407,912	3,377,404
Accounts receivable	409,692	137,933
Prepaid expenses	136,141	310,953
Deposits	150,000	-
	1,103,745	3,826,290

Equipment (note 4)	217,875	242,887

Total assets	1,321,620	4,069,177

Liabilities

Current
Accounts payable and accrued liabilities	1,690,208	2,772,572
Loans payable (note 9)	12,876	45,303
Promissory notes (note 7)	884,022	775,975
Total liabilities	2,587,106	3,593,850

Stockholders’ equity (deficiency)
Capital stock
Preferred stock
Authorized: 20,000,000 shares without par value (note 10)
Issued: nil
Common stock
Authorized: 200,000,000 shares without par value
Issued: 54,003,827 (2010 –53,753,827) (note 11)	30,750,401	30,700,401
Additional paid-in capital	15,262,405	14,438,352
Stock subscriptions	781,000	166,000
Accumulated deficit from prior operations	(2,003,427)	(2,003,427)
Accumulated deficit during the development stage	(46,293,923)	(43,055,507)
Accumulated other comprehensive income	238,058	229,508
Total stockholders’ equity (deficiency)	(1,265,486)	475,327

Total liabilities and stockholders’ equity (deficiency)	1,321,620	4,069,177

Going-concern (note 3)
Commitments (notes 6 and 13)
Subsequent events (note 17)

The accompanying notes are an integral part of these consolidated financial statements.

PAN AMERICAN GOLDFIELDS LTD.

(A Development Stage Company)

Consolidated Statements of Stockholders’ Equity (Deficiency)

(Expressed in U.S. Dollars)

Period from March 1, 2004 (Inception of Development Stage) to February 28, 2011
	Number of shares	Amount	Additional paid-in capital	Stock subscriptions	Deficit accumulated from prior operations	Deficit accumulated during the development stage	Accumulated Other comprehensive income (loss)	Total stockholders equity (deficiency)

Balance from prior operations, March 1, 2004	709,168	$1,701,843	$194,391	$67,025	$(2,003,427)	$-	$8,929	$(31,239)

Common stock issued in share exchange	860,000	10,965,000	-	-	-	-	-	10,965,000
Options issued as finders’ fees	-	-	1,523,000	-	-	-	-	1,523,000
Common stock issued for cash	113,222	269,134	-	(67,025)	-	-	-	202,109
Options exercised	50,000	35,000	-	-	-	-	-	35,000
Options issued	-	-	86,955	-	-	-	-	86,955
Warrants exercised	5,512	-	-	-	-	-	-	-
Beneficial conversion feature	-	-	500,000	-	-	-	-	500,000
Foreign exchange translation adjustment	-	-	-	-	-	-	(3,050)	(3,050)
Net loss for the year	-	-	-	-	-	(13,912,488)	-	(13,912,488)

Balance, February 28, 2005	1,737,902	$12,970,977	$2,304,346	$-	$(2,003,427)	$(13,912,488)	$5,879	$(634,713)

Common stock issued for consulting services	30,000	90,000	-	-	-	-	-	90,000
Options exercised	32,000	43,000	-	-	-	-	-	43,000
Common stock issued on conversion of debenture	2,000,000	300,000	-	-	-	-	-	300,000
Common stock issued in property acquisition	2,000,000	2,100,000	-	-	-	-	-	2,100,000
Common stock issued for cash	7,000,000	70,000	-	-	-	-	-	70,000
Options issued	-	-	248,000	-	-	-	-	248,000
Warrants issued	-	-	487,250	-	-	-	-	487,250
Beneficial conversion feature	-	-	952,000	-	-	-	-	952,000
Stock subscriptions	-	-	-	170,000	-	-	-	170,000
Foreign exchange translation adjustment	-	-	-	-	-	-	(4,828)	(4,828)
Net loss for the year	-	-	-	-	-	(4,425,885)	-	(4,425,885)

Balance, February 28, 2006	12,799,902	$15,573,977	$3,991,596	$170,000	$(2,003,427)	$(18,338,373)	$1,051	$(605,176)

The accompanying notes are an integral part of these consolidated financial statements.

PAN AMERICAN GOLDFIELDS LTD.
(A Development Stage Company)
Consolidated Statements of Stockholders’ Equity (Deficiency)
(Expressed in U.S. Dollars)
Period from March 1, 2004 (Inception of Development Stage) to February 28, 2011
	Number of shares	Amount	Additional paid-in capital	Stock subscriptions	Deficit accumulated from prior operations	Deficit accumulated during the development stage	Accumulated Other comprehensive income (loss)	Total stockholders’ equity (deficiency)

Balance, February 28, 2006	12,799,902	$15,573,977	$3,991,596	$170,000	$(2,003,427)	$(18,338,373)	$1,051	$(605,176)

Common stock issued on conversion of debenture	5,835,000	2,917,500	-	-	-	-	-	2,917,500
Common stock issued on settlement of promissory notes	1,651,200	412,800	-	-	-	-	-	412,800
Common stock issued for cash	750,000	375,000	-	(170,000)	-	-	-	205,000
Warrants exercised	50,000	50,000	-	-	-	-	-	50,000
Shares returned to treasury	(50,000)	(25,000)	-	-	-	-	-	(25,000)
Options issued	-	-	496,000	-	-	-	-	496,000
Warrants issued	-	-	1,949,000	-	-	-	-	1,949,000
Beneficial conversion feature	-	-	2,265,500	-	-	-	-	2,265,500
Foreign exchange translation adjustment	-	-	-	-	-	-	(3,098)	(3,098)
Net loss for year	-	-	-	-	-	(7,393,034)	-	(7,393,034)

Balance, February 28, 2007	21,036,102	$19,304,277	$8,702,096	$-	$(2,003,427)	$(25,731,407)	$(2,047)	$269,492

Warrants exercised	4,344,400	3,674,377	-	-	-	-	-	3,674,377
Options issued	-	-	974,841	-	-	-	-	974,841
Fair value of warrants expensed	-	-	1,478,750	-	-	-	-	1,478,750
Stock subscriptions	-	-	-	330,000	-	-	-	330,000
Foreign exchange translation adjustment	-	-	-	-	-	-	(8,301)	(8,301)
Net loss for the year	-	-	-	-	-	(8,096,604)	-	(8,096,604)

Balance, February 29, 2008	25,380,502	$22,978,654	$11,155,687	$330,000	$(2,003,427)	$(33,828,011)	$(10,348)	$(1,377,445)

The accompanying notes are an integral part of these consolidated financial statements.

PAN AMERICAN GOLDFIELDS LTD.
(A Development Stage Company)
Consolidated Statements of Stockholders’ Equity (Deficiency)
(Expressed in U.S. Dollars)
Period from March 1, 2004 (Inception of Development Stage) to February 28, 2011
	Number of shares	Amount	Additional paid-in capital	Stock subscriptions	Deficit accumulated from prior operations	Deficit accumulated during the development stage	Accumulated Other comprehensive income (loss)	Total stockholders’ equity (deficiency)

Balance, February 29, 2008	25,380,502	$22,978,654	$11,155,687	$330,000	$(2,003,427)	$(33,828,011)	$(10,348)	$(1,377,445)

Notes converted into shares	2,936,028	1,470,522	-	-	-	-	-	1,470,522
Options issued	-	-	603,801	-	-	-	-	603,801
Warrants issued	-	-	122,260	-	-	-	-	122,260
Fair value of warrants embedded in convertible debentures	-	-	480,800	-	-	-	-	480,800
Value of beneficial conversion feature of convertible debentures	-	-	312,399	-	-	-	-	312,399
Stock subscriptions	-	-	-	121,258	-	-	-	121,258
Shares issued for subscriptions	330,000	330,000	-	(330,000)	-	-	-	-
Accounts payable settled with shares	206,000	103,000	-	-	-	-	-	103,000
Shares issued for services	672,000	262,090	-	-	-	-	-	262,090
Shares issued to management as bonuses	1,050,000	232,750	-	-	-	-	-	232,750
Cash received for options issued	-	-	1,961	-	-	-	-	1,961
Shares issued on private placement	444,772	179,885	-	-	-	-	-	179,885
Foreign exchange translation adjustment	-	-	-	-	-	-	460,072	460,072
Net loss for the year	-	-	-	-	-	(8,036,208)	-	(8,036,208)

Balance, February 28, 2009	31,019,302	$25,556,901	$12,676,908	$121,258	$(2,003,427)	$(41,864,219)	$449,724	$(5,062,855)

The accompanying notes are an integral part of these consolidated financial statements.

PAN AMERICAN GOLDFIELDS LTD.
(A Development Stage Company)
Consolidated Statements of Stockholders’ Equity (Deficiency)
(Expressed in U.S. Dollars)
Period from March 1, 2004 (Inception of Development Stage) to February 28, 2011

	Number of shares	Amount	Additional paid-in capital	Stock subscriptions	Deficit accumulated from prior operations	Deficit accumulated during the development stage	Accumulated Other comprehensive income (loss)	Total stockholders’ equity (deficiency)

Balance, February 28, 2009	31,019,302	$25,556,901	$12,676,908	$121,258	$(2,003,427)	$(41,864,219)	$449,724	$(5,062,855)

Notes converted into shares	3,333,333	1,000,000	-	-	-	-	-	1,000,000
Options issued	-	-	720,202	-	-	-	-	720,202
Warrants issued	-	-	1,172,500	-	-	-	-	1,172,500
Fair value of warrants embedded in convertible debentures	-	-	165,042	-	-	-	-	165,042
Value of beneficial conversion feature of convertible debentures	-	-	98,700	-	-	-	-	98,700
Shares issued for subscriptions	404,193	121,258	-	(121,258)	-	-	-	-
Shares issued for management bonus	1,000,000	280,000	-	-	-	-	-	280,000
Accounts payable settled with shares	2,504,142	751,242	-	-	-	-	-	751,242
Notes settled with shares	2,250,000	250,000	-	-	-	-	-	250,000
Shares issued for services	492,857	158,500	-	-	-	-	-	158,500
Shares issued for interest costs	250,000	82,500	-	-	-	-	-	82,500
Financing costs	-	-	(245,000)	-	-	-	-	(245,000)
Finders’ fees on private placement	-	-	(150,000)	-	-	-	-	(150,000)
Shares issued on private placement	12,500,000	2,500,000	-	-	-	-	-	2,500,000
Subscription proceeds on private placement	-	-	-	50,000	-	-	-	50,000
Accounts payable converted to subscriptions	-	-	-	116,000	-	-	-	116,000
Foreign exchange translation adjustment	-	-	-	-	-	-	(220,216)	(220,216)
Net loss for the year	-	-	-	-	-	(1,191,288)	-	(1,191,288)

Balance, February 28, 2010	53,753,827	$30,700,401	$14,438,352	$166,000	$(2,003,427)	$(43,055,507)	$229,508	$475,327

The accompanying notes are an integral part of these consolidated financial statements.

PAN AMERICAN GOLDFIELDS LTD.
(A Development Stage Company)
Consolidated Statements of Stockholders’ Equity (Deficiency)
(Expressed in U.S. Dollars)
Period from March 1, 2004 (Inception of Development Stage) to February 28, 2011

	Number of shares	Amount	Additional paid-in capital	Stock subscriptions	Deficit accumulated from prior operations	Deficit accumulated during the development stage	Accumulated Other comprehensive income (loss)	Total stockholders’ equity (deficiency)

Balance, February 28, 2010	53,753,827	$30,700,401	$14,438,352	$166,000	$(2,003,427)	$(43,055,507)	$229,508	$475,327

Options issued	-	-	824,053	-	-	-	-	824,053
Shares issued for subscriptions	250,000	50,000	-	(50,000)	-	-	-	-
Subscription proceeds	-	-	-	640,000	-	-	-	640,000
Debt converted into subscription proceeds	-	-	-	25,000	-	-	-	25,000
Foreign exchange translation adjustment	-	-	-	-	-	-	8,550	8,550
Net loss for the year	-	-	-	-	-	(3,238,416)	-	(3,238,416)

Balance, February 28, 2011	54,003,827	$30,750,401	$15,262,405	$781,000	$(2,003,427)	$(46,293,923)	$238,058	$(1,265,486)

The accompanying notes are an integral part of these consolidated financial statements.

PAN AMERICAN GOLDFIELDS LTD.

(A Development Stage Company)

Consolidated Statements of Operations and Comprehensive Income (Loss)

(Expressed in U.S. Dollars)

	Year Ended		Period from March 1, 2004 (Inception of Development Stage)
	February 28, 2011	February 28, 2010	to February 28, 2011

Net sales	$1,158,923	$524,510	$1,683,433
Cost of goods sold	583,760	274,593	858,353
Gross profit	575,163	249,917	825,080

Expenses
General and administrative	2,578,022	4,273,697	19,585,938
Mineral exploration	400,415	937,843	9,240,484
Impairment of mineral property costs	719,031	206,528	17,310,274

Operating loss	(3,122,305)	(5,168,151)	(45,311,616)

Other income (expenses)
Deposit on equipment written off	(25,300)	-	(25,300)
Foreign exchange (loss)	(114,270)	(42,758)	(349,778)
Interest	(90,360)	(434,649)	(5,314,182)
Other income	65,691	193,331	259,022
Gain on disposal of assets	15,130	-	15,130
Loss on sale of assets	-	4,389,954	4,388,374
Gain (loss) on settlement of debt (note 6)	32,998	(129,015)	44,427

Net loss	(3,238,416)	(1,191,288)	(46,293,923)

Other comprehensive income (loss)
Foreign exchange translation adjustment	8,550	(220,216)	238,058

Total comprehensive loss	(3,229,866)	(1,411,504)	(46,055,865)

Total loss per share – basic and diluted	(0.06)	(0.03)

Weighted average number of shares of common stock – basic and diluted	53,957,252	39,978,569

The accompanying notes are an integral part of these consolidated financial statements.

PAN AMERICAN GOLDFIELDS LTD.

(A Development Stage Company)

Consolidated Statements of Cash Flows

(Expressed in U.S. Dollars)

	Year Ended		Period from March 1, 2004 (Inception of Development Stage)
	February 28, 2011	February 28, 2010	to February 28, 2011
Operating activities
Net loss	$(3,238,416)	$(1,191,288)	$(46,293,923)
Adjustments to reconcile net (loss) to net cash flows
Write-off of note receivable	-	-	57,500
Impairment of mineral property costs	-	-	13,645,000
Shares issued for consulting services	-	158,500	510,590
Shares issued for interest costs	-	82,500	82,500
Amortization	50,365	72,094	305,383
Discount on convertible debenture	-	86,191	569,549
Deposit on equipment written off	25,300	-	25,300
Gain on disposal of assets	(15,130)	-	(15,130)
Gain on sale of assets	-	(4,389,954)	(4,389,954)
Gain (loss) on settlement of debt	(32,998)	129,015	(86,242)
Stock-based compensation	824,053	2,172,701	10,966,611
Beneficial conversion feature	-	51,192	4,081,091
Net change in operating assets and liabilities:
Prepaid expense	262,193	(357,835)	(132,088)
Accounts receivable	(142,392)	432,794	(35,545)
Customer deposits	(150,000)	-	(194,809)
Notes payable	-	-	109,337
Accounts payable and accrued liabilities	(1,169,025)	3,826,921	6,736,951
Cash used in operating activities	(3,586,050)	1,072,831	(14,057,879)
Investing activity
Sale of equipment	-	29,437	33,316
Purchase of property and equipment	(14,226)	(23,258)	(602,473)
Cash used in investing activity	(14,226)	6,179	(569,157)
Financing activities
Proceeds from loans payable	28,500	33,750	288,067
Proceeds from notes payable	-	98,531	3,162,196
Proceeds from convertible debentures	-	1,673,510	7,462,500
Proceeds from exercise of options	-	-	78,000
Proceeds from exercise of warrants	-	-	3,144,377
Repayment of loans payable	(61,108)	(63,162)	(268,310)
Repayment of notes payable	(44,674)	(158,676)	(586,620)
Repayment of convertible debentures	-	(1,521,047)	(2,051,047)
Stock subscriptions	640,000	-	931,258
Issuance of common stock (net)	-	2,100,000	2,756,994
Cash provided by financing activities	562,718	2,162,906	14,917,415
Inflow of cash and cash equivalents	(3,037,558)	3,241,916	290,379
Effect of foreign currency translation on cash	68,066	96,784	95,456
Cash and cash equivalents, beginning	3,377,404	38,704	22,077
Cash and cash equivalents, ending	$407,912	$3,377,404	$407,912

Supplemental cash flow information (note 16)

The accompanying notes are an integral part of these consolidated financial statements.

PAN AMERICAN GOLDFIELDS LTD. (A Development Stage Company) Notes to the Consolidated Financial Statements (Expressed in U.S. Dollars) Years Ended February 28, 2011 and 2010

1.           BASIS OF PRESENTATION

Pan American Goldfields Ltd. (formerly Mexoro Minerals, Ltd and Sunburst Acquisitions IV, Inc.) (“Panam” or the “Company”) was incorporated in the state of Delaware on March 23, 2010 and on July 2, 2010 changed its name to Pan American Goldfields Ltd. pursuant to an agreement and plan of merger between the Company and Mexoro Minerals Ltd.  The Company was formed to seek out and acquire business opportunities.  Between 1997 and 2003, the Company was engaged in two business acquisitions and one business opportunity, none of which generated a significant profit or created sustainable business.  All were sold or discontinued.  The Company had previously been pursuing various business opportunities and, effective March 1, 2004, the Company changed its operations to mineral exploration.  Currently, the main focus of the Company ‘ s operations is in Mexico.

On February 12, 2009, the Company entered into a joint venture through a definitive agreement for development of its Cieneguita project with Minera Rio Tinto, S.A. de C.V. (“MRT”), a private company duly incorporated pursuant to the laws of Mexico, which is controlled by the chairman of the Company.  The purpose of the joint venture is to put the Cieneguita property into production.  Pursuant to the agreement, MRT is to provide the necessary working capital to begin and maintain mining operations at Cieneguita, which are estimated to be $3,000,000.  MRT plans to spend 100% of the money to earn 74% of the net cash flow from production (notes 5 and 6).  The Company will receive 20% of the net cash flows from production.  Accordingly, the Company is considered to be a development stage company.

On May 25, 2004, the Company completed a “Share Exchange Agreement” with Sierra Minerals and Mining, Inc. (“Sierra Minerals”), a Nevada corporation, which caused Sierra Minerals to become a wholly-owned subsidiary of the Company.  Sierra Minerals held certain rights to properties in Mexico that the Company now owns or has an option to acquire.  Through Sierra Minerals, the Company entered into a joint venture agreement with MRT.  In August 2005, the Company cancelled the joint venture agreement in order to directly pursue mineral exploration opportunities through a wholly-owned Mexican subsidiary, Sunburst Mining de Mexico S.A. de C.V. (“Sunburst de Mexico”).  On August 25, 2005, the Company, Sunburst de Mexico and MRT entered into agreements providing Sunburst de Mexico the right to explore and exploit certain properties in Mexico.  In December 2005, the Company and Sunburst de Mexico entered into a new agreement with MRT (the “New Agreement”) (note 6).  On January 20, 2006, Sierra Minerals was dissolved.

PAN AMERICAN GOLDFIELDS LTD. (A Development Stage Company) Notes to the Consolidated Financial Statements (Expressed in U.S. Dollars) Years Ended February 28, 2011 and 2010

2.           SIGNIFICANT ACCOUNTING POLICIES

(a)        Principles of consolidation

The accompanying financial statements include the accounts and activities of the Company and its wholly-owned subsidiary, Sunburst de Mexico. All intercompany balances and transactions have been eliminated in consolidation.

(b)        Financial instruments

(i)           Fair value

The carrying values of cash and cash equivalents, accounts receivable, accounts payable and accrued liabilities and promissory notes approximate their fair values because of the short-term maturity of these financial instruments. The carrying value of convertible debentures approximates their fair value because these instruments earn interest at the market rate.

(ii)           Interest rate risk

The Company is not exposed to significant interest rate risk due to the short-term maturity of its monetary current assets and current liabilities. The convertible debentures are not exposed to interest rate risk because the interest rate is fixed to maturity.

(iii)           Credit risk

The Company’s financial assets that are exposed to credit risk consist primarily of cash that is placed with major financial institutions. The Company maintains its cash in bank deposit accounts which at times may exceed federally insured limits of $250,000. The Company has not experienced any losses related to this concentration of risk. On February 28, 2011, the Company had $50 at Chase Bank and $25,310 at Wells Fargo in the US, $12,653 at HSBC bank in Mexico and $369,898 held in escrow by the Company ‘ s attorney.

(iv)           Translation risk

The Company translates the results of non-U.S. operations into U.S. currency using rates approximating the average exchange rate for the year. The exchange rate may vary from time to time. This risk is considered moderate, as the Company ‘ s mining project expenses are recorded in Mexican pesos and converted to U.S. currency.

(c)        Equipment

Equipment is recorded at cost less accumulated depreciation. Depreciation is provided on the following basis:

Software	2 years straight-line
Machinery	10% declining-balance
Vehicles	25% declining-balance
Computer equipment	30% declining-balance
Office equipment	30% declining-balance

All equipment is held by Sunburst de Mexico in Mexico.

(d)        Cash and cash equivalents

The Company considers all highly liquid debt instruments purchased with an original maturity of three  months or lessto be cash equivalents.

PAN AMERICAN GOLDFIELDS LTD. (A Development Stage Company) Notes to the Consolidated Financial Statements (Expressed in U.S. Dollars) Years Ended February 28, 2011 and 2010

2.           SIGNIFICANT ACCOUNTING POLICIES (continued)

(e)        Mineral property costs

The Company has been in the development stage since March 1, 2004, and has not yet realized any significant revenues from its planned operations. It is primarily engaged in the acquisition and exploration of mining properties. Mineral property exploration costs are expensed as incurred. When it has been determined that a mineral property can be economically developed as a result of establishing proven and probable reserves, the costs then incurred to develop such property, are capitalized. Such costs will be amortized using the units-of-production method over the estimated life of the probable reserve. If mineral properties are subsequently abandoned or impaired, any capitalized costs will be charged to operations.

(f)        Basic and diluted income (loss) per share

The Company computes income (loss) per share in accordance with ASC 260, “Earnings per Share”, which requires presentation of both basic and diluted earnings per share (“EPS”) on the face of the statement of operations. Basic EPS is computed by dividing income (loss) available to common stockholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential shares of common stock outstanding during the period using the treasury stock method and convertible preferred stock using the if converted method. In computing diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential shares if their effect is anti-dilutive. All previously stated share and per share balances have been restated to give retroactive effect to the 1:50 reverse stock split that occurred on February 15, 2006. Dilutive loss per share has not been presented because the effects of all common share equivalents were anti-dilutive.

(g)        Impairment or disposal of long-lived assets

The Company accounts for the impairment or disposal of long-lived assets according to ASC 360 “Property, Plant and Equipment”. ASC 360 clarifies the accounting for the impairment of long-lived assets and for long-lived assets to be disposed of, including the disposal of business segments and major lines of business. Long-lived assets are reviewed when facts and circumstances indicate that the carrying value of the asset may not be recoverable. When necessary, impaired assets are written down to estimate fair value based on the best information available. Estimated fair value is generally based on either appraised value or measured by discounting estimated future cash flows. Considerable management judgment is necessary to estimate discounted future cash flows. Accordingly, actual results could vary significantly from such estimates.

(h)        Use of estimates

The preparation of financial statements in conformity with U.S. generally accepted accounting principles (“U.S. GAAP”) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Significant areas of estimate include the impairment of assets and rates for amortization, accrued liabilities, future income tax balances and the inputs used in calculating stock-based compensation. Actual results could differ from those estimates and would impact future results of operations and cash flows.

PAN AMERICAN GOLDFIELDS LTD. (A Development Stage Company) Notes to the Consolidated Financial Statements (Expressed in U.S. Dollars) Years Ended February 28, 2011 and 2010

2.           SIGNIFICANT ACCOUNTING POLICIES (continued)

(i)        Consideration of other comprehensive income items

ASC 220 “Comprehensive Income” requires companies to present comprehensive income (consisting primarily of net loss plus other direct equity changes and credits) and its components as part of the basic financial statements.

(j)        Stock-based compensation

The Company utilizes the fair value recognition provisions of ASC 718 “Compensation – Stock Compensation” (formerly, SFAS No. 123R “Share Based Payments”), which requires the company to use the Black-Scholes pricing model to estimate the fair value of the options at the grant date.

All transactions in which goods or services are the consideration received for the issuance of equity instruments are accounted for based on the fair value of the consideration received or the fair value of the equity instrument issued, whichever is more reliably measurable. Equity instruments issued to employees and the cost of the services received as consideration are measured and recognized based on the fair value of the equity instruments issued (see note 11 & 12).

(k)        Income taxes

Income taxes are accounted for under the liability method of accounting for income taxes. Under the liability method, future tax liabilities and assets are recognized for the estimated future tax consequences attributable to differences between the amounts reported in the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Future tax assets and liabilities are measured using enacted or substantially enacted income tax rates expected to apply when the asset is realized or the liability settled. The effect of a change in income tax rates on future income tax liabilities and assets is recognized in income in the period that the change occurs. Future income tax assets are recognized to the extent that they are considered more likely than not to be realized. The Financial Accounting Standards Board (FASB) has issued ASC 740 “Income Taxes” (formerly, Financial Interpretation No. 48, “Accounting for Uncertainty in Income Taxes” – An Interpretation of FASB Statement No. 109 (FIN 48)). ASC 740 clarifies the accounting for uncertainty in income taxes recognized in an enterprise ‘ s financial statements in accordance with prior literature FASB Statement No. 109, Accounting for Income Taxes. This standard requires a company to determine whether it is more likely than not that a tax position will be sustained upon examination based upon the technical merits of the position. If the more-likely-than-not threshold is met, a company must measure the tax position to determine the amount to recognize in the financial statements. As a result of the implementation of this standard, the Company performed a review of its material tax positions in accordance with recognition and measurement standards established by FASB ASC 740. As a conclusion, the tax position of the Company has not met the more-likely-than-not threshold as of February 28, 2011.

(l)        Foreign currency translation

Sunburst de Mexico maintains accounting records in its functional currency, Mexican pesos. Sunburst de Mexico translates foreign currency transactions into functional currency in the following manner:  at the transaction date, each asset, liability, revenue and expense is translated into the functional currency by the use of the exchange rate in effect at that date; at the period end, foreign currency monetary assets and liabilities are re-evaluated into the functional currency by using the exchange rate in effect at the balance sheet date. The resulting foreign exchange gains and losses are included in operations.

In preparing consolidated financial statements, the Company translates the assets and liabilities of its subsidiary into U.S. dollars at the exchange rate in effect at the balance sheet date. Revenue and expenses are translated into U.S. dollars at the average exchange rate for the applicable period. Any gain or loss from such translations is included in stockholders ‘ equity as a component of other comprehensive income.

PAN AMERICAN GOLDFIELDS LTD. (A Development Stage Company) Notes to the Consolidated Financial Statements (Expressed in U.S. Dollars) Years Ended February 28, 2011 and 2010

2.           SIGNIFICANT ACCOUNTING POLICIES (continued)

(m)        Asset retirement obligations

The Company accounts for asset retirement obligations (ARO) in accordance with ASC 410 “Asset Retirement and Environmental Obligations” (formerly, FASB Statement No. 143, Accounting for Asset Retirement Obligations (FAS 143)). This accounting standard applies to the fair value of a liability for an ARO that is recorded when there is a legal obligation associated with the retirement of a tangible long-lived asset and the liability can be reasonably estimated. Obligations associated with the retirement of these assets require recognition in certain circumstances:  (1) the present value of a liability and offsetting asset for an ARO, (2) the subsequent accretion of that liability and depreciation of the asset, and (3) the periodic review of the ARO liability estimates and discount rates. In 2005, the FASB issued FASB Interpretation No. 47, Accounting for Conditional Asset Retirement Obligations — An Interpretation of FASB Statement No. 143 (FIN 47), which was effective for the company on December 31, 2005. FIN 47 clarifies that the phrase “conditional asset retirement obligation,” as used in FAS 143, refers to a legal obligation to perform asset retirement activity for which the timing and/or method of settlement are conditional on a future event that may or may not be within the control of the company. The obligation to perform the asset retirement activity is unconditional even though uncertainty exists about the timing and/or method of settlement. Uncertainty about the timing and/or method of settlement of a conditional ARO should be factored into the measurement of the liability when sufficient information exists. ASC 410 acknowledges that in some cases, sufficient information may not be available to reasonably estimate the fair value of an ARO. FIN 47 also clarifies when an entity would have sufficient information to reasonably estimate the fair value of an ARO.

The Company is in an early stage of mineral exploration and has no known reserves as of February 28, 2011. Accordingly, the Company cannot reasonably estimate the fair value of those obligations because of their indeterminate settlement dates.

(n)        Revenue recognition

The Company recognized revenue when persuasive evidence of an arrangement exists, shipment has occurred, the price is determinable and collection is reasonably assured. All revenues resulted from the proportionate consolidation of the joint venture with MRT, as discussed in Note 5.

(o)        Recent accounting pronouncements

(i)           In May 2010, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) 2010-19, Foreign Currency (Topic 830):  Foreign Currency Issues:  Multiple Foreign Currency Exchange Rates. The amendments in this Update are effective as of the announcement date of March 18, 2010. The Company does not expect the provisions of ASU 2010-19 to have a material effect on the financial position, results of operations or cash flows of the Company.

(ii)           In April 2010, the FASB issued ASU 2010-17, Revenue Recognition-Milestone Method (Topic 605):  Milestone Method of Revenue Recognition. The amendments in this Update are effective on a prospective basis for milestones achieved in fiscal years, and interim periods within those years, beginning on or after June 15, 2010. Early adoption is permitted. If a vendor elects early adoption and the period of adoption is not the beginning of the entity’s fiscal year, the entity should apply the amendments retrospectively from the beginning of the year of adoption. The Company does not expect the provisions of ASU 2010-17 to have a material effect on the financial position, results of operations or cash flows of the Company.

(iii)           In January 2010, the FASB issued Accounting Standards Update 2010-02, Consolidation (Topic 810):  Accounting and Reporting for Decreases in Ownership of a Subsidiary. This amendment to Topic 810 clarifies, but does not change, the scope of current US GAAP. It clarifies the decrease in ownership provisions of Subtopic 810-10 and removes the potential conflict between guidance in that Subtopic and asset derecognition and gain or loss recognition guidance that may exist in other US GAAP. An entity will be required to follow the amended guidance beginning in the period that it first adopts FAS 160 (now included in Subtopic 810-10). For those entities that have already adopted FAS 160, the amendments are effective at the beginning of the first interim or annual reporting period ending on or after December 15, 2009. The amendments should be applied retrospectively to the first period that an entity adopted FAS 160. The Company does not expect the provisions of ASU 2010-02 to have a material effect on the financial position, results of operations or cash flows of the Company.

PAN AMERICAN GOLDFIELDS LTD. (A Development Stage Company) Notes to the Consolidated Financial Statements (Expressed in U.S. Dollars) Years Ended February 28, 2011 and 2010

2.           SIGNIFICANT ACCOUNTING POLICIES (continued)

(iv)           In January 2010, the FASB issued Accounting Standards Update 2010-01, Equity (Topic 505):  Accounting for Distributions to Stockholders with Components of Stock and Cash (A Consensus of the FASB Emerging Issues Task Force). This amendment to Topic 505 clarifies the stock portion of a distribution to stockholders that allows them to elect to receive cash or stock with a limit on the amount of cash that will be distributed is not a stock dividend for purposes of applying Topics 505 and 260. Effective for interim and annual periods ending on or after December 15, 2009, and would be applied on a retrospective basis. The Company does not expect the provisions of ASU 2010-01 to have a material effect on the financial position, results of operations or cash flows of the Company.

(v)           In September 2009, the FASB issued Update No. 2009-13, “Multiple-Deliverable Revenue Arrangements—a consensus of the FASB Emerging Issues Task Force” (ASU 2009-13). It updates the existing multiple-element revenue arrangements guidance currently included under ASC 605-25, which originated primarily from the guidance in EITF Issue No. 00-21, “Revenue Arrangements with Multiple Deliverables” (EITF 00-21). The revised guidance primarily provides two significant changes:  1) eliminates the need for objective and reliable evidence of the fair value for the undelivered element in order for a delivered item to be treated as a separate unit of accounting, and 2) eliminates the residual method to allocate the arrangement consideration. In addition, the guidance also expands the disclosure requirements for revenue recognition. ASU 2009-13 will be effective for the first annual reporting period beginning on or after June 15, 2010, with early adoption permitted provided that the revised guidance is retroactively applied to the beginning of the year of adoption. The Company is currently assessing the future impact of this new accounting update to its financial statements.

(vi)           In September 2009, the FASB issued ASC 105, formerly FASB Statement No. 168, the FASB Accounting Standards Codification (“Codification”) and the Hierarchy of Generally Accepted Accounting Principles (“GAAP”), a replacement of FASB Statement No. 162 (“SFAS 168”). SFAS 168 establishes the Codification as the single source of authoritative GAAP in the United States, other than rules and interpretive releases issued by the SEC. The Codification is a reorganization of current GAAP into a topical format that eliminates the current GAAP hierarchy and establishes instead two levels of guidance — authoritative and non-authoritative. All non-grandfathered, non-SEC accounting literature that is not included in the Codification will become non-authoritative. The FASB’s primary goal in developing the Codification is to simplify user access to all authoritative GAAP by providing all the authoritative literature related to a particular accounting topic in one place. The Codification was effective for interim and annual periods ending after September 15, 2009. As the Codification was not intended to change or alter existing GAAP, it did not have a material impact on the Company’s financial statements.

(vii)           Effective July 1, 2009, the Company adopted FASB ASU No. 2009-05, Fair Value Measurements and Disclosures (Topic 820) (“ASU 2009-05”). ASU 2009-05 provided amendments to ASC 820-10, Fair Value Measurements and Disclosures – Overall, for the fair value measurement of liabilities. ASU 2009-05 provides clarification that in circumstances in which a quoted price in an active market for the identical liability is not available, a reporting entity is required to measure fair value using certain techniques. ASU 2009-05 also clarifies that when estimating the fair value of a liability, a reporting entity is not required to include a separate input or adjustment to other inputs relating to the existence of a restriction that prevents the transfer of a liability. ASU 2009-05 also clarifies that both a quoted price in an active market for the identical liability at the measurement date and the quoted price for the identical liability when traded as an asset in an active market when no adjustments to the quoted price of the asset are required are Level 1 fair value measurements. Adoption of ASU 2009-05 did not have a material impact on the Company’s results of operations or financial condition.

(viii)           Effective June 30, 2009, the Company adopted three accounting standard updates which were intended to provide additional application guidance and enhanced disclosures regarding fair value measurements and impairments of securities. They also provide additional guidelines for estimating fair value in accordance with fair value accounting. The first update, as codified in ASC 820-10-65, provides additional guidelines for estimating fair value in accordance with fair value accounting. The second accounting update, as codified in ASC 320-10-65, changes accounting requirements for other-than-temporary-impairment (OTTI) for debt securities by replacing the current requirement that a holder have the positive intent and ability to hold an impaired security to recovery in order to conclude an impairment was temporary with a requirement that an entity conclude it does not intend to sell an impaired security and it will not be required to sell the security before the recovery of its amortized cost basis. The third accounting update, as codified in ASC 825-10-65, increases the frequency of fair value disclosures. These updates were effective for fiscal years and interim periods ended after June 15, 2009. The adoption of these accounting updates did not have a material impact on the Company’s financial statements.

PAN AMERICAN GOLDFIELDS LTD. (A Development Stage Company) Notes to the Consolidated Financial Statements (Expressed in U.S. Dollars) Years Ended February 28, 2011 and 2010

2.           SIGNIFICANT ACCOUNTING POLICIES (continued)

(ix)           Effective June 30, 2009, the Company adopted a new accounting standard for subsequent events, as codified in ASC 855-10. The update modifies the names of the two types of subsequent events either as recognized subsequent events (previously referred to in practice as Type I subsequent events) or non-recognized subsequent events (previously referred to in practice as Type II subsequent events). In addition, the standard modifies the definition of subsequent events to refer to events or transactions that occur after the balance sheet date, but before the financial statements are issued (for public entities) or available to be issued (for nonpublic entities). The update did not result in significant changes in the practice of subsequent event disclosures, and therefore the adoption did not have a material impact on the Company’s financial statements.

(x)           Effective January 1, 2009, the Company adopted an accounting standard update regarding the determination of the useful life of intangible assets. As codified in ASC 350-30-35, this update amends the factors considered in developing renewal or extension assumptions used to determine the useful life of a recognized intangible asset under intangibles accounting. It also requires a consistent approach between the useful life of a recognized intangible asset under prior business combination accounting and the period of expected cash flows used to measure the fair value of an asset under the new business combinations accounting (as currently codified under ASC 850). The update also requires enhanced disclosures when an intangible asset’s expected future cash flows are affected by an entity’s intent and/or ability to renew or extend the arrangement. The adoption did not have a material impact on the Company’s financial statements.

(xi)           Effective January 1, 2009, the Company adopted a new accounting standard update regarding business combinations. As codified under ASC 805, this update requires an entity to recognize the assets acquired, liabilities assumed, contractual contingencies, and contingent consideration at their fair value on the acquisition date. It further requires that acquisition-related costs be recognized separately from the acquisition and expensed as incurred; that restructuring costs generally be expensed in periods subsequent to the acquisition date; and that changes in accounting for deferred tax asset valuation allowances and acquired income tax uncertainties after the measurement period be recognized as a component of provision for taxes. The adoption did not have a material impact on the Company’s financial statements.

PAN AMERICAN GOLDFIELDS LTD. (A Development Stage Company) Notes to the Consolidated Financial Statements (Expressed in U.S. Dollars) Years Ended February 28, 2011 and 2010

3           GOING CONCERN

The accompanying financial statements have been prepared on a going concern basis. The Company has a history of operating losses and will need to raise additional capital to fund its planned operations. As at February 28, 2011, the Company had a cumulative loss, during its development period, of $46,293,923 (February 28, 2010 - $43,055,507). These conditions raise substantial doubt about the Company ‘ s ability to continue as a going concern.

The Company intends to reduce its cumulative loss through the attainment of profitable operations from its investment in a Mexican mining venture (note 6). In addition, the Company has conducted private placements of convertible debt and common stock (notes 8 and 11), which have generated a portion of the initial cash requirements for its planned Mexican mining ventures (note 6).

In February 2009, the Company signed a definitive agreement with MRT which was amended in December 2009, to provide funding of up to $8,000,000 to the Company to initiate production at its Cieneguita property, complete a feasibility study, as well to continue the exploration of its properties (note 6).

In July 2009, the Company signed a definitive agreement to sell its Guazapares project located in southwest Chihuahua, Mexico to Paramount Gold de Mexico, SA de C.V., the Mexican subsidiary of Paramount Gold and Silver Corp. (“Paramount”) for a total consideration of up to $5,300,000. The purchase price is to be paid in two stages. The first payment of $3,700,000 was released from escrow in February 2010, as the transfer of the 12 claims to Paramount was completed. An additional payment of $1,600,000 is due if, within 36 months following execution of the letter of agreement (July 10, 2009), either (i) Paramount Gold de Mexico SA de C.V. is sold by Paramount, either through a stock sale or a sale of substantially all of its assets, or (ii) Paramount ‘ s San Miguel project is put into commercial production.

In September 2009, the Company entered into private placement subscription agreements, as thereafter amended, with certain U.S. accredited investors and certain non-U.S. investors for 12,500,000 unregistered shares of common stock with 100% warrant coverage at a purchase price of $0.20 per unit. The warrants have an exercise price of $0.30 per share with a two-year term and will not be exercisable until 12 months after their date of issuance. The Company received aggregate gross proceeds, prior to any expenses, from the private placement of $2,500,000.

In February 2011, the Company entered into private placement subscription agreements, with certain U.S. accredited investors and certain non-U.S. investors for 5,000,000 unregistered shares of common stock with 100% warrant coverage at a purchase price of $0.20 per unit. The warrants have an exercise price of $0.30 per share with a two-year term. As of February 28, 2011, the Company has received aggregate gross proceeds, prior to any expenses, from the private placement of $640,000.

PAN AMERICAN GOLDFIELDS LTD. (A Development Stage Company) Notes to the Consolidated Financial Statements (Expressed in U.S. Dollars) Years Ended February 28, 2011 and 2010

4           EQUIPMENT

	February 28, 2011			February 28, 2010
	Cost	Accumulated Depreciation	Net Book Value	Net Book Value

Software	$24,616	$17,882	$6,734	$6,357
Machinery	297,819	117,396	180,423	198,850
Vehicles	96,263	76,490	19,773	22,998
Computers	29,902	28,972	930	3,557
Office equipment	17,454	7,439	10,015	11,125
	$466,054	$248,179	$217,875	$242,887

5           JOINT VENTURE WITH MRT

On February 12, 2009, the Company entered into a joint venture through a definitive agreement for development of its Cieneguita project with MRT. The purpose of the joint venture is to put Cieneguita property into production. As per the agreement, MRT is to provide the necessary working capital to begin and maintain mining operations estimated to be $3,000,000. MRT will spend 100% of the funds in exchange for a 75% interest in the net cash flow from production. The agreement was amended in December 2009 for MRT to earn a 74% interest in the net cash flow from production (note 6). The agreement limits the mining of the mineralized material that is available from the surface to a depth of 15 meters or approximately 10% of the mineralized material found as of the date of the definitive agreement. The Company incurs no obligations to the joint venture ‘ s creditors as the operations and working capital requirements are controlled by MRT as such the Company has concluded that it is not the primary beneficiary of the joint venture. Accordingly, the Company ‘ s share of income and expenses are reflected in these financial statements under the proportionate consolidation method.

The Company’s proportionate share of revenues was $1,158,923 and proportionate share of the net loss was $225,304 for the year ended February 28, 2011. The Company ‘ s proportionate share of accounts receivable of the joint venture was $170,897 at February 28, 2011. The joint venture did not have any other assets or liabilities at February 28, 2011.

6           MINERAL PROPERTIES

The Company incurred exploration expenses as follows in the year ended February 28, 2011:

	Sahuayacan	Cieneguita	Encino Gordo	New Projects	Total

Drilling and sampling	$67,063	$-	$-	$-	$67,063
Geological, geochemical, geophysics	148,191	-	5,413	1,277	154,881
Land use permits	10,360	14,775	3,712	-	28,847
Automotive	-	54	-	-	54
Travel	2,429	9,880	6,131	-	18,440
Consulting	7,501	62,107	13,159	-	82,767
Equipment	1,006	4,327	2,152	-	7,485
General	8,162	22,898	9,818	-	40,878
	$244,712	$114,041	$40,385	$1,277	$400,415

PAN AMERICAN GOLDFIELDS LTD. (A Development Stage Company) Notes to the Consolidated Financial Statements (Expressed in U.S. Dollars) Years Ended February 28, 2011 and 2010

6.           MINERAL PROPERTIES (continued)

The Company incurred exploration expenses as follows in the year ended February 28, 2010:

	Sahuayacan	Cieneguita	Encino Gordo	New Projects	Total

Drilling and sampling	$119,004	$69,339	$-	$-	$188,343
Geological, geochemical, geophysics	161,015	119,837	-	1,026	281,878
Land use permits	5,174	131,825	4,077	-	141,076
Travel	12,747	18,855	-	-	31,602
Consulting	43,097	132,768	-	-	175,865
Equipment	4,362	5,541	-	-	9,903
General	37,598	71,424	154	-	109,176
	$382,997	$549,589	$4,231	$1,026	$937,843

Since May 2004, the Company has held interests in gold exploration properties in Mexico.

In August 2005, the Company formed its wholly owned subsidiary, Sunburst de Mexico, which allowed the Company to take title to the properties in the name of Sunburst de Mexico. On August 25, 2005, the Company entered into property agreements with MRT, which provided Sunburst de Mexico options to purchase the mineral concessions of the Cieneguita and Guazapares properties and the right of refusal on three Encino Gordo properties. The Company also entered into an exploration and sale agreement, in October 2006, with Minera Emilio S.A. de C.V. for the mineral concessions of the Sahuayacan property.

In August 2005, the parties also entered into an operator’s agreement, that gave MRT the sole and exclusive right and authority to manage the Cieneguita property, and a share option agreement which granted MRT the exclusive option to acquire up to 100% of all outstanding shares of Sunburst de Mexico if the Company did not comply with the terms of the property agreements. The operator ‘ s agreement and share option agreement were subsequently cancelled when the Company and Sunburst de Mexico entered into a new contract with MRT as described below under “Encino Gordo”.

In February 2009, the Company entered into a development agreement with MRT, which was amended in December 2009. Pursuant to the terms of the development agreement, as amended, MRT agreed to invest up to $8,000,000 to put the first phase of the Cieneguita project into production and to complete a feasibility study. The first phase of production is limited to the mining of the mineralized material that is available from the surface to a depth of 15 meters (“First Phase Production”). In exchange, the Company assigned MRT an interest to 74% of the net cash flows from First Phase Production and MRT will earn a 54% ownership interest by spending up to $4,000,000 to take the Cieneguita project through the feasibility stage.

The material provisions of the property agreements are as follows:

CIENEGUITA

MRT assigned to Sunburst de Mexico, with the permission of the Cieneguita property’s owner, Corporativo Minero, S.A. de C.V. (“Corporativo Minero”), all of MRT ‘ s rights and obligations acquired under a previous agreement (the Cieneguita option agreement), including the exclusive option to acquire the Cieneguita property for a price of $2,000,000. Prior to assigning the Cieneguita property to the Company, MRT had paid $350,000 to Corporativo Minero. As the Cieneguita property was not in production by May 6, 2006, Sunburst de Mexico was required to pay $120,000 to Corporativo Minero to extend the contract. Corporativo Minero agreed to reduce the obligation to $60,000, of which $10,000 was paid in April 2006 and the balance paid on May 6, 2006. The Company made this payment to Corporativo Minero and the contract was extended.

PAN AMERICAN GOLDFIELDS LTD. (A Development Stage Company) Notes to the Consolidated Financial Statements (Expressed in U.S. Dollars) Years Ended February 28, 2011 and 2010

6.           MINERAL PROPERTIES (continued)

The Company has the obligation to pay a further $120,000 per year for the next 13 years and the balance of the payments in the 14 th year, until the total amount of $2,000,000 is paid. The Company renegotiated the payment due May 6, 2007, to $60,000 payable on November 6, 2007, which was paid, and the balance of $60,000 was paid on December 20, 2007. The Company paid $60,000 on May 12, 2008, of the $120,000 due on May 6, 2008, and the balance was paid in June 2008. The Company paid $30,000 each for a total of $120,000 on May 22, 2009, June 26, 2009, September 4, 2009 and November 20, 2009. In 2010 the Cieneguita project was put into production under the development agreement as described above and the payment terms were changed based on the following formula:

“If the Cieneguita property is put into production, the Company must pay the Cieneguita owners $20 per ounce of gold produced from the Cieneguita property to the total of $2,000,000 due. In the event that the price of gold is above $400 per ounce, the property payments payable to the Cieneguita owners from production will be increased by $0.10 for each dollar increment over $400 per ounce. The total payment of $2,000,000 does not change with fluctuations in the price of gold. Non-payment of any portion of the $2,000,000 total payment will constitute a default. In such case, the Cieneguita owners will retain ownership of the concessions, but the Company will not incur any additional default penalty.”

Based on production at Cieneguita, the Company paid $120,000 during the fiscal year ended February 28, 2011 to the Cieneguita owners. As of February 28, 2011, Corporativo Minero has been paid a total of $950,000 for the Cieneguita property. The Company is not in default on its payments for the Cieneguita property.

On February 12, 2009, the Company entered into a definitive agreement for development of the Cieneguita project with MRT. The definitive agreement covered project financing of up to $9,000,000. The major points of the agreement were as follows:

(i)           MRT and/or its investors will subscribe for $1,000,000 of a secured convertible debenture at 8% interest (payable in stock or cash). The debenture was convertible into units at $0.60 per unit. Each unit comprised two common shares and one warrant. Each warrant is exercisable at $0.50 per share for a period of three years. The placement will be used for continued exploration of the Company ‘ s properties and general working capital.

(ii)           MRT is to provide the necessary working capital to begin and maintain mining operations estimated to be $3,000,000 used for the purpose of putting the Cieneguita property into production. MRT will spend 100% of the money to earn 75% of the net cash flow from production. The agreement will limit the mining to the mineralized material that is available from surface to a depth of 15 meters or approximately 10% of the mineralized material found to date.

(iii)           MRT will spend up to $5,000,000 to take the Cieneguita property through the feasibility stage. In doing so, MRT will earn a 60% interest in Panam ‘ s rights to the property. After the expenditure of the $5,000,000 all costs will be shared on a ratio of 60% to MRT and 40% to Panam. If the Company elects not to pay its portion of costs after the $5,000,000 has been spent, the Company ‘ s position shall revert to a 25% carried interest on the property.

To generate funding for the Company’s continued operations, the Company issued $1,500,000 of convertible debentures in March 2009, of which an aggregate of $880,000 was issued to Mario Ayub, a director of the Company, and to his affiliated entity, MRT. Pursuant to the terms of the convertible debentures, the holders irrevocably converted the debentures into a 10% ownership interest in the Cieneguita project and a 10% interest in the net cash flow from First Phase Production.

In December 2009, Mario Ayub and MRT agreed to resell an aggregate 4% ownership interest in the Cieneguita project back to the Company, along with 4% of the net cash flow from First Phase Production, in return for $550,000. In a private transaction not involving the Company, the other holders contributed their remaining 6% ownership interest in the Cieneguita project to a newly formed entity, Marje Minerals SA (“Marje Minerals”).

PAN AMERICAN GOLDFIELDS LTD. (A Development Stage Company) Notes to the Consolidated Financial Statements (Expressed in U.S. Dollars) Years Ended February 28, 2011 and 2010

6.           MINERAL PROPERTIES (continued)

The Company amended the development agreement and its agreements with the debenture holders in December 2009. According to the amended development agreement, the ownership interest in the Cieneguita project and the net cash flows from the First Phase Production are held by the Company, MRT and Marje Minerals as follows:

Holder	Ownership Percentage	Net Cash Flow Interest From First Phase Production	Net Cash Flow Interest Following First Phase Production
MRT	54%(1)	74%	54%(1)
Marje Minerals	6%	6%	6%
Panam	40%	20%	40%

(1) To be earned by MRT by spending $4,000,000 to take the Cieneguita project through the feasibility stage.

Any additional costs for the First Phase Production and the feasibility study for the Cieneguita project, after MRT invests $8,000,000, will be shared by the Company, MRT and Marje Minerals on a pro-rata basis based on their respective ownership percentages in the Cieneguita project.

The major terms of the amended development agreement with MRT and Marje Minerals are as follows:

(i)           MRT purchased $1,000,000 of secured convertible debentures at 8% interest (payable in stock or cash). The proceeds from this investment were used for continued exploration and development of the Cieneguita project and general working capital. On November 5, 2009, MRT exercised its conversion rights on the debenture and MRT was issued 3,333,333 common shares and a warrant to purchase 1,666,667 shares of common stock at an exercise price of $0.50 per share.

(ii)           MRT agreed to provide the necessary working capital to begin and maintain mining operations, estimated to be $3,000,000, to put the first phase of the Cieneguita project into production. In exchange for these funds, the Company assigned MRT an interest to 74% of the net cash flow from First Phase Production. The agreement limits the mining during First Phase Production to the mineralized material that is available from the surface to a depth of 15 meters.

(iii)           MRT committed to spend up to $4,000,000 to take the Cieneguita project through the feasibility stage. In doing so, the Company assigned MRT a 54% interest in its rights to the Cieneguita project. After the expenditure of the $4,000,000, all costs will be shared on a pro rata ownership basis (i.e. 54% to MRT, 40% to the Company and 6% to Marje Minerals). If any party cannot pay its portion of the costs after the $4,000,000 has been spent, then their ownership position in the Cieneguita project will be reduced by 1% for every $100,000 invested by the other owners. The Company ‘ s ownership interest in the Cieneguita project, however, cannot be reduced below 25%. In addition, the Company has the right to cover Marje Minerals ‘ pro rata portion of costs if they cannot pay their portion of the costs. In return, the Company will receive 1% of Marje Minerals ‘ ownership position in the Cieneguita project for every $100,000 the Company invests on their behalf.

(iv)           The MRT agreement was contingent on the Company repaying its debenture to Paramount. In March 2009, the Company repaid $1,000,000, or approximately two-thirds of the debt, and Paramount released a security interest it had on the Cieneguita project. In October 2009, the Company repaid the remaining amount of the debt and Paramount released its security interests on the Sahuayacan, Guazapares and Encino Gordo properties.

PAN AMERICAN GOLDFIELDS LTD. (A Development Stage Company) Notes to the Consolidated Financial Statements (Expressed in U.S. Dollars) Years Ended February 28, 2011 and 2010

6.           MINERAL PROPERTIES (continued)

ENCINO GORDO

On December 8, 2005, the Company and Sunburst de Mexico entered into a “New Agreement” with MRT to exercise their option under the sale and purchase of the mining concessions agreement, dated August 18, 2005, to obtain two mining concessions in the Encino Gordo region. The New Agreement also provided the Company the option to obtain three additional concessions in the Encino Gordo region.

The following are additional material terms of the New Agreement:

(a)        The share option agreement with MRT was cancelled;

(b)        The Company granted MRT the option to buy all of the outstanding shares of Sunburst de Mexico for $100 if the Company failed to transfer $1,500,000 to Sunburst de Mexico by April 30, 2006. On April 6, 2006, MRT agreed to waive its option to purchase the shares of Sunburst de Mexico and also waived the Company ‘ s obligation to transfer $1,500,000 to Sunburst de Mexico. The property agreements were modified to change the net smelter return (“NSR”) to a maximum of 2.5% for all properties covered by the agreements. The property agreements contained NSRs ranging from 0.5% to 7%;

(c)        The Company agreed to issue 2,000,000 shares of the Company’s common stock to MRT within four months of the date of signing of the New Agreement. These shares were issued to MRT and its assignee at the market value of $1.05 per share on February 23, 2006, and $2,100,000 was charged to operations for the year ended February 28, 2006. This issuance fulfilled the Company ‘ s payment obligations under the previous property agreements;

(d)        The Company agreed to issue 1,000,000 additional shares of the Company’s common stock to MRT if and when the Cieneguita Property is put into production and reaches 85% of production capacity over a 90-day period, as defined in the New Agreement; and

(e)        The operator’s agreement with MRT was cancelled.

Sunburst de Mexico purchased two of the Encino Gordo concessions from MRT for a price of 1,000 pesos (approximately US$100), and MRT assigned to Sunburst de Mexico a first right of refusal to acquire three additional Encino Gordo concessions. The total payments to acquire 100% of these three additional concessions were as follows:  $10,000 on June 30, 2006 (paid); $25,000 on December 31, 2006 (paid), $50,000 on December 31, 2007 ($20,000 of this payment was made on January 3, 2008 and the balance was paid on February 29, 2008) and $75,000 on December 31, 2008 (the payment was not made and the Company was in default). In August 2009, the Company decided to surrender the Encino Gordo 2 mining concession eliminating any future concession payments on these properties.

SAHUAYACAN

In May 2010, the Company management decided to drop the Sahuayacan properties due to lack of economic thicknesses and grades of gold mineralization encountered in the drilling program eliminating any future concession payments on these properties.

CERRO DELTA

In February 2011, the Company management entered into an agreement with Compania Minera Alto Rio Salado S.A., a private Argentine entity, for the acquisition of the 15,000 hectare Cerro Delta project in northwest La Rioja Province, Argentina. Under the terms of the agreement, the Company must pay $150,000 upon signing, and $200,000 on the first anniversary, $500,000 on the second anniversary, $750,000 on the third anniversary, $1.2 million on the fourth anniversary, and $2.2 million on the fifth anniversary of the signing, with a final option payment of $5 million to purchase a 100% interest in the Project payable on the sixth anniversary of the signing. The vendor will retain a 1% NSR. (Note 17)

PAN AMERICAN GOLDFIELDS LTD. (A Development Stage Company) Notes to the Consolidated Financial Statements (Expressed in U.S. Dollars) Years Ended February 28, 2011 and 2010

7.           PROMISSORY NOTES

As at February 28, 2011, the Company had $884,022 (February 28, 2010 - $775,975) of promissory notes outstanding, comprising the following:

(a)        During the year ended February 29, 2008, the Company converted accounts payable of $465,994 (Swiss Franc (“CHF”) 565,000) into promissory notes. The Company had an implied obligation to pay the accounts payable in CHF as the funds to pay the expense came from Swiss investors in CHF. Accordingly, the promissory notes were issued in CHF. The notes consist of one warrant for each CHF 5.00 of notes issued, exercisable at $1.00 each. The principal and interest on the notes became due and payable on April 30, 2008. The Company has not repaid the promissory notes as of February 28, 2011 and is in default. The principal and interest on the notes due and payable as of February 28, 2011 was $826,984. The interest rate payable during the default period is 12%.

(b)        $15,000 of the promissory notes accrues interest of 8% per year that has no repayment terms. The interest accrued as of February 28, 2011 is $2,778.

(c)        $10,668 of promissory notes is due to related parties that were to be repaid over a 12 month period as part of a debt settlement agreement. These notes bear no interest (note 14). The Company has not made the monthly payments according to the settlement agreement and is in default.

(d)        $12,048 of promissory notes is due to an associate of a related party that bear no interest and have no repayment terms.

(e)        $16,544 of promissory notes bear no interest and have no repayment terms.

8           CONVERTIBLE DEBENTURES

There were no convertible debentures issued, outstanding, repaid or converted during the year ended February 28, 2011.

On May 5, 2008, the Company signed a letter of intent (“LOI”) to enter into a strategic alliance with Paramount. The agreement called for Paramount to invest a minimum of $4,000,000 and maximum of $6,000,000 into the Company, fixed at a price of $0.50 per unit by June 23, 2008. The investment timeline was extended until July 21, 2008, and then to August 5, 2008. On August 6, 2008, the Company terminated the LOI with Paramount as Paramount did not meet the terms of the agreement.

The Company issued secured convertible debentures to Paramount as follows:

•
On May 9, 2008, the Company issued $500,000 in convertible debentures to Paramount, with a maturity date of one year, accruing interest at 8% per year payable in arrears and convertible at the option of the holder.

•
On June 10, 2008, the Company issued $70,000 in convertible debentures to Paramount, with a maturity date of one year, accruing interest at 8% per year payable in arrears and convertible at the option of the holder.•

•
On June 25, 2008, the Company issued $300,000 in convertible debentures to Paramount, with a maturity date of one year, accruing interest at 8% per year payable in arrears and convertible at the option of the holder.

•
On July 11, 2008, the Company issued $500,000 in convertible debentures to Paramount, with a maturity date of one year, accruing interest at 8% per year payable in arrears and convertible at the option of the holder.

•
On March 19, 2009, the Company entered into an agreement with Paramount restructuring its payment terms on the three outstanding secured convertible debentures held by Paramount. Under the terms of the agreement, the Company paid Paramount $1,000,000 to cancel two debentures held by them, one issued on May 9, 2008 for $500,000 and another issued on July 11, 2009 for $500,000.

PAN AMERICAN GOLDFIELDS LTD. (A Development Stage Company) Notes to the Consolidated Financial Statements (Expressed in U.S. Dollars) Years Ended February 28, 2011 and 2010

8           CONVERTIBLE DEBENTURES (continued)

The Company also amended a debenture issued to Paramount on June 18, 2009 in the face amount of $370,000. The amount of that debenture was increased to $521,047, which, among other things, included interest accrued on all three debentures to March 31, 2009. The Company was obligated to make a payment on March 31, 2009 on this debenture in the amount of $393,547 and the balance of $127,500 was to be re-paid on April 30, 2009. This remaining amount of $127,500 was interest free as long as the debenture remained in good standing. On March 31, 2009, the Company paid $300,000 of the debenture issued to them on June 18, 2009. As per the agreement, the remaining amount of $221,047 accrued interest at 8% per year payable monthly, in arrears on the 10th day of each month. On July 8, 2009, the Company entered into a definitive agreement with Paramount to sell the Guazapares project. As part of the agreement, Paramount waived the interest charges due on the convertible debenture.

As part of a restructuring fee, the Company issued to Paramount 150,000 shares of common stock. As part of the agreement, Paramount released its security interest on the Company ‘ s Cieneguita properties. The Company also repaid the remaining amount of the amended debenture of $221,047 on October 8, 2009, from the escrow funds for the payment of Guazapares properties. The Company recognized a loss of $196,045 on the liquidation of the debentures with Paramount. Upon receipt of this payment from the Company, Paramount released its security interests in the Company ‘ s assets, including its security interests in the Company ‘ s Sahuayacan, Guazapares and Encino Gordo properties.

The value assigned to the beneficial conversion feature of the convertible debentures issued to Paramount ($221,047) was $nil. The fair value of the warrants attached to the convertible debentures was estimated to be $48,500. The fair value of the warrants was estimated at the date of grant using the Black-Scholes option pricing model using the following weighted average assumptions:

2009
Expected volatility	110.36%
Weighted-average volatility	110.36%
Expected dividend rate	-
Expected life of warrants in years	3-4
Risk-free rate	1.21-1.45%

The weighted average fair value of the warrants was $0.75 per warrant, while the weighted average stock price on the dates granted was $0.35. Stock-based compensation for these warrants of $48,500 was being amortized over the one year term of the convertible debentures starting on March 19, 2009.

In March 2009, the Company approved the issuance of $1,500,000 in convertible debentures to four investors, of which $1,300,000 was received in cash and used to liquidate the debentures issued to Paramount (former debenture holders) during the period of May 2008 to July 2008. Additionally, the Company converted $100,000 of accounts payable into the convertible debenture and received $100,000 in cash for the remaining debenture in October 2009. The debenture was due in one year from the date of issuance and accrued interest at 15% per annum, to be paid quarterly in either cash or stock of the Company valued at a 20% discount of the 20 day trading average prior to the date of payment. The holders had several options to convert the debentures. On July 24, 2009, all of the holders of the convertible debentures agreed to irrevocably convert the debentures into a 10% ownership interest in the Company ‘ s Cieneguita mining project. The Company has valued the Cieneguita project at approximately $15,000,000. The 10% ownership interest in the Cieneguita project thus approximates the value of the debentures to be converted.

As consideration for the debentures, the Company granted a security interest in its Cieneguita properties to these debenture holders, which was released upon conversion.

On October 12, 2009, the debentures were converted into 10% ownership interest in Cieneguita. The Company recognized a gain on sale of assets in the amount of $1,500,000 for the year ended February 28, 2010.

During the quarter ended May 31, 2009, the Company issued 273,510 warrants to MRT under a convertible debenture agreement, where one warrant was issued for each $0.60 of convertible debentures issued (note 6). The warrants can be exercised at any time at a price of $0.50 for three years.

In November 2009, MRT converted $1,000,000 debenture into units of $0.60 each. The Company recognized a loss on extinguishment of debenture of $114,980.

PAN AMERICAN GOLDFIELDS LTD. (A Development Stage Company) Notes to the Consolidated Financial Statements (Expressed in U.S. Dollars) Years Ended February 28, 2011 and 2010

8           CONVERTIBLE DEBENTURES (continued)

The value assigned to the beneficial conversion feature of the convertible debentures issued to MRT was $71,866. The fair value of the warrants attached to the convertible debentures was estimated to be $51,800. The fair value was estimated at the date of the grants using the Black-Scholes option pricing model with the following weighted average assumptions:

2009
Expected volatility	108.54-110.36%
Weighted-average volatility	108.54-110.36%
Expected dividend rate	-
Weighted-average expected life of warrants in years	3
Risk-free rate	1.36-1.45%

The weighted average fair value of the warrants was $0.19 per warrant, while the weighted average stock price on the dates granted was $0.32.

9.           LOANS PAYABLE

As at February 28, 2011, there were loans payable in the amount of $12,876 (February 28, 2010 - $45,303), which are all current. The loans are repayable in monthly installments of $3,272 (February 28, 2010 – $5,716), including interest of 7.50% per annum.

10.           PREFERRED STOCK

The Company is authorized to issue 20,000,000 shares of preferred stock. The Company’s board of directors is authorized to divide the preferred stock into series, and with respect to each series, to determine the preferences and rights and qualifications, limitations or restrictions thereof, including the dividend rights, conversion rights, voting rights, redemption rights and terms, liquidation preferences, sinking fund provisions, and the number of shares constituting the series and the designations of such series. The board of directors could, without stockholder approval, issue preferred stock with voting and other rights that could adversely affect the voting rights of the holders of common stock, which issuance could have certain anti-takeover effects.

PAN AMERICAN GOLDFIELDS LTD. (A Development Stage Company) Notes to the Consolidated Financial Statements (Expressed in U.S. Dollars) Years Ended February 28, 2011 and 2010

11.           COMMON STOCK

In May 2010, the Company converted subscription proceeds of $50,000 and issued 250,000 shares of common stock in a private placement. The subscribers to the subscription proceeds have agreed to purchase one unit for each $0.20 of subscription proceeds. Each unit consists of one share of the Company ‘ s common stock and one warrant each exercisable at $0.30, which expire in two years.

In December 2009, the Company converted subscription proceeds of $2,275,000 and issued 11,375,000 shares of common stock in a private placement. The subscribers to the subscription proceeds have agreed to purchase one unit for each $0.20 of subscription proceeds. Each unit consists of one share of Company ‘ s common stock and one warrant each exercisable at $0.30, which expire in four years.

In November 2009, the Company received subscription proceeds of $65,000 and issued 325,000 shares of common stock in a private placement. The subscribers to the subscription proceeds have agreed to purchase one unit for each $0.20 of subscription proceeds. Each unit consists of one share of Company ‘ s common stock and one warrant each exercisable at $0.30, which expire in four years.

In November 2009, MRT converted the $1,000,000 debentures into units of $0.60 each. Each unit comprises 2 common shares and 1 warrant. Each warrant is exercisable at $0.50 per share for a period of 3 years. The Company issued 3,333,333 shares and 1,666,667 warrants to MRT.

In October 2009, the Company received subscription proceeds of $20,000 and issued 100,000 shares of common stock in a private placement. The subscribers to the subscription proceeds have agreed to purchase one unit for each $0.20 of subscription proceeds. Each unit consists of one share of Company ‘ s common stock and one warrant each exercisable at $0.30, which expire in four years.

In September 2009, the Company received subscription proceeds of $40,000 and issued 200,000 shares of common stock in a private placement. The subscribers to the subscription proceeds have agreed to purchase one unit for each $0.20 of subscription proceeds. Each unit consists of one share of Company ‘ s common stock and one warrant each exercisable at $0.30, which expire in four years.

In July 2009, the Company received subscription proceeds of $100,000 and issued 500,000 shares of common stock in a private placement. The subscribers to the subscription proceeds have agreed to purchase one unit for each $0.20 of subscription proceeds. Each unit consists of one share of Company ‘ s common stock and one warrant each exercisable at $0.30, which expire in four years.

In June 2009, the Company converted $622,500 of debt into subscription proceeds and issued 2,075,000 common shares. The subscribers to the subscription proceeds have agreed to purchase one unit for each $0.60 of debt. Each unit consists of two shares of Company ‘ s common stock and one warrant each exercisable at $0.50, which expires on December 31, 2010.

In June 2009, the Company issued 1,000,000 shares of common stock to an officer of the Company as bonus. The Company assigned a value of $0.28 per share for a total of $280,000 to these shares.

In May 2009, the Company converted $128,742 of debt into subscription proceeds and issued 429,141 common shares. The subscribers to the subscription proceeds have agreed to purchase one unit for each $0.60 of debt. Each unit consists of two shares of Company ‘ s common stock and one warrant each exercisable at $0.50, which expires on December 31, 2010.

In May 2009, the Company converted $121,258 of stock subscriptions and issued 404,193 common shares. The subscribers have agreed to purchase one unit for each $0.60 of stock subscriptions. Each unit consists of two shares of Company ‘ s common stock and one warrant each exercisable at $0.50, which expires on December 31, 2010.

In May 2009, the Company issued 42,837 shares for $13,500 of investors’ relations services as per the agreement.

In April 2009, the Company issued 2,250,000 shares under an escrow agreement as security against convertible debentures issued in the amount of $250,000. In October 2009, the Company defaulted on the terms of the agreement of the convertible debentures and released the shares from escrow in settlement of the convertible debentures.

In March and April 2009, the Company issued 700,000 shares pursuant to amended convertible debenture agreement and financing arrangements.

PAN AMERICAN GOLDFIELDS LTD. (A Development Stage Company) Notes to the Consolidated Financial Statements (Expressed in U.S. Dollars) Years Ended February 28, 2011 and 2010

12           STOCK COMPENSATION PROGRAM

On March 18, 2009, the board of directors approved the granting of stock options according to the 2009 Nonqualified Stock Option Plan (“2009 Option Plan”) whereby the board is authorized to grant to employees and other related persons stock options to purchase an aggregate of up to 6,000,000 shares of the Company’s common stock. Subject to the adoption of the 2009 Option Plan, the options were granted and vest, pursuant to the terms of the 2009 Option Plan, in six equal installments, with the first installment vesting at the date of grant, and the balance vesting over 2 ½ years, every six months.

In the year ended February 28, 2011, the Company awarded 1,000,000 options to purchase common shares (2010 – 2,150,000) and recorded stock-based compensation expense for the vesting options of $546,054 (2010 - $1,000,201). The following weighted average assumptions were used for the Black-Scholes option-pricing model to value stock options granted in 2010 and 2009:

	2011	2010
Expected volatility	111.59%	105.61%-110.36%
Weighted-average volatility	111.59%	106.89%
Expected dividend rate	-	-
Expected life of options in years	10	3 -10
Risk-free rate	3.43%	1.40% – 3.49%

There were no capitalized stock-based compensation costs at February 28, 2011 or February 28, 2010.

The summary of option activity under the 2009 Option Plan as of February 28, 2011, and changes during the period then ended, is presented below:

Options	Weighted Average Exercise Price	Number of Shares	Weighted Average Remaining Contractual Term	Aggregate Intrinsic Value

Balance at March 1, 2010	$0.51	6,560,000
Options granted	0.20	1,000,000
Options exercised	-	-
Options cancelled/forfeited	0.49	(825,000)

Balance at February 28, 2011	0.46	6,735,000	7.66	$154,400

Exercisable at February 28, 2011	$0.52	5,358,333	7.23	$99,917

The weighted-average grant-date fair value of options granted during the year ended February 28, 2011 and February 28, 2010 was $0.19 and $0.32, respectively.

PAN AMERICAN GOLDFIELDS LTD. (A Development Stage Company) Notes to the Consolidated Financial Statements (Expressed in U.S. Dollars) Years Ended February 28, 2011 and 2010

12           STOCK COMPENSATION PROGRAM (continued)

A summary of the status of the Company’s nonvested options as of February 28, 2011, and changes during the year ended February 28, 2011, is presented below:

Non-vested options	Shares	Weighted-average Grant-Date Fair Value
Non-vested at February 28, 2010	2,570,832	$0.29
Granted	1,000,000	0.19
Vested	(2,030,833)	0.27
Cancelled/forfeited	(163,333)	0.22
Non-vested at February 28, 2011	1,376,666	$0.26

As of February 28, 2011, there was an estimated $147,700 of total unrecognized compensation cost related to nonvested share-based compensation arrangements granted under the 2007, 2008 and 2009 nonqualified stock option plans. That cost is expected to be recognized over a weighted-average period of approximately 1.68 years.

13           WARRANTS

As at February 28, 2011, the Company had a total of 25,826,733 warrants (February 28, 2010 – 25,380,900) outstanding to purchase common stock. Each warrant entitles the holder to purchase one share of the Company ‘ s common stock. The Company has reserved 25,826,733 shares of common stock in the event that these warrants are exercised.

During the year ended February 28, 2011, the Company received $nil from warrants exercised.

The following table summarizes the continuity of the Company’s share purchase warrants:

	Number of Warrants	Weighted Average Exercise Price

Balance, February 28, 2009	7,102,890	$1.03
Issued	22,887,500	0.38
Cancelled/expired	(4,609,490)	1.11
Exercised	-	-

Balance, February 28, 2010	25,380,900	$0.43
Issued	3,000,000	0.25
Cancelled/expired	(2,554,167)	0.44
Exercised	-	-

February 28, 2011	25,826,733	$0.41

PAN AMERICAN GOLDFIELDS LTD. (A Development Stage Company) Notes to the Consolidated Financial Statements (Expressed in U.S. Dollars) Years Ended February 28, 2011 and 2010

13           WARRANTS (continued)

As at February 28, 2011, the following share purchase warrants were outstanding:

Number of Warrants	Exercise Price	Expiry Date
3,000,000	$ 0.25	July 26, 2012
166,666	0.30	May 8, 2012
1,125,000	0.30	July 23, 2011 to November 5, 2011
11,375,000	0.30	December 30, 2011
300,000	0.36	July 23, 2011
200,000	0.40	March 24, 2012
600,000	0.50	August 15, 2012
5,000,000	0.50	December 24, 2012
1,666,667	0.50	November 5, 2012
200,000	0.65	June 30, 2012
1,793,400	0.75	April 2012 to August, 2013
200,000	1.30	June 30, 2012
200,000	$ 2.00	June 30, 2012
25,826,733

14           RELATED PARTY TRANSACTIONS

For the year ended February 28, 2011, the Company paid or accrued management fees of $441,639 (February 28, 2010 - $244,297) to certain officers and directors. The Company also paid or accrued $118,399 (February 28, 2010 - $30,436) to certain officers and directors for travel, office and other related expenses.

The Company also paid consulting fees of $93,333 (February 28, 2010 - $26,667) to companies owned by directors.

As at February 28, 2011, accounts payable of $207,399 (February 28, 2010 - $247,725) was owing to directors and officers of the Company and $43,226 (February 28, 2010 - $5,903) was owing to companies controlled by the directors. In addition, promissory notes of $10,668 (February 28, 2010 - $10,091) were owed to a company controlled by a director (note 7).

All related party transactions are in the normal course of business at the exchange amount agreed to by each party.

PAN AMERICAN GOLDFIELDS LTD. (A Development Stage Company) Notes to the Consolidated Financial Statements (Expressed in U.S. Dollars) Years Ended February 28, 2011 and 2010

15           INCOME TAXES

Deferred income taxes reflect the tax effect of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for tax purposes. The components of the net deferred income tax assets are approximately as follows:

	2011	2010
Deferred income tax assets
Equipment	$34,000	$34,000
Net operating loss and credit carry forwards	8,329,000	7,375,000

Gross deferred tax assets	8,363,000	7,409,000
Valuation allowance	(8,363,000)	(7,409,000)
	$-	$-

As at February 28, 2011, the Company’s net operating loss carry-forwards for income tax purposes were approximately $21,172,000 (February 28, 2010 - $18,672,000). If not utilized, they will start to expire in 2017.

16           SUPPLEMENTAL CASH FLOW INFORMATION

	Year Ended February 28, 2011	Year Ended February 28, 2010	Period From Inception of Development Stage (March 1, 2004) to February 28, 2011

Interest paid	$30,000	$-	$310,053
Common stock issued on conversion of debt	-	872,500	4,193,000
Common stock issued on settlement of notes payable	-	1,250,000	3,133,322
Common stock issued for interest costs	-	82,500	82,500
Common stock issued for financing costs	-	145,000	145,000
Common stock issued for mineral property costs	-	-	580,000
Common stock issued for bonuses	-	280,000	512,750
Shares issued for services	$-	$158,500	$510,590

PAN AMERICAN GOLDFIELDS LTD. (A Development Stage Company) Notes to the Consolidated Financial Statements (Expressed in U.S. Dollars) Years Ended February 28, 2011 and 2010

17           SUBSEQUENT EVENTS

In March 2011, the Company appointed Bruno Le Barber as a member of its board of directors. Mr. Le Barber is the co-founder of Vortex Capital (“Vortex” ), a Hong Kong based gold fund. Previously he was a Vice President at Morgan Stanley in London where he advised trading desks and a large investor base while publishing macro-economic studies. Mr. Le Barber was also a global technical strategist with ABN Amro in Paris. He manages Vortex together with Emilio Alvarez, former Executive Director, Equity Research with Morgan Stanley in London.

In March 2011, the Company paid the initial $150,000 payment, as required under the agreement, for the acquisition of the 15,000 hectare Cerro Delta project in northwest La Rioja Province, Argentina.

In conjunction with the agreement, the Company completed a private placement of 6,560,000 units at $0.20 per unit, for total proceeds of $1,277,000. Each unit consists of one share and one share purchase warrant. Each warrant is exercisable for one share of common stock at an exercise price of $0.30 for a period of two years from the closing date.

In March 2011, the Company and a note holder agreed to cancel $17,778 in outstanding debt in exchange for 55,000 shares of the Company ‘s common stock.

In March 2011, the Company issued 500,000 shares of common stock and warrants to purchase 500,000 shares of common stock at $0.30, expiring on December 31, 2012, to a consultant.

In April 2011, the Company agreed to issue 423,753 of its common stock pursuant to a debt settlement agreement. The shares were valued at the time of the debt settlement agreement of $0.28 per share.

PAN AMERICAN GOLDFIELDS LTD.
(A Development Stage Company)

CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)
(Expressed in U.S. Dollars)

November 30, 2011

PAN AMERICAN GOLDFIELDS LTD.
(A Development Stage Company)
Consolidated Balance Sheets
(Expressed in U.S. Dollars)

	November 30, 2011	February 28, 2011
	(Unaudited)	(Audited)
Assets

Current
Cash and cash equivalents	$502,074	$407,912
Accounts receivable	552,196	409,692
Prepaid expenses	194,486	136,141
Deposits	-	150,000
	1,248,756	1,103,745

Equipment (note 4)	160,508	217,875

Total assets	$1,409,264	$1,321,620

Liabilities

Current
Accounts payable and accrued liabilities	$968,794	$1,690,208
Loans payable (note 8)	21,669	12,876
Promissory notes (note 7)	-	884,022

Total liabilities	990,463	2,587,106

Stockholders’ equity (deficiency)
Capital stock
Preferred stock
Authorized: 20,000,000 shares without par value (note 9)
Issued: nil
Common stock
Authorized: 200,000,000 shares without par value
Issued: 65,025,730 (2011 - 54,003,827) (note 10)	33,015,292	30,750,401
Additional paid-in capital	15,791,580	15,262,405
Stock subscriptions	1,636,571	781,000
Accumulated deficit from prior operations	(2,003,427)	(2,003,427)
Accumulated deficit during the development stage	(48,347,058)	(46,293,923)
Accumulated other comprehensive income	325,843	238,058
Total stockholders’ equity (deficiency)	418,801	(1,265,486)

Total liabilities and stockholders’ equity (deficiency)	$1,409,264	$1,321,620

Going-concern (note 3)
Commitments (notes 6 and 12)

The accompanying notes are an integral part of these consolidated financial statements.

PAN AMERICAN GOLDFIELDS LTD.
(A Development Stage Company)
Consolidated Statements of Operations and Comprehensive Income (Loss)
(Expressed in U.S. Dollars)
(Unaudited)

	Three Months Ended November 30,		Nine Months Ended November 30,		Period From March 1, 2004 (Inception of Development Stage) to November 30,
	2011	2010	2011	2010	2011
Net sales	$687,211	$247,441	$1,482,242	$623,050	$3,165,675
Cost of goods sold	248,857	136,527	570,106	355,679	1,428,459
Gross margin	438,354	110,914	912,136	267,371	1,737,216

Expenses
General and administrative	689,745	576,586	2,482,427	1,857,904	22,068,365
Mineral exploration (note 6)	217,254	16,821	337,007	378,211	9,577,491
Impairment of mineral property costs	643,151	43,781	844,977	714,455	18,155,251

Operating loss	(1,111,796)	(526,274)	(2,752,275)	(2,683,199)	(48,063,891)

Other income (expenses)
Deposit on equipment written off	-	-	-	(25,300)	(25,300)
Foreign exchange	(130,908)	4,816	(270,250)	(73,560)	(620,028)
Interest expense	1,571	(17,671)	(41,051)	(71,064)	(5,355,233)
Other income	61,307	2,139	73,282	61,417	332,304
Gain on disposal of assets	-	-	-	15,130	15,130
Gain on sale of assets	-	-	-	-	4,388,374
Gain on settlement of debt	712,494	-	937,159	-	981,586

Net loss	(467,332)	(536,990)	(2,053,135)	(2,776,576)	(48,347,058)

Accumulated deficit, beginning	(47,879,726)	(45,295,093)	(46,293,923)	(43,055,507)	-

Accumulated deficit, ending	$(48,347,058)	$(45,832,083)	$(48,347,058)	$(45,832,083)	$(48,347,058)

Other comprehensive income
Foreign exchange gain (loss) on translation	$57,408	$(16,192)	$87,785	$20,720	$325,843
Total comprehensive loss	$(409,924)	$(553,182)	$(1,965,350)	$(2,755,856)	$(48,021,215)

Total loss per share – basic and diluted	$(0.01)	$(0.01)	$(0.03)	$(0.05)

Weighted average number of shares of common stock – basic and diluted	62,822,951	54,003,827	60,863,756	53,942,009

The accompanying notes are an integral part of these consolidated financial statements.

PAN AMERICAN GOLDFIELDS LTD.
(A Development Stage Company)
Consolidated Statements of Cash Flows
(Expressed in U.S. Dollars)
(Unaudited)
	Nine Months Ended November 30,		Period from March 1, 2011 (Inception of Development Stage) to November 30,
	2011	2010	2011
Cash flows from operating activities
Net loss	$(2,053,135)	$(2,776,576)	$(48,347,058)
Adjustments to reconcile net (loss) to net cash flows:
Write off of note receivable	-	-	57,500
Impairment of mineral property costs	776,668	-	14,421,668
Issuance of shares for consulting services	-	-	510,590
Issuance of shares for interest costs	-	-	82,500
Discount on convertible debenture	-	-	569,549
Deposit on equipment written off	-	25,300	25,300
Gain on disposal of assets	-	(15,130)	(15,130)
Gain on sale of assets	-	-	(4,389,954)
Non-cash component of gain on settlement of debt	(937,159)	-	(1,023,401)
Beneficial conversion feature	-	-	4,081,091
Stock-based compensation	921,825	615,754	11,888,436
Amortization	31,961	38,689	337,344
Net change in operating assets and liabilities:
Prepaid expense	(67,125)	227,424	(199,213)
Accounts receivable	(276,745)	(127,278)	(312,290)
Customer deposits	-	-	(194,809)
Notes payable	-	-	109,337
Accounts payable and accrued liabilities	(456,817)	(1,182,375)	6,280,134
Cash used in operating activities	(2,060,527)	(3,194,192)	(16,118,406)
Investing activities
Sale of equipment	-	-	33,316
Purchase of property and equipment	-	(14,226)	(602,473)
Cash provided (used) in investing activities	-	(14,226)	(569,157)
Financing activities
Proceeds from loans payable	28,550	28,500	316,617
Proceeds from notes payable	-	-	3,162,196
Proceeds from convertible debentures	-	-	7,462,500
Proceeds from exercise of options	-	-	78,000
Proceeds from exercise of warrants	-	-	3,144,377
Repayment of loans payable	(19,757)	(51,599)	(288,067)
Repayment of notes payable	-	(44,674)	(586,620)
Repayment of convertible debentures	-	-	(2,051,047)
Stock subscriptions (net)	2,033,672	-	2,964,930
Issuance of common stock (net)	-	-	2,756,994
Cash provided (used) by financing activities	2,042,465	(67,773)	16,959,880
Net change in cash	(18,062)	(3,276,191)	272,317
Effect of foreign currency translation on cash	112,224	47,916	207,680
Cash and cash equivalents, beginning	407,912	3,377,404	22,077
Cash and cash equivalents, ending	$502,074	$149,129	$502,074

Supplemental cash flow information (note 14)

The accompanying notes are an integral part of these consolidated financial statements.

PAN AMERICAN GOLDFIELDS LTD. (A Development Stage Company) Notes to the Consolidated Financial Statements (Unaudited) (Expressed in U.S. Dollars) Nine Months Ended November 30, 2011

1.	BASIS OF PRESENTATION

Pan American Goldfields Ltd. (formerly Mexoro Minerals, Ltd and Sunburst Acquisitions IV, Inc.) (“Panam” or the “Company”) was incorporated in the state of Delaware on March 23, 2010 and on July 2, 2010 changed its name to Pan American Goldfields Ltd. pursuant to an agreement and plan of merger between the Company and Mexoro Minerals Ltd. The Company was formed to seek out and acquire business opportunities. Between 1997 and 2003, the Company was engaged in two business acquisitions and one business opportunity, none of which generated a significant profit or created sustainable business. All were sold or discontinued. The Company had previously been pursuing various business opportunities and, effective March 1, 2004, the Company changed its operations to mineral exploration. Currently, the main focus of the Company’s operations is in Mexico and Argentina.

In February 2011, the Company entered into an agreement with Compañia Minera Alto Rio Salado S.A. (“Compañia Minera”), a private Argentine entity, for the acquisition of the 15,000 hectares Cerro Delta Project in northwest La Rioja Province, Argentina. The agreement became effective in March 2011. Under the terms of the agreement, the Company is required to pay $150,000 upon signing (paid) the agreement, $200,000 on the first anniversary, $500,000 on the second anniversary, $750,000 on the third anniversary, $1.2 million on the fourth anniversary, and $2.2 million on the fifth anniversary of the signing, with a final option payment of $5 million to purchase a 100% interest in the Cerro Delta project payable on the sixth anniversary of the signing. The vendor will retain a 1% NSR (note 6).

On February 12, 2009, the Company entered into a joint venture through a definitive agreement for development of its Cieneguita project with Minera Rio Tinto, S.A. de C.V. (“MRT”), a private company duly incorporated pursuant to the laws of Mexico. The purpose of the joint venture is to put the Cieneguita property into production. Pursuant to the agreement, MRT is to provide the necessary working capital to begin and maintain mining operations at Cieneguita, which are estimated to be $3,000,000. MRT plans to spend 100% of the money to earn 74% of the net cash flow from production (notes 5 and 6). The Company will receive 20% of the net cash flows from production. Accordingly, the Company is considered to be a development stage company.

In September 2011, the Company executed an amended and restated development agreement for the restructure of its Cieneguita joint venture related to the Cieneguita project. Under the restructured joint venture agreement the Company receives 20% of the net operating profits after royalties for material processed through a small-scale pilot operation and mined from the first 15 meters depth of the Cieneguita deposit until December 31, 2012. For all other material processed from the property, the Company’s interest is 80% and MRT is reduced to a 20% working interest, subject to certain dilution provisions (note 6).

On May 25, 2004, the Company completed a “Share Exchange Agreement” with Sierra Minerals and Mining, Inc. (“Sierra Minerals”), a Nevada corporation, which caused Sierra Minerals to become a wholly-owned subsidiary of the Company. Sierra Minerals held certain rights to properties in Mexico that the Company now owns or has an option to acquire. Through Sierra Minerals, the Company entered into a joint venture agreement with MRT. In August 2005, the Company cancelled the joint venture agreement in order to directly pursue mineral exploration opportunities through a wholly-owned Mexican subsidiary, Sunburst Mining de Mexico S.A. de C.V. (“Sunburst de Mexico”). On August 25, 2005, the Company, Sunburst de Mexico and MRT entered into agreements providing Sunburst de Mexico the right to explore and exploit certain properties in Mexico. In December 2005, the Company and Sunburst de Mexico entered into a new agreement with MRT (the “New Agreement”) (note 6). On January 20, 2006, Sierra Minerals was dissolved.

PAN AMERICAN GOLDFIELDS LTD. (A Development Stage Company) Notes to the Consolidated Financial Statements (Unaudited) (Expressed in U.S. Dollars) Nine Months Ended November 30, 2011

2.	SIGNIFICANT ACCOUNTING POLICIES

Recent accounting pronouncements

(i)
On June 16, 2011, the FASB issued ASU 2011-05, which revises the manner in which entities present comprehensive income in their financial statements. The new guidance removes the presentation options in ASC 220 and requires entities to report components of comprehensive income in either (1) a continuous statement of comprehensive income or (2) two separate but consecutive statements. The ASU does not change the items that must be reported in other comprehensive income. The amendments are effective for fiscal years, and interim periods within those years, beginning after December 15, 2011. The Company does not expect the provisions of ASU 2011-05 to have a material effect on the financial position, results of operations or cash flows of the Company, as the Company currently presents a continuous statement of operations and comprehensive income (loss).

(ii)
On May 12, 2011, the FASB issued ASU 2011-04. The ASU is the result of joint efforts by the FASB and IASB to develop a single, converged fair value framework.  Thus, there are few differences between the ASU and its international counterpart, IFRS 13. This ASU is largely consistent with existing fair value measurement principles in U.S. GAAP; however it expands ASC 820’s existing disclosure requirements for fair value measurements and makes other amendments.  The ASU is effective for interim and annual periods beginning after December 15, 2011.  The Company does not expect the provisions of ASU 2011-05 to have a material effect on the financial position, results of operations or cash flows of the Company.

(iii)
In May 2010, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) 2010-19, Foreign Currency (Topic 830): Foreign Currency Issues: Multiple Foreign Currency Exchange Rates. The amendments in this Update are effective as of the announcement date of March 18, 2010. Implementation of ASU 2010-19 did not have a material effect on the financial position, results of operations or cash flows of the Company.

(iv)
In April 2010, the FASB issued ASU 2010-17, Revenue Recognition-Milestone Method (Topic 605): Milestone Method of Revenue Recognition. The amendments in this Update are effective on a prospective basis for milestones achieved in fiscal years, and interim periods within those years, beginning on or after June 15, 2010. Early adoption is permitted. If a vendor elects early adoption and the period of adoption is not the beginning of the entity’s fiscal year, the entity should apply the amendments retrospectively from the beginning of the year of adoption. Implementation of ASU 2010-17 did not have a material effect on the financial position, results of operations or cash flows of the Company.

(v)
In January 2010, the FASB issued Accounting Standards Update 2010-02, Consolidation (Topic 810): Accounting and Reporting for Decreases in Ownership of a Subsidiary. This amendment to Topic 810 clarifies, but does not change, the scope of current US GAAP. It clarifies the decrease in ownership provisions of Subtopic 810-10 and removes the potential conflict between guidance in that Subtopic and asset derecognition and gain or loss recognition guidance that may exist in other US GAAP. An entity will be required to follow the amended guidance beginning in the period that it first adopts FAS 160 (now included in Subtopic 810-10). For those entities that have already adopted FAS 160, the amendments are effective at the beginning of the first interim or annual reporting period ending on or after December 15, 2009. The amendments should be applied retrospectively to the first period that an entity adopted FAS 160. Implementation of ASU 2010-02 did not have a material effect on the financial position, results of operations or cash flows of the Company.

PAN AMERICAN GOLDFIELDS LTD. (A Development Stage Company) Notes to the Consolidated Financial Statements (Unaudited) (Expressed in U.S. Dollars) Nine Months Ended November 30, 2011

2.	SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

(a)	Recent accounting pronouncements (continued)

(vi)
In January 2010, the FASB issued Accounting Standards Update 2010-01, Equity (Topic 505): Accounting for Distributions to Shareholders with Components of Stock and Cash (A Consensus of the FASB Emerging Issues Task Force). This amendment to Topic 505 clarifies the stock portion of a distribution to shareholders that allows them to elect to receive cash or stock with a limit on the amount of cash that will be distributed is not a stock dividend for purposes of applying Topics 505 and 260. Effective for interim and annual periods ending on or after December 15, 2009, and would be applied on a retrospective basis. Implementation of ASU 2010-01 did not have a material effect on the financial position, results of operations or cash flows of the Company.

(vii)
In September 2009, the FASB issued Update No. 2009-13, “Multiple-Deliverable Revenue Arrangements—a consensus of the FASB Emerging Issues Task Force” (ASU 2009-13). It updates the existing multiple-element revenue arrangements guidance currently included under ASC 605-25, which originated primarily from the guidance in EITF Issue No. 00-21, “Revenue Arrangements with Multiple Deliverables” (EITF 00-21). The revised guidance primarily provides two significant changes: 1) eliminates the need for objective and reliable evidence of the fair value for the undelivered element in order for a delivered item to be treated as a separate unit of accounting, and 2) eliminates the residual method to allocate the arrangement consideration. In addition, the guidance also expands the disclosure requirements for revenue recognition. ASU 2009-13 will be effective for the first annual reporting period beginning on or after June 15, 2010, with early adoption permitted provided that the revised guidance is retroactively applied to the beginning of the year of adoption. Implementation of Update No. 2009-13 did not have a material effect on the financial position, results of operations or cash flows of the Company.

(viii)
In September 2009, the FASB issued ASC 105, formerly FASB Statement No. 168, the FASB Accounting Standards Codification (“Codification”) and the Hierarchy of Generally Accepted Accounting Principles (“GAAP”), a replacement of FASB Statement No. 162 (“SFAS 168”). SFAS 168 establishes the Codification as the single source of authoritative GAAP in the United States, other than rules and interpretive releases issued by the SEC. The Codification is a reorganization of current GAAP into a topical format that eliminates the current GAAP hierarchy and establishes instead two levels of guidance — authoritative and non-authoritative. All non-grandfathered, non-SEC accounting literature that is not included in the Codification will become non-authoritative. The FASB’s primary goal in developing the Codification is to simplify user access to all authoritative GAAP by providing all the authoritative literature related to a particular accounting topic in one place. The Codification was effective for interim and annual periods ending after September 15, 2009. As the Codification was not intended to change or alter existing GAAP, it did not have a material impact on the Company’s financial statements.

PAN AMERICAN GOLDFIELDS LTD. (A Development Stage Company) Notes to the Consolidated Financial Statements (Unaudited) (Expressed in U.S. Dollars) Nine Months Ended November 30, 2011

2.	SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

(a)	Recent accounting pronouncements (continued)

(ix)
Effective July 1, 2009, the Company adopted FASB ASU No. 2009-05, Fair Value Measurements and Disclosures (Topic 820) (“ASU 2009-05”). ASU 2009-05 provided amendments to ASC 820-10, Fair Value Measurements and Disclosures – Overall, for the fair value measurement of liabilities. ASU 2009-05 provides clarification that in circumstances in which a quoted price in an active market for the identical liability is not available, a reporting entity is required to measure fair value using certain techniques. ASU 2009-05 also clarifies that when estimating the fair value of a liability, a reporting entity is not required to include a separate input or adjustment to other inputs relating to the existence of a restriction that prevents the transfer of a liability. ASU 2009-05 also clarifies that both a quoted price in an active market for the identical liability at the measurement date and the quoted price for the identical liability when traded as an asset in an active market when no adjustments to the quoted price of the asset are required are Level 1 fair value measurements. Adoption of ASU 2009-05 did not have a material impact on the Company’s results of operations or financial condition.

(x)
Effective June 30, 2009, the Company adopted three accounting standard updates which were intended to provide additional application guidance and enhanced disclosures regarding fair value measurements and impairments of securities. They also provide additional guidelines for estimating fair value in accordance with fair value accounting. The first update, as codified in ASC 820-10-65, provides additional guidelines for estimating fair value in accordance with fair value accounting. The second accounting update, as codified in ASC 320-10-65, changes accounting requirements for other-than-temporary-impairment (OTTI) for debt securities by replacing the current requirement that a holder have the positive intent and ability to hold an impaired security to recovery in order to conclude an impairment was temporary with a requirement that an entity conclude it does not intend to sell an impaired security and it will not be required to sell the security before the recovery of its amortized cost basis. The third accounting update, as codified in ASC 825-10-65, increases the frequency of fair value disclosures. These updates were effective for fiscal years and interim periods ended after June 15, 2009. The adoption of these accounting updates did not have a material impact on the Company’s financial statements.

(xi)
Effective June 30, 2009, the Company adopted a new accounting standard for subsequent events, as codified in ASC 855-10. The update modifies the names of the two types of subsequent events either as recognized subsequent events (previously referred to in practice as Type I subsequent events) or non-recognized subsequent events (previously referred to in practice as Type II subsequent events). In addition, the standard modifies the definition of subsequent events to refer to events or transactions that occur after the balance sheet date, but before the financial statements are issued (for public entities) or available to be issued (for nonpublic entities). The update did not result in significant changes in the practice of subsequent event disclosures, and therefore the adoption did not have a material impact on the Company’s financial statements.

PAN AMERICAN GOLDFIELDS LTD. (A Development Stage Company) Notes to the Consolidated Financial Statements (Unaudited) (Expressed in U.S. Dollars) Nine Months Ended November 30, 2011

3.	GOING CONCERN

The accompanying financial statements have been prepared on a going concern basis. The Company has a history of operating losses and will need to raise additional capital to fund its planned operations. As at November 30, 2011, the Company had a cumulative loss, during its development period, of $48,347,058 (February 28, 2011 - $46,293,923). These conditions raise substantial doubt about the Company’s ability to continue as a going concern.

The Company intends to reduce its cumulative loss through the attainment of profitable operations from its investment in Mexican and Argentine mining ventures (note 6). In addition, the Company has conducted private placements of convertible debt and common stock (note 10), which have generated a portion of the initial cash requirements for its planned mining ventures (note 6).

Between September and November 2011, the Company received subscription proceeds of $860,000 in its active private placement.

In June 2011, the Company completed a private placement of 1,500,000 units at $0.20 per unit, for total proceeds of $300,000. Each unit consisted of one share of common stock and one warrant to purchase one share of common stock, each exercisable at $0.30, expiring in two years from the closing date.

In March 2011, the Company completed a private placement of 6,560,000 units at $0.20 per unit, for total proceeds of $1,312,000. Each unit consisted of one share of common stock and one warrant to purchase one share of common stock. Each warrant is exercisable for one share of common stock at an exercise price of $0.30 per share for a period of two years from the closing date.

In September 2009, the Company entered into private placement subscription agreements, as thereafter amended, with certain U.S. accredited investors and certain non-U.S. investors for 12,500,000 unregistered shares of common stock with 100% warrant coverage at a purchase price of $0.20 per unit. The warrants have an exercise price of $0.30 per share with a two-year term and will not be exercisable until 12 months after their date of issuance. The Company received aggregate gross proceeds, prior to any expenses, from the private placement of $2,500,000.

In July 2009, the Company signed a definitive agreement to sell its Guazapares project located in southwest Chihuahua, Mexico to Paramount Gold de Mexico, SA de C.V., the Mexican subsidiary of Paramount Gold and Silver Corp. (“Paramount”) for a total consideration of up to $5,300,000. The purchase price is to be paid in two stages. The first payment of $3,700,000 was released from escrow in February 2010, as the transfer of the 12 claims to Paramount was completed. An additional payment of $1,600,000 is due if, within 36 months following execution of the letter of agreement (July 10, 2009), either (i) Paramount Gold de Mexico SA de C.V. is sold by Paramount, either through a stock sale or a sale of substantially all of its assets, or (ii) Paramount’s San Miguel project is put into commercial production.

PAN AMERICAN GOLDFIELDS LTD. (A Development Stage Company) Notes to the Consolidated Financial Statements (Unaudited) (Expressed in U.S. Dollars) Nine Months Ended November 30, 2011

4.	EQUIPMENT

	November 30, 2011			February 28, 2011
	Cost	Accumulated Depreciation	Net Book	Net Book
			Value	Value
	$	$	$	$

Software	23,491	17,931	5,560	6,734
Machinery	257,986	121,043	136,943	180,423
Vehicles	83,388	73,057	10,331	19,773
Computers	25,902	25,769	133	930
Office equipment	15,119	7,578	7,541	10,015
	405,886	245,378	160,508	217,875

5.	JOINT VENTURE WITH MRT

On February 12, 2009, the Company entered into a joint venture through a definitive agreement for development of its Cieneguita project with MRT. The purpose of the joint venture is to put Cieneguita property into production. As per the agreement, MRT is to provide the necessary working capital to begin and maintain mining operations estimated to be $3,000,000. MRT will spend 100% of the funds in exchange for a 75% interest in the net cash flow from production. The agreement was amended in December 2009 for MRT to earn a 74% interest in the net cash flow from production (note 6).

In September 2011, the Company executed an amended and restated development agreement for the restructure of its Cieneguita joint venture related to the Cieneguita project. Under the restructured joint venture agreement the Company receives 20% of the net operating profits after royalties for material processed through a small-scale pilot operation and mined from the first 15 meters depth of the Cieneguita deposit until December 31, 2012. For all other material processed from the property, the Company’s interest is 80% and MRT is reduced to a 20% working interest, subject to certain dilution provisions (note 6).

The agreement limits the mining of the mineralized material that is available from the surface to a depth of 15 meters or approximately 10% of the mineralized material found as of the date of the definitive agreement. The Company incurs no obligations to the joint venture’s creditors as the operations and working capital requirements are controlled by MRT and as such, the Company has concluded that it is not the primary beneficiary of the joint venture. Accordingly, the Company’s share of income and expenses are reflected in these financial statements under the proportionate consolidation method.

The Company’s proportionate share of revenues was $1,482,242 and proportionate share of the net profit was $912,136 for the nine months ended November 30, 2011. The Company’s proportionate share of accounts receivable of the joint venture was $360,598 at November 30, 2011. The joint venture did not have any other assets or liabilities at November 30, 2011.

PAN AMERICAN GOLDFIELDS LTD. (A Development Stage Company) Notes to the Consolidated Financial Statements (Unaudited) (Expressed in U.S. Dollars) Nine Months Ended November 30, 2011

6.	MINERAL PROPERTIES

The Company incurred exploration expenses as follows in the nine months ended November 30, 2011:

	Cieneguita	Cerro Delta	Encino Gordo	Total
	$	$	$	$
Geological, geochemical, geophysics	20,640	28,751	-	49,391
Land use permits	7,503	910	2,166	10,579
Automotive	-	-	-	-
Travel	8,138	-	-	8,138
Consulting	107,859	30,930	-	138,789
Equipment	86,759	-	-	86,759
General	6,199	37,152	-	43,351
	237,098	97,743	2,166	337,007

The Company incurred exploration expenses as follows in the nine months ended November 30, 2010:

	Sahuayacan	Cieneguita	Encino Gordo	New Projects	Total
	$	$	$	$	$

Drilling and sampling	66,438	-	-	-	66,438
Geological, geochemical, geophysics	145,145		5,362	1,265	151,772
Land use permits	10,263	7,331	1,638	-	19,232
Travel	2,407	8,100	6,074	-	16,581
Consulting	7,431	58,527	13,036	-	78,994
Equipment	997	3,474	2,132	-	6,603
General	8,086	20,779	9,726	-	38,591
	240,767	98,211	37,968	1,265	378,211

PAN AMERICAN GOLDFIELDS LTD. (A Development Stage Company) Notes to the Consolidated Financial Statements (Unaudited) (Expressed in U.S. Dollars) Nine Months Ended November 30, 2011

6.	MINERAL PROPERTIES (CONTINUED)

Since May 2004, the Company has held interests in gold exploration properties in Mexico.

In August 2005, the Company formed its wholly owned subsidiary, Sunburst de Mexico, which allowed the Company to take title to the properties in the name of Sunburst de Mexico. On August 25, 2005, the Company entered into property agreements with MRT, which provided Sunburst de Mexico options to purchase the mineral concessions of the Cieneguita and Guazapares properties and the right of refusal on three Encino Gordo properties. The Company also entered into an exploration and sale agreement, in October 2006, with Minera Emilio S.A. de C.V. for the mineral concessions of the Sahuayacan property.

In August 2005, the parties also entered into an operator’s agreement, that gave MRT the sole and exclusive right and authority to manage the Cieneguita property, and a share option agreement which granted MRT the exclusive option to acquire up to 100% of all outstanding shares of Sunburst de Mexico if the Company did not comply with the terms of the property agreements. The operator’s agreement and share option agreement were subsequently cancelled when the Company and Sunburst de Mexico entered into a new contract with MRT as described below under “Encino Gordo”.

In February 2009, the Company entered into a development agreement with MRT, which was amended in December 2009. Pursuant to the terms of the development agreement, as amended, MRT agreed to invest up to $8,000,000 to put the first phase of the Cieneguita project into production and to complete a feasibility study. The first phase of production is limited to the mining of the mineralized material that is available from the surface to a depth of 15 meters (“First Phase Production”). In exchange, the Company assigned MRT an interest to 74% of the net cash flows from First Phase Production and MRT will earn a 54% ownership interest by spending up to $4,000,000 to take the Cieneguita project through the feasibility stage.

In September 2011, the Company executed an amended and restated development agreement for the restructure of its Cieneguita joint venture related to the Cieneguita project. Under the restructured joint venture agreement the Company receives 20% of the net operating profits after royalties for material processed through a small-scale pilot operation and mined from the first 15 meters depth of the Cieneguita deposit until December 31, 2012. For all other material processed from the property, the Company’s interest is 80% and MRT is reduced to a 20% working interest, subject to certain dilution provisions (note 6).

PAN AMERICAN GOLDFIELDS LTD. (A Development Stage Company) Notes to the Consolidated Financial Statements (Unaudited) (Expressed in U.S. Dollars) Nine Months Ended November 30, 2011

6.	MINERAL PROPERTIES (CONTINUED)

The material provisions of the property agreements are as follows:

Cieneguita

MRT assigned to Sunburst de Mexico, with the permission of the Cieneguita property’s owner, Corporativo Minero, S.A. de C.V. (“Corporativo Minero”), all of MRT’s rights and obligations acquired under a previous agreement (the Cieneguita option agreement), including the exclusive option to acquire the Cieneguita property for a price of $2,000,000. Prior to assigning the Cieneguita property to the Company, MRT had paid $350,000 to Corporativo Minero. As the Cieneguita property was not in production by May 6, 2006, Sunburst de Mexico was required to pay $120,000 to Corporativo Minero to extend the contract. Corporativo Minero agreed to reduce the obligation to $60,000, of which $10,000 was paid in April 2006 and the balance paid on May 6, 2006. The Company made this payment to Corporativo Minero and the contract was extended.

The Company had the obligation to pay a further $120,000 per year for the next 13 years and the balance of the payments in the 14th year, until the total amount of $2,000,000 was paid. The Company renegotiated the payment due May 6, 2007, to $60,000 payable on November 6, 2007, which was paid, and the balance of $60,000 was paid on December 20, 2007. The Company paid $60,000 on May 12, 2008, of the $120,000 due on May 6, 2008, and the balance was paid in June 2008. The Company paid $30,000 each for a total of $120,000 on May 22, 2009, June 26, 2009, September 4, 2009 and November 20, 2009. In 2010, the Cieneguita project was put into production under the development agreement as described above and the payment terms were changed based on the following formula:

If the Cieneguita property is put into production, the Company must pay the Cieneguita owners $20 per ounce of gold produced from the Cieneguita property to the total of $2,000,000 due. In the event that the price of gold is above $400 per ounce, the property payments payable to the Cieneguita owners from production will be increased by $0.10 for each dollar increment over $400 per ounce. The total payment of $2,000,000 does not change with fluctuations in the price of gold. Non-payment of any portion of the $2,000,000 total payment will constitute a default. In such case, the Cieneguita owners will retain ownership of the concessions, but the Company will not incur any additional default penalty.

In September 2011, the Company, MRT and Corporativo Minero entered into a new agreement, where Corporativo Minero is entitled to a monthly payment of $30,000, to be paid from the net cash flows from production at Cieneguita until the completion of the first 15 meters of production or December 31, 2012, whichever occurs first.

Based on production at Cieneguita, the joint venture paid $120,000 during the fiscal year ended February 28, 2011 and $137,241 during the nine months ended November 30, 2011 to the Cieneguita owners. As of November 30, 2011, Corporativo Minero has been paid a total of $1,087,241 for the Cieneguita property. The Company is not in default on its payments for the Cieneguita property.

PAN AMERICAN GOLDFIELDS LTD. (A Development Stage Company) Notes to the Consolidated Financial Statements (Unaudited) (Expressed in U.S. Dollars) Nine Months Ended November 30, 2011

6.	MINERAL PROPERTIES (CONTINUED)

On February 12, 2009, the Company entered into a definitive agreement for development of the Cieneguita project with MRT. The definitive agreement covered project financing of up to $9,000,000. The major points of the agreement were as follows:

MRT and/or its investors will subscribe for $1,000,000 of a secured convertible debenture at 8% interest (payable in stock or cash). The debenture was convertible into units at $0.60 per unit. Each unit comprised two common shares and one warrant. Each warrant is exercisable at $0.50 per share for a period of three years. The placement will be used for continued exploration of the Company’s properties and general working capital.

MRT is to provide the necessary working capital to begin and maintain mining operations estimated to be $3,000,000 used for the purpose of putting the Cieneguita property into production. MRT will spend 100% of the money to earn 75% of the net cash flow from production. The agreement will limit the mining to the mineralized material that is available from surface to a depth of 15 meters or approximately 10% of the mineralized material found to date.

MRT will spend up to $5,000,000 to take the Cieneguita property through the feasibility stage. In doing so, MRT will earn a 60% interest in the Company’s rights to the property. After the expenditure of the $5,000,000 all costs will be shared on a ratio of 60% to MRT and 40% to Panam. If the Company elects not to pay its portion of costs after the $5,000,000 has been spent, the Company’s position shall revert to a 25% carried interest on the property.

To generate funding for the Company’s continued operations, the Company issued $1,500,000 of convertible debentures in March 2009, of which an aggregate of $880,000 was issued to Mario Ayub, a director of the Company, and to his affiliated entity, MRT. Pursuant to the terms of the convertible debentures, the holders irrevocably converted the debentures into a 10% ownership interest in the Cieneguita project and a 10% interest in the net cash flow from First Phase Production.

In December 2009, Mario Ayub and MRT agreed to resell an aggregate 4% ownership interest in the Cieneguita project back to the Company, along with 4% of the net cash flow from First Phase Production, in return for $550,000. In a private transaction not involving the Company, the other holders contributed their remaining 6% ownership interest in the Cieneguita project to a newly formed entity, Marje Minerals SA (“Marje Minerals”).

The Company amended the development agreement and its agreements with the debenture holders in December 2009. According to the amended development agreement, the ownership interest in the Cieneguita project and the net cash flows from the First Phase Production were held by the Company, MRT and Marje Minerals as follows:

Holder	Ownership Percentage	Net Cash Flow Interest From First Phase Production	Net Cash Flow Interest Following First Phase Production
MRT	54% (1)	74%	54% (1)
Marje Minerals	6%	6%	6%
Panam	40%	20%	40%

(1) Was to be earned by MRT by spending $4,000,000 to take the Cieneguita project through the feasibility stage.

Any additional costs for the First Phase Production and the feasibility study for the Cieneguita project, after MRT invested $8,000,000, would have been shared by the Company, MRT and Marje Minerals on a pro-rata basis based on their respective ownership percentages in the Cieneguita project.

PAN AMERICAN GOLDFIELDS LTD. (A Development Stage Company) Notes to the Consolidated Financial Statements (Unaudited) (Expressed in U.S. Dollars) Nine Months Ended November 30, 2011

6.	MINERAL PROPERTIES (CONTINUED)

The major terms of the amended development agreement with MRT and Marje Minerals were as follows:

MRT purchased $1,000,000 of secured convertible debentures at 8% interest (payable in stock or cash). The proceeds from this investment were used for continued exploration and development of the Cieneguita project and general working capital. On November 5, 2009, MRT exercised its conversion rights on the debenture and MRT was issued 3,333,333 common shares and a warrant to purchase 1,666,667 shares of common stock at an exercise price of $0.50 per share.

MRT agreed to provide the necessary working capital to begin and maintain mining operations, estimated to be $3,000,000, to put the first phase of the Cieneguita project into production. In exchange for these funds, the Company assigned MRT an interest to 74% of the net cash flow from First Phase Production. The agreement limits the mining during First Phase Production to the mineralized material that is available from the surface to a depth of 15 meters.

MRT committed to spend up to $4,000,000 to take the Cieneguita project through the feasibility stage. In doing so, the Company assigned MRT a 54% interest in its rights to the Cieneguita project. After the expenditure of the $4,000,000, all costs will be shared on a pro rata ownership basis (i.e. 54% to MRT, 40% to the Company and 6% to Marje Minerals). If any party cannot pay its portion of the costs after the $4,000,000 has been spent, then their ownership position in the Cieneguita project will be reduced by 1% for every $100,000 invested by the other owners. The Company’s ownership interest in the Cieneguita project, however, cannot be reduced below 25%. In addition, the Company has the right to cover Marje Minerals’ pro rata portion of costs if they cannot pay their portion of the costs. In return, the Company will receive 1% of Marje Minerals’ ownership position in the Cieneguita project for every $100,000 the Company invests on their behalf.

The MRT agreement was contingent on the Company repaying its debenture to Paramount. In March 2009, the Company repaid $1,000,000, or approximately two-thirds of the debt, and Paramount released a security interest it had on the Cieneguita project. In October 2009, the Company repaid the remaining amount of the debt and Paramount released its security interests on the Sahuayacan, Guazapares and Encino Gordo properties.

In September 2011, the Company executed a new amended and restated development agreement with MRT and Marje Minerals, for the restructure of its Cieneguita joint venture. Under the restructured joint venture agreement the Company receives 20% of the net operating profits after royalties for material processed through a small-scale pilot operation and mined from the first 15 meters depth of the Cieneguita deposit until December 31, 2012. For all other material processed from the property, the Company’s interest is 80% and MRT is reduced to a 20% working interest, subject to certain dilution provisions. The Company also bought back 6% interest in Cieneguita from Marje Minerals in exchange for 3,333,333 common shares of the Company.

PAN AMERICAN GOLDFIELDS LTD. (A Development Stage Company) Notes to the Consolidated Financial Statements (Unaudited) (Expressed in U.S. Dollars) Nine Months Ended November 30, 2011

6.	MINERAL PROPERTIES (CONTINUED)

Under the agreement, the parties agreed to restructure their respective ownership interests in the Cieneguita project as follows:

Holder	Ownership Percentage	Net Cash Flow Interest From First Phase Production	Net Cash Flow Interest Following First Phase Production
MRT	20%	74%	20%
Marje Minerals	0%	6%	0%
Panam	80%	20%	80%

The Company and MRT shall be responsible for the cost of a feasibility study on a pro rata basis based on their respective amended ownership percentages of the Cieneguita project.

Marje Minerals will also assume approximately $490,000 in debt of the Company in consideration for receiving half of all monthly net cash flows that the Company is entitled from operations on the first 15 meters, if any, until the sooner of December 31, 2012 or until Marje Minerals receives $490,000 from these cash flows (note 7).

Encino Gordo

On December 8, 2005, the Company and Sunburst de Mexico entered into a “New Agreement” with MRT to exercise their option under the sale and purchase of the mining concessions agreement, dated August 18, 2005, to obtain two mining concessions in the Encino Gordo region. The New Agreement also provided the Company the option to obtain three additional concessions in the Encino Gordo region.

The following are additional material terms of the New Agreement:

The share option agreement with MRT was cancelled;

The Company granted MRT the option to buy all of the outstanding shares of Sunburst de Mexico for $100 if the Company failed to transfer $1,500,000 to Sunburst de Mexico by April 30, 2006. On April 6, 2006, MRT agreed to waive its option to purchase the shares of Sunburst de Mexico and also waived the Company’s obligation to transfer $1,500,000 to Sunburst de Mexico. The property agreements were modified to change the net smelter return (“NSR”) to a maximum of 2.5% for all properties covered by the agreements. The property agreements contained NSRs ranging from 0.5% to 7%;

PAN AMERICAN GOLDFIELDS LTD. (A Development Stage Company) Notes to the Consolidated Financial Statements (Unaudited) (Expressed in U.S. Dollars) Nine Months Ended November 30, 2011

6.	MINERAL PROPERTIES (CONTINUED)

The Company agreed to issue 2,000,000 shares of the Company’s common stock to MRT within four months of the date of signing of the New Agreement. These shares were issued to MRT and its assignee at the market value of $1.05 per share on February 23, 2006, and $2,100,000 was charged to operations for the year ended February 28, 2006. This issuance fulfilled the Company’s payment obligations under the previous property agreements;

The Company agreed to issue 1,000,000 additional shares of the Company’s common stock to MRT if and when the Cieneguita Property is put into production and reaches 85% of production capacity over a 90-day period, as defined in the New Agreement; and

The operator’s agreement with MRT was cancelled.

Sunburst de Mexico purchased two of the Encino Gordo concessions from MRT for a price of 1,000 pesos (approximately US$100), and MRT assigned to Sunburst de Mexico a first right of refusal to acquire three additional Encino Gordo concessions. The total payments to acquire 100% of these three additional concessions were as follows: $10,000 on June 30, 2006 (paid); $25,000 on December 31, 2006 (paid), $50,000 on December 31, 2007 ($20,000 of this payment was made on January 3, 2008 and the balance was paid on February 29, 2008) and $75,000 on December 31, 2008 (the payment was not made and the Company was in default). In August 2009, the Company decided to surrender the Encino Gordo 2 mining concession eliminating any future concession payments on these properties.

Sahuayacan

In May 2010, the Company management decided to drop the Sahuayacan properties due to lack of economic thicknesses and grades of gold mineralization encountered in the drilling program eliminating any future concession payments on these properties.

Cerro Delta

In February 2011, the Company management entered into an agreement with Compañia Minera for the acquisition of the 15,000 hectare Cerro Delta project in northwest La Rioja Province, Argentina. The agreement became effective in March 2011. Under the terms of the agreement, the Company must pay $150,000 upon signing (paid), and $200,000 on the first anniversary, $500,000 on the second anniversary, $750,000 on the third anniversary, $1.2 million on the fourth anniversary, and $2.2 million on the fifth anniversary of the signing, with a final option payment of $5 million to purchase a 100% interest in the project payable on the sixth anniversary of the signing. The vendor will retain a 1% NSR.

PAN AMERICAN GOLDFIELDS LTD. (A Development Stage Company) Notes to the Consolidated Financial Statements (Unaudited) (Expressed in U.S. Dollars) Nine Months Ended November 30, 2011

7.	PROMISSORY NOTES

As at November 30, 2011, the Company had $nil (February 28, 2011 - $884,022) of promissory notes outstanding, comprising the following:

During the year ended February 29, 2008, the Company converted accounts payable of $465,994 (Swiss Franc (“CHF”) 565,000) into promissory notes. The Company had an implied obligation to pay the accounts payable in CHF as the funds to pay the expense came from Swiss investors in CHF. Accordingly, the promissory notes were issued in CHF. The notes consisted of one warrant for each CHF 5.00 of notes issued, exercisable at $1.00 each. The principal and interest on the notes became due and payable on April 30, 2008. The interest rate payable during the default period was 12%. In September 2011, the Company executed debt conversion and release agreements to convert promissory notes and related interest charges in the amount of $979,476 into Company’s common shares for a total of 3,340,880 shares (note 10).

During the nine months ended November 30, 2011, the Company entered into an agreement to convert $17,778 of the promissory notes including accrued interest by issuing 55,000 shares of the Company’s common stock (note 10).

$10,358 of promissory notes were to be repaid over a 12 month period as part of a debt settlement agreement. These notes bore no interest. In September 2011, the Company assigned these notes to Marje Minerals as part of the amended and restated development agreement (note 6).

$28,113 of promissory notes bore no interest and had no repayment terms. In September 2011, the Company assigned these notes to Marje Minerals as part of the amended and restated development agreement (note 6).

8.	LOANS PAYABLE

As at November 30, 2011, there were loans payable in the amount of $21,669 (February 28, 2011 - $12,876), which are all current. The loans are repayable in monthly instalments of $3,272 (February 28, 2011 – $3,272), including interest of 7.50% per annum.

9.	PREFERRED STOCK

The Company is authorized to issue 20,000,000 shares of preferred stock. The Company’s board of directors is authorized to divide the preferred stock into series, and with respect to each series, to determine the preferences and rights and qualifications, limitations or restrictions thereof, including the dividend rights, conversion rights, voting rights, redemption rights and terms, liquidation preferences, sinking fund provisions, and the number of shares constituting the series and the designations of such series. The board of directors could, without stockholder approval, issue preferred stock with voting and other rights that could adversely affect the voting rights of the holders of common stock, which issuance could have certain anti-takeover effects.

PAN AMERICAN GOLDFIELDS LTD. (A Development Stage Company) Notes to the Consolidated Financial Statements (Unaudited) (Expressed in U.S. Dollars) Nine Months Ended November 30, 2011

10.	COMMON STOCK

Between September and November 2011, the Company received subscription proceeds of $860,000 in its active private placement. The subscribers to the subscription proceeds have agreed to purchase one unit for each $0.20 of subscription proceeds. Each unit consists of one share of the Company’s common stock and one warrant each exercisable at $0.30, which expires in two years.

In October 2011, the Company and note holders agreed to cancel $979,476 of outstanding debt in exchange for 3,340,880 shares of the Company’s common shares. The Company recognized a gain on settlement of debt in the amount of $277,891. In November 2011, the Company also issued 267,271 shares to a consultant as consulting fee relating to the settlement of debt.

In August 2011, the Company negotiated return of 750,000 shares to the treasury from a former president. The shares were valued at the time of issuance at $0.28 per share.

In July 2011, the Company issued 500,000 shares of common stock and warrants to purchase 500,000 shares of common stock at $0.30, expiring on July 21, 2013, to a consultant.

In June 2011, the Company converted subscription proceeds of $300,000 and issued 1,500,000 shares of common stock in a private placement. The subscribers to the subscription proceeds have agreed to purchase one unit for each $0.20 of subscription proceeds. Each unit consists of one share of the Company’s common stock and one warrant each exercisable at $0.30, which expires in two years.

In June 2011, the Company issued 125,000 shares to a consultant pursuant to a consulting agreement.

In June 2011, the Company issued the 423,752 shares pursuant to the April 2011 debt settlement agreement. The shares were valued at the time of the debt settlement agreement of $0.28 per share.

In April 2011, the Company converted subscription proceeds of $347,000 and issued 1,735,000 shares of common stock in a private placement. The subscribers to the subscription proceeds have agreed to purchase one unit for each $0.20 of subscription proceeds. Each unit consists of one share of the Company’s common stock and one warrant each exercisable at $0.30, which expires in two years.

In March 2011, the Company converted subscription proceeds of $665,000 and issued 3,325,000 shares of common stock in a private placement. The subscribers to the subscription proceeds have agreed to purchase one unit for each $0.20 of subscription proceeds. Each unit consists of one share of the Company’s common stock and one warrant each exercisable at $0.30, which expires in two years.

In March 2011, the Company and a note holder agreed to cancel $17,778 in outstanding debt in exchange for 55,000 shares of the Company’s common stock.

In March 2011, the Company issued 500,000 shares of common stock and warrants to purchase 500,000 shares of common stock at $0.30, expiring on December 31, 2002, to a consultant.

In May 2010, the Company converted subscription proceeds of $50,000 and issued 250,000 shares of common stock in a private placement. The subscribers to the subscription proceeds have agreed to purchase one unit for each $0.20 of subscription proceeds. Each unit consists of one share of the Company’s common stock and one warrant each exercisable at $0.30, which expires in two years.

In December 2009, the Company converted subscription proceeds of $2,275,000 and issued 11,375,000 shares of common stock in a private placement. The subscribers to the subscription proceeds have agreed to purchase one unit for each $0.20 of subscription proceeds. Each unit consists of one share of Company’s common stock and one warrant each exercisable at $0.30, which expires in four years.

In November 2009, the Company received subscription proceeds of $65,000 and issued 325,000 shares of common stock in a private placement. The subscribers to the subscription proceeds have agreed to purchase one unit for each $0.20 of subscription proceeds. Each unit consists of one share of Company’s common stock and one warrant each exercisable at $0.30, which expires in four years.

In November 2009, MRT converted the $1,000,000 debentures into units of $0.60 each. Each unit comprises 2 common shares and 1 warrant. Each warrant is exercisable at $0.50 per share for a period of 3 years. The Company issued 3,333,333 shares and 1,666,667 warrants to MRT.

PAN AMERICAN GOLDFIELDS LTD. (A Development Stage Company) Notes to the Consolidated Financial Statements (Unaudited) (Expressed in U.S. Dollars) Nine Months Ended November 30, 2011

10.	COMMON STOCK (CONTINUED)

In November 2009, MRT converted the $1,000,000 debentures into units of $0.60 each. Each unit comprises 2 common shares and 1 warrant. Each warrant is exercisable at $0.50 per share for a period of 3 years. The Company issued 3,333,333 shares and 1,666,667 warrants to MRT.

In October 2009, the Company received subscription proceeds of $20,000 and issued 100,000 shares of common stock in a private placement. The subscribers to the subscription proceeds have agreed to purchase one unit for each $0.20 of subscription proceeds. Each unit consists of one share of Company’s common stock and one warrant each exercisable at $0.30, which expire in four years.

In September 2009, the Company received subscription proceeds of $40,000 and issued 200,000 shares of common stock in a private placement. The subscribers to the subscription proceeds have agreed to purchase one unit for each $0.20 of subscription proceeds. Each unit consists of one share of Company’s common stock and one warrant each exercisable at $0.30, which expire in four years.

In July 2009, the Company received subscription proceeds of $100,000 and issued 500,000 shares of common stock in a private placement. The subscribers to the subscription proceeds have agreed to purchase one unit for each $0.20 of subscription proceeds. Each unit consists of one share of Company’s common stock and one warrant each exercisable at $0.30, which expire in four years.

In June 2009, the Company converted $622,500 of debt into subscription proceeds and issued 2,075,000 common shares. The subscribers to the subscription proceeds have agreed to purchase one unit for each $0.60 of debt. Each unit consists of two shares of Company’s common stock and one warrant each exercisable at $0.50, which expires on December 31, 2010.

In June 2009, the Company issued 1,000,000 shares of common stock to an officer of the Company as bonus. The Company recorded the shares at their face value of $0.28 per share for a total of $280,000.

In May 2009, the Company converted $128,742 of debt into subscription proceeds and issued 429,141 common shares. The subscribers to the subscription proceeds have agreed to purchase one unit for each $0.60 of debt. Each unit consists of two shares of Company’s common stock and one warrant each exercisable at $0.50, which expires on December 31, 2010.

In May 2009, the Company converted $121,258 of stock subscriptions and issued 404,193 common shares. The subscribers have agreed to purchase one unit for each $0.60 of stock subscriptions. Each unit consists of two shares of Company’s common stock and one warrant each exercisable at $0.50, which expires on December 31, 2010.

In May 2009, the Company issued 42,837 shares for $13,500 of investors’ relations services as per the agreement.

In April 2009, the Company issued 2,250,000 shares under an escrow agreement as security against convertible debentures issued in the amount of $250,000. In October 2009, the Company defaulted on the terms of the agreement of the convertible debentures and released the shares from escrow in settlement of the convertible debentures.

In March and April 2009, the Company issued 700,000 shares pursuant to amended convertible debenture agreement and financing arrangements.

PAN AMERICAN GOLDFIELDS LTD. (A Development Stage Company) Notes to the Consolidated Financial Statements (Unaudited) (Expressed in U.S. Dollars) Nine Months Ended November 30, 2011

11.	STOCK COMPENSATION PROGRAM

On March 18, 2009, the board of directors approved the granting of stock options according to the 2009 Nonqualified Stock Option Plan (“2009 Option Plan”) whereby the board is authorized to grant to employees and other related persons stock options to purchase an aggregate of up to 6,000,000 shares of the Company’s common stock. Subject to the adoption of the 2009 Option Plan, the options were granted and vest, pursuant to the terms of the 2009 Option Plan, in six equal instalments, with the first instalment vesting at the date of grant, and the balance vesting over 2 ½ years, every six months.

In the nine months ended November 30, 2011, the Company awarded 1,600,000 options to purchase common shares (November 30, 2010 – nil) and recorded stock-based compensation expense for the vesting options of $272,075 (November 30, 2010 - $413,754). The following weighted average assumptions were used for the Black-Scholes option-pricing model to value stock options granted in 2012 and 2011:

	2012	2011
Expected volatility	110.11%	110.36%
Weighted-average volatility	110.11%	110.36%
Expected dividend rate	-	-
Expected life of options in years	10	3 -10
Risk-free rate	3.38%	2.95%

There were no capitalized stock-based compensation costs at November 30, 2011 or November 30, 2010.

The summary of option activity under the 2009 Option Plan as of November 30, 2011, and changes during the period then ended, is presented below:

	Weighted	Number of	Weighted-	Aggregate
	Average	Shares	Average	Intrinsic
	Exercise		Remaining	Value
	Price		Contractual
Options	$		Term

Balance at March 1, 2011	0.46	6,735,000
Options granted	0.29	1,600,000
Options exercised
Options cancelled/forfeited	0.61	(2,120,000)

Balance at November 30, 2011	0.34	6,215,000	7.89	$22,810

Exercisable at November 30, 2011	0.38	4,481,668	7.35	$22,810

The weighted-average grant-date fair value of options granted during the nine months ended November 30, 2011 and November 30, 2010 was $0.29 and $nil, respectively.

PAN AMERICAN GOLDFIELDS LTD. (A Development Stage Company) Notes to the Consolidated Financial Statements (Unaudited) (Expressed in U.S. Dollars) Nine Months Ended November 30, 2011

11.	STOCK COMPENSATION PROGRAM (CONTINUED)

A summary of the status of the Company’s non-vested options as of November 30, 2011, and changes during the nine months ended November 30, 2011, is presented below:

		Weighted-average
		Grant-Date
Non-vested options	Shares	Fair Value
		$

Non-vested at February 28, 2011	1,376,666	0.26
Granted	1,600,000	0.27
Vested	(1,148,333)	0.26
Cancelled/forfeited	(95,001)	0.16

Non-vested at November 30, 2011	1,733,332	0.26

As of November 30, 2011, there was an estimated $393,100 of total unrecognized compensation cost related to non-vested share-based compensation arrangements granted under the 2009 nonqualified stock option plan. That cost is expected to be recognized over a weighted-average period of approximately 1.80 years.

On April 29, 2011, the Company repriced the exercise price of 1,125,000 vested stock options by reducing the exercise prices of $0.36 and $0.44 to $0.28. As a result, the Company recorded incremental stock-based compensation of $6,000 during the nine months ended November 30, 2011.

PAN AMERICAN GOLDFIELDS LTD. (A Development Stage Company) Notes to the Consolidated Financial Statements (Unaudited) (Expressed in U.S. Dollars) Nine Months Ended November 30, 2011

12.	WARRANTS

As at November 30, 2011, the Company had a total of 32,886,733 warrants (February 28, 2011 – 25,826,733) outstanding to purchase common stock. Each warrant entitles the holder to purchase one share of the Company’s common stock. The Company has reserved 32,886,733 shares of common stock in the event that these warrants are exercised.

During the nine months ended November 30, 2011, the Company received $nil from warrants exercised.

The following table summarizes the continuity of the Company’s share purchase warrants:

	Number of Warrants	Weighted Average Exercise Price

Balance, February 28, 2010	25,380,900	$0.43
Issued	3,000,000	0.25
Cancelled/expired	(2,554,167)	0.44
Exercised	-	-

Balance, February 28, 2011	25,826,733	$0.41

Issued	8,560,000	0.30
Cancelled	(1,500,000)	0.32
Exercised	-	-

November 30, 2011	32,886,733	$0.38

As at November 30, 2011, the following share purchase warrants were outstanding:

Number of Warrants	Exercise Price	Expiry Date
	$

3,000,000	0.25	July 26, 2012
300,000	0.25	August 22, 2013
200,000	0.25	September 6, 2013
166,666	0.30	May 8, 2012
11,375,000	0.30	December 30, 2011
500,000	0.30	December 31, 2012
3,325,000	0.30	March 17, 2013
1,735,000	0.30	April 13, 2013
500,000	0.30	April 29, 2013
1,500,000	0.30	June 2, 2013
500,000	0.30	July 21, 2013
200,000	0.40	March 24, 2012
525,000	0.50	August 15, 2012
5,000,000	0.50	December 24, 2012
1,666,667	0.50	November 5, 2012
200,000	0.65	June 30, 2012
1,793,400	0.75	April 2012 to August, 2013
200,000	1.30	June 30, 2012
200,000	2.00	June 30, 2012
32,886,733

PAN AMERICAN GOLDFIELDS LTD. (A Development Stage Company) Notes to the Consolidated Financial Statements (Unaudited) (Expressed in U.S. Dollars) Nine Months Ended November 30, 2011

13.	RELATED PARTY TRANSACTIONS

For the nine months ended November 30, 2011, the Company paid or accrued management and directors fees of $293,000 (November 30, 2010 - $302,639) to certain officers and directors. The Company also paid or accrued $558,460 (November 30, 2010 - $44,500) to certain officers and directors for exploration property, finders’ fee, travel, office and other related expenses.

The Company also paid consulting fees of $49,500 (November 30, 2010 - $nil) to a company owned by a director and $9,035 (November 30, 2010 - $nil) to a director.

As at November 30, 2011, accounts payable of $50,534 (November 30, 2010 - $366,718) was owing to directors and officers of the Company and $nil (November 30, 2010 - $33,226) was owing to a company controlled by a director.

All related party transactions are in the normal course of business at the exchange amount agreed to by each party.

14.	SUPPLEMENTAL CASH FLOW INFORMATION

	Nine months ended November 30, 2011	Nine months ended November 30, 2010	Period From Inception of Development Stage (March 1, 2004) to November 30, 2011
	$	$	$

Interest paid	-	-	310,053
Common stock issued on conversion of debt	128,651	-	4,321,651
Common stock issued on settlement of notes payable	775,490	-	3,908,812
Common stock issued for interest costs	-	-	82,500
Common stock issued for financing costs	-	-	145,000
Common stock issued for mineral property costs	-	-	580,000
Common stock issued for bonuses	-	-	512,750
Shares issued for services	268,750	-	779,340

ANNEX A:  GLOSSARY OF CERTAIN MINING TERMS

ASSAY -- A chemical test performed on a sample of ores or minerals to determine the amount of valuable metals contained.

AURIFEROUS ZONE -- An area of gold bearing rock.

BRECCIA -- A rock in which angular fragments are surrounded by a mass of fine-grained minerals.

BROWNFILEDS EXPLORATION -- While loosely defined, the general meaning of brownfields exploration is that which is conducted within geological terranes within close proximity to known ore deposits.

COLUMN TEST -- The process of putting sample ore in a PVC pipe 500 centimeters in diameter and 2-3 meters high and applying lime and a cyanide solution.  The purpose of a column leach test is to collect kinetic information on the ore being evaluated so that scale-up equations can be validated which will allow the projection of the commercial heap leach operation’s performance under different operating scenarios.

DEVELOPMENT DRILLING -- Drilling to establish accurate estimates of mineral reserves.

DILUTION (mining) -- Rock that is, by necessity, removed along with the mineralized ore in the mining process, subsequently lowering the grade of the ore.

EPITHERMAL DEPOSIT -- A mineral deposit consisting of veins and replacement bodies, usually in volcanic or sedimentary rocks, containing precious metals, or, more rarely, base metals.

EXPLORATION -- Work involved in searching for ore, usually by sampling rocks, drilling or driving a drift.

HEAP LEACHING -- A process involving the percolation of a cyanide solution through crushed ore heaped on an impervious pad or base to dissolve minerals or metals out of the ore.

HIGH GRADE -- Rich ore.  As a verb, it refers to selective mining of the best ore in a deposit.

HYDROTHERMAL -- An adjective applied to heated or hot magmatic emanations rich in water, to the processes in which they are concerned, and to the rocks, ore deposits, alteration products and springs produced by them.

INDICATED MINERAL RESOURCE -- An ‘Indicated Mineral Resource’ is that part of a mineral resource for which quantity, grade or quality, densities, shape and physical characteristics, can be estimated with a level of confidence sufficient to allow the appropriate application of technical and economic parameters, to support mine planning and evaluation of the economic viability of the deposit.  The estimate is based on detailed and reliable exploration and testing information gathered through appropriate techniques from locations such as outcrops, trenches, pits, workings and drill holes that are spaced closely enough for geological and grade continuity to be reasonably assumed.  Under SEC standards this term is not a recognized term in Industry Guide 7.

INFERRED MINERAL RESOURCE -- An ‘Inferred Mineral Resource’ is that part of a mineral resource for which quantity and grade or quality can be estimated on the basis of geological evidence and limited sampling and reasonably assumed, but not verified, geological and grade continuity.  The estimate is based on limited information and sampling gathered through appropriate techniques from locations such as outcrops, trenches, pits, workings and drill holes.  Under SEC standards this term is not a recognized term in Industry Guide 7.

LEACHABILITY -- The ability for cyanide solution in a heap leach operation to leach the desirable minerals from the host rock and allow for recovery at an economic level.

MINERAL -- A naturally occurring homogeneous substance having definite physical properties and chemical composition and, if formed under favorable conditions, a definite crystal form.

MINERAL RESERVE -- A mineral reserve is the economically mineable part of a measured or indicated mineral resource demonstrated by at least a preliminary feasibility study.  This study must include adequate information on mining, processing, metallurgical, economic and other relevant factors that demonstrate, at the time of reporting, that economic extraction can be justified.  A mineral reserve includes diluting materials and allowances for losses that may occur when the material is mined.

MINERAL RESOURCE -- A mineral resource is a concentration or occurrence of diamonds, natural solid inorganic material, or natural solid fossilized organic material including base and precious metals, coal, and industrial minerals in or on the earth’s crust in such form and quantity and of such a grade or quality that it has reasonable prospects for economic extraction.  The location, quantity, grade, geological characteristics and continuity of a mineral resource are known, estimated or interpreted from specific geological evidence and knowledge.

MINERALIZATION -- The act or process of mineralizing.

MINERALIZED MATERIAL OR DEPOSIT -- A mineralized body which has been delineated by appropriate drilling and/or underground sampling to support a sufficient tonnage and average grade of metal(s).  Under SEC standards, such a deposit does not qualify as a reserve until a comprehensive evaluation, based upon unit cost, grade, recoveries, and other factors, concludes economic feasibility.

MINING CONCESSION -- A term used to describe an area of land for which the owner of the concession has the right to explore for and develop mineral deposits.  The rights to and ownership of the minerals in the concession are granted, in our case, by the Mexican Government to the former owners who then either transferred or optioned them to us.  In Canada and the United States, the term is commonly referred to as a Mineral Right or Mining Claim.

NET SMELTER RETURN (“NSR”) -- A share of the net revenues generated from the sale of metal produced by a mine.

ORE -- Mineralized material that can be mined and processed at a positive cash flow.

OREBODY -- A natural concentration of valuable material that can be extracted and sold at a profit.

PRELIMINARY FEASIBILITY STUDY -- A preliminary feasibility study is a comprehensive study of the viability of a mineral project that has advanced to a stage where the mining method, in the case of underground mining, or the pit configuration, in the case of an open pit, has been established and an effective method of mineral processing has been determined, and includes a financial analysis based on reasonable assumptions of technical, engineering, legal, operating, economic, social, and environmental factors and the evaluation of other relevant factors which are sufficient for a qualified person, acting reasonably, to determine if all or part of the mineral resource may be classified as a mineral reserve.

QUALIFIED PERSON -- An individual who is an engineer or geoscientist with at least five years of experience in mineral exploration, mine development or operation or mineral project assessment, or any combination of these; has experience relevant to the subject matter of the mineral project and the technical report; and is a member or licensee in good standing of a professional association.  Under SEC standards this term is not a recognized term in Industry Guide 7 but is more commonly used in Canadian National Instrument 43-101.

RECLAMATION -- The restoration of a site after mining or exploration activity is completed.

ROYALTY -- An amount of money paid at regular intervals by the lessee or operator of an exploration or mining property to the owner of the ground.  The royalty, generally, is based on a certain amount per ton or a percentage of the total production or profits.  Also, the fee paid for the right to use a patented process.

SILVER PAN AMALGAMATION MILL -- The raw ore is wet crushed with stamps, the crushed ore is separated from the slurry in a settling tank and then the crushed ore is charged with mercury (approximately 10% of the weight of the ore) in the amalgamation pan.  The amalgam is separated from the slurry and the silver and gold is separated from the amalgam with a retort.

STRIKE LENGTH -- The actual or estimated length, generally measured in meters, of a mineralized structure.

VEIN -- A mineralized zone having a more or less regular development in length, width and depth, which clearly separates it from neighboring rock.

A-2

INDEX OF APPENDICES

Appendix I:	Agreement and Plan of Merger

Appendix II:	Company Certificate of Incorporation

Appendix III:	Company Bylaws

Appendix IV:	Pan American Holdco Certificate of Incorporation

Appendix V:	Pan American Holdco Bylaws

Appendix VI:	Section 262 of the Delaware General Corporation Law Regarding Appraisal Rights

Appendix VII:	2012 Equity Incentive Plan

APPENDIX I

AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

THIS AGREEMENT AND PLAN OF MERGER AND REORGANIZATION (this “Agreement”) is entered into on this February 1, 2012, by and among Pan American Goldfields Ltd., a Delaware corporation (the “Company”), Pan American Holdco Inc., a Delaware corporation and wholly-owned subsidiary of the Company (“Pan American Holdco”), and Pan American Operating Co Ltd., a Delaware corporation and wholly owned subsidiary of Pan American Holdco (“OpCo”).

WHEREAS, the Company’s authorized capital stock consists of (a) 200,000,000 shares of common stock, par value $0.01 per share (“Company Common Stock”), of which 70,592,397 shares were issued and outstanding as of January 24, 2012 and (b) 20,000,000 shares of preferred stock, par value $0.01, none of which is outstanding;

WHEREAS, Pan American Holdco’s authorized capital stock consists of (a) 200,000,000 shares of common stock, par value $0.01 per share (“Pan American Holdco Common Stock”), of which 1,000 shares are currently issued and outstanding and owned by the Company, and (b) 20,000,000 shares of preferred stock, par value $0.01, none of which is outstanding;

WHEREAS, the designations, rights, and preferences, and the qualifications, limitations and restrictions of the Pan American Holdco Common Stock are the same as those of the Company Common Stock;

WHEREAS, the Company desires to create a new holding company structure in accordance with Section 251 of the Delaware General Corporation Law (the “DGCL”) by merging OpCo with and into the Company, all in accordance with the terms of this Agreement;

WHEREAS, Pan American Holdco and OpCo are newly formed entities organized for the purpose of participating in the transactions herein contemplated;

WHEREAS, the directors and executive officers of the Company immediately prior to the Effective Time will be the directors and executive officers of Pan American Holdco upon the Effective Time;

WHEREAS, the Company desires to list its shares on the TSX Venture Exchange (the “TSXV”), which requires changes to the Company’s certificate of incorporation and bylaws;

WHEREAS, the Company’s board of directors has determined that the most expeditious way to effect the changes to the Company’s certificate of incorporation and bylaws required to list on the TSXV is to effect a reorganization of the Company and enter into this Agreement;

WHEREAS, the boards of directors of Pan American Holdco, the Company and OpCo have duly approved this Agreement and declared its advisability;

WHEREAS, the Company intends to file a proxy statement and present this Agreement for approval by the stockholders of the Company;

WHEREAS, the Company, in its capacity as the sole stockholder of Pan American Holdco, and Pan American Holdco, in its capacity as the sole stockholder of OpCo, have approved this Agreement and the transactions contemplated thereby; and

WHEREAS, the parties intend, by executing this Agreement, to adopt a plan of reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the “Code”), and to cause the Merger to qualify as a reorganization under the provisions of Section 368(a) of the Code.

NOW, THEREFORE, in consideration of the mutual agreements herein contained, the parties hereto agree as follows:

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ARTICLE I.

The Merger

1.1           Basic Transaction. Subject to the terms and provisions of this Agreement, and in accordance with Section 251 of the DGCL, at the Effective Time, the Company shall be merged with and into OpCo (the “Merger”), whereupon the separate existence of OpCo shall cease in accordance with the provisions of the DGCL, and the Company shall be the surviving corporation (the “Surviving Corporation”). At the Effective Date, the effects of the Merger shall be as provided in Section 259 of the DGCL.

1.2           Effective Time. The Merger shall become effective upon the filing of a Certificate of Merger with the Secretary of State of the State of Delaware or a later date specified therein, when and if the closing conditions are fulfilled or waived as set forth in Section 6.1 (the “Effective Time”).

ARTICLE II.

Conversion and Exchange of Shares

2.1           Conversion of Capital Stock. At the Effective Time and by virtue of the Merger, and without any action on the part of the holders of shares of capital stock of the Company, Pan American Holdco or OpCo:

(a)           Each share of capital stock of the Company held by the Company as treasury stock or owned by any subsidiary of the Company immediately prior to the Effective Time, shall be canceled, and no payment shall be made with respect thereto;

(b)           Each share of capital stock of Pan American Holdco owned by the Company or any subsidiary thereof immediately prior to the Effective Time, shall be canceled, and no payment shall be made with respect thereto;

(c)           Each share of capital stock of OpCo outstanding immediately prior to the Effective Time shall be converted into and become one share of capital stock of the Surviving Corporation with the same rights and privileges as the shares so converted and shall constitute the only outstanding shares of capital stock of the Surviving Corporation;

(d)           Each share of Company Common Stock outstanding immediately prior to the Effective Time shall, except as otherwise provided in clause (a) above, be converted into the right to receive one (1) share of Pan American Holdco Common Stock (subject to any restrictions applicable to the shares of Company Common Stock, e.g., outstanding unvested shares of restricted stock); and

(e)           In accordance with Section 262 of the DGCL, appraisal rights shall be available to holders of Company Common Stock in connection with the Merger.

2.2           Rights of Certificate Holders. From and after the Effective Time, holders of certificates formerly evidencing shares of Company Common Stock shall cease to have any rights as stockholders of the Company, except as provided by law and except that such holders shall have the rights set forth in Section 2.4 below.

2.3           No Surrender of Certificates. Until thereafter surrendered for transfer or exchange, each stock certificate that, immediately prior to the Effective Time, evidenced outstanding Company Common Stock shall be deemed and treated for all corporate purposes to evidence the ownership of the number of shares of Pan American Holdco Common Stock into which such shares of Company Common Stock were converted pursuant to the provisions of Section 2.1 above.

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2.4           Conversion of Awards and Warrants.

(a) At the Effective Time, each option and warrant, whether or not exercisable, to purchase shares of Company Common Stock which is then outstanding and unexercised (“Company Options and Warrants”) or shares of restricted stock or other awards (collectively with Company Options and Warrants, “Company Awards”) including those issued under the 2006 Stock Option Plan, 2008 Equity Compensation Plan, 2009 Nonqualified Stock Option Plan and 2012 Equity Incentive Plan (collectively, the “Company Plans”) whether or not then exercisable, will be assumed by Pan American Holdco. Each Company Award so assumed by Pan American Holdco under this Agreement will continue to have, and be subject to, the same terms and conditions as set forth in the Company Awards and any applicable Company Plan and any agreements thereunder immediately prior to the Effective Time (including, without limitation, the vesting schedule (without acceleration thereof by virtue of the Merger and the transactions contemplated hereby) and per share exercise price), except that each Company Award will be exercisable (or will become exercisable in accordance with its terms) for, or shall be denominated with reference to, that number of shares of Pan American Holdco Common Stock equal to the number of shares of Company Common Stock that were subject to such Company Award immediately prior to the Effective Time. The conversion of any Company Options that are “incentive stock options” within the meaning of Section 422 of the Code, into options to purchase Pan American Holdco Common Stock shall be made in a manner consistent with Section 424(a) of the Code so as not to constitute a “modification” of such Company Options within the meaning of Section 424 of the Code.

(b)           At the Effective Time, Pan American Holdco shall assume all other rights to acquire, or to receive a distribution of, Company Common Stock, and such rights shall automatically be converted into a right to acquire, or to receive a distribution of, Pan American Holdco Common Stock under the same terms and conditions.

(c)           At or prior to the Effective Date, Pan American Holdco shall reserve for issuance the number of shares of Pan American Holdco Common Stock necessary to satisfy Pan American Holdco’ obligations under Section 2.4(a).

ARTICLE III.

Actions to be Taken in Connection with the Merger

3.1           Registration Statement; Proxy/Prospectus. As promptly as practicable after the execution of this Agreement, the Company shall prepare and file with the Securities and Exchange Commission (the “SEC”) a proxy statement in preliminary form relating to the Stockholders’ Meeting (as hereinafter defined) (together with any amendments thereof or supplements thereto, the “Proxy Statement”) and Pan American Holdco shall prepare and file with the SEC a registration statement on Form S-4 (together with all amendments thereto, the “Registration Statement” and the prospectus contained in the Registration Statement together with the Proxy Statement, the “Proxy/Prospectus”), in which the Proxy Statement shall be included, in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”) of the shares of Pan American Holdco Common Stock to be issued to the stockholders of the Company as set forth in herein. Each of Pan American Holdco and the Company shall use its reasonable best efforts to cause the Registration Statement to become effective and the Proxy Statement to be cleared by the SEC as promptly as practicable, and, prior to the effective date of Registration Statement, Pan American Holdco shall take all actions reasonably required under any applicable federal securities laws or state blue sky laws in connection with the issuance of shares of Pan American Holdco Common Stock pursuant to the Merger. As promptly as reasonably practicable after the Registration Statement shall have become effective and the Proxy Statement shall have been cleared by the SEC, the Company shall mail or cause to be mailed or otherwise make available in accordance with the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Proxy/Prospectus to its stockholders; provided, however, that the parties shall consult and cooperate with each other in determining the appropriate time for mailing or otherwise making available to the Company’s stockholders the Proxy/Prospectus in light of the date set for the Stockholders’ Meeting.

4

3.2           Meeting of Company Stockholders. The Company shall take all action necessary in accordance with the DGCL and its certificate of incorporation and bylaws to call, hold and convene a meeting of its stockholders to consider the adoption of this Agreement (the “Stockholders’ Meeting”) to be held no less than 10 nor more than 60 days following the distribution of the definitive Proxy/Prospectus to its stockholders. The Company will use its reasonable best efforts to solicit from its stockholders proxies in favor of the adoption of this Agreement and approval of the Merger. The Company may adjourn or postpone the Stockholders’ Meeting to the extent necessary to ensure that any necessary supplement or amendment to the Proxy/Prospectus is provided to its stockholders in advance of any vote on this Agreement and the Merger or, if as of the time for which the Stockholders’ Meeting is originally scheduled (as set forth in the Proxy/Prospectus) there are insufficient shares of Company Common Stock voting in favor of the adoption of this Agreement and approval of the Merger or represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of such Stockholders’ Meeting.

3.3           Section 16 Matters. Prior to the Effective Time, the Board of Directors of the Company or an appropriate committee of non-employee directors thereof (as such term is defined for purposes of Rule 16b-3 promulgated under the Exchange Act) shall adopt a resolution consistent with the interpretive guidance of the SEC so that the receipt by any officer or director of the Company who is a covered person for purposes of Section 16(a) of the Exchange Act of shares of Pan American Holdco Common Stock in exchange for shares of Company Common Stock or Company Awards pursuant to this Agreement and the Merger is intended to be an exempt transaction pursuant to Section 16b-3 of the Exchange Act. Prior to the Effective Time, the Board of Directors of Pan American Holdco or an appropriate committee of non-employee directors (as such term is defined for purposes of Rule 16b-3 promulgated under the Exchange Act) shall adopt a resolution consistent with the interpretive guidance of the SEC so that the receipt by any officer or director of the Company or Pan American Holdco who is a covered person for purposes of Section 16(a) of the Exchange Act of shares of Pan American Holdco Common Stock or awards in exchange for shares of Company Common Stock or Company Awards pursuant to this Agreement and the Merger is intended to be an exempt transaction for purposes of Section 16b-3 of the Exchange Act.

ARTICLE IV.

The Surviving Corporation

4.1           Certificate of Incorporation. The certificate of incorporation of OpCo as in force and effect immediately prior to the Effective Time in the State of Delaware shall be the certificate of incorporation of the Surviving Corporation, until thereafter amended as provided therein or by applicable law. except as follows:

(a) Article First thereof shall be amended so as to read in its entirety as follows:

“The name by which the corporation is to be know is Pan American Operating Co. Ltd. (the “Corporation”).

4.2           Bylaws. The bylaws of the Company shall be amended in the Merger to be identical to the bylaws of OpCo as in force and effect immediately prior to the Effective Time, and shall be the bylaws of the Surviving Corporation until changed, altered, or amended as therein provided and in the manner prescribed by the provisions of the laws of the State of Delaware.

4.3           Directors and Officers. The directors and officers of OpCo immediately prior to the Effective Time shall be the members of the Board of Directors and the officers of the Surviving Corporation, all of whom shall hold their respective offices until the election and qualification of their respective successors or until their tenure is otherwise terminated in accordance with the bylaws of the Surviving Corporation.

5

ARTICLE V.

Covenants

5.1        Covenants.  If, at any time after the Effective Time, the Surviving Corporation shall consider or be advised that any further assignments or assurances in law or any other acts are necessary or desirable (a) to vest, perfect or confirm, of record or otherwise, in the Surviving Corporation, title to and possession of any property or right of OpCo acquired or to be acquired by reason of, or as a result of, the Merger, or (b) otherwise to carry out the purpose of this Agreement, OpCo and the proper officers thereof shall be deemed to have granted hereby to the Surviving Corporation an irrevocable power of attorney to execute and deliver all such proper deeds, assignments and assurances in law and to do all acts necessary or proper to vest, perfect or confirm title to and the possession of such property or rights in the Surviving Corporation and otherwise to carryout the purposes of this Agreement; and the proper officers and directors of the Surviving Corporation are hereby fully authorized in the name of OpCo or otherwise to take any and all such action.

5.2  Company Awards.  The Company and Pan American Holdco will take or cause to be taken all actions necessary or desirable in order to implement the assumption by Pan American Holdco pursuant to Section 2.4, above, of the Company Plans, the Company Awards, each stock option agreement or restricted stock agreement entered into pursuant any of the Company Plans and otherwise, and each Company Award granted thereunder or otherwise, all to the extent deemed appropriate by the Company and Pan American Holdco and permitted under applicable law.

5.3  Insurance.  Pan American Holdco shall procure insurance or cause the execution of the insurance policies of the Company such that, upon consummation of the Merger, Pan American Holdco shall have insurance coverage that is substantially identical to the insurance coverage held by the Company immediately prior to the Merger.

ARTICLE VI.

Closing Conditions

6.1      Conditions.  The obligations of the parties to this Agreement to consummate the Merger and the transactions contemplated by this Agreement shall be subject to fulfillment or waiver by the parties hereto at or prior to the Effective Time of each of the following conditions:

(a)           The Registration Statement shall have been deemed or declared effective by the SEC under the Securities Act and no stop order suspending the effectiveness of the Registration Statement shall have been issued by the SEC and no proceeding for that purpose shall have been initiated or, to the knowledge of Pan American Holdco or the Company, threatened by the SEC and not concluded or withdrawn. No similar proceeding with respect to the Proxy Statement shall have been initiated or, to the knowledge of Pan American Holdco or the Company, threatened, by the SEC and not concluded or withdrawn.

(b)           This Agreement and the Merger shall have been approved by the requisite vote of the stockholders of the Company in accordance with the DGCL and the certificate of incorporation and bylaws of the Company.

(c)           The Company shall have made such filings, and obtained such permits, authorizations, consents, approvals or terminations or expirations of waiting periods required by the corporate laws and regulations of all applicable jurisdictions.

(d)           No order, statute, rule, regulation, executive order, injunction, stay, decree, judgment or restraining order that is in effect shall have been enacted, entered, promulgated or enforced by any court or governmental or regulatory authority or instrumentality that prohibits or makes illegal the consummation of the Merger or the transactions contemplated hereby.

6

ARTICLE VII.

Amendment; Termination

7.1        Amendment. This Agreement may be amended only by the Board of Directors of the parties hereto by a writing executed by each of the parties hereto; provided, however, that there shall be no amendments which (a) alter or change any term of the certificate of incorporation of the Surviving Corporation, except for alterations or changes that could otherwise be adopted by the Board of Directors of the Surviving Corporation; or (b) alter or change any of the terms and conditions of this Agreement if such alteration or change would adversely affect the holders of any class of stock of any of the parties hereto.

7.2        Termination. At any time prior to the Effective Time, this Agreement may be terminated and the Merger may be abandoned by the Board of Directors of the parties hereto.

7.3        Effect of Termination. If this Agreement is terminated pursuant to Section 7.2 hereof, this Agreement shall become null and void and of no further force and effect, and all obligations of the parties hereto shall terminate and there shall be no liability or obligation of any party hereto or its representatives.

ARTICLE VIII.

Miscellaneous

8.1        Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original and the same agreement.

8.2        Assignment. This Agreement shall be binding upon and inure to the benefit of the successors and assigns of each party hereto.

8.3        Waivers. Any waiver by any party of any violation of, breach of, or default under, any provision of this Agreement, or any other agreements provided for herein, by any other party shall not be construed as, or constitute a continuing waiver of such provision, or wavier of any other violation of, breach of, or default under, any other provision of this Agreement or such other agreements.

8.4        Severability. In case any provision in this Agreement shall be held invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions hereof will not in any way be affected or impaired thereby.

[Signature Page Follows]

7

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be duly executed and attested hereto by its duly authorized officers as of the day and year first above written.

PAN AMERICAN GOLDFIELDS LTD.

By:

Name

Title

PAN AMERICAN HOLDCO INC.

By:

Name

Title

PAN AMERICAN OPERATING CO LTD.

By:

Name

Title

V-1

APPENDIX II

CERTIFICATE OF INCORPORATION
OF
PAN AMERICAN GOLDFIELDS LTD.

ARTICLE FIRST:  The name by which the corporation is to be known is Pan American Goldfields Ltd. (the “Corporation”).

ARTICLE SECOND:  The address of the Corporation’s registered office in the State of Delaware is 2711 Centerville Road, Suite 400, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is Corporation Service Company.  The Corporation may have such other offices, either within or without the State of Delaware, as the Board of Directors of the Corporation (the “Board of Directors”) may designate or as the business of the Corporation may from time to time require.

ARTICLE THIRD:  The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware, as from time to time amended.

ARTICLE FOURTH:  The total number of shares of all classes of stock which the Corporation shall have authority to issue is 220,000,000 shares, consisting of (a) 200,000,000 shares of common stock, $0.01 par value per share (the “Common Stock”), and (b) 20,000,000 shares of preferred stock, $0.01 par value per share (the “Preferred Stock”).

The designations, preferences, privileges, rights and voting powers and any limitations, restrictions or qualifications thereof, of the shares of each class are as follows:

(a)  The holders of outstanding shares of Common Stock shall have the right to vote on all questions to the exclusion of all other stockholders, each holder of record of Common Stock being entitled to one vote for each share of Common Stock standing in the name of the stockholder on the books of the Corporation, except as may be provided in this Certificate of Incorporation, in a Preferred Stock Designation (as hereinafter defined), or as required by law.

(b)  The Preferred Stock may be issued from time to time in one or more series.  The Board of Directors (or any committee to which it may duly delegate the authority granted in this Section (b) of Article Fourth) is hereby empowered to authorize the issuance from time to time of shares of Preferred Stock in one or more series, for such consideration and for such corporate purposes as the Board of Directors may from time to time determine, and by filing a certificate pursuant to applicable law of the State of Delaware (hereinafter referred to as a “Preferred Stock Designation”) as it presently exists or may hereafter be amended to establish from time to time for each such series the number of shares to be included in each such series and to fix the designations, powers, rights and preferences of the shares of each such series, and the qualifications, limitations and restrictions thereof to the fullest extent now or hereafter permitted by this Certificate of Incorporation and the laws of the State of Delaware, including, without limitation, voting rights (if any), dividend rights, dissolution rights, conversion rights, exchange rights and redemption rights thereof, as shall be stated and expressed in a resolution or resolutions adopted by the Board of Directors (or such committee thereof) providing for the issuance of such series of Preferred Stock.  Each series of Preferred Stock shall be distinctly designated.  The authority of the Board of Directors with respect to each series of Preferred Stock shall include, but not be limited to, determination of the following:

(i)  The designation of the series, which may be by distinguishing number, letter or title.

(ii) The number of shares of the series, which number the Board of Directors may thereafter (except where otherwise provided in the Preferred Stock Designation) increase or decrease (but not below the number of shares thereof then outstanding).

(iii)  The amounts payable on, and the preferences, if any, of shares of the series in respect of dividends, and whether such dividends, if any, shall be cumulative or noncumulative.

(iv)  Dates at which dividends, if any, shall be payable.

(v)  The redemption rights and price or prices, if any, for shares of the series.

(vi)  The terms and amount of any sinking fund provided for the purchase or redemption of shares of the series.

(vii)  The amounts payable on, and the preferences, if any, of shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation.

II-1

(viii)  Whether the shares of the series shall be convertible into or exchangeable for shares of any other class or series, or any other security, of the Corporation or any other corporation, and, if so, the specification of such other class or series or such other security, the conversion or exchange price or prices or rate or rates, any adjustments thereof, the date or dates at which such shares shall be convertible or exchangeable and all other terms and conditions upon which such conversion or exchange may be made.

(ix)  Restrictions on the issuance of shares of the same series or of any other class or series.

(x)  The voting rights, if any, of the holders of shares of the series.

ARTICLE FIFTH:  The term of existence of the Corporation is to be perpetual.

ARTICLE SIXTH:  The number of its directors shall be determined in the manner provided in the Bylaws of the Corporation.

ARTICLE SEVENTH:  Subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances, the Board of Directors of the Corporation shall be divided into three classes designated as Class I, Class II and Class III, respectively.  Directors shall be assigned to each class in accordance with a resolution or resolutions adopted by the Board of Directors. To the extent practicable, the Board of Directors shall assign an equal number of directors to Class I, Class II and Class III. At the first annual meeting of stockholders after the filing of this Certificate of Incorporation, the terms of the Class I directors shall expire and Class I directors shall be elected for a full term of office to expire at the third succeeding annual meeting of stockholders after their election. At the second annual meeting of stockholders, the terms of the Class II directors shall expire and Class II directors shall be elected for a full term of office to expire at the third succeeding annual meeting of stockholders after their election. At the third annual meeting of stockholders, the terms of the Class III directors shall expire and Class III directors shall be elected for a full term of office to expire at the third succeeding annual meeting of stockholders after their election. At each succeeding annual meeting of stockholders, directors elected to succeed the directors of the class whose terms expire at such meeting shall be elected for a full term of office to expire at the third succeeding annual meeting of stockholders after their election. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional director of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class.

Notwithstanding the foregoing provisions of this Article Seventh, each director shall serve until such director’s successor is duly elected and qualified or until such director’s death, resignation or removal. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

ARTICLE EIGHTH:  Subject to the rights of the holders of any series of Preferred Stock with respect to such series of Preferred Stock, any action required or permitted to be taken by the stockholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of record of all of the issued and outstanding capital stock of the Corporation authorized by law or by this Certificate of Incorporation to vote on such action, and such writing or writings are filed with the permanent records of the Corporation.

ARTICLE NINTH:  Subject to the rights of the holders of any series of Preferred Stock with respect to such series of Preferred Stock, special meetings of stockholders for the transaction of such business as may properly come before the meeting may only be called by order of the Chairman of the Board of Directors, the Board of Directors (pursuant to a resolution adopted by a majority of the total number of directors that the Corporation would have if there were no vacancies) or the Chief Executive Officer of the Corporation, and shall be held at such date and time, within or without the State of Delaware, as may be specified by such order. If such order fails to fix such place, the meeting shall be held at the principal executive offices of the Corporation.

ARTICLE TENTH:  In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors of the Corporation is expressly authorized to make, alter and repeal the Bylaws of the Corporation, subject to the power of the stockholders of the Corporation to alter or repeal the Bylaws under applicable law as it presently exists or may hereafter be amended. Stockholders of the Corporation are authorized to make, alter and repeal the Bylaws of the Corporation only pursuant to Article XIV of the Bylaws of the Corporation.

ARTICLE ELEVENTH:  The name and mailing address of the incorporator is:

Susan M. Reynholds
DLA Piper LLP (US)
4365 Executive Drive, Suite 1100
San Diego, CA 92121

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ARTICLE TWELFTH:  A director of the Corporation shall not be personally liable either to the Corporation or to any of its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended. Any amendment or modification or repeal of the foregoing sentence shall not adversely affect any right or protection of a director of the Corporation hereunder in respect of any act or omission occurring prior to the time of such amendment, modification or repeal.

ARTICLE THIRTEENTH:

(a)   Right to Indemnification.  The Corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), any person (a “Covered Person”) who was or is a party or is threatened to be made a party to, or is otherwise involved in, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative in nature (a “proceeding”), by reason of the fact that such Covered Person, or a person for whom he or she is the legal representative, is or was, at any time during which this Section (a) of Article Thirteenth is in effect (whether or not such Covered Person continues to serve in such capacity at the time any indemnification or payment of expenses pursuant hereto is sought or at the time any proceeding relating thereto exists or is brought), a director or officer of the Corporation, or has or had agreed to become a director of the Corporation, or is or was serving at the request of the Corporation as a director, officer, trustee, employee or agent of another corporation, limited liability company, partnership, joint venture, employee benefit plan, trust, nonprofit entity or other enterprise, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, trustee, employee or agent or in any other capacity while serving as a director, officer, trustee, employee or agent, against all liability and loss suffered (including, without limitation, any judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) and expenses (including attorneys’ fees), actually and reasonably incurred by such Covered Person in connection with such proceeding to the fullest extent permitted by law, and such indemnification shall continue as to a person who has ceased to be a director, officer, trustee, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided however, that, except as provided in Section (b) of this Article Thirteenth, the Corporation shall be required to indemnify a person in connection with a proceeding (or part thereof) initiated by such person only if the proceeding (or part thereof) was authorized by the Board of Directors.  The right to indemnification conferred in this Section (a) of Article Thirteenth and such rights as may be conferred in the Bylaws of the Corporation shall include the right to be paid by the Corporation the expenses (including attorneys’ fees) incurred by a Covered Person in defending any such proceeding in advance of its final disposition, in accordance with the Bylaws of the Corporation.  The rights conferred upon Covered Persons in this Section (a) of Article Thirteenth shall be contract rights that vest at the time of such person’s service to or at the request of the Corporation and such rights shall continue as to a Covered Person who has ceased to be a director, officer, trustee, employee or agent and shall inure to the benefit of the indemnitee’s heirs, executors and administrators.  The Corporation may, by action of the Board of Directors, provide indemnification to employees and agents of the Corporation with the same (or lesser) scope and effect as the foregoing indemnification of directors and officers.

(b)   Right of Claimant to Bring Suit.  In accordance with the By-laws of the Corporation, if a claim for indemnification under Section (a) of this Article Thirteenth is not paid in full within sixty (60) days after a written claim has been received by the Corporation, the Covered Person making such claim may at any time thereafter file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim.

(c)   Non-Exclusivity of Rights.  In accordance with the Bylaws of the Corporation, the right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred any Covered Person by Section (a) of this Article Thirteenth (i) shall not be exclusive of any other rights which such Covered Person may have or hereafter acquire under any statute, provision of this Certificate of Incorporation, the Bylaws, agreement, vote of stockholders or disinterested directors or otherwise and (ii) cannot be terminated by the Corporation, the Board of Directors or the stockholders of the Corporation with respect to a Covered Person’s service occurring prior to the date of such termination.

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ARTICLE FOURTEENTH:  The Corporation may purchase and maintain insurance, at its expense, on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was a director, officer, employee or agent of the Corporation serving at the request of the Corporation as a director, officer, employee or agent of another corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise against any liability, expense or loss asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power or the obligation to indemnify such person against such liability, expense or loss under the provisions of the Bylaws of the Corporation or the General Corporation Law of the State of Delaware.  To the extent that the Corporation maintains any policy or policies providing such insurance, each such person shall be covered by such policy or policies in accordance with its or their terms to the maximum extent of the coverage thereunder for any such person.

ARTICLE FIFTEENTH:  In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware as they presently exist or may hereafter be amended, subject to any limitations contained elsewhere in this Certificate of Incorporation, the Corporation may adopt, amend or repeal this Certificate of Incorporation; provided that Articles Sixth, Seventh, Eighth, Ninth Tenth, Thirteenth and this Article Fifteenth may only be amended or repealed by the affirmative vote of the holders of record of no less than 80% of the issued and outstanding shares of the capital stock of the Corporation entitled to vote at the meeting, present in person or by proxy.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Incorporation this the 23rd day of March 23, 2010.

/s/ Susan M. Reynholds
Susan M. Reynholds, Incorporator

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APPENDIX III

PAN AMERICAN GOLDFIELDS LTD.
BYLAWS

ARTICLE I

STOCKHOLDERS

SECTION 1.  Annual Meetings.  The annual meeting of stockholders of Pan American Goldfields Ltd. (the “Corporation”) for the election of directors and for the transaction of such other business as may properly come before the meeting shall be held each fiscal year at such date and time, within or without the State of Delaware, as the Board of Directors shall determine.

SECTION 2.  Notice of Meetings.  Written notice of all meetings of the stockholders, stating the place, date and time of the meeting, the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, the place at which the list of stockholders may be examined, and the purpose or purposes for which the meeting is to be held, shall be mailed or otherwise delivered (including pursuant to electronic transmission in the manner provided in Section 232 of the General Corporation Law of the State of Delaware, except to the extent prohibited by Section 232(e) of the General Corporation Law of the State of Delaware) to each stockholder of record entitled to vote at such meeting not less than ten (10) nor more than sixty (60) days prior to the date of the meeting and shall otherwise comply with applicable law.  If mailed, such notice shall be deemed to be delivered when deposited in the United States mail with postage thereon prepaid, addressed to the stockholder at his address as it appears on the stock transfer books of the Corporation.  Such further notice shall be given as may be required by law.  If notice is given by electronic transmission, such notice shall be deemed to be given at the times provided in the General Corporation Law of the State of Delaware. Such further notice shall be given as may be required by law.  Meetings may be held without notice if all stockholders entitled to vote are present, or if notice is waived by those not present in accordance with these By-laws.  Any previously scheduled meeting of the stockholders may be postponed, and (unless the Corporation’s Certificate of Incorporation otherwise provides) any special meeting of the stockholders may be cancelled, by resolution of the Board of Directors upon public notice given prior to the date previously scheduled for such meeting of stockholders.

SECTION 3.  Quorum and Adjournment.  Except as otherwise provided by law or the Corporation’s Certificate of Incorporation, a quorum for the transaction of business at any meeting of stockholders shall consist of the holders of record of a majority of the issued and outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, present in person or by proxy, except that when specified business is to be voted on by a class or series of stock voting as a class, the holders of a majority of the shares of such class or series shall constitute a quorum of such class or series for the transaction of such business.  The Chairman of the meeting or a majority of the shares so represented may adjourn the meeting from time to time, whether or not there is such a quorum.  No notice of the time and place of adjourned meetings need be given except as required by law.  The stockholders present at a duly called meeting at which a quorum is present may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

SECTION 4.  Organization.  Meetings of stockholders shall be presided over by the Chairman, or if none or in the Chairman’s absence the Presiding Director, or if none or in the Presiding Director’s absence, the Vice-Chairman, or if none or in the Vice-Chairman’s absence the Chief Executive Officer, or in the Chief Executive Officer’s absence a Vice-President, or, if none of the foregoing is present, by a chairman to be chosen by the stockholders entitled to vote who are present in person or by proxy at the meeting.  The Secretary of the Corporation, or in the Secretary’s absence an Assistant Secretary, shall act as secretary of every meeting, but if neither the Secretary nor an Assistant Secretary is present, the presiding officer of the meeting shall appoint any person present to act as secretary of the meeting.

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SECTION 5.  Voting; Proxies; Required Vote.

(a)  At each meeting of stockholders, every stockholder shall be entitled to vote in person or by proxy appointed by instrument in writing, subscribed by such stockholder or by such stockholder’s duly authorized attorney in fact (but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period), and, unless the Certificate of Incorporation provides otherwise, shall have one vote for each share of stock entitled to vote registered in the name of such stockholder on the books of the Corporation on the applicable record date fixed pursuant to these By-laws.  Except as otherwise provided by law, the Certificate of Incorporation or these By-laws, in all matters other than the election of directors, which shall be governed by Section 8 of this Article I, the affirmative vote of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote on the matter shall be the act of the stockholders.

(b)  When specified business is to be voted on by a class or series of stock voting as a class, the affirmative vote of the majority of shares of such class or classes present in person or represented by proxy at the meeting shall be the act of such class, unless otherwise provided in the Corporation’s Certificate of Incorporation.

SECTION 6.  Inspectors.  The Board of Directors, in advance of any meeting, may, but need not, appoint one or more inspectors of election to act at the meeting or any adjournment thereof.  If an inspector or inspectors are not so appointed, the person presiding at the meeting may, but need not, appoint one or more inspectors.  In case any person who may be appointed as an inspector fails to appear or act, the vacancy may be filled by appointment made by the directors in advance of the meeting or at the meeting by the person presiding thereat.  Each inspector, if any, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his ability.  The inspectors, if any, shall determine the number of shares of stock outstanding and the voting power of each, the shares of stock represented at the meeting, the existence of a quorum, and the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all stockholders.  On request of the person presiding at the meeting, the inspector or inspectors, if any, shall make a report in writing of any challenge, question or matter determined by such inspector or inspectors and execute a certificate of any fact found by such inspector or inspectors.

SECTION 7.  Notice of Stockholder Nominations and Other Business.

(a) Annual Meetings of Stockholders.

(1)           Nominations of persons for election to the Board of Directors of the Corporation and the proposal of other business to be considered by the stockholders may be made at an annual meeting of stockholders only (A) pursuant to the Corporation’s notice of meeting (or any supplement thereto), (B) by or at the direction of the Board of Directors, or (C) by any stockholder of the Corporation who (i) was a stockholder of record of the Corporation at the time the notice provided for in this Section 7 is delivered to the Secretary of the Corporation and at the time of the annual meeting, (ii) is entitled to vote at the meeting, and (iii) complies with the notice procedures set forth in this Section 7 as to such business or nomination.  Clause (C) of the preceding sentence shall be the exclusive means for a stockholder to make nominations or submit other business (other than matters properly brought under Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and included in the Corporation’s notice of meeting) before an annual meeting of stockholders.

(2)           Without qualification or limitation, for any nominations or any other business to be properly brought before an annual meeting by a stockholder pursuant to clause (C) of paragraph (a)(1) of this Section 7, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation and any such proposed business, other than the nominations of persons for election to the Board of Directors, must constitute a proper matter for stockholder action. To be timely, a stockholder’s notice shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the one hundred twentieth (120th) day nor later than the close of business on the ninetieth (90th) day prior to the first anniversary of the preceding year’s annual meeting (provided, however, that in the event that no annual meeting was held in the previous year or the date of the annual meeting is more than thirty (30) days before or more than seventy (70) days after such anniversary date, notice by the stockholder must be so delivered not earlier than the close of business on the one hundred twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or, if the first public announcement of the date of such annual meeting is less than 100 days prior to the date of such annual meeting, the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by the Corporation). In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

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(3)           To be in proper form, a stockholder’s notice delivered pursuant to this Section 7 must set forth: (A) as to each person, if any, whom the stockholder proposes to nominate for election or reelection as a director (i) all information relating to such person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in contested election, or is otherwise required, in each case pursuant to and in accordance with Regulation 14A under the Exchange Act, (ii) such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected and (iii) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among such stockholder and beneficial owner, if any, and their respective affiliates and associates, or others acting in concert therewith, on the one hand, and each proposed nominee, and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand, including, without limitation all information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K if the stockholder making the nomination and any beneficial owner on whose behalf the nomination is made, if any, or any affiliate or associate thereof or person acting in concert therewith, were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant; (B) if the notice relates to any business other than a nomination of a director or directors that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the By-laws of the Corporation, the language of the proposed amendment), the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made, and a description of all agreements, arrangements and understandings between such stockholder and beneficial owner, if any, and any other person or persons (including their names) in connection with the proposal of such business by such stockholder; and (C) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as they appear on the Corporation’s books, and of such beneficial owner, if any, (ii)(a) the class or series and number of shares of capital stock of the Corporation which are, directly or indirectly, owned beneficially and of record by such stockholder and such beneficial owner, (b) any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Corporation or with a value derived in whole or in part from the value of any class or series of shares of the Corporation, whether or not such instrument or right shall be subject to settlement in the underlying class or series of capital stock of the Corporation or otherwise (a “Derivative Instrument”) directly or indirectly owned beneficially by such stockholder and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Corporation, (c) any proxy, contract, arrangement, understanding, or relationship pursuant to which such stockholder has a right to vote any shares of any security of the Company, (d) any short interest in any security of the Company (for purposes of this By-law a person shall be deemed to have a short interest in a security if such person directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security), (e) any rights to dividends on the shares of the Corporation owned beneficially by such stockholder that are separated or separable from the underlying shares of the Corporation, (f) any proportionate interest in shares of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such stockholder is a general partner or, directly or indirectly, beneficially owns an interest in a general partner and (g) any performance-related fees (other than an asset-based fee) that such stockholder is entitled to based on any increase or decrease in the value of shares of the Corporation or Derivative Instruments, if any, as of the date of such notice, including without limitation any such interests held by members of such stockholder’s immediate family sharing the same household, (iii) a description of any agreement, arrangement or understanding with respect to the nomination or proposal between or among such stockholder and such beneficial owner, any of their respective affiliates or associates, and any others acting in concert with any of the foregoing, (iv) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination, (v) a representation whether the stockholder or the beneficial owner, if any, intends or is part of a group which intends (a) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt the proposal or elect the nominee or (b) otherwise to solicit proxies from stockholders in support of such proposal or nomination, and (vi) any other information relating to such stockholder and beneficial owner, if any, that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder.  In addition, the stockholder’s notice with respect to the election of directors must include, with respect to each nominee for election or reelection to the Board of Directors, the completed and signed questionnaire, representation and agreement required by Section 9 of this Article I.  The Corporation may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as an independent director of the Corporation or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such nominee.  Notwithstanding the foregoing, the information required by clauses (a)(3)(C)(ii) and (a)(3)(C)(iii) of this Section 7 shall be updated by such stockholder and beneficial owner, if any, not later than 10 days after the record date for the meeting to disclose such information as of the record date.

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(4)           Notwithstanding anything in the second sentence of paragraph (a)(2) of this Section 7 to the contrary, in the event that the number of directors to be elected to the Board of Directors of the Corporation at an annual meeting is increased and there is no public announcement by the Corporation naming all of the nominees for director or specifying the size of the increased Board of Directors at least one hundred (100) days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice required by this Section 7 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the tenth (10th) day following the day on which such public announcement is first made by the Corporation.

(b)               Special Meetings of Stockholders.  Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting.  Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting (1) by or at the direction of the Board of Directors, or (2) provided that the Board of Directors has determined that directors shall be elected at such meeting, by any stockholder of the Corporation who (i) is a stockholder of record of the Corporation at the time the notice provided for in this Section 7 is delivered to the Secretary of the Corporation and at the time of the special meeting, (ii) is entitled to vote at the meeting and upon such election, and (iii) complies with the notice procedures set forth in this Section 7 as to such nomination.  In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, any such stockholder may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Corporation’s notice of meeting, if the stockholder’s notice required by paragraph (a)(3) hereof with respect to any nomination (including the completed and signed questionnaire, representation and agreement required by this By-law) shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the one hundred twentieth (120th) day prior to such special meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such special meeting or, if the first public announcement of the date of such special meeting is less than 100 days prior to the date of such special meeting, the tenth (10th) day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting.  In no event shall the public announcement of an adjournment or postponement of a special meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

 (c)               General.

(1)           Only such persons who are nominated in accordance with the procedures set forth in this Section 7 or the Certificate of Incorporation shall be eligible to be elected at an annual or special meeting of stockholders of the Corporation to serve as directors and only such other business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 7.  Except as otherwise provided by law, the Certificate of Incorporation or these By-laws, the person presiding at the meeting of stockholders shall have the power and duty (A) to determine whether a nomination or any other business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 7 (including whether the stockholder or beneficial owner, if any, on whose behalf the nomination or proposal is made solicited (or is part of a group which solicited) or did not so solicit, as the case may be, proxies in support of such stockholder’s nominee or proposal in compliance with such stockholder’s representation as required by clause (a)(3)(C)(v) of this Section 7) and (B) if any proposed nomination or other business was not made or proposed in compliance with this Section 7, to declare that such nomination shall be disregarded or that such proposed other business shall not be transacted.  Notwithstanding the foregoing provisions of this Section 7, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders of the Corporation to present a nomination or other business, such nomination shall be disregarded and such proposed other business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation.  For purposes of this Section 7, to be considered a qualified representative of the stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders.

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(2)           For purposes of this Section 7, “public announcement” shall mean disclosure in a press release reported by a national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act and the rules and regulations promulgated thereunder.

(3)           Notwithstanding the foregoing provisions of this Section 7, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 7; provided however, that any references in these By-laws to the Exchange Act or the rules promulgated thereunder are not intended to and shall not limit any requirements applicable to nominations or proposals as to any other business to be considered pursuant to this Section 7 (including clause (a)(1)(C) and paragraph (b) hereof), and compliance with clause (a)(1)(C) and paragraph (b) of this Section 7 shall be the exclusive means for a stockholder to make nominations or submit other business, as applicable (other than matters brought properly under and in compliance with Rule 14a-8 of the Exchange Act, as may be amended from time to time).  Nothing in this Section 7 shall be deemed to affect any rights (A) of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 of the Exchange Act or (B) of the holders of any class or series of stock having a preference over the common stock of the Corporation as to dividends or upon liquidation (“Preferred Stock”) to elect directors pursuant to any applicable provisions of the Certificate of Incorporation.

SECTION 8.                         Required Vote for Directors.  At any meeting of stockholders for the election of one or more directors at which a quorum is present, the election shall be determined by a plurality of the votes cast by the stockholders entitled to vote at the election.

SECTION 9.                         Submission of Questionnaire, Representation and Agreement.  To be eligible to be a nominee for election or reelection as a director of the Corporation, a person must deliver (in accordance with the time periods prescribed for delivery of notice under Article I, Section 7 of these By-laws) to the Secretary at the principal executive offices of the Corporation a written questionnaire with respect to the background and qualification of such person and the background of any other person or entity on whose behalf the nomination is being made (which questionnaire shall be provided by the Secretary upon written request) and a written representation and agreement (in the form provided by the Secretary upon written request) that such person (a) is not and will not become a party to (1) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation or (2) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the Corporation, with such person’s fiduciary duties under applicable law as it presently exists or may hereafter be amended, (b) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed therein, and (c) in such person’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a director of the Corporation, and will comply with all applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Corporation.

SECTION 10.                         Removal of Director.  Except as otherwise provided by law or the Certificate of Incorporation, and subject to the rights of the holders of any series of Preferred Stock with respect to such series of Preferred Stock, the stockholders holding a majority of the shares then entitled to vote at an election of directors, acting at a duly called annual meeting or a duly called special meeting of the stockholders, at which there is a proper quorum and where notice has been provided in accordance with Section 7 of this Article I, may remove a director or directors of the Corporation only with cause.  Vacancies in the Board of Directors resulting from such removal shall be filled in accordance with Section 12 of Article II.

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ARTICLE II

BOARD OF DIRECTORS

SECTION 1.                         General Powers.  The business, property and affairs of the Corporation shall be managed by, or under the direction of, the Board of Directors.  In addition to the powers and authorities by these By-laws expressly conferred upon them, the Board of Directors may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these By-laws required to be exercised or done by the stockholders.

SECTION 2.                         Qualification; Number; Term; Remuneration.

(a)              Each director shall be at least 18 years of age.  A director need not be a stockholder, a citizen of the United States, or a resident of the State of Delaware.  The total number of directors that the Corporation would have if there were no vacancies (the “Whole Board”) shall be fixed from time to time exclusively by action of the Board of Directors, one of whom may be selected by the Board of Directors to be its Chairman.

(b)           Subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances, the Board of Directors of the Corporation shall be divided into three classes designated as Class I, Class II and Class III, respectively.  Directors shall be assigned to each class in accordance with a resolution or resolutions adopted by the Board of Directors.  To the extent practicable, the Board of Directors shall assign an equal number of directors to Class I, Class II and Class III.  At the first annual meeting of stockholders after the Corporation’s reincorporation in Delaware, the terms of the Class I directors shall expire and Class I directors shall be elected for a full term of office to expire at the third succeeding annual meeting of stockholders after their election.  At the second annual meeting of stockholders, the terms of the Class II directors shall expire and Class II directors shall be elected for a full term of office to expire at the third succeeding annual meeting of stockholders after their election.  At the third annual meeting of stockholders, the terms of the Class III directors shall expire and Class III directors shall be elected for a full term of office to expire at the third succeeding annual meeting of stockholders after their election.  At each succeeding annual meeting of stockholders, directors elected to succeed the directors of the class whose terms expire at such meeting shall be elected for a full term of office to expire at the third succeeding annual meeting of stockholders after their election.  If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional director of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class. Notwithstanding the foregoing provisions of this clause (b), each director shall serve until such director’s successor is duly elected and qualified or until such director’s death, resignation or removal.  No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

(c)              Directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and Directors who are not employees of the Corporation may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director.  No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.  Members of special or standing committees may be allowed like compensation for committee service.

SECTION 3.                         Quorum and Manner of Voting.  Except as otherwise provided by law or in these By-laws, a majority of the Whole Board shall constitute a quorum.  A majority of the directors present, whether or not a quorum is present, may adjourn a meeting from time to time to another time and place without notice.  The vote of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.  The directors present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough directors to leave less than a quorum.

SECTION 4.                         Places of Meetings.  Meetings of the Board of Directors may be held at any place within or without the State of Delaware, as may from time to time be fixed by resolution of the Board of Directors, or as may be specified in the notice of meeting.

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SECTION 5.                         Regular Meetings.  Regular meetings of the Board of Directors shall be held at such times and places as the Board of Directors shall from time to time by resolution determine.  Notice need not be given of regular meetings of the Board of Directors held at times and places fixed by resolution of the Board of Directors.

SECTION 6.                         Special Meetings.  Special meetings of the Board of Directors shall be held whenever called by the Chairman of the Board, Presiding Director, Chief Executive Officer or by a majority of the directors then in office.

SECTION 7.                         Notice of Meetings.  A notice of the place, date and time and the purpose or purposes of each special meeting of the Board of Directors shall be given to each director by mail, personal delivery, electronic transmission or telephone at least two (2) days before the day of the meeting.  Notice shall be deemed to be given at the time of mailing, but the said two (2) days’ notice need not be given to any director who consents in writing, whether before or after the meeting, or who attends the meeting without protesting prior thereto or at its commencement, the lack of notice to him.
SECTION 8.                         Chairman of the Board.  Except as otherwise provided by law, the Certificate of Incorporation, or in Section 9 of this Article II, the Chairman of the Board of Directors, if there be one, shall preside at all meetings of the Board of Directors and shall have such other powers and duties as may from time to time be assigned by the Board of Directors.

SECTION 9.                         Presiding Director.  If at any time the Chairman of the Board shall be an executive officer or former executive officer of the Corporation or for any reason shall not be an independent director, a Presiding Director shall be selected by the independent directors from among the directors who are not executive officers or former executive officers of the Corporation and are otherwise independent.  If the Chairman of the Board of Directors is not present, the Presiding Director shall chair meetings of the Board of Directors.  The Presiding Director shall chair any meeting of the independent Directors and shall also perform such other duties as may be assigned to the Presiding Director by these By-laws or the Board of Directors.

SECTION 10.                         Organization.  At all meetings of the Board of Directors, the Chairman, or if none or in the Chairman’s absence or inability to act the Presiding Director, or if none or in the Presiding Director’s absence or inability to act, the Chief Executive Officer, or in the Chief Executive Officer’s absence or inability to act any Vice-President who is a member of the Board of Directors, or if none, or in such Vice-President’s absence or inability to act a chairman chosen by the directors, shall preside.  The Secretary of the Corporation shall act as secretary at all meetings of the Board of Directors when present, and, in the Secretary’s absence, the presiding officer may appoint any person to act as secretary.

SECTION 11.                         Resignation.  Any director may resign at any time upon written notice to the Corporation and such resignation shall take effect upon receipt thereof by the Chief Executive Officer or Secretary, unless otherwise specified in the resignation.

SECTION 12.                         Vacancies.  Subject to applicable law and the rights of the holders of any series of Preferred Stock with respect to such series of Preferred Stock, and unless the Board of Directors otherwise determines, newly created directorships resulting from any increase in the authorized number of directors will be filled by a majority of the Board of Directors then in office, provided that a majority of the Whole Board of Directors, or a quorum, is present and any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause will be filled generally by the majority vote of the remaining directors in office, even if less than a quorum is present.

SECTION 13.                         Conference Telephone Meetings.  Members of the Board of Directors, or any committee thereof, may participate in a meeting of the Board of Directors or such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at such meeting.

SECTION 14.                         Action by Written Consent.  Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting if all the directors consent thereto in writing (which may be provided by electronic transmission), and such writing or writings are filed with the minutes of proceedings of the Board of Directors.

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ARTICLE III

COMMITTEES

SECTION 1.                         Appointment.  From time to time the Board of Directors by a resolution adopted by a majority of the Whole Board may appoint any committee or committees for any purpose or purposes, to the extent lawful, which shall have powers as shall be determined and specified by the Board of Directors in the resolution of appointment.  The Board shall have power at any time to fill vacancies in, to change the membership of, or to dissolve any such committee.  Nothing herein shall be deemed to prevent the Board from appointing one or more committees consisting in whole or in part of persons who are not directors of the Corporation;  provided ,  however , that no such committee shall have or may exercise any authority of the Board.

SECTION 2.                         Procedures, Quorum and Manner of Acting.  Each committee shall fix its own rules of procedure, and shall meet where and as provided by such rules or by resolution of the Board of Directors.  Except as otherwise provided by law, the presence of a majority of the then appointed members of a committee shall constitute a quorum for the transaction of business by that committee, and in every case where a quorum is present the affirmative vote of a majority of the members of the committee present shall be the act of the committee.  In the absence or disqualification of any member of such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not constituting a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member.  Each committee shall keep minutes of its proceedings, and actions taken by a committee shall be reported to the Board of Directors.

SECTION 3.                         Action by Written Consent.  Any action required or permitted to be taken at any meeting of any committee of the Board of Directors may be taken without a meeting if all the members of the committee consent thereto in writing (which may be provided by electronic transmission), and such writing or writings are filed with the minutes of proceedings of the committee.

SECTION 4.                         Term; Termination.  In the event any person shall cease to be a director of the Corporation, such person shall simultaneously therewith cease to be a member of any committee appointed by the Board of Directors.

ARTICLE IV

OFFICERS

SECTION 1.                         Election and Qualifications.  The Board of Directors shall elect the officers of the Corporation, which shall include a Chief Executive Officer and a Secretary, and may include, by election or appointment, one or more Vice-Presidents (any one or more of whom may be given an additional designation of rank or function), a Treasurer and such other officers as the Board may from time to time deem proper.  Each officer shall have such powers and duties as may be prescribed by these By-laws and as may be assigned by the Board of Directors or the Chief Executive Officer. Any two or more offices may be held by the same person.

SECTION 2.                         Term of Office and Remuneration.  The term of office of all officers shall be one year and until their respective successors have been elected and qualified, but any officer may be removed from office, either with or without cause, at any time by the Board of Directors.  Any vacancy in any office arising from any cause may be filled for the unexpired portion of the term by the Board of Directors.  The remuneration of all officers of the Corporation may be fixed by the Board of Directors or in such manner as the Board of Directors shall provide.

SECTION 3.                         Resignation; Removal.  Any officer may resign at any time upon written notice to the Corporation and such resignation shall take effect upon receipt thereof by the Chief Executive Officer or Secretary, unless otherwise specified in the resignation. Any officer shall be subject to removal, with or without cause, at any time by vote of a majority of the Whole Board.

SECTION 4.                         Chief Executive Officer.  The Chief Executive Officer shall have such duties as customarily pertain to that office. The Chief Executive Officer shall have general management and supervision of the property, business and affairs of the Corporation and over its other officers; may appoint and remove assistant officers and other agents and employees, other than officers referred to in Section 1 of this Article IV; and may execute and deliver in the name of the Corporation powers of attorney, contracts, bonds and other obligations and instruments.’

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SECTION 5.                         Vice-President.  A Vice-President may execute and deliver in the name of the Corporation contracts and other obligations and instruments pertaining to the regular course of the duties of said office, and shall have such other authority as from time to time may be assigned by the Board of Directors or the Chief Executive Officer.

SECTION 6.                         Treasurer.  The Treasurer shall in general have all duties incident to the position of Treasurer and such other duties as may be assigned by the Board of Directors or the Chief Executive Officer.

SECTION 7.                         Secretary.  The Secretary shall in general have all the duties incident to the office of Secretary and such other duties as may be assigned by the Board of Directors or the Chief Executive Officer.

SECTION 8.                         Assistant Officers.  Any assistant officer shall have such powers and duties of the officer such assistant officer assists as such officer or the Board of Directors shall from time to time prescribe.

ARTICLE V

BOOKS AND RECORDS

SECTION 1.                         Location.  The books and records of the Corporation may be kept at such place or places within or outside the State of Delaware as the Board of Directors or the respective officers in charge thereof may from time to time determine.  The record books containing the names and addresses of all stockholders, the number and class of shares of stock held by each and the dates when they respectively became the owners of record thereof shall be kept by the Secretary and by such officer or agent as shall be designated by the Board of Directors.

SECTION 2.                         Addresses of Stockholders.  Notices of meetings and all other corporate notices may be delivered (a) personally or mailed to each stockholder at the stockholder’s address as it appears on the records of the Corporation, or (b) any other method permitted by applicable law and rules and regulations of the Securities and Exchange Commission as they presently exist or may hereafter be amended.

SECTION 3.                         Fixing Date for Determination of Stockholders of Record.

(a)              In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors and which record date shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting.  If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.  A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

(b)              In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors and which date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board of Directors.  If no record date has been fixed by the Board of Directors, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in this State, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by this chapter, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

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(c)              In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors and which record date shall be not more than sixty (60) days prior to such action.  If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

ARTICLE VI

STOCK

SECTION 1.                         Stock; Signatures.  Shares of the Corporation’s stock may be evidenced by certificates for shares of stock or may be issued in uncertificated form in accordance with applicable law as it presently exists or may hereafter be amended.  The Board of Directors of the Corporation may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares.  Any such resolution or the issuance of shares in uncertificated form shall not affect shares already represented by a certificate until such certificate is surrendered to the Corporation.  Every holder of shares of stock in the Corporation that is represented by certificates shall be entitled to have a certificate certifying the number of shares owned by him in the Corporation and registered in certificated form.  Stock certificates shall be signed by or in the name of the Corporation by the Chairman or Vice Chairman of the Board of Directors, or the Chief Executive Officer or Vice-President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation, representing the number of shares registered in certificate form.  Any and all signatures on any such certificate may be facsimiles.  In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.  The name of the holder of record of the shares represented by certificated or uncertificated shares, with the number of such shares and the date of issue, shall be entered on the books of the Corporation.

SECTION 2.                         Transfers of Stock.  Transfers of shares of stock of the Corporation shall be made on the books of the Corporation after receipt of a request with proper evidence of succession, assignation, or authority to transfer by the record holder of such stock, or by an attorney lawfully constituted in writing, and in the case of stock represented by a certificate, upon surrender of the certificate.  Subject to the foregoing, the Board of Directors may make such rules and regulations as it shall deem necessary or appropriate concerning the issue, transfer and registration of shares of stock of the Corporation, and to appoint and remove transfer agents and registrars of transfers.

SECTION 3.                         Fractional Shares.  The Corporation may, but shall not be required to, issue certificates for fractions of a share where necessary to effect authorized transactions, or the Corporation may pay in cash the fair value of fractions of a share as of the time when those entitled to receive such fractions are determined, or it may issue scrip in registered or bearer form over the manual or facsimile signature of an officer of the Corporation or of its agent, exchangeable as therein provided for full shares, but such scrip shall not entitle the holder to any rights of a stockholder except as therein provided.

SECTION 4.                         Lost, Stolen or Destroyed Certificates.  The Corporation may issue a new certificate of stock or uncertificated shares in place of any certificate, theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Board of Directors may require the owner of any lost, stolen or destroyed certificate, or his legal representative, to give the Corporation a bond sufficient to indemnify the Corporation against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of any such new certificate or uncertificated shares.

ARTICLE VII

DIVIDENDS

Subject always to the provisions of law and the Certificate of Incorporation, the Board of Directors shall have full power to determine whether any, and, if any, what part of any, funds legally available for the payment of dividends shall be declared as dividends and paid to stockholders; the division of the whole or any part of such funds of the Corporation shall rest wholly within the lawful discretion of the Board of Directors, and it shall not be required at any time, against such discretion, to divide or pay any part of such funds among or to the stockholders as dividends or otherwise; and before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion, thinks proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the Board of Directors shall think conducive to the interest of the Corporation, and the Board of Directors may modify or abolish any such reserve in the manner in which it was created.

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ARTICLE VIII

RATIFICATION

Any transaction, questioned in any law suit on the ground of lack of authority, defective or irregular execution, adverse interest of director, officer or stockholder, non disclosure, miscomputation, or the application of improper principles or practices of accounting, may be ratified before or after judgment, by the Board of Directors or by the stockholders, and if so ratified shall have the same force and effect as if the questioned transaction had been originally duly authorized.  Such ratification shall be binding upon the Corporation and its stockholders and shall constitute a bar to any claim or execution of any judgment in respect of such questioned transaction.

ARTICLE IX

CORPORATE SEAL

The corporate seal shall have inscribed thereon the name of the Corporation and the year of its incorporation, and shall be in such form and contain such other words and/or figures as the Board of Directors shall determine.  The corporate seal may be used by printing, engraving, lithographing, stamping or otherwise making, placing or affixing, or causing to be printed, engraved, lithographed, stamped or otherwise made, placed or affixed, upon any paper or document, by any process whatsoever, an impression, facsimile or other reproduction of said corporate seal.

ARTICLE X

FISCAL YEAR

The fiscal year of the Corporation shall be fixed, and shall be subject to change, by the Board of Directors.

ARTICLE XI

WAIVER OF NOTICE

Whenever notice is required to be given by these By-laws or by the Certificate of Incorporation or by law, the person or persons entitled to said notice may consent in writing, whether before or after the time stated therein, to waive such notice requirement.  Notice shall also be deemed waived by any person who attends a meeting without protesting prior thereto or at its commencement, the lack of notice to him.

ARTICLE XII

BANK ACCOUNTS, DRAFTS, CONTRACTS, ETC.

SECTION 1.                         Bank Accounts and Drafts.  In addition to such bank accounts as may be authorized by the Board of Directors, the primary financial officer or any person designated by said primary financial officer, whether or not an employee of the Corporation, may authorize such bank accounts to be opened or maintained in the name and on behalf of the Corporation as he may deem necessary or appropriate, payments from such bank accounts to be made upon and according to the check of the Corporation in accordance with the written instructions of said primary financial officer, or other person so designated by the Treasurer.

SECTION 2.                         Contracts.  The Board of Directors may authorize any person or persons, in the name and on behalf of the Corporation, to enter into or execute and deliver any and all deeds, bonds, mortgages, contracts and other obligations or instruments, and such authority may be general or confined to specific instances.

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SECTION 3.                         Proxies; Powers of Attorney; Other Instruments.  The Chairman, the Chief Executive Officer or any other person designated by either of them shall have the power and authority to execute and deliver proxies, powers of attorney and other instruments on behalf of the Corporation in connection with the rights and powers incident to the ownership of stock by the Corporation.  The Chairman, the Chief Executive Officer or any other person authorized by proxy or power of attorney executed and delivered by either of them on behalf of the Corporation may attend and vote at any meeting of stockholders of any company in which the Corporation may hold stock, and may exercise on behalf of the Corporation any and all of the rights and powers incident to the ownership of such stock at any such meeting, or otherwise as specified in the proxy or power of attorney so authorizing any such person.  The Board of Directors, from time to time, may confer like powers upon any other person.

SECTION 4. Financial Reports. The Board of Directors may appoint the primary financial officer or other fiscal officer or any other officer to cause to be prepared and furnished to stockholders entitled thereto any special financial notice and/or financial statement, as the case may be, which may be required by any provision of law.

ARTICLE XIII

INDEMNIFICATION OF DIRECTORS AND OFFICERS

SECTION 1.                         The Corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), any person (a “Covered Person”) who was or is a party or is threatened to be made a party to, or is otherwise involved in, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative in nature (a “proceeding”), by reason of the fact that such Covered Person, or a person for whom he or she is the legal representative, is or was, at any time during which these By-laws are in effect (whether or not such Covered Person continues to serve in such capacity at the time any indemnification or payment of expenses pursuant hereto is sought or at the time any proceeding relating thereto exists or is brought), a director or officer of the Corporation, or has or had agreed to become a director of the Corporation, or is or was serving at the request of the Corporation as a director, officer, trustee, employee or agent of another corporation, limited liability company, partnership, joint venture, employee benefit plan, trust, nonprofit entity or other enterprise, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, trustee, employee or agent or in any other capacity while serving as a director, officer, trustee, employee or agent, against all liability and loss suffered (including, without limitation, any judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) and expenses (including attorneys’ fees), actually and reasonably incurred by such Covered Person in connection with such proceeding to the fullest extent permitted by law, and such indemnification shall continue as to a person who has ceased to be a director, officer, trustee, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators, and the Corporation may enter into agreements with any such person for the purpose of providing for such indemnification.  Except as provided in Section 3 of this Article XIII, the Corporation shall be required to indemnify a person in connection with a proceeding (or part thereof) initiated by such person only if the proceeding (or part thereof) was authorized by the Board of Directors.  The right to indemnification conferred in this Article XIII shall include the right to be paid by the Corporation the expenses (including attorneys’ fees) incurred by a Covered Person in defending any such proceeding in advance of its final disposition, such advances to be paid by the Corporation within sixty (60) days after the receipt by the Corporation of a statement or statements from the claimant requesting such advance or advances from time to time (and subject to filing a written request for indemnification pursuant to Section 2 of this Article XIII); provided, however, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) shall be made only upon receipt of an undertaking by or on behalf of the Covered Person to repay all amounts advanced if it shall ultimately be determined by final judicial decision from which there is no further right of appeal that the Covered Person is not entitled to be indemnified by the Corporation for such expenses under this Article XIII or otherwise.  The rights conferred upon Covered Persons in this Article XIII shall be contract rights that vest at the time of such person’s service to or at the request of the Corporation and such rights shall continue as to a Covered Person who has ceased to be a director, officer, trustee, employee or agent and shall inure to the benefit of the indemnitee’s heirs, executors and administrators.

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SECTION 2.                         To obtain indemnification under this Article XIII, a claimant shall submit to the Corporation a written request, including therein or therewith such documentation and information as is reasonably available to the claimant and is reasonably necessary to determine whether and to what extent the claimant is entitled to indemnification.  Upon written request by a claimant for indemnification pursuant to the first sentence of this Section 2 of Article XIII, a determination, if required by applicable law, with respect to the claimant’s entitlement thereto shall be made as follows: (a) if requested by the claimant, by Independent Counsel (as hereinafter defined), or (b) if no request is made by the claimant for a determination by Independent Counsel, (1) by the Board of Directors by a majority vote of a quorum consisting of Disinterested Directors (as hereinafter defined), or (2) if a quorum of the Board of Directors consisting of Disinterested Directors is not obtainable or, even if obtainable, such quorum of Disinterested Directors so directs, by Independent Counsel in a written opinion to the Board of Directors, a copy of which shall be delivered to the claimant, or (3) if a quorum of Disinterested Directors so directs, by the stockholders of the Corporation. In the event the determination of entitlement to indemnification is to be made by Independent Counsel at the request of the claimant, the Independent Counsel shall be selected by the Board of Directors unless there shall have occurred within two (2) years prior to the date of the commencement of the action, suit or proceeding for which indemnification is claimed a Change of Control, in which case the Independent Counsel shall be selected by the claimant unless the claimant shall request that such selection be made by the Board of Directors.  If it is so determined that the claimant is entitled to indemnification, payment to the claimant shall be made within sixty (60) days after such determination.

SECTION 3.                         If a claim for indemnification under Section 1 of this Article XIII is not paid in full within sixty (60) days after a written claim pursuant to Section 2 of this Article XIII has been received by the Corporation, the claimant may at any time thereafter file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim.  It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking has been tendered to the Corporation) that the claimant has not met the standard of conduct which makes it permissible under the General Corporation Law of the State of Delaware for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation.  Neither the failure of the Corporation (including its Board of Directors, Independent Counsel or stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the General Corporation Law of the State of Delaware, nor an actual determination by the Corporation (including its Board of Directors, Independent Counsel or stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

SECTION 4.                         The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred on any Covered Person by this Article XIII (a) shall not be exclusive of any other rights which such Covered Person may have or hereafter acquire under any statute, provision of these By-laws, agreement, vote of stockholders or Disinterested Directors or otherwise and (b) cannot be terminated by the Corporation, the Board of Directors or the stockholders of the Corporation with respect to a Covered Person’s service occurring prior to the date of such termination.  However, notwithstanding the foregoing, the Corporation’s obligation to indemnify or to advance expenses to any Covered Person who was or is serving at its request as a director, officer, employee or agent of another corporation, limited liability company, partnership, joint venture, trust, enterprise or nonprofit entity shall be reduced by any amount such person has collected as indemnification from such other corporation, limited liability company, partnership, joint venture, trust, nonprofit entity, or other enterprise; and, in the event the Corporation has fully paid such expenses, the Covered Person shall return to the Corporation any amounts subsequently received from such other source of indemnification.

SECTION 5.                         Any repeal, amendment, alteration or modification of the provisions of this Article XIII that in any way diminishes, limits, restricts, adversely affects or eliminates any right of an indemnitee or his or her successors to indemnification, advancement of expenses or otherwise shall be prospective only and shall not in any way diminish, limit, restrict, adversely affect or eliminate any such right with respect to any actual or alleged state of facts, occurrence, action or omission then or previously existing, or any action, suit or proceeding previously or thereafter brought or threatened based in whole or in part upon any such actual or alleged state of facts, occurrence, action or omission.

SECTION 6.                         This Article XIII shall not limit the right of the Corporation, to the extent and in the manner permitted by law, to indemnify and advance expenses to persons other than Covered Persons when and as authorized by the Board of Directors.

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SECTION 7.                         If any provision or provisions of this Article XIII shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (a) the validity, legality and enforceability of the remaining provisions of this Article XIII (including, without limitation, each portion of any paragraph of this Article XIII containing any such provision held to be invalid, illegal or unenforceable, that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and (b) to the fullest extent possible, the provisions of this Article XIII (including, without limitation, each such portion of any paragraph of this Article XIII containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

SECTION 8. For purposes of this Article XIII:

(1)              “Disinterested Director” means a director of the Corporation who is not and was not a party to the matter in respect of which indemnification is sought by the claimant.

(2)              “Independent Counsel” means a law firm, a member of a law firm, or an independent practitioner, that is experienced in matters of corporation law and shall include any person who, under the applicable standards of professional conduct then prevailing, would not have a conflict of interest in representing either the Corporation or the claimant in an action to determine the claimant’s rights under this Article XIII.

(3)              “Change of Control” means

(i)
the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of twenty-five percent (25%) or more of either (x) the then outstanding common stock of the Corporation (the “Outstanding Corporation Common Stock”), or (y) the combined voting power of the then outstanding voting securities of the Corporation entitled to vote generally in the election of Directors (the “Outstanding Corporation Voting Securities”);  provided ,  however , that for purposes of this subsection (i), the following acquisitions shall not constitute a Change of Control: (A) any acquisition directly from the Corporation or any corporation controlled by the Corporation; (B) any acquisition by the Corporation or any corporation controlled by the Corporation; (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Corporation or any corporation controlled by the Corporation; or (D) any acquisition by any corporation that is a Non-Control Acquisition (as defined below); or

(ii)
individuals who, as of the effective date of these Bylaws, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board;  provided ,  however , that any individual becoming a Director subsequent to the effective date whose election, or nomination for election by the Corporation’s stockholders, was approved by a vote of at least a majority of the Directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

(iii)
consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Corporation or the acquisition by the Corporation of assets or shares of another corporation (a “Business Combination”), unless, such Business Combination is a Non-Control Acquisition. A “Non-Control Acquisition” shall mean a Business Combination where: (x) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Corporation Common Stock and Outstanding Corporation Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than fifty percent (50%) of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Corporation or all or substantially all of the Corporation’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Corporation Common Stock and Outstanding Corporation Voting Securities, as the case may be; (y) no Person (excluding any employee benefit plan (or related trust) of the Corporation or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, twenty-five percent (25%) or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination (including any ownership that existed in the Corporation or the Corporation being acquired, if any); and (z) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

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(iv)	approval by the stockholders of the Corporation of a complete liquidation or dissolution of the Corporation.

SECTION 9.                         Any notice, request or other communication required or permitted to be given to the Corporation under this Article XIII shall be in writing and either delivered in person or sent by telecopy, telex, telegram, overnight mail or courier service, or certified or registered mail, postage prepaid, return receipt requested, to the Secretary of the Corporation and shall be effective only upon receipt by the Secretary.

ARTICLE XIV

AMENDMENTS

The Board of Directors shall have power to adopt, amend or repeal these By-laws.  The stockholders of the Corporation shall have the power to adopt, amend or repeal these By-laws at a duly called meeting of the stockholders; provided that notice of the proposed adoption, amendment or repeal was given in the notice of the meeting;  provided ,  further , that , notwithstanding any other provisions of these By-laws or any provision of law which might otherwise permit a lesser vote or no vote, Sections 7, 8 and 10 of Article I, Sections 2 and 12 of Article II, Article XIII and this Article XIV of these By-laws may not be amended or repealed by the stockholders of the Corporation without the affirmative vote of the holders of no less than 80% of the issued and outstanding shares of the capital stock of the Corporation entitled to vote at the meeting, present in person or by proxy.

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APPENDIX IV

CERTIFICATE OF INCORPORATION OF
PAN AMERICAN HOLDCO INC.

ARTICLE FIRST:  The name by which the corporation is to be known is Pan American Holdco Inc. (the “Corporation”).

ARTICLE SECOND:  The address of the Corporation’s registered office in the State of Delaware is 2711 Centerville Road, Suite 400, in the City of Wilmington, County of New Castle, 19808. The name of its registered agent at such address is Corporation Service Company.  The Corporation may have such other offices, either within or without the State of Delaware, as the Board of Directors of the Corporation (the “Board of Directors”) may designate or as the business of the Corporation may from time to time require.

ARTICLE THIRD:  The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware, as from time to time amended.

ARTICLE FOURTH:  The total number of shares of all classes of stock which the Corporation shall have authority to issue is 220,000,000 shares, consisting of (a) 200,000,000 shares of common stock, $0.01 par value per share (the “Common Stock”), and (b) 20,000,000 shares of preferred stock, $0.01 par value per share (the “Preferred Stock”).

The designations, preferences, privileges, rights and voting powers and any limitations, restrictions or qualifications thereof, of the shares of each class are as follows:

(a)  The holders of outstanding shares of Common Stock shall have the right to vote on all questions to the exclusion of all other stockholders, each holder of record of Common Stock being entitled to one vote for each share of Common Stock standing in the name of the stockholder on the books of the Corporation, except as may be provided in this Certificate of Incorporation, in a Preferred Stock Designation (as hereinafter defined), or as required by law.

(b)  The Preferred Stock may be issued from time to time in one or more series.  The Board of Directors (or any committee to which it may duly delegate the authority granted in this Section (b) of Article Fourth) is hereby empowered to authorize the issuance from time to time of shares of Preferred Stock in one or more series, for such consideration and for such corporate purposes as the Board of Directors may from time to time determine, and by filing a certificate pursuant to applicable law of the State of Delaware (hereinafter referred to as a “Preferred Stock Designation”) as it presently exists or may hereafter be amended to establish from time to time for each such series the number of shares to be included in each such series and to fix the designations, powers, rights and preferences of the shares of each such series, and the qualifications, limitations and restrictions thereof to the fullest extent now or hereafter permitted by this Certificate of Incorporation and the laws of the State of Delaware, including, without limitation, voting rights (if any), dividend rights, dissolution rights, conversion rights, exchange rights and redemption rights thereof, as shall be stated and expressed in a resolution or resolutions adopted by the Board of Directors (or such committee thereof) providing for the issuance of such series of Preferred Stock.  Each series of Preferred Stock shall be distinctly designated.  The authority of the Board of Directors with respect to each series of Preferred Stock shall include, but not be limited to, determination of the following:

(i)  The designation of the series, which may be by distinguishing number, letter or title.

(ii) The number of shares of the series, which number the Board of Directors may thereafter (except where otherwise provided in the Preferred Stock Designation) increase or decrease (but not below the number of shares thereof then outstanding).

(iii)  The amounts payable on, and the preferences, if any, of shares of the series in respect of dividends, and whether such dividends, if any, shall be cumulative or noncumulative.

(iv)  Dates at which dividends, if any, shall be payable.

(v)  The redemption rights and price or prices, if any, for shares of the series.

(vi)  The terms and amount of any sinking fund provided for the purchase or redemption of shares of the series.

(vii)  The amounts payable on, and the preferences, if any, of shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation.

(viii)  Whether the shares of the series shall be convertible into or exchangeable for shares of any other class or series, or any other security, of the Corporation or any other corporation, and, if so, the specification of such other class or series or such other security, the conversion or exchange price or prices or rate or rates, any adjustments thereof, the date or dates at which such shares shall be convertible or exchangeable and all other terms and conditions upon which such conversion or exchange may be made.

(ix)  Restrictions on the issuance of shares of the same series or of any other class or series.

(x)  The voting rights, if any, of the holders of shares of the series.

ARTICLE FIFTH:  The term of existence of the Corporation is to be perpetual.

ARTICLE SIXTH:  The number of its directors shall be determined in the manner provided in the Bylaws of the Corporation.

ARTICLE SEVENTH:  At each annual meeting of stockholders, the directors shall be elected for terms expiring at the next annual meeting of stockholders.  Each director shall serve until such director’s successor is duly elected and qualified or until such director’s death, resignation or removal.  No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

ARTICLE EIGHTH:  Subject to the rights of the holders of any series of Preferred Stock with respect to such series of Preferred Stock, any action required or permitted to be taken by the stockholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of record of 66 2/3% of the issued and outstanding capital stock of the Corporation authorized by law or by this Certificate of Incorporation to vote on such action, and such writing or writings are filed with the permanent records of the Corporation.

ARTICLE NINTH:  Subject to the rights of the holders of any series of Preferred Stock with respect to such series of Preferred Stock, special meetings of stockholders for the transaction of such business as may properly come before the meeting may only be called by order of the Chairman of the Board of Directors, the Board of Directors (pursuant to a resolution adopted by a majority of the total number of directors that the Corporation would have if there were no vacancies) or the Chief Executive Officer of the Corporation, and 66 2/3% of the issued and outstanding capital stock of the Corporation authorized by law or by this Certificate of Incorporation to vote on matters at such special meeting, and shall be held at such date and time, within or without the State of Delaware, as may be specified by such order. If such order fails to fix such place, the meeting shall be held at the principal executive offices of the Corporation.

ARTICLE TENTH:  In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors of the Corporation is expressly authorized to make, alter and repeal the Bylaws of the Corporation, subject to the power of the stockholders of the Corporation to alter or repeal the Bylaws under applicable law as it presently exists or may hereafter be amended. Stockholders of the Corporation are authorized to make, alter and repeal the Bylaws of the Corporation only pursuant to Article XIV of the Bylaws of the Corporation.

ARTICLE ELEVENTH:  The name and mailing address of the incorporator is:

Lisa McQuen
DLA Piper LLP (US)
4365 Executive Drive, Suite 1100
San Diego, CA 92121

ARTICLE TWELFTH:

(a)   Right to Indemnification.  The Corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), any person (a “Covered Person”) who was or is a party or is threatened to be made a party to, or is otherwise involved in, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative in nature (a “proceeding”), by reason of the fact that such Covered Person, or a person for whom he or she is the legal representative, is or was, at any time during which this Section (a) of Article Twelfth is in effect (whether or not such Covered Person continues to serve in such capacity at the time any indemnification or payment of expenses pursuant hereto is sought or at the time any proceeding relating thereto exists or is brought), a director or officer of the Corporation, or has or had agreed to become a director of the Corporation, or is or was serving at the request of the Corporation as a director, officer, trustee, employee or agent of another corporation, limited liability company, partnership, joint venture, employee benefit plan, trust, nonprofit entity or other enterprise, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, trustee, employee or agent or in any other capacity while serving as a director, officer, trustee, employee or agent, against all liability and loss suffered (including, without limitation, any judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) and expenses (including attorneys’ fees), actually and reasonably incurred by such Covered Person in connection with such proceeding to the fullest extent permitted by law, and such indemnification shall continue as to a person who has ceased to be a director, officer, trustee, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided however, that, except as provided in Section (b) of this Article Twelfth, the Corporation shall be required to indemnify a person in connection with a proceeding (or part thereof) initiated by such person only if the proceeding (or part thereof) was authorized by the Board of Directors.  The right to indemnification conferred in this Section (a) of Article Twelfth and such rights as may be conferred in the Bylaws of the Corporation shall include the right to be paid by the Corporation the expenses (including attorneys’ fees) incurred by a Covered Person in defending any such proceeding in advance of its final disposition, in accordance with the Bylaws of the Corporation.  The rights conferred upon Covered Persons in this Section (a) of Article Twelfth shall be contract rights that vest at the time of such person’s service to or at the request of the Corporation and such rights shall continue as to a Covered Person who has ceased to be a director, officer, trustee, employee or agent and shall inure to the benefit of the indemnitee’s heirs, executors and administrators.  The Corporation may, by action of the Board of Directors, provide indemnification to employees and agents of the Corporation with the same (or lesser) scope and effect as the foregoing indemnification of directors and officers.

(b)   Right of Claimant to Bring Suit.  In accordance with the By-laws of the Corporation, if a claim for indemnification under Section (a) of this Article Twelfth is not paid in full within sixty (60) days after a written claim has been received by the Corporation, the Covered Person making such claim may at any time thereafter file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim.

(c)   Non-Exclusivity of Rights.  In accordance with the Bylaws of the Corporation, the right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred any Covered Person by Section (a) of this Article Twelfth (i) shall not be exclusive of any other rights which such Covered Person may have or hereafter acquire under any statute, provision of this Certificate of Incorporation, the Bylaws, agreement, vote of stockholders or disinterested directors or otherwise and (ii) cannot be terminated by the Corporation, the Board of Directors or the stockholders of the Corporation with respect to a Covered Person’s service occurring prior to the date of such termination.

ARTICLE THIRTEENTH:  The Corporation may purchase and maintain insurance, at its expense, on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was a director, officer, employee or agent of the Corporation serving at the request of the Corporation as a director, officer, employee or agent of another corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise against any liability, expense or loss asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power or the obligation to indemnify such person against such liability, expense or loss under the provisions of the Bylaws of the Corporation or the General Corporation Law of the State of Delaware.  To the extent that the Corporation maintains any policy or policies providing such insurance, each such person shall be covered by such policy or policies in accordance with its or their terms to the maximum extent of the coverage thereunder for any such person.

ARTICLE FOURTEENTH:  In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware as they presently exist or may hereafter be amended, subject to any limitations contained elsewhere in this Certificate of Incorporation, the Corporation may adopt, amend or repeal this Certificate of Incorporation; provided that Articles Sixth, Seventh, Eighth, Ninth, Tenth, Twelfth and this Article Fourteenth may only be amended or repealed by the affirmative vote of the holders of record of no less than 66 2/3% of the issued and outstanding shares of the capital stock of the Corporation entitled to vote at the meeting, present in person or by proxy.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Incorporation this 31st day of January, 2012.

Lisa McQuen, Incorporator

APPENDIX V

BYLAWS OF PAN AMERICAN HOLDCO INC.

ARTICLE I

STOCKHOLDERS

SECTION 1.  Annual Meetings.  The annual meeting of stockholders of Pan American Holdco Inc. (the “Corporation”) for the election of directors and for the transaction of such other business as may properly come before the meeting shall be held each fiscal year at such date and time, within or without the State of Delaware, as the Board of Directors shall determine.

SECTION 2.  Notice of Meetings.  Written notice of all meetings of the stockholders, stating the place, date and time of the meeting, the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, the place at which the list of stockholders may be examined, and the purpose or purposes for which the meeting is to be held, shall be mailed or otherwise delivered (including pursuant to electronic transmission in the manner provided in Section 232 of the General Corporation Law of the State of Delaware, except to the extent prohibited by Section 232(e) of the General Corporation Law of the State of Delaware) to each stockholder of record entitled to vote at such meeting not less than ten (10) nor more than sixty (60) days prior to the date of the meeting and shall otherwise comply with applicable law.  If mailed, such notice shall be deemed to be delivered when deposited in the United States mail with postage thereon prepaid, addressed to the stockholder at his address as it appears on the stock transfer books of the Corporation.  Such further notice shall be given as may be required by law.  If notice is given by electronic transmission, such notice shall be deemed to be given at the times provided in the General Corporation Law of the State of Delaware. Such further notice shall be given as may be required by law.  Meetings may be held without notice if all stockholders entitled to vote are present, or if notice is waived by those not present in accordance with these By-laws.

SECTION 3.  Quorum and Adjournment.  Except as otherwise provided by law or the Corporation’s Certificate of Incorporation, a quorum for the transaction of business at any meeting of stockholders shall consist of the holders of record of a majority of the issued and outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, present in person or by proxy, except that when specified business is to be voted on by a class or series of stock voting as a class, the holders of a majority of the shares of such class or series shall constitute a quorum of such class or series for the transaction of such business.  The Chairman of the meeting or a majority of the shares so represented may adjourn the meeting from time to time, whether or not there is such a quorum.  No notice of the time and place of adjourned meetings need be given except as required by law.  The stockholders present at a duly called meeting at which a quorum is present may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

SECTION 4.  Organization.  Meetings of stockholders shall be presided over by the Chairman, or if none or in the Chairman’s absence the Presiding Director, or if none or in the Presiding Director’s absence, the Vice-Chairman, or if none or in the Vice-Chairman’s absence the Chief Executive Officer, or in the Chief Executive Officer’s absence a Vice-President, or, if none of the foregoing is present, by a chairman to be chosen by the stockholders entitled to vote who are present in person or by proxy at the meeting.  The Secretary of the Corporation, or in the Secretary’s absence an Assistant Secretary, shall act as secretary of every meeting, but if neither the Secretary nor an Assistant Secretary is present, the presiding officer of the meeting shall appoint any person present to act as secretary of the meeting.

SECTION 5.  Voting; Proxies; Required Vote.

(a)  At each meeting of stockholders, every stockholder shall be entitled to vote in person or by proxy appointed by instrument in writing, subscribed by such stockholder or by such stockholder’s duly authorized attorney in fact (but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period), and, unless the Certificate of Incorporation provides otherwise, shall have one vote for each share of stock entitled to vote registered in the name of such stockholder on the books of the Corporation on the applicable record date fixed pursuant to these By-laws.  Except as otherwise provided by law, the Certificate of Incorporation or these By-laws, in all matters other than the election of directors, which shall be governed by Section 8 of this Article I, the affirmative vote of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote on the matter shall be the act of the stockholders.

(b)  When specified business is to be voted on by a class or series of stock voting as a class, the affirmative vote of the majority of shares of such class or classes present in person or represented by proxy at the meeting shall be the act of such class, unless otherwise provided in the Corporation’s Certificate of Incorporation.

SECTION 6.  Inspectors.  The Board of Directors, in advance of any meeting, may, but need not, appoint one or more inspectors of election to act at the meeting or any adjournment thereof.  If an inspector or inspectors are not so appointed, the person presiding at the meeting may, but need not, appoint one or more inspectors.  In case any person who may be appointed as an inspector fails to appear or act, the vacancy may be filled by appointment made by the directors in advance of the meeting or at the meeting by the person presiding thereat.  Each inspector, if any, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his ability.  The inspectors, if any, shall determine the number of shares of stock outstanding and the voting power of each, the shares of stock represented at the meeting, the existence of a quorum, and the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all stockholders.  On request of the person presiding at the meeting, the inspector or inspectors, if any, shall make a report in writing of any challenge, question or matter determined by such inspector or inspectors and execute a certificate of any fact found by such inspector or inspectors.

SECTION 7.  Notice of Stockholder Nominations and Other Business.

(a) Annual Meetings of Stockholders.

(1)           Nominations of persons for election to the Board of Directors of the Corporation and the proposal of other business to be considered by the stockholders may be made at an annual meeting of stockholders only (A) pursuant to the Corporation’s notice of meeting (or any supplement thereto), (B) by or at the direction of the Board of Directors, or (C) by any stockholder of the Corporation who (i) was a stockholder of record of the Corporation at the time the notice provided for in this Section 7 is delivered to the Secretary of the Corporation and at the time of the annual meeting, (ii) is entitled to vote at the meeting, and (iii) complies with the notice procedures set forth in this Section 7 as to such business or nomination.  Clause (C) of the preceding sentence shall be the exclusive means for a stockholder to make nominations or submit other business (other than matters properly brought under Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and included in the Corporation’s notice of meeting) before an annual meeting of stockholders.

(2)           Without qualification or limitation, for any nominations or any other business to be properly brought before an annual meeting by a stockholder pursuant to clause (C) of paragraph (a)(1) of this Section 7, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation and any such proposed business, other than the nominations of persons for election to the Board of Directors, must constitute a proper matter for stockholder action. To be timely, a stockholder’s notice shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the one hundred twentieth (120th) day nor later than the close of business on the ninetieth (90th) day prior to the first anniversary of the preceding year’s annual meeting (provided, however, that in the event that no annual meeting was held in the previous year or the date of the annual meeting is more than thirty (30) days before or more than seventy (70) days after such anniversary date, notice by the stockholder must be so delivered not earlier than the close of business on the one hundred twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or, if the first public announcement of the date of such annual meeting is less than 100 days prior to the date of such annual meeting, the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by the Corporation). In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

(3)           To be in proper form, a stockholder’s notice delivered pursuant to this Section 7 must set forth: (A) as to each person, if any, whom the stockholder proposes to nominate for election or reelection as a director (i) all information relating to such person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in contested election, or is otherwise required, in each case pursuant to and in accordance with Regulation 14A under the Exchange Act, (ii) such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected and (iii) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among such stockholder and beneficial owner, if any, and their respective affiliates and associates, or others acting in concert therewith, on the one hand, and each proposed nominee, and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand, including, without limitation all information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K if the stockholder making the nomination and any beneficial owner on whose behalf the nomination is made, if any, or any affiliate or associate thereof or person acting in concert therewith, were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant; (B) if the notice relates to any business other than a nomination of a director or directors that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the By-laws of the Corporation, the language of the proposed amendment), the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made, and a description of all agreements, arrangements and understandings between such stockholder and beneficial owner, if any, and any other person or persons (including their names) in connection with the proposal of such business by such stockholder; and (C) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as they appear on the Corporation’s books, and of such beneficial owner, if any, (ii)(a) the class or series and number of shares of capital stock of the Corporation which are, directly or indirectly, owned beneficially and of record by such stockholder and such beneficial owner, (b) any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Corporation or with a value derived in whole or in part from the value of any class or series of shares of the Corporation, whether or not such instrument or right shall be subject to settlement in the underlying class or series of capital stock of the Corporation or otherwise (a “Derivative Instrument”) directly or indirectly owned beneficially by such stockholder and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Corporation, (c) any proxy, contract, arrangement, understanding, or relationship pursuant to which such stockholder has a right to vote any shares of any security of the Company, (d) any short interest in any security of the Company (for purposes of this By-law a person shall be deemed to have a short interest in a security if such person directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security), (e) any rights to dividends on the shares of the Corporation owned beneficially by such stockholder that are separated or separable from the underlying shares of the Corporation, (f) any proportionate interest in shares of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such stockholder is a general partner or, directly or indirectly, beneficially owns an interest in a general partner and (g) any performance-related fees (other than an asset-based fee) that such stockholder is entitled to based on any increase or decrease in the value of shares of the Corporation or Derivative Instruments, if any, as of the date of such notice, including without limitation any such interests held by members of such stockholder’s immediate family sharing the same household, (iii) a description of any agreement, arrangement or understanding with respect to the nomination or proposal between or among such stockholder and such beneficial owner, any of their respective affiliates or associates, and any others acting in concert with any of the foregoing, (iv) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination, (v) a representation whether the stockholder or the beneficial owner, if any, intends or is part of a group which intends (a) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt the proposal or elect the nominee or (b) otherwise to solicit proxies from stockholders in support of such proposal or nomination, and (vi) any other information relating to such stockholder and beneficial owner, if any, that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder.  In addition, the stockholder’s notice with respect to the election of directors must include, with respect to each nominee for election or reelection to the Board of Directors, the completed and signed questionnaire, representation and agreement required by Section 9 of this Article I.  The Corporation may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as an independent director of the Corporation or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such nominee.  Notwithstanding the foregoing, the information required by clauses (a)(3)(C)(ii) and (a)(3)(C)(iii) of this Section 7 shall be updated by such stockholder and beneficial owner, if any, not later than 10 days after the record date for the meeting to disclose such information as of the record date.

(4)           Notwithstanding anything in the second sentence of paragraph (a)(2) of this Section 7 to the contrary, in the event that the number of directors to be elected to the Board of Directors of the Corporation at an annual meeting is increased and there is no public announcement by the Corporation naming all of the nominees for director or specifying the size of the increased Board of Directors at least one hundred (100) days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice required by this Section 7 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the tenth (10th) day following the day on which such public announcement is first made by the Corporation.

(b)               Special Meetings of Stockholders.  Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting.  Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting (1) by or at the direction of the Board of Directors, or (2) provided that the Board of Directors has determined that directors shall be elected at such meeting, by any stockholder of the Corporation who (i) is a stockholder of record of the Corporation at the time the notice provided for in this Section 7 is delivered to the Secretary of the Corporation and at the time of the special meeting, (ii) is entitled to vote at the meeting and upon such election, and (iii) complies with the notice procedures set forth in this Section 7 as to such nomination.  In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, any such stockholder may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Corporation’s notice of meeting, if the stockholder’s notice required by paragraph (a)(3) hereof with respect to any nomination (including the completed and signed questionnaire, representation and agreement required by this By-law) shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the one hundred twentieth (120th) day prior to such special meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such special meeting or, if the first public announcement of the date of such special meeting is less than 100 days prior to the date of such special meeting, the tenth (10th) day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting.  In no event shall the public announcement of an adjournment or postponement of a special meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

 (c)               General.

(1)           Only such persons who are nominated in accordance with the procedures set forth in this Section 7 or the Certificate of Incorporation shall be eligible to be elected at an annual or special meeting of stockholders of the Corporation to serve as directors and only such other business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 7.  Except as otherwise provided by law, the Certificate of Incorporation or these By-laws, the person presiding at the meeting of stockholders shall have the power and duty (A) to determine whether a nomination or any other business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 7 (including whether the stockholder or beneficial owner, if any, on whose behalf the nomination or proposal is made solicited (or is part of a group which solicited) or did not so solicit, as the case may be, proxies in support of such stockholder’s nominee or proposal in compliance with such stockholder’s representation as required by clause (a)(3)(C)(v) of this Section 7) and (B) if any proposed nomination or other business was not made or proposed in compliance with this Section 7, to declare that such nomination shall be disregarded or that such proposed other business shall not be transacted.  Notwithstanding the foregoing provisions of this Section 7, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders of the Corporation to present a nomination or other business, such nomination shall be disregarded and such proposed other business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation.  For purposes of this Section 7, to be considered a qualified representative of the stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders.

(2)           For purposes of this Section 7, “public announcement” shall mean disclosure in a press release reported by a national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act and the rules and regulations promulgated thereunder.

(3)           Notwithstanding the foregoing provisions of this Section 7, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 7; provided however, that any references in these By-laws to the Exchange Act or the rules promulgated thereunder are not intended to and shall not limit any requirements applicable to nominations or proposals as to any other business to be considered pursuant to this Section 7 (including clause (a)(1)(C) and paragraph (b) hereof), and compliance with clause (a)(1)(C) and paragraph (b) of this Section 7 shall be the exclusive means for a stockholder to make nominations or submit other business, as applicable (other than matters brought properly under and in compliance with Rule 14a-8 of the Exchange Act, as may be amended from time to time).  Nothing in this Section 7 shall be deemed to affect any rights (A) of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 of the Exchange Act or (B) of the holders of any class or series of stock having a preference over the common stock of the Corporation as to dividends or upon liquidation (“Preferred Stock”) to elect directors pursuant to any applicable provisions of the Certificate of Incorporation.

SECTION 8.                         Required Vote for Directors.  At any meeting of stockholders for the election of one or more directors at which a quorum is present, the election shall be determined by a plurality of the votes cast by the stockholders entitled to vote at the election.

SECTION 9.                         Submission of Questionnaire, Representation and Agreement.  To be eligible to be a nominee for election or reelection as a director of the Corporation, a person must deliver (in accordance with the time periods prescribed for delivery of notice under Article I, Section 7 of these By-laws) to the Secretary at the principal executive offices of the Corporation a written questionnaire with respect to the background and qualification of such person and the background of any other person or entity on whose behalf the nomination is being made (which questionnaire shall be provided by the Secretary upon written request) and a written representation and agreement (in the form provided by the Secretary upon written request) that such person (a) is not and will not become a party to (1) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation or (2) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the Corporation, with such person’s fiduciary duties under applicable law as it presently exists or may hereafter be amended, (b) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed therein, and (c) in such person’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a director of the Corporation, and will comply with all applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Corporation.

SECTION 10.                         Removal of Director.  Except as otherwise provided by law or the Certificate of Incorporation, and subject to the rights of the holders of any series of Preferred Stock with respect to such series of Preferred Stock, the stockholders holding a majority of the shares then entitled to vote at an election of directors, acting at a duly called annual meeting or a duly called special meeting of the stockholders, at which there is a proper quorum and where notice has been provided in accordance with Section 7 of this Article I, may remove a director or directors of the Corporation with or without cause.  Vacancies in the Board of Directors resulting from such removal shall be filled in accordance with Section 12 of Article II.

ARTICLE II

BOARD OF DIRECTORS

SECTION 1.                         General Powers.  The business, property and affairs of the Corporation shall be managed by, or under the direction of, the Board of Directors.  In addition to the powers and authorities by these By-laws expressly conferred upon them, the Board of Directors may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these By-laws required to be exercised or done by the stockholders.

SECTION 2.                         Qualification; Number; Term; Remuneration.

(a)              Each director shall be at least 18 years of age.  A director need not be a stockholder, a citizen of the United States, or a resident of the State of Delaware.  The total number of directors that the Corporation would have if there were no vacancies (the “Whole Board”) shall be fixed from time to time exclusively by action of the Board of Directors, one of whom may be selected by the Board of Directors to be its Chairman.

(b)           At each annual meeting of stockholders, the directors shall be elected for terms expiring at the next annual meeting of stockholders. Each director shall serve until such director’s successor is duly elected and qualified or until such director’s death, resignation or removal.  No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

(c)              Directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and Directors who are not employees of the Corporation may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director.  No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.  Members of special or standing committees may be allowed like compensation for committee service.

SECTION 3.                         Quorum and Manner of Voting.

(a)              Except as otherwise provided by law or in these By-laws, a majority of the Whole Board shall constitute a quorum.  A majority of the directors present, whether or not a quorum is present, may adjourn a meeting from time to time to another time and place without notice.  The vote of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.  The directors present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough directors to leave less than a quorum.

(b)              For so long as the Corporation is listed on a Canadian stock exchange and for a period of ninety (90) days thereafter, each director shall have one vote for any action required or permitted to be taken at any meeting of the Board of Directors or any committee thereof or without a meeting as provided herein. All directors and classes of directors shall have the same voting rights.

SECTION 4.                         Places of Meetings.  Meetings of the Board of Directors may be held at any place within or without the State of Delaware, as may from time to time be fixed by resolution of the Board of Directors, or as may be specified in the notice of meeting.

SECTION 5.                         Regular Meetings.  Regular meetings of the Board of Directors shall be held at such times and places as the Board of Directors shall from time to time by resolution determine.  Notice need not be given of regular meetings of the Board of Directors held at times and places fixed by resolution of the Board of Directors.

SECTION 6.                         Special Meetings.  Special meetings of the Board of Directors shall be held whenever called by the Chairman of the Board, Presiding Director, Chief Executive Officer or by a majority of the directors then in office, and by 66 2/3% of the issued and outstanding capital stock of the Corporation authorized by law or by the Certificate of Incorporation to vote on matters at such special meeting.

SECTION 7.                         Notice of Meetings.  A notice of the place, date and time and the purpose or purposes of each special meeting of the Board of Directors shall be given to each director by mail, personal delivery, electronic transmission or telephone at least two (2) days before the day of the meeting.  Notice shall be deemed to be given at the time of mailing, but the said two (2) days’ notice need not be given to any director who consents in writing, whether before or after the meeting, or who attends the meeting without protesting prior thereto or at its commencement, the lack of notice to him.

SECTION 8.                         Chairman of the Board.  Except as otherwise provided by law, the Certificate of Incorporation, or in Section 9 of this Article II, the Chairman of the Board of Directors, if there be one, shall preside at all meetings of the Board of Directors and shall have such other powers and duties as may from time to time be assigned by the Board of Directors.

SECTION 9.                         Presiding Director.  If at any time the Chairman of the Board shall be an executive officer or former executive officer of the Corporation or for any reason shall not be an independent director, a Presiding Director shall be selected by the independent directors from among the directors who are not executive officers or former executive officers of the Corporation and are otherwise independent.  If the Chairman of the Board of Directors is not present, the Presiding Director shall chair meetings of the Board of Directors.  The Presiding Director shall chair any meeting of the independent Directors and shall also perform such other duties as may be assigned to the Presiding Director by these By-laws or the Board of Directors.

SECTION 10.                         Organization.  At all meetings of the Board of Directors, the Chairman, or if none or in the Chairman’s absence or inability to act the Presiding Director, or if none or in the Presiding Director’s absence or inability to act, the Chief Executive Officer, or in the Chief Executive Officer’s absence or inability to act any Vice-President who is a member of the Board of Directors, or if none, or in such Vice-President’s absence or inability to act a chairman chosen by the directors, shall preside.  The Secretary of the Corporation shall act as secretary at all meetings of the Board of Directors when present, and, in the Secretary’s absence, the presiding officer may appoint any person to act as secretary.

SECTION 11.                         Resignation.  Any director may resign at any time upon written notice to the Corporation and such resignation shall take effect upon receipt thereof by the Chief Executive Officer or Secretary, unless otherwise specified in the resignation.

SECTION 12.                         Vacancies.  Subject to applicable law and the rights of the holders of any series of Preferred Stock with respect to such series of Preferred Stock, and unless the Board of Directors otherwise determines, newly created directorships resulting from any increase in the authorized number of directors will be filled by a majority of the Board of Directors then in office, provided that a majority of the Whole Board of Directors, or a quorum, is present and any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause will be filled generally by the majority vote of the remaining directors in office, even if less than a quorum is present.

SECTION 13.                         Conference Telephone Meetings.  Members of the Board of Directors, or any committee thereof, may participate in a meeting of the Board of Directors or such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at such meeting.

SECTION 14.                         Action by Written Consent.  Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting if all the directors consent thereto in writing (which may be provided by electronic transmission), and such writing or writings are filed with the minutes of proceedings of the Board of Directors.

ARTICLE III

COMMITTEES

SECTION 1.                         Appointment.  From time to time the Board of Directors by a resolution adopted by a majority of the Whole Board may appoint any committee or committees for any purpose or purposes, to the extent lawful, which shall have powers as shall be determined and specified by the Board of Directors in the resolution of appointment.  The Board shall have power at any time to fill vacancies in, to change the membership of, or to dissolve any such committee.  Nothing herein shall be deemed to prevent the Board from appointing one or more committees consisting in whole or in part of persons who are not directors of the Corporation;  provided ,  however , that no such committee shall have or may exercise any authority of the Board.

SECTION 2.                         Procedures, Quorum and Manner of Acting.  Each committee shall fix its own rules of procedure, and shall meet where and as provided by such rules or by resolution of the Board of Directors.  Except as otherwise provided by law, the presence of a majority of the then appointed members of a committee shall constitute a quorum for the transaction of business by that committee, and in every case where a quorum is present the affirmative vote of a majority of the members of the committee present shall be the act of the committee.  In the absence or disqualification of any member of such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not constituting a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member.  Each committee shall keep minutes of its proceedings, and actions taken by a committee shall be reported to the Board of Directors.

SECTION 3.                         Action by Written Consent.  Any action required or permitted to be taken at any meeting of any committee of the Board of Directors may be taken without a meeting if all the members of the committee consent thereto in writing (which may be provided by electronic transmission), and such writing or writings are filed with the minutes of proceedings of the committee.

SECTION 4.                         Term; Termination.  In the event any person shall cease to be a director of the Corporation, such person shall simultaneously therewith cease to be a member of any committee appointed by the Board of Directors.

ARTICLE IV

OFFICERS

SECTION 1.                         Election and Qualifications.  The Board of Directors shall elect the officers of the Corporation, which shall include a Chief Executive Officer and a Secretary, and may include, by election or appointment, one or more Vice-Presidents (any one or more of whom may be given an additional designation of rank or function), a Treasurer and such other officers as the Board may from time to time deem proper.  Each officer shall have such powers and duties as may be prescribed by these By-laws and as may be assigned by the Board of Directors or the Chief Executive Officer. Any two or more offices may be held by the same person.

SECTION 2.                         Term of Office and Remuneration.  The term of office of all officers shall be one year and until their respective successors have been elected and qualified, but any officer may be removed from office, either with or without cause, at any time by the Board of Directors.  Any vacancy in any office arising from any cause may be filled for the unexpired portion of the term by the Board of Directors.  The remuneration of all officers of the Corporation may be fixed by the Board of Directors or in such manner as the Board of Directors shall provide.

SECTION 3.                         Resignation; Removal.  Any officer may resign at any time upon written notice to the Corporation and such resignation shall take effect upon receipt thereof by the Chief Executive Officer or Secretary, unless otherwise specified in the resignation. Any officer shall be subject to removal, with or without cause, at any time by vote of a majority of the Whole Board.

SECTION 4.                         Chief Executive Officer.  The Chief Executive Officer shall have such duties as customarily pertain to that office. The Chief Executive Officer shall have general management and supervision of the property, business and affairs of the Corporation and over its other officers; may appoint and remove assistant officers and other agents and employees, other than officers referred to in Section 1 of this Article IV; and may execute and deliver in the name of the Corporation powers of attorney, contracts, bonds and other obligations and instruments.’

SECTION 5.                         Vice-President.  A Vice-President may execute and deliver in the name of the Corporation contracts and other obligations and instruments pertaining to the regular course of the duties of said office, and shall have such other authority as from time to time may be assigned by the Board of Directors or the Chief Executive Officer.

SECTION 6.                         Treasurer.  The Treasurer shall in general have all duties incident to the position of Treasurer and such other duties as may be assigned by the Board of Directors or the Chief Executive Officer.

SECTION 7.                         Secretary.  The Secretary shall in general have all the duties incident to the office of Secretary and such other duties as may be assigned by the Board of Directors or the Chief Executive Officer.

SECTION 8.                         Assistant Officers.  Any assistant officer shall have such powers and duties of the officer such assistant officer assists as such officer or the Board of Directors shall from time to time prescribe.

ARTICLE V

BOOKS AND RECORDS

SECTION 1.                         Location.  The books and records of the Corporation may be kept at such place or places within or outside the State of Delaware as the Board of Directors or the respective officers in charge thereof may from time to time determine.  The record books containing the names and addresses of all stockholders, the number and class of shares of stock held by each and the dates when they respectively became the owners of record thereof shall be kept by the Secretary and by such officer or agent as shall be designated by the Board of Directors.

SECTION 2.                         Addresses of Stockholders.  Notices of meetings and all other corporate notices may be delivered (a) personally or mailed to each stockholder at the stockholder’s address as it appears on the records of the Corporation, or (b) any other method permitted by applicable law and rules and regulations of the Securities and Exchange Commission as they presently exist or may hereafter be amended.

SECTION 3.                         Fixing Date for Determination of Stockholders of Record.

(a)              In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors and which record date shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting.  If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.  A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

(b)              In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors and which date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board of Directors.  If no record date has been fixed by the Board of Directors, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in this State, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by this chapter, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

(c)              In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors and which record date shall be not more than sixty (60) days prior to such action.  If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

ARTICLE VI

STOCK

SECTION 1.                         Stock; Signatures.  Shares of the Corporation’s stock may be evidenced by certificates for shares of stock or may be issued in uncertificated form in accordance with applicable law as it presently exists or may hereafter be amended.  The Board of Directors of the Corporation may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares.  Any such resolution or the issuance of shares in uncertificated form shall not affect shares already represented by a certificate until such certificate is surrendered to the Corporation.  Every holder of shares of stock in the Corporation that is represented by certificates shall be entitled to have a certificate certifying the number of shares owned by him in the Corporation and registered in certificated form.  Stock certificates shall be signed by or in the name of the Corporation by the Chairman or Vice Chairman of the Board of Directors, or the Chief Executive Officer or Vice-President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation, representing the number of shares registered in certificate form.  Any and all signatures on any such certificate may be facsimiles.  In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.  The name of the holder of record of the shares represented by certificated or uncertificated shares, with the number of such shares and the date of issue, shall be entered on the books of the Corporation.

SECTION 2.                         Transfers of Stock.  Transfers of shares of stock of the Corporation shall be made on the books of the Corporation after receipt of a request with proper evidence of succession, assignation, or authority to transfer by the record holder of such stock, or by an attorney lawfully constituted in writing, and in the case of stock represented by a certificate, upon surrender of the certificate.  Subject to the foregoing, the Board of Directors may make such rules and regulations as it shall deem necessary or appropriate concerning the issue, transfer and registration of shares of stock of the Corporation, and to appoint and remove transfer agents and registrars of transfers.

SECTION 3.                         Fractional Shares.  The Corporation may, but shall not be required to, issue certificates for fractions of a share where necessary to effect authorized transactions, or the Corporation may pay in cash the fair value of fractions of a share as of the time when those entitled to receive such fractions are determined, or it may issue scrip in registered or bearer form over the manual or facsimile signature of an officer of the Corporation or of its agent, exchangeable as therein provided for full shares, but such scrip shall not entitle the holder to any rights of a stockholder except as therein provided.

SECTION 4.                         Lost, Stolen or Destroyed Certificates.  The Corporation may issue a new certificate of stock or uncertificated shares in place of any certificate, theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Board of Directors may require the owner of any lost, stolen or destroyed certificate, or his legal representative, to give the Corporation a bond sufficient to indemnify the Corporation against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of any such new certificate or uncertificated shares.

SECTION 5.                         Consideration for Shares.  For so long as the Corporation is listed on a Canadian stock exchange and for a period of ninety (90) days thereafter, the Board of Directors may authorize shares of stock to be issued for consideration consisting of any tangible or intangible property or benefit to the Corporation including cash, services performed or other securities of the Corporation, provided that neither promissory notes nor future services shall constitute valid consideration for the issuance of shares by the Corporation. When the Corporation receives the consideration for which the Board authorized the issuance of shares, such shares shall be fully paid and non-assessable and the shareholders shall not be liable to the Corporation or to its creditors in respect thereof.

SECTION 6.                         Value of Consideration.  For so long as the Corporation is listed on a Canadian stock exchange and for a period of ninety (90) days thereafter, the Corporation shall not issue and the Board of Directors shall not authorize the issuance of, shares of stock for consideration which is less than the fair market value of such shares. In determining whether any property, benefit or services are equal to the fair market value of the shares, the Board of Directors may take into account reasonable charges and expenses of organization and reorganization and payments for property and services already received or performed that are reasonably expected to benefit the Corporation. Absent evidence to the contrary, the determination of the board as to the value of the consideration received by the Corporation for the issuance of shares of stock shall be final and conclusive.

ARTICLE VII

DIVIDENDS

Subject always to the provisions of law and the Certificate of Incorporation, the Board of Directors shall have full power to determine whether any, and, if any, what part of any, funds legally available for the payment of dividends shall be declared as dividends and paid to stockholders; the division of the whole or any part of such funds of the Corporation shall rest wholly within the lawful discretion of the Board of Directors, and it shall not be required at any time, against such discretion, to divide or pay any part of such funds among or to the stockholders as dividends or otherwise; and before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion, thinks proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the Board of Directors shall think conducive to the interest of the Corporation, and the Board of Directors may modify or abolish any such reserve in the manner in which it was created.

ARTICLE VIII

RATIFICATION

Any transaction, questioned in any law suit on the ground of lack of authority, defective or irregular execution, adverse interest of director, officer or stockholder, non disclosure, miscomputation, or the application of improper principles or practices of accounting, may be ratified before or after judgment, by the Board of Directors or by the stockholders, and if so ratified shall have the same force and effect as if the questioned transaction had been originally duly authorized.  Such ratification shall be binding upon the Corporation and its stockholders and shall constitute a bar to any claim or execution of any judgment in respect of such questioned transaction.

ARTICLE IX

CORPORATE SEAL

The corporate seal shall have inscribed thereon the name of the Corporation and the year of its incorporation, and shall be in such form and contain such other words and/or figures as the Board of Directors shall determine.  The corporate seal may be used by printing, engraving, lithographing, stamping or otherwise making, placing or affixing, or causing to be printed, engraved, lithographed, stamped or otherwise made, placed or affixed, upon any paper or document, by any process whatsoever, an impression, facsimile or other reproduction of said corporate seal.

ARTICLE X

FISCAL YEAR

The fiscal year of the Corporation shall be fixed, and shall be subject to change, by the Board of Directors.

ARTICLE XI

WAIVER OF NOTICE

Whenever notice is required to be given by these By-laws or by the Certificate of Incorporation or by law, the person or persons entitled to said notice may consent in writing, whether before or after the time stated therein, to waive such notice requirement.  Notice shall also be deemed waived by any person who attends a meeting without protesting prior thereto or at its commencement, the lack of notice to him.

ARTICLE XII

BANK ACCOUNTS, DRAFTS, CONTRACTS, ETC.

SECTION 1.                         Bank Accounts and Drafts.  In addition to such bank accounts as may be authorized by the Board of Directors, the primary financial officer or any person designated by said primary financial officer, whether or not an employee of the Corporation, may authorize such bank accounts to be opened or maintained in the name and on behalf of the Corporation as he may deem necessary or appropriate, payments from such bank accounts to be made upon and according to the check of the Corporation in accordance with the written instructions of said primary financial officer, or other person so designated by the Treasurer.

SECTION 2.                         Contracts.  The Board of Directors may authorize any person or persons, in the name and on behalf of the Corporation, to enter into or execute and deliver any and all deeds, bonds, mortgages, contracts and other obligations or instruments, and such authority may be general or confined to specific instances.

SECTION 3.                         Proxies; Powers of Attorney; Other Instruments.  The Chairman, the Chief Executive Officer or any other person designated by either of them shall have the power and authority to execute and deliver proxies, powers of attorney and other instruments on behalf of the Corporation in connection with the rights and powers incident to the ownership of stock by the Corporation.  The Chairman, the Chief Executive Officer or any other person authorized by proxy or power of attorney executed and delivered by either of them on behalf of the Corporation may attend and vote at any meeting of stockholders of any company in which the Corporation may hold stock, and may exercise on behalf of the Corporation any and all of the rights and powers incident to the ownership of such stock at any such meeting, or otherwise as specified in the proxy or power of attorney so authorizing any such person.  The Board of Directors, from time to time, may confer like powers upon any other person.

SECTION 4. Financial Reports. The Board of Directors may appoint the primary financial officer or other fiscal officer or any other officer to cause to be prepared and furnished to stockholders entitled thereto any special financial notice and/or financial statement, as the case may be, which may be required by any provision of law.

ARTICLE XIII

INDEMNIFICATION OF DIRECTORS AND OFFICERS

SECTION 1.                         The Corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), any person (a “Covered Person”) who was or is a party or is threatened to be made a party to, or is otherwise involved in, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative in nature (a “proceeding”), by reason of the fact that such Covered Person, or a person for whom he or she is the legal representative, is or was, at any time during which these By-laws are in effect (whether or not such Covered Person continues to serve in such capacity at the time any indemnification or payment of expenses pursuant hereto is sought or at the time any proceeding relating thereto exists or is brought), a director or officer of the Corporation, or has or had agreed to become a director of the Corporation, or is or was serving at the request of the Corporation as a director, officer, trustee, employee or agent of another corporation, limited liability company, partnership, joint venture, employee benefit plan, trust, nonprofit entity or other enterprise, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, trustee, employee or agent or in any other capacity while serving as a director, officer, trustee, employee or agent, against all liability and loss suffered (including, without limitation, any judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) and expenses (including attorneys’ fees), actually and reasonably incurred by such Covered Person in connection with such proceeding to the fullest extent permitted by law, and such indemnification shall continue as to a person who has ceased to be a director, officer, trustee, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators, and the Corporation may enter into agreements with any such person for the purpose of providing for such indemnification.  Except as provided in Section 3 of this Article XIII, the Corporation shall be required to indemnify a person in connection with a proceeding (or part thereof) initiated by such person only if the proceeding (or part thereof) was authorized by the Board of Directors.  The right to indemnification conferred in this Article XIII shall include the right to be paid by the Corporation the expenses (including attorneys’ fees) incurred by a Covered Person in defending any such proceeding in advance of its final disposition, such advances to be paid by the Corporation within sixty (60) days after the receipt by the Corporation of a statement or statements from the claimant requesting such advance or advances from time to time (and subject to filing a written request for indemnification pursuant to Section 2 of this Article XIII); provided, however, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) shall be made only upon receipt of an undertaking by or on behalf of the Covered Person to repay all amounts advanced if it shall ultimately be determined by final judicial decision from which there is no further right of appeal that the Covered Person is not entitled to be indemnified by the Corporation for such expenses under this Article XIII or otherwise.  The rights conferred upon Covered Persons in this Article XIII shall be contract rights that vest at the time of such person’s service to or at the request of the Corporation and such rights shall continue as to a Covered Person who has ceased to be a director, officer, trustee, employee or agent and shall inure to the benefit of the indemnitee’s heirs, executors and administrators.

SECTION 2.                         To obtain indemnification under this Article XIII, a claimant shall submit to the Corporation a written request, including therein or therewith such documentation and information as is reasonably available to the claimant and is reasonably necessary to determine whether and to what extent the claimant is entitled to indemnification.  Upon written request by a claimant for indemnification pursuant to the first sentence of this Section 2 of Article XIII, a determination, if required by applicable law, with respect to the claimant’s entitlement thereto shall be made as follows: (a) if requested by the claimant, by Independent Counsel (as hereinafter defined), or (b) if no request is made by the claimant for a determination by Independent Counsel, (1) by the Board of Directors by a majority vote of a quorum consisting of Disinterested Directors (as hereinafter defined), or (2) if a quorum of the Board of Directors consisting of Disinterested Directors is not obtainable or, even if obtainable, such quorum of Disinterested Directors so directs, by Independent Counsel in a written opinion to the Board of Directors, a copy of which shall be delivered to the claimant, or (3) if a quorum of Disinterested Directors so directs, by the stockholders of the Corporation. In the event the determination of entitlement to indemnification is to be made by Independent Counsel at the request of the claimant, the Independent Counsel shall be selected by the Board of Directors unless there shall have occurred within two (2) years prior to the date of the commencement of the action, suit or proceeding for which indemnification is claimed a Change of Control, in which case the Independent Counsel shall be selected by the claimant unless the claimant shall request that such selection be made by the Board of Directors.  If it is so determined that the claimant is entitled to indemnification, payment to the claimant shall be made within sixty (60) days after such determination.

SECTION 3.                         If a claim for indemnification under Section 1 of this Article XIII is not paid in full within sixty (60) days after a written claim pursuant to Section 2 of this Article XIII has been received by the Corporation, the claimant may at any time thereafter file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim.  It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking has been tendered to the Corporation) that the claimant has not met the standard of conduct which makes it permissible under the General Corporation Law of the State of Delaware for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation.  Neither the failure of the Corporation (including its Board of Directors, Independent Counsel or stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the General Corporation Law of the State of Delaware, nor an actual determination by the Corporation (including its Board of Directors, Independent Counsel or stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

SECTION 4.                         The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred on any Covered Person by this Article XIII (a) shall not be exclusive of any other rights which such Covered Person may have or hereafter acquire under any statute, provision of these By-laws, agreement, vote of stockholders or Disinterested Directors or otherwise and (b) cannot be terminated by the Corporation, the Board of Directors or the stockholders of the Corporation with respect to a Covered Person’s service occurring prior to the date of such termination.  However, notwithstanding the foregoing, the Corporation’s obligation to indemnify or to advance expenses to any Covered Person who was or is serving at its request as a director, officer, employee or agent of another corporation, limited liability company, partnership, joint venture, trust, enterprise or nonprofit entity shall be reduced by any amount such person has collected as indemnification from such other corporation, limited liability company, partnership, joint venture, trust, nonprofit entity, or other enterprise; and, in the event the Corporation has fully paid such expenses, the Covered Person shall return to the Corporation any amounts subsequently received from such other source of indemnification.

SECTION 5.                         Any repeal, amendment, alteration or modification of the provisions of this Article XIII that in any way diminishes, limits, restricts, adversely affects or eliminates any right of an indemnitee or his or her successors to indemnification, advancement of expenses or otherwise shall be prospective only and shall not in any way diminish, limit, restrict, adversely affect or eliminate any such right with respect to any actual or alleged state of facts, occurrence, action or omission then or previously existing, or any action, suit or proceeding previously or thereafter brought or threatened based in whole or in part upon any such actual or alleged state of facts, occurrence, action or omission.

SECTION 6.                         This Article XIII shall not limit the right of the Corporation, to the extent and in the manner permitted by law, to indemnify and advance expenses to persons other than Covered Persons when and as authorized by the Board of Directors.

SECTION 7.                         If any provision or provisions of this Article XIII shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (a) the validity, legality and enforceability of the remaining provisions of this Article XIII (including, without limitation, each portion of any paragraph of this Article XIII containing any such provision held to be invalid, illegal or unenforceable, that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and (b) to the fullest extent possible, the provisions of this Article XIII (including, without limitation, each such portion of any paragraph of this Article XIII containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

SECTION 8. For purposes of this Article XIII:

(1)              “Disinterested Director” means a director of the Corporation who is not and was not a party to the matter in respect of which indemnification is sought by the claimant.

(2)              “Independent Counsel” means a law firm, a member of a law firm, or an independent practitioner, that is experienced in matters of corporation law and shall include any person who, under the applicable standards of professional conduct then prevailing, would not have a conflict of interest in representing either the Corporation or the claimant in an action to determine the claimant’s rights under this Article XIII.

(3)              “Change of Control” means

(i)
the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of twenty-five percent (25%) or more of either (x) the then outstanding common stock of the Corporation (the “Outstanding Corporation Common Stock”), or (y) the combined voting power of the then outstanding voting securities of the Corporation entitled to vote generally in the election of Directors (the “Outstanding Corporation Voting Securities”);  provided ,  however , that for purposes of this subsection (i), the following acquisitions shall not constitute a Change of Control: (A) any acquisition directly from the Corporation or any corporation controlled by the Corporation; (B) any acquisition by the Corporation or any corporation controlled by the Corporation; (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Corporation or any corporation controlled by the Corporation; or (D) any acquisition by any corporation that is a Non-Control Acquisition (as defined below); or

(ii)
individuals who, as of the effective date of these Bylaws, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board;  provided ,  however , that any individual becoming a Director subsequent to the effective date whose election, or nomination for election by the Corporation’s stockholders, was approved by a vote of at least a majority of the Directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

(iii)
consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Corporation or the acquisition by the Corporation of assets or shares of another corporation (a “Business Combination”), unless, such Business Combination is a Non-Control Acquisition. A “Non-Control Acquisition” shall mean a Business Combination where: (x) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Corporation Common Stock and Outstanding Corporation Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than fifty percent (50%) of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Corporation or all or substantially all of the Corporation’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Corporation Common Stock and Outstanding Corporation Voting Securities, as the case may be; (y) no Person (excluding any employee benefit plan (or related trust) of the Corporation or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, twenty-five percent (25%) or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination (including any ownership that existed in the Corporation or the Corporation being acquired, if any); and (z) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

(iv)	approval by the stockholders of the Corporation of a complete liquidation or dissolution of the Corporation.

SECTION 9.                         Any notice, request or other communication required or permitted to be given to the Corporation under this Article XIII shall be in writing and either delivered in person or sent by telecopy, telex, telegram, overnight mail or courier service, or certified or registered mail, postage prepaid, return receipt requested, to the Secretary of the Corporation and shall be effective only upon receipt by the Secretary.

ARTICLE XIV

AMENDMENTS

The Board of Directors shall have power to adopt, amend or repeal these By-laws.  The stockholders of the Corporation shall have the power to adopt, amend or repeal these By-laws at a duly called meeting of the stockholders; provided that notice of the proposed adoption, amendment or repeal was given in the notice of the meeting;  provided ,  further , that , notwithstanding any other provisions of these By-laws or any provision of law which might otherwise permit a lesser vote or no vote, Sections 7, 8 and 10 of Article I, Sections 2 and 12 of Article II, Article XIII and this Article XIV of these By-laws may not be amended or repealed by the stockholders of the Corporation without the affirmative vote of the holders of no less than 66 2/3% of the issued and outstanding shares of the capital stock of the Corporation entitled to vote at the meeting, present in person or by proxy.  Additionally, for so long as the Corporation is listed on a Canadian stock exchange and for a period of ninety (90) days thereafter, Section 3(b) of Article II, and Sections 5 and 6 of Article VI of these By-laws may be amended by a majority vote of the issued and outstanding shares of the capital stock of the Corporation entitled to vote at the meeting, present in person or by proxy.

APPENDIX VI

SECTION 262 OF THE DELAWARE GENERAL CORPORATION LAW
CONCERNING APPRAISAL RIGHTS

§ 262. Appraisal rights.

(a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder’s shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word “stockholder” means a holder of record of stock in a corporation; the words “stock” and “share” mean and include what is ordinarily meant by those words; and the words “depository receipt” mean a receipt or other instrument issued by a depository representing an interest in 1 or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

(b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title), § 252, § 254, § 255, § 256, § 257, § 258, § 263 or § 264 of this title:

(1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in § 251(f) of this title.

(2) Notwithstanding paragraph (b)(1) of this section, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to §§ 251, 252, 254, 255, 256, 257, 258, 263 and 264 of this title to accept for such stock anything except:

a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or held of record by more than 2,000 holders;

c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a. and b. of this section; or

d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a., b. and c. of this section.

(3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 253 or § 267 of this title is not owned by the parent immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

(c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

(d) Appraisal rights shall be perfected as follows:

(1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for notice of such meeting (or such members who received notice in accordance with § 255(c) of this title) with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) of this section that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Each stockholder electing to demand the appraisal of such stockholder’s shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder’s shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

(2) If the merger or consolidation was approved pursuant to § 228, § 253, or § 267 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder’s shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder’s shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

(e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) of this section hereof and who is otherwise entitled to appraisal rights, may commence an appraisal proceeding by filing a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party shall have the right to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) of this section hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder’s written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) of this section hereof, whichever is later. Notwithstanding subsection (a) of this section, a person who is the beneficial owner of shares of such stock held either in a voting trust or by a nominee on behalf of such person may, in such person’s own name, file a petition or request from the corporation the statement described in this subsection.

(f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

(g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

(h) After the Court determines the stockholders entitled to an appraisal, the appraisal proceeding shall be conducted in accordance with the rules of the Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding the Court shall determine the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. Unless the Court in its discretion determines otherwise for good cause shown, interest from the effective date of the merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the stockholders entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder’s certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

(i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court’s decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

(j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney’s fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

(k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder’s demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just; provided, however that this provision shall not affect the right of any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation within 60 days after the effective date of the merger or consolidation, as set forth in subsection (e) of this section.

(l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

8 Del. C. 1953, § 262; 56 Del. Laws, c. 50; 56 Del. Laws, c. 186, § 24; 57 Del. Laws, c. 148, §§ 27-29; 59 Del. Laws, c. 106, § 12; 60 Del. Laws, c. 371, §§ 3-12; 63 Del. Laws, c. 25, § 14; 63 Del. Laws, c. 152, §§ 1, 2; 64 Del. Laws, c. 112, §§ 46-54; 66 Del. Laws, c. 136, §§ 30-32; 66 Del. Laws, c. 352, § 9; 67 Del. Laws, c. 376, §§ 19, 20; 68 Del. Laws, c. 337, §§ 3, 4; 69 Del. Laws, c. 61, § 10; 69 Del. Laws, c. 262, §§ 1-9; 70 Del. Laws, c. 79, § 16; 70 Del. Laws, c. 186, § 1; 70 Del. Laws, c. 299, §§ 2, 3; 70 Del. Laws, c. 349, § 22; 71 Del. Laws, c. 120, § 15; 71 Del. Laws, c. 339, §§ 49-52; 73 Del. Laws, c. 82, § 21; 76 Del. Laws, c. 145, §§ 11-16; 77 Del. Laws, c. 14, §§ 12, 13; 77 Del. Laws, c. 253, §§ 47-50; 77 Del. Laws, c. 290, §§ 16, 17.;

APPENDIX VII

PAN AMERICAN GOLDFIELDS LTD.

2012 EQUITY INCENTIVE PLAN

PAN AMERICAN GOLDFIELDS LTD.
2012 Equity Incentive Plan

1. Establishment, Purpose and Term of Plan.

1.1 Establishment.  The Pan American Goldfields Ltd. 2012 Equity Incentive Plan (the “Plan”) was approved by the Board on February 2, 2012, and shall be subject to approval by the stockholders of the Company at which time it shall become effective (the “Effective Date”).

1.2 Purpose.  The purpose of the Plan is to advance the interests of the Participating Company Group and its stockholders by providing an incentive to attract, retain and reward persons performing services for the Participating Company Group and by motivating such persons to contribute to the growth and profitability of the Participating Company Group.  The Plan seeks to achieve this purpose by providing for Awards in the form of Options, Stock Appreciation Rights, Restricted Stock Purchase Rights, Restricted Stock Bonuses, Restricted Stock Units, Performance Shares, Performance Units, Cash-Based Awards, Other Stock-Based Awards, and Deferred Compensation Awards.

1.3 Term of Plan.  The Plan shall continue in effect until its termination by the Committee; provided, however, that all Awards shall be granted, if at all, on or before ten (10) years from the earlier of the Plan’s adoption by the Board and its approval by the stockholders of the Company.

2. Definitions and Construction.

2.1 Definitions. Whenever used herein, the following terms shall have their respective meanings set forth below:

(a) “Affiliate” means (i) a parent entity, other than a Parent Corporation, that directly, or indirectly through one or more intermediary entities, controls the Company or (ii) a subsidiary entity, other than a Subsidiary Corporation, that is controlled by the Company directly or indirectly through one or more intermediary entities.  For this purpose, the terms “parent,” “subsidiary,” “control” and “controlled by” shall have the meanings assigned such terms for the purposes of registration of securities on Form S-8 under the Securities Act.

(b) “Award” means any Option, Stock Appreciation Right, Restricted Stock Purchase Right, Restricted Stock Bonus, Restricted Stock Unit, Performance Share, Performance Unit, Cash-Based Award, Other Stock-Based Award or Deferred Compensation Award granted under the Plan.

(c) “Award Agreement” means a written or electronic agreement between the Company and a Participant setting forth the terms, conditions and restrictions applicable to an Award.

(d) “Board” means the Board of Directors of the Company.

(e) “Cash-Based Award” means an Award denominated in cash and granted pursuant to Section 11.

(f) “Cashless Exercise” means a Cashless Exercise as defined in Section 6.3(b)(i).

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(g)  “Cause” means, unless such term or an equivalent term is otherwise defined by the applicable Award Agreement or other written agreement between a Participant and a Participating Company applicable to an Award, any of the following: (i) the Participant’s theft, dishonesty, willful misconduct, breach of fiduciary duty for personal profit, or falsification of any Participating Company documents or records; (ii) the Participant’s material failure to abide by a Participating Company’s code of conduct or other policies (including, without limitation, policies relating to confidentiality and reasonable workplace conduct); (iii) the Participant’s unauthorized use, misappropriation, destruction or diversion of any tangible or intangible asset or corporate opportunity of a Participating Company (including, without limitation, the Participant’s improper use or disclosure of a Participating Company’s confidential or proprietary information); (iv) any intentional act by the Participant which has a material detrimental effect on a Participating Company’s reputation or business; (v) the Participant’s repeated failure or inability to perform any reasonable assigned duties after written notice from a Participating Company of, and a reasonable opportunity to cure, such failure or inability; (vi) any material breach by the Participant of any employment, service, non-disclosure, non-competition, non-solicitation or other similar agreement between the Participant and a Participating Company, which breach is not cured pursuant to the terms of such agreement; or (vii) the Participant’s conviction (including any plea of guilty or nolo contendere) of any criminal act involving fraud, dishonesty, misappropriation or moral turpitude, or which impairs the Participant’s ability to perform his or her duties with a Participating Company.

(h) “Change in Control” means, unless such term or an equivalent term is otherwise defined by the applicable Award Agreement or other written agreement between the Participant and a Participating Company applicable to an Award, the occurrence of any one or a combination of the following:

(i) any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the total Fair Market Value or total combined voting power of the Company’s then-outstanding securities entitled to vote generally in the election of Directors; provided, however, that a Change in Control shall not be deemed to have occurred if such degree of beneficial ownership results from any of the following: (A) an acquisition by any person who on the Effective Date is the beneficial owner of more than fifty percent (50%) of such voting power, (B) any acquisition directly from the Company, including, without limitation, pursuant to or in connection with a public offering of securities, (C) any acquisition by the Company, (D) any acquisition by a trustee or other fiduciary under an employee benefit plan of a Participating Company or (E) any acquisition by an entity owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of the voting securities of the Company; or

(ii) an Ownership Change Event or series of related Ownership Change Events (collectively, a “Transaction”) in which the stockholders of the Company immediately before the Transaction do not retain immediately after the Transaction direct or indirect beneficial ownership of more than fifty percent (50%) of the total combined voting power of the outstanding securities entitled to vote generally in the election of Directors or, in the case of an Ownership Change Event described in Section 2.1(hh)(iii), the entity to which the assets of the Company were transferred (the “Transferee”), as the case may be; or

(iii) approval by the stockholders of a plan of complete liquidation or dissolution of the Company;

provided, however, that a Change in Control shall be deemed not to include a transaction described in subsections (i) or (ii) of this Section 2.1(h) in which a majority of the members of the board of directors of the continuing, surviving or successor entity, or parent thereof, immediately after such transaction is comprised of Incumbent Directors.

For purposes of the preceding sentence, indirect beneficial ownership shall include, without limitation, an interest resulting from ownership of the voting securities of one or more corporations or other business entities which own the Company or the Transferee, as the case may be, either directly or through one or more subsidiary corporations or other business entities.  The Committee shall determine whether multiple acquisitions of the voting securities of the Company and/or multiple Ownership Change Events are related and to be treated in the aggregate as a single Change in Control, and its determination shall be final, binding and conclusive.

(i) “Code” means the Internal Revenue Code of 1986, as amended, and any applicable regulations or administrative guidelines promulgated thereunder.

(j) “Committee” means the Compensation Committee and such other committee or subcommittee of the Board, if any, duly appointed to administer the Plan and having such powers in each instance as shall be specified by the Board.  If, at any time, there is no committee of the Board then authorized or properly constituted to administer the Plan, the Board shall exercise all of the powers of the Committee granted herein, and, in any event, the Board may in its discretion exercise any or all of such powers.

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(k) “Company” means Pan American Goldfields Ltd., a Delaware corporation, or any successor corporation thereto.

(l) “Consultant” means a person engaged to provide consulting or advisory services (other than as an Employee or a member of the Board) to a Participating Company, provided that the identity of such person, the nature of such services or the entity to which such services are provided would not preclude the Company from offering or selling securities to such person pursuant to the Plan in reliance on registration on Form S-8 under the Securities Act.

(m) “Covered Employee” means, at any time the Plan is subject to Section 162(m), any Employee who is or may reasonably be expected to become a “covered employee” as defined in Section 162(m), or any successor statute, and who is designated, either as an individual Employee or a member of a class of Employees, by the Committee no later than the earlier of (i) the date that is ninety (90) days after the beginning of the Performance Period, or (ii) the date on which twenty-five percent (25%) of the Performance Period has elapsed, as a “Covered Employee” under this Plan for such applicable Performance Period.

(n) “Deferred Compensation Award” means an Award granted to a Participant pursuant to Section 12.

(o) “Director” means a member of the Board.

(p) “Disability” means the permanent and total disability of the Participant, within the meaning of Section 22(e)(3) of the Code.

(q) “Dividend Equivalent Right” means the right of a Participant, granted at the discretion of the Committee or as otherwise provided by the Plan, to receive a credit for the account of such Participant in an amount equal to the cash dividends paid on one share of Stock for each share of Stock represented by an Award held by such Participant.

(r) “Employee” means any person treated as an employee (including an Officer or a member of the Board who is also treated as an employee) in the records of a Participating Company and, with respect to any Incentive Stock Option granted to such person, who is an employee for purposes of Section 422 of the Code; provided, however, that neither service as a member of the Board nor payment of a director’s fee shall be sufficient to constitute employment for purposes of the Plan.  The Company shall determine in good faith and in the exercise of its discretion, whether an individual has become or has ceased to be an Employee and the effective date of such individual’s employment or termination of employment, as the case may be.  For purposes of an individual’s rights, if any, under the terms of the Plan as of the time of the Company’s determination of whether or not the individual is an Employee, all such determinations by the Company shall be final, binding and conclusive as to such rights, if any, notwithstanding that the Company or any court of law or governmental agency subsequently makes a contrary determination as to such individual’s status as an Employee.

(s) “ERISA” means the Employee Retirement Income Security Act of 1974 and any applicable regulations or administrative guidelines promulgated thereunder.

(t) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(u) “Fair Market Value” means, as of any date, the value of a share of Stock or other property as determined by the Committee, in its discretion, or by the Company, in its discretion, if such determination is expressly allocated to the Company herein, subject to the following:

(i) Except as otherwise determined by the Committee, if, on such date, the Stock is listed or quoted on a national or regional securities exchange or quotation system, the Fair Market Value of a share of Stock shall be the closing price of a share of Stock as quoted on the national or regional securities exchange or quotation system constituting the primary market for the Stock, as reported in The Wall Street Journal or such other source as the Company deems reliable.  If the relevant date does not fall on a day on which the Stock has traded on such securities exchange or quotation system, the date on which the Fair Market Value shall be established shall be the last day on which the Stock was so traded or quoted prior to the relevant date, or such other appropriate day as shall be determined by the Committee, in its discretion.

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(ii) Notwithstanding the foregoing, the Committee may, in its discretion, determine the Fair Market Value of a share of Stock on the basis of the opening, closing, or average of the high and low sale prices of a share of Stock on such date or the preceding trading day, the actual sale price of a share of Stock received by a Participant, any other reasonable basis using actual transactions in the Stock as reported on a national or regional securities exchange or quotation system, or on any other basis consistent with the requirements of Section 409A.  The Committee may vary its method of determination of the Fair Market Value as provided in this Section for different purposes under the Plan to the extent consistent with the requirements of Section 409A.

(iii) If, on such date, the Stock is not listed or quoted on a national or regional securities exchange or quotation system, the Fair Market Value of a share of Stock shall be as determined by the Committee in good faith without regard to any restriction other than a restriction which, by its terms, will never lapse, and in a manner consistent with the requirements of Section 409A.

(v) “Full Value Award” means any Award settled in Stock, other than (i) an Option, (ii) a Stock Appreciation Right, or (iii) a Restricted Stock Purchase Right or an Other Stock-Based Award under which the Company will receive monetary consideration equal to the Fair Market Value (determined on the effective date of grant) of the shares subject to such Award.

(w) “Incentive Stock Option” means an Option intended to be (as set forth in the Award Agreement) and which qualifies as an incentive stock option within the meaning of Section 422(b) of the Code.

(x) “Incumbent Director” means a director who either (i) is a member of the Board as of the Effective Date or (ii) is elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination (but excluding a director who was elected or nominated in connection with an actual or threatened proxy contest relating to the election of directors of the Company).

(y) “Insider” means an Officer, Director or any other person whose transactions in Stock are subject to Section 16 of the Exchange Act.

(z) “Investor Relations Activities” means any activities, by or on behalf of the Company, that promote or reasonably could be expected to promote the purchase or sale of securities of the Company, but does not include: (a) the dissemination of information provided, or records prepared, in the ordinary course of business of the Company to promote the sale of products or services of the Company, or to raise public awareness of the Company, that cannot reasonably be considered to promote the purchase or sale of securities of the Company; (b) activities or communications necessary to comply with the requirements of applicable securities laws, or requirements of any stock exchange or the Company’s governing documents, rules or other regulatory instruments of any other self regulatory body or exchange having jurisdiction over the Company; (c)  communications by a publisher of, or writer for, a newspaper, magazine or business or financial publication, that is of general and regular paid circulation, distributed only to subscribers to it for value or to purchasers of it, if the communication is only through the newspaper, magazine or publication, and the publisher or writer receives no commission or other consideration other than for acting in the capacity of publisher or writer; or (d) activities or communications that may be otherwise specified by a Canadian stock exchange.

(aa) “Net Exercise” means a Net Exercise as defined in Section 6.3(b)(iii).

(bb) “Nonemployee Director” means a Director who is not an Employee.

(cc) “Nonemployee Director Award” means any Award granted to a Nonemployee Director.

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(dd) “Nonstatutory Stock Option” means an Option not intended to be (as set forth in the Award Agreement) or which does not qualify as an incentive stock option within the meaning of Section 422(b) of the Code.

(ee) “Officer” means any person designated by the Board as an officer of the Company.

(ff) “Option” means an Incentive Stock Option or a Nonstatutory Stock Option granted pursuant to the Plan.

(gg) “Other Stock-Based Award” means an Award denominated in shares of Stock and granted pursuant to Section 11.

(hh) “Ownership Change Event” means the occurrence of any of the following with respect to the Company:  (i) the direct or indirect sale or exchange in a single or series of related transactions by the stockholders of the Company of securities of the Company representing more than fifty percent (50%) of the total combined voting power of the Company’s then outstanding securities entitled to vote generally in the election of Directors; (ii) a merger or consolidation in which the Company is a party; or (iii) the sale, exchange, or transfer of all or substantially all of the assets of the Company (other than a sale, exchange or transfer to one or more subsidiaries of the Company).

(ii) “Parent Corporation” means any present or future “parent corporation” of the Company, as defined in Section 424(e) of the Code.

(jj) “Participant” means any eligible person who has been granted one or more Awards.

(kk) “Participating Company” means the Company or any Parent Corporation, Subsidiary Corporation or Affiliate.

(ll) “Participating Company Group” means, at any point in time, the Company and all other entities collectively which are then Participating Companies.

(mm) “Performance Award” means an Award of Performance Shares or Performance Units.

(nn) “Performance Award Formula” means, for any Performance Award, a formula or table established by the Committee pursuant to Section 10.3 which provides the basis for computing the value of a Performance Award at one or more levels of attainment of the applicable Performance Goal(s) measured as of the end of the applicable Performance Period.

(oo) “Performance-Based Compensation” means compensation under an Award that satisfies the requirements of Section 162(m) for certain performance-based compensation paid to Covered Employees.

(pp) “Performance Goal” means a performance goal established by the Committee pursuant to Section 10.3.

(qq) “Performance Period” means a period established by the Committee pursuant to Section 10.3 at the end of which one or more Performance Goals are to be measured.

(rr) “Performance Share” means a right granted to a Participant pursuant to Section 10 to receive a payment equal to the value of a Performance Share, as determined by the Committee, based upon attainment of applicable Performance Goal(s).

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(ss) “Performance Unit” means a right granted to a Participant pursuant to Section 10 to receive a payment equal to the value of a Performance Unit, as determined by the Committee, based upon attainment of applicable Performance Goal(s).

(tt) “Predecessor Plans” means the 2006 Stock Option Plan, 2008 Equity Compensation Plan and 2009 Nonqualified Stock Option Plan of Pan American Goldfields Ltd., as amended.

(uu) “Restricted Stock Award” means an Award of a Restricted Stock Bonus or a Restricted Stock Purchase Right.

(vv) “Restricted Stock Bonus” means Stock granted to a Participant pursuant to Section 8.

(ww) “Restricted Stock Purchase Right” means a right to purchase Stock granted to a Participant pursuant to Section 8.

(xx) “Restricted Stock Unit” means a right granted to a Participant pursuant to Section 9 to receive on a future date or event a share of Stock or cash in lieu thereof, as determined by the Committee.

(yy) “Rule 16b-3” means Rule 16b-3 under the Exchange Act, as amended from time to time, or any successor rule or regulation.

(zz) “SAR” or “Stock Appreciation Right” means a right granted to a Participant pursuant to Section 7 to receive payment, for each share of Stock subject to such Award, of an amount equal to the excess, if any, of the Fair Market Value of a share of Stock on the date of exercise of the Award over the exercise price thereof.

(aaa) “Section 162(m)” means Section 162(m) of the Code.

(bbb) “Section 409A” means Section 409A of the Code.

(ccc) “Section 409A Deferred Compensation” means compensation provided pursuant to an Award that constitutes nonqualified deferred compensation within the meaning of Section 409A.

(ddd) “Securities Act” means the Securities Act of 1933, as amended.

(eee) “Service” means a Participant’s employment or service with the Participating Company Group, whether as an Employee, a Director or a Consultant.  Unless otherwise provided by the Committee, a Participant’s Service shall not be deemed to have terminated merely because of a change in the capacity in which the Participant renders such Service or a change in the Participating Company for which the Participant renders such Service, provided that there is no interruption or termination of the Participant’s Service.  Furthermore, a Participant’s Service shall not be deemed to have been interrupted or terminated if the Participant takes any military leave, sick leave, or other bona fide leave of absence approved by the Company.  However, unless otherwise provided by the Committee, if any such leave taken by a Participant exceeds ninety (90) days, then on the ninety-first (91st) day following the commencement of such leave the Participant’s Service shall be deemed to have terminated, unless the Participant’s right to return to Service is guaranteed by statute or contract.  Notwithstanding the foregoing, unless otherwise designated by the Company or required by law, an unpaid leave of absence shall not be treated as Service for purposes of determining vesting under the Participant’s Award Agreement.  A Participant’s Service shall be deemed to have terminated either upon an actual termination of Service or upon the business entity for which the Participant performs Service ceasing to be a Participating Company.  Subject to the foregoing, the Company, in its discretion, shall determine whether the Participant’s Service has terminated and the effective date of such termination.

(fff) “Stock” means the common stock of the Company, as adjusted from time to time in accordance with Section 4.4.

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(ggg) “Stock Tender Exercise” means a Stock Tender Exercise as defined in Section 6.3(b)(ii).

(hhh) “Subsidiary Corporation” means any present or future “subsidiary corporation” of the Company, as defined in Section 424(f) of the Code.

(iii) “Ten Percent Owner” means a Participant who, at the time an Option is granted to the Participant, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of a Participating Company (other than an Affiliate) within the meaning of Section 422(b)(6) of the Code.

(jjj) “Trading Compliance Policy” means the written policy of the Company pertaining to the purchase, sale, transfer or other disposition of the Company’s equity securities by Directors, Officers, Employees or other service providers who may possess material, nonpublic information regarding the Company or its securities.

(kkk) “Vesting Conditions” mean those conditions established in accordance with the Plan prior to the satisfaction of which an Award or shares subject to an Award remain subject to forfeiture or a repurchase option in favor of the Company exercisable for the Participant’s monetary purchase price, if any, for such shares upon the Participant’s termination of Service.

2.2 Construction.  Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of the Plan.  Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular.  Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.

3. Administration.

3.1 Administration by the Committee.  The Plan shall be administered by the Committee.  All questions of interpretation of the Plan, of any Award Agreement or of any other form of agreement or other document employed by the Company in the administration of the Plan or of any Award shall be determined by the Committee, and such determinations shall be final, binding and conclusive upon all persons having an interest in the Plan or such Award, unless fraudulent or made in bad faith.  Any and all actions, decisions and determinations taken or made by the Committee in the exercise of its discretion pursuant to the Plan or Award Agreement or other agreement thereunder (other than determining questions of interpretation pursuant to the preceding sentence) shall be final, binding and conclusive upon all persons having an interest therein.  All expenses incurred in the administration of the Plan shall be paid by the Company.

3.2 Authority of Officers.  Any Officer shall have the authority to act on behalf of the Company with respect to any matter, right, obligation, determination or election which is the responsibility of or which is allocated to the Company herein, provided that the Officer has apparent authority with respect to such matter, right, obligation, determination or election.  The Board or Committee may, in its discretion, delegate to a committee comprised of one or more Officers and/or Directors, the authority to grant one or more Awards, without further approval of the Board or the Committee, to any Employee, other than a person who, at the time of such grant, is an Insider or a Covered Person; provided, however, that (a) no Employee may be granted pursuant to such delegation one or more Awards in any fiscal year of the Company for more than 1,000,000 shares of Stock, (b) the exercise price per share of each such Award which is an Option or SAR shall be not less than the Fair Market Value per share of the Stock on the effective date of grant (or, if the Stock has not traded on such date, on the last day preceding the effective date of grant on which the Stock was traded), (c) each such Award shall be subject to the terms and conditions of the appropriate standard form of Award Agreement approved by the Board or the Committee and shall conform to the provisions of the Plan, and (d) each such Award shall conform to guidelines as shall be established from time to time by resolution of the Board or the Committee.

3.3 Administration with Respect to Insiders.  With respect to participation by Insiders in the Plan, at any time that any class of equity security of the Company is registered pursuant to Section 12 of the Exchange Act, the Plan shall be administered in compliance with the requirements, if any, of Rule 16b-3.

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3.4 Committee Complying with Section 162(m).  If the Company is a “publicly held corporation” within the meaning of Section 162(m), the Board may establish a Committee of “outside directors” within the meaning of Section 162(m) to approve the grant of any Award intended to result in the payment of Performance-Based Compensation.

3.5 Powers of the Committee.  In addition to any other powers set forth in the Plan and subject to the provisions of the Plan, the Committee shall have the full and final power and authority, in its discretion:

(a) to determine the persons to whom, and the time or times at which, Awards shall be granted and the number of shares of Stock, units or monetary value to be subject to each Award;

(b) to determine the type of Award granted;

(c) to determine the Fair Market Value of shares of Stock or other property;

(d) to determine the terms, conditions and restrictions applicable to each Award (which need not be identical) and any shares acquired pursuant thereto, including, without limitation, (i) the exercise or purchase price of shares pursuant to any Award, (ii) the method of payment for shares purchased pursuant to any Award, (iii) the method for satisfaction of any tax withholding obligation arising in connection with any Award, including by the withholding or delivery of shares of Stock, (iv) the timing, terms and conditions of the exercisability or vesting of any Award or any shares acquired pursuant thereto, (v) the Performance Measures, Performance Period, Performance Award Formula and Performance Goals applicable to any Award and the extent to which such Performance Goals have been attained, (vi) the time of the expiration of any Award, (vii) the effect of the Participant’s termination of Service on any of the foregoing, and (viii) all other terms, conditions and restrictions applicable to any Award or shares acquired pursuant thereto not inconsistent with the terms of the Plan;

(e) to determine whether an Award will be settled in shares of Stock, cash, other property or in any combination thereof;

(f) to approve one or more forms of Award Agreement;

(g) to amend, modify, extend, cancel or renew any Award or to waive any restrictions or conditions applicable to any Award or any shares acquired pursuant thereto;

(h) to accelerate, continue, extend or defer the exercisability or vesting of any Award or any shares acquired pursuant thereto, including with respect to the period following a Participant’s termination of Service;

(i) to prescribe, amend or rescind rules, guidelines and policies relating to the Plan, or to adopt sub-plans or supplements to, or alternative versions of, the Plan, including, without limitation, as the Committee deems necessary or desirable to comply with the laws or regulations of or to accommodate the tax policy, accounting principles or custom of, foreign jurisdictions whose citizens may be granted Awards; and

(j) to correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award Agreement and to make all other determinations and take such other actions with respect to the Plan or any Award as the Committee may deem advisable to the extent not inconsistent with the provisions of the Plan or applicable law.

3.6 Option or SAR Repricing.  Without the affirmative vote of holders of a majority of the shares of Stock cast in person or by proxy at a meeting of the stockholders of the Company at which a quorum representing a majority of all outstanding shares of Stock is present or represented by proxy, the Committee shall not approve a program providing for either (a) the cancellation of outstanding Options or SARs having exercise prices per share greater than the then Fair Market Value of a share of Stock (“Underwater Awards”) and the grant in substitution therefore of new Options or SARs having a lower exercise price, Full Value Awards, or payments in cash, or (b) the amendment of outstanding Underwater Awards to reduce the exercise price thereof.  This Section shall not apply to adjustments pursuant to the assumption of or substitution for an Option or SAR in a manner that would comply with Section 424(a) or Section 409A of the Code or to an adjustment pursuant to Section 4.4.  Notwithstanding the foregoing, for so long as the Company is listed on Canadian stock exchange and for ninety (90) days thereafter, disinterested stockholder approval shall be required for any reduction in the exercise price of an Option, if the grantee of such Option is an Insider of the Company.

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3.7 Indemnification.  In addition to such other rights of indemnification as they may have as members of the Board or the Committee or as officers or employees of the Participating Company Group, to the extent permitted by applicable law, members of the Board or the Committee and any officers or employees of the Participating Company Group to whom authority to act for the Board, the Committee or the Company is delegated shall be indemnified by the Company against all reasonable expenses, including attorneys’ fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan, or any right granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such person is liable for gross negligence, bad faith or intentional misconduct in duties; provided, however, that within sixty (60) days after the institution of such action, suit or proceeding, such person shall offer to the Company, in writing, the opportunity at its own expense to handle and defend the same.

4. Shares Subject to Plan.

4.1 Maximum Number of Shares Issuable.  Subject to adjustment as provided in Sections  4.2, 4.3 and 4.4, the maximum aggregate number of shares of Stock that may be issued under the Plan pursuant to Awards shall be equal to [Six Million (6,000,000)] and shall consist of authorized but unissued or reacquired shares of Stock or any combination thereof.

4.2 Adjustment for Unissued Predecessor Plans Shares.  The maximum aggregate number of shares of Stock that may be issued under the Plan as set forth in Section 4.1 shall be cumulatively increased from time to time by:

(a) the aggregate number of shares of Stock that remain available for the future grant of awards under the Predecessor Plans immediately prior to its termination as of the Effective Date;

(b) the number of shares of Stock subject to that portion of any option or other award outstanding pusuant to the Predecessor Plans as of the Effective Date which, on or after the Effective Date, expires or is terminated or canceled for any reason without having been exercised or settled in full; and

(c) the number of shares of Stock acquired pursuant to Predecessor Plans subject to forfeiture or repurchase by the Company at the Participant’s purchase price which, on or after the Effective Date, is so forfeited or repurchased; provided that for each one (1) share of Stock subject to a Full Value Award so forfeited or repurchased pursuant to the applicable Predecessor Plan, the maximum aggregate number of shares of Stock that may be issued under the Plan as set forth in Section 4.1 shall be increased by one (1) shares of Stock, provided further, however, that the aggregate number of shares of Stock authorized for issuance under the Predecessor Plans that may become authorized for issuance under the Plan pursuant to this Section 4.2 shall not exceed [one million (1,000,000)].

4.3 Share Counting.

(a) Each share of Stock subject to an Award other than a Full Value Award shall be counted against the limit set forth in Section 4.1 as one (1) share.  Each one (1) share of Stock subject to a Full Value Award granted pursuant to the Plan or forfeited or repurchased pursuant to Section 4.3(b) shall be counted for purposes of the limit set forth in Section 4.1 as one (1) share of Stock.

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(b) If an outstanding Award for any reason expires or is terminated or canceled without having been exercised or settled in full, or if shares of Stock acquired pursuant to an Award subject to forfeiture or repurchase are forfeited or repurchased by the Company for an amount not greater than the Participant’s purchase price, the shares of Stock allocable to the terminated portion of such Award or such forfeited or repurchased shares of Stock shall again be available for issuance under the Plan.  Shares of Stock shall not be deemed to have been issued pursuant to the Plan with respect to any portion of an Award that is settled in cash.  Shares withheld or reacquired by the Company in satisfaction of tax withholding obligations applicable to SARs and Options pursuant to Section 17.2 shall not again be available for issuance under the Plan.  Shares withheld by the Company in satisfaction of tax withholding obligations described in Section 17.2 with respect to Full Value Awards shall again be available for issuance under the Plan.  Upon payment in shares of Stock pursuant to the exercise of an SAR, the number of shares available for issuance under the Plan shall be reduced by the gross number of shares for which the SAR is exercised.  If the exercise price of an Option is paid by tender to the Company, or attestation to the ownership, of shares of Stock owned by the Participant, or by means of a Net-Exercise, the number of shares available for issuance under the Plan shall be reduced by the gross number of shares for which the Option is exercised.

4.4 Adjustments for Changes in Capital Structure.  Subject to any required action by the stockholders of the Company and the requirements of Sections 409A and 424 of the Code to the extent applicable, in the event of any change in the Stock effected without receipt of consideration by the Company, whether through merger, consolidation, reorganization, reincorporation, recapitalization, reclassification, stock dividend, stock split, reverse stock split, split-up, split-off, spin-off, combination of shares, exchange of shares, or similar change in the capital structure of the Company, or in the event of payment of a dividend or distribution to the stockholders of the Company in a form other than Stock (excepting regular, periodic cash dividends) that has a material effect on the Fair Market Value of shares of Stock, appropriate and proportionate adjustments shall be made in the number and kind of shares subject to the Plan and to any outstanding Awards, the Award limits set forth in Section 5.3, and in the exercise or purchase price per share under any outstanding Award in order to prevent dilution or enlargement of Participants’ rights under the Plan.  For purposes of the foregoing, conversion of any convertible securities of the Company shall not be treated as “effected without receipt of consideration by the Company.”  If a majority of the shares which are of the same class as the shares that are subject to outstanding Awards are exchanged for, converted into, or otherwise become (whether or not pursuant to an Ownership Change Event) shares of another corporation (the “New Shares”), the Committee may unilaterally amend the outstanding Awards to provide that such Awards are for New Shares.  In the event of any such amendment, the number of shares subject to, and the exercise or purchase price per share of, the outstanding Awards shall be adjusted in a fair and equitable manner as determined by the Committee, in its discretion.  Any fractional share resulting from an adjustment pursuant to this Section shall be rounded down to the nearest whole number, and in no event may the exercise or purchase price under any Award be decreased to an amount less than the par value, if any, of the stock subject to such Award.  The Committee in its discretion, may also make such adjustments in the terms of any Award to reflect, or related to, such changes in the capital structure of the Company or distributions as it deems appropriate, including modification of Performance Goals, Performance Award Formulas and Performance Periods.  The adjustments determined by the Committee pursuant to this Section shall be final, binding and conclusive.

4.5 Assumption or Substitution of Awards.  The Committee may, without affecting the number of shares of Stock reserved or available hereunder, authorize the issuance or assumption of benefits under this Plan in connection with any merger, consolidation, acquisition of property or stock, or reorganization upon such terms and conditions as it may deem appropriate, subject to compliance with Section 409A and any other applicable provisions of the Code.

5. Eligibility, Participation and Award Limitations.

5.1 Bona Fide Persons Eligible for Awards.  Awards may be granted only to Employees, Consultants and Directors and the Company shall ensure that such persons are bona fide Employees, Consultants and Directors at the time of grant.

5.2 Participation in the Plan.  Awards are granted solely at the discretion of the Committee.  Eligible persons may be granted more than one Award.  However, eligibility in accordance with this Section shall not entitle any person to be granted an Award, or, having been granted an Award, to be granted an additional Award.

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5.3 Award Limitations.

(a) Incentive Stock Option Limitations.

(i) Maximum Number of Shares Issuable Pursuant to Incentive Stock Options.  Subject to adjustment as provided in Sections 4.2, 4.3 and 4.4, the maximum aggregate number of shares of Stock that may be issued under the Plan pursuant to the exercise of Incentive Stock Options shall not exceed Six Million (6,000,000).

(ii) Persons Eligible.  An Incentive Stock Option may be granted only to a person who, on the effective date of grant, is an Employee of the Company, a Parent Corporation or a Subsidiary Corporation (each being an “ISO-Qualifying Corporation”).  Any person who is not an Employee of an ISO-Qualifying Corporation on the effective date of the grant of an Option to such person may be granted only a Nonstatutory Stock Option.

(iii) Fair Market Value Limitation.  To the extent that options designated as Incentive Stock Options (granted under all stock option plans of the Participating Company Group, including the Plan) become exercisable by a Participant for the first time during any calendar year for stock having a Fair Market Value greater than One Hundred Thousand Dollars ($100,000), the portion of such options which exceeds such amount shall be treated as Nonstatutory Stock Options.  For purposes of this Section, options designated as Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of stock shall be determined as of the time the option with respect to such stock is granted.  If the Code is amended to provide for a limitation different from that set forth in this Section, such different limitation shall be deemed incorporated herein effective as of the date and with respect to such Options as required or permitted by such amendment to the Code.  If an Option is treated as an Incentive Stock Option in part and as a Nonstatutory Stock Option in part by reason of the limitation set forth in this Section, the Participant may designate which portion of such Option the Participant is exercising.  In the absence of such designation, the Participant shall be deemed to have exercised the Incentive Stock Option portion of the Option first.  Upon exercise, shares issued pursuant to each such portion shall be separately identified.

(b) Section 162(m) Award Limits.  Subject to adjustment as provided in Section 4.4, no Employee shall be granted within any fiscal year of the Company one or more Awards intended to qualify for treatment as Performance-Based Compensation which in the aggregate are for more than 1,000,000 (one million) shares or, if applicable, which could result in such Employee receiving more than 1,000,000 (one million) for each full fiscal year of the Company contained in the Performance Period for such Award.  Notwithstanding the foregoing, with respect to a newly hired Participant, the share limit set forth above shall be 1,200,000 (one million two hundred thousand).

(c) Maximum Number of Shares Issuable to Consultants.  Notwithstanding anything to the contrary provided herein, for so long as the Company is listed on a Canadian stock exchange and for a period of ninety (90) days thereafter, the number of Shares underlying an Award granted to any one Consultant in a 12 month period must not exceed 2% of the issued and outstanding shares of the Company, calculated at the date such Award was granted to the Consultant.

(d) Individual Grants.  Notwithstanding anything to the contrary provided herein, for so long as the Company is listed on a Canadian stock exchange and for a period of ninety (90) days thereafter, the number of Shares underlying an Award granted to any one individual in a 12 month period must not exceed 5% of the issued and outstanding shares of the Company, calculated at the date such Award was granted to the individual.

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(e) Persons Performing Investor Relations Activities.  Notwithstanding anything to the contrary provided herein, for so long as the Company is listed on a Canadian stock exchange and for a period of ninety (90) days thereafter, the aggregate number of number of Shares underlying an Award granted to persons employed to provide Investor Relations Activities must not exceed 2% of the issued and outstanding shares of the Company in any 12 month period, calculated at the date the Award was granted.

6. Stock Options.

Options shall be evidenced by Award Agreements specifying the number of shares of Stock covered thereby, in such form as the Committee shall from time to time establish.  Award Agreements evidencing Options may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:

6.1 Exercise Price.  The exercise price for each Option shall be established in the discretion of the Committee; provided, however, that (a) the exercise price per share shall be not less than the Fair Market Value of a share of Stock on the effective date of grant of the Option, (b) no Incentive Stock Option granted to a Ten Percent Owner shall have an exercise price per share less than one hundred ten percent (110%) of the Fair Market Value of a share of Stock on the effective date of grant of the Option and (c) the exercise price for each Option will not be less than the price permitted by any stock exchange on which the Company is then listed.  Notwithstanding the foregoing, an Option (whether an Incentive Stock Option or a Nonstatutory Stock Option) may be granted with an exercise price lower than the minimum exercise price set forth above if (i) such Option is granted pursuant to an assumption or substitution for another option in a manner that would qualify under the provisions of Section 409A or 424(a) of the Code and (ii) with respect to an Incentive Stock Option, for so long as the Company is listed on a Canadian stock exchange and for a period of ninety (90) days thereafter, the exercise price shall not be less then the Discounted Market Price (as defined in Policy 1.1 of the TSX Venture Exchange).

6.2 Exercisability and Term of Options.  Options shall be exercisable at such time or times, or upon such event or events, and subject to such terms, conditions, performance criteria and restrictions as shall be determined by the Committee and set forth in the Award Agreement evidencing such Option; provided, however, that (a) no Option shall be exercisable after the expiration of ten (10) years after the effective date of grant of such Option, (b) no Incentive Stock Option granted to a Ten Percent Owner shall be exercisable after the expiration of five (5) years after the effective date of grant of such Option and (c) no Option granted to an Employee who is a non-exempt employee for purposes of the Fair Labor Standards Act of 1938, as amended, shall be first exercisable until at least six (6) months following the date of grant of such Option (except in the event of such Employee’s death, disability or retirement, upon a Change in Control, or as otherwise permitted by the Worker Economic Opportunity Act).  Subject to the foregoing, unless otherwise specified by the Committee in the grant of an Option, each Option shall terminate ten (10) years after the effective date of grant of the Option, unless earlier terminated in accordance with its provisions.

6.3 Payment of Exercise Price.

(a) Forms of Consideration Authorized.  Except as otherwise provided below, payment of the exercise price for the number of shares of Stock being purchased pursuant to any Option shall be made (i) in cash, by check or in cash equivalent; (ii) if permitted by the Committee and subject to the limitations contained in Section 6.3(b), by means of (1) a Cashless Exercise, (2) a Stock Tender Exercise or (3) a Net Exercise; (iii) by such other consideration as may be approved by the Committee from time to time to the extent permitted by applicable law, or (iv) by any combination thereof.  The Committee may at any time or from time to time grant Options which do not permit all of the foregoing forms of consideration to be used in payment of the exercise price or which otherwise restrict one or more forms of consideration.

(b) Limitations on Forms of Consideration.

(i) Cashless Exercise.  A “Cashless Exercise” means the delivery of a properly executed notice of exercise together with irrevocable instructions to a broker providing for the assignment to the Company of the proceeds of a sale or loan with respect to some or all of the shares being acquired upon the exercise of the Option (including, without limitation, through an exercise complying with the provisions of Regulation T as promulgated from time to time by the Board of Governors of the Federal Reserve System).  The Company reserves, at any and all times, the right, in the Company’s sole and absolute discretion, to establish, decline to approve or terminate any program or procedures for the exercise of Options by means of a Cashless Exercise, including with respect to one or more Participants specified by the Company notwithstanding that such program or procedures may be available to other Participants.

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(ii) Stock Tender Exercise.  A “Stock Tender Exercise” means the delivery of a properly executed exercise notice accompanies by a Participant’s tender to the Company, or attestation to the ownership, in a form acceptable to the Company of whole shares of Stock owned by the Participant having a Fair Market Value that does not exceed the aggregate exercise price for the shares with respect to which the Option is exercised.  A Stock Tender Exercise shall not be permitted if it would constitute a violation of the provisions of any law, regulation or agreement restricting the redemption of the Company’s stock.  If required by the Company, an Option may not be exercised by tender to the Company, or attestation to the ownership, of shares of Stock unless such shares either have been owned by the Participant for a period of time required by the Company (and not used for another option exercise by attestation during such period) or were not acquired, directly or indirectly, from the Company.

(iii) Net Exercise.  A “Net Exercise” means the delivery of a properly executed exercise notice followed by a procedure pursuant to which (1) the Company will reduce the number of shares otherwise issuable to a Participant upon the exercise of an Option by the largest whole number of shares having a Fair Market Value that does not exceed the aggregate exercise price for the shares with respect to which the Option is exercised, and (2) the Participant shall pay to the Company in cash the remaining balance of such aggregate exercise price not satisfied by such reduction in the number of whole shares to be issued.

6.4 Effect of Termination of Service.

(a) Option Exercisability.  Subject to earlier termination of the Option as otherwise provided by this Plan and unless otherwise provided by the Committee, an Option shall terminate immediately upon the Participant’s termination of Service to the extent that it is then unvested and shall be exercisable after the Participant’s termination of Service to the extent it is then vested only during the applicable time period determined in accordance with this Section and thereafter shall terminate.  Except as otherwise provided in the Award Agreement, or other agreement governing the Option, vested Options shall remain exercisable failing a termination of Service as follows:

(i) Disability.  If the Participant’s Service terminates because of the Disability of the Participant, the Option, to the extent unexercised and exercisable for vested shares on the date on which the Participant’s Service terminated, may be exercised by the Participant (or the Participant’s guardian or legal representative) at any time prior to the expiration of one (1) year after the date on which the Participant’s Service terminated, but in any event no later than the date of expiration of the Option’s term as set forth in the Award Agreement evidencing such Option (the “Option Expiration Date”).

(ii) Death.  If the Participant’s Service terminates because of the death of the Participant, the Option, to the extent unexercised and exercisable for vested shares on the date on which the Participant’s Service terminated, may be exercised by the Participant’s legal representative or other person who acquired the right to exercise the Option by reason of the Participant’s death at any time prior to the expiration of one (1) year after the date on which the Participant’s Service terminated, but in any event no later than the Option Expiration Date.  The Participant’s Service shall be deemed to have terminated on account of death if the Participant dies within ninety (90) days after the Participant’s termination of Service.

(iii) Termination for Cause.  Notwithstanding any other provision of the Plan to the contrary, if the Participant’s Service is terminated for Cause or if, following the Participant’s termination of Service and during any period in which the Option otherwise would remain exercisable, the Participant engages in any act that would constitute Cause, the Option shall terminate in its entirety and cease to be exercisable immediately upon such termination of Service or act.

(iv) Other Termination of Service.  If the Participant’s Service terminates for any reason, except Disability, death or Cause, the Option, to the extent unexercised and exercisable for vested shares on the date on which the Participant’s Service terminated, may be exercised by the Participant at any time prior to the expiration of ninety (90) days after the date on which the Participant’s Service terminated, but in any event no later than the Option Expiration Date.

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(b) Extension if Exercise Prevented by Law.  Notwithstanding the foregoing, other than termination of Service for Cause, if the exercise of an Option within the applicable time periods set forth in Section 6.4(a) is prevented by the provisions of Section 15 below, the Option shall remain exercisable until the later of (i) thirty (30) days after the date such exercise first would no longer be prevented by such provisions or (ii) the end of the applicable time period under Section 6.4(a), but in any event no later than the Option Expiration Date.

6.5 Transferability of Options.  During the lifetime of the Participant, an Option shall be exercisable only by the Participant or the Participant’s guardian or legal representative.  An Option shall not be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant’s beneficiary, except transfer by will or by the laws of descent and distribution.  Notwithstanding the foregoing, to the extent permitted by the Committee, in its discretion, and set forth in the Award Agreement evidencing such Option, a Nonstatutory Stock Option may be assignable or transferable subject to the applicable limitations, if any, described in the General Instructions to Form S-8 under the Securities Act.  An Incentive Stock Option shall not be assignable or transferable in any manner.

7. Stock Appreciation Rights.

Stock Appreciation Rights shall be evidenced by Award Agreements specifying the number of shares of Stock subject to the Award, in such form as the Committee shall from time to time establish.  Award Agreements evidencing SARs may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:

7.1 Types of SARs Authorized.  SARs may be granted in tandem with all or any portion of a related Option (a “Tandem SAR”) or may be granted independently of any Option (a “Freestanding SAR”).  A Tandem SAR may only be granted concurrently with the grant of the related Option.

7.2 Exercise Price.  The exercise price for each SAR shall be established in the discretion of the Committee; provided, however, that (a) the exercise price per share subject to a Tandem SAR shall be the exercise price per share under the related Option and (b) the exercise price per share subject to a Freestanding SAR shall be not less than the Fair Market Value of a share of Stock on the effective date of grant of the SAR.  Notwithstanding the foregoing, a SAR may be granted with an exercise price lower than the minimum exercise price set forth above if such SAR is granted pursuant to an assumption or substitution for another stock appreciation right in a manner that would qualify under the provisions of Section 409A of the Code.

7.3 Exercisability and Term of SARs.

(a) Tandem SARs.  Tandem SARs shall be exercisable only at the time and to the extent, and only to the extent, that the related Option is exercisable, subject to such provisions as the Committee may specify where the Tandem SAR is granted with respect to less than the full number of shares of Stock subject to the related Option.  The Committee may, in its discretion, provide in any Award Agreement evidencing a Tandem SAR that such SAR may not be exercised without the advance approval of the Company and, if such approval is not given, then the Option shall nevertheless remain exercisable in accordance with its terms.  A Tandem SAR shall terminate and cease to be exercisable no later than the date on which the related Option expires or is terminated or canceled.  Upon the exercise of a Tandem SAR with respect to some or all of the shares subject to such SAR, the related Option shall be canceled automatically as to the number of shares with respect to which the Tandem SAR was exercised.  Upon the exercise of an Option related to a Tandem SAR as to some or all of the shares subject to such Option, the related Tandem SAR shall be canceled automatically as to the number of shares with respect to which the related Option was exercised.

(b) Freestanding SARs.  Freestanding SARs shall be exercisable at such time or times, or upon such event or events, and subject to such terms, conditions, performance criteria and restrictions as shall be determined by the Committee and set forth in the Award Agreement evidencing such SAR; provided, however, that (i) no Freestanding SAR shall be exercisable after the expiration of ten (10) years after the effective date of grant of such SAR, and (ii) no Freestanding SAR granted to an Employee who is a non-exempt employee for purposes of the Fair Labor Standards Act of 1938, as amended, shall be first exercisable until at least six (6) months following the date of grant of such SAR (except in the event of such Employee’s death, disability or retirement, upon a Change in Control, or as otherwise permitted by the Worker Economic Opportunity Act).  Subject to the foregoing, unless otherwise specified by the Committee in the grant of a Freestanding SAR, each Freestanding SAR  shall terminate ten (10) years after the effective date of grant of the SAR, unless earlier terminated in accordance with its provisions.

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7.4 Exercise of SARs.  Upon the exercise (or deemed exercise pursuant to Section 7.5) of an SAR, the Participant (or the Participant’s legal representative or other person who acquired the right to exercise the SAR by reason of the Participant’s death) shall be entitled to receive payment of an amount for each share with respect to which the SAR is exercised equal to the excess, if any, of the Fair Market Value of a share of Stock on the date of exercise of the SAR over the exercise price.  Payment of such amount shall be made (a) in the case of a Tandem SAR, solely in shares of Stock in a lump sum upon the date of exercise of the SAR and (b) in the case of a Freestanding SAR, in cash, shares of Stock, or any combination thereof as determined by the Committee, in a lump sum upon the date of exercise of the SAR.  When payment is to be made in shares of Stock, the number of shares to be issued shall be determined on the basis of the Fair Market Value of a share of Stock on the date of exercise of the SAR.  For purposes of Section 7, an SAR shall be deemed exercised on the date on which the Company receives notice of exercise from the Participant or as otherwise provided in Section 7.5.

7.5 Deemed Exercise of SARs.  If, on the date on which an SAR would otherwise terminate or expire, the SAR by its terms remains exercisable immediately prior to such termination or expiration and, if so exercised, would result in a payment to the holder of such SAR, then any portion of such SAR which has not previously been exercised shall automatically be deemed to be exercised as of such date with respect to such portion pursuant to a Net Exercise procedure and withholding of Shares as described in Section 17.2.

7.6 Effect of Termination of Service.  Subject to earlier termination of the SAR as otherwise provided herein and unless otherwise provided by the Committee, an SAR shall be exercisable after a Participant’s termination of Service only to the extent and during the applicable time period determined in accordance with Section 6.4 (treating the SAR as if it were an Option) and thereafter shall terminate.

7.7 Transferability of SARs.  During the lifetime of the Participant, an SAR shall be exercisable only by the Participant or the Participant’s guardian or legal representative.  An SAR shall not be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant’s beneficiary, except transfer by will or by the laws of descent and distribution.  Notwithstanding the foregoing, to the extent permitted by the Committee, in its discretion, and set forth in the Award Agreement evidencing such Award, a Tandem SAR related to a Nonstatutory Stock Option or a Freestanding SAR may be assignable or transferable subject to the applicable limitations, if any, described in the General Instructions to Form S-8 under the Securities Act.

8. Restricted Stock Awards.

Restricted Stock Awards shall be evidenced by Award Agreements specifying whether the Award is a Restricted Stock Bonus or a Restricted Stock Purchase Right and the number of shares of Stock subject to the Award, in such form as the Committee shall from time to time establish.  Award Agreements evidencing Restricted Stock Awards may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:

8.1 Types of Restricted Stock Awards Authorized.  Restricted Stock Awards may be granted in the form of either a Restricted Stock Bonus or a Restricted Stock Purchase Right.  Restricted Stock Awards may be granted upon such conditions as the Committee shall determine, including, without limitation, upon the attainment of one or more Performance Goals described in Section 10.4.  If either the grant of or satisfaction of Vesting Conditions applicable to a Restricted Stock Award is to be contingent upon the attainment of one or more Performance Goals, the Committee shall follow procedures substantially equivalent to those set forth in Sections 10.3 through 10.5(a).

8.2 Purchase Price.  The purchase price for shares of Stock issuable under each Restricted Stock Purchase Right shall be established by the Committee in its discretion.  No monetary payment (other than applicable tax withholding) shall be required as a condition of receiving shares of Stock pursuant to a Restricted Stock Bonus, the consideration for which shall be services actually rendered to a Participating Company or for its benefit.  Notwithstanding the foregoing, if required by applicable state corporate law, the Participant shall furnish consideration in the form of cash or past services rendered to a Participating Company or for its benefit having a value not less than the par value of the shares of Stock subject to a Restricted Stock Award.

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8.3 Purchase Period.  A Restricted Stock Purchase Right shall be exercisable within a period established by the Committee, which shall in no event exceed thirty (30) days from the effective date of the grant of the Restricted Stock Purchase Right.

8.4 Payment of Purchase Price.  Except as otherwise provided below, payment of the purchase price for the number of shares of Stock being purchased pursuant to any Restricted Stock Purchase Right shall be made (a) in cash, by check or in cash equivalent, (b) by such other consideration as may be approved by the Committee from time to time to the extent permitted by applicable law, or (c) by any combination thereof.

8.5 Vesting and Restrictions on Transfer.  Shares issued pursuant to any Restricted Stock Award may (but need not) be made subject to Vesting Conditions based upon the satisfaction of such Service requirements, conditions, restrictions or performance criteria, including, without limitation, Performance Goals as described in Section 10.4, as shall be established by the Committee and set forth in the Award Agreement evidencing such Award.  During any period in which shares acquired pursuant to a Restricted Stock Award remain subject to Vesting Conditions, such shares may not be sold, exchanged, transferred, pledged, assigned or otherwise disposed of other than pursuant to an Ownership Change Event or as provided in Section 8.8.  The Committee, in its discretion, may provide in any Award Agreement evidencing a Restricted Stock Award that, if the satisfaction of Vesting Conditions with respect to any shares subject to such Restricted Stock Award would otherwise occur on a day on which the sale of such shares would violate the provisions of the Trading Compliance Policy, then satisfaction of the Vesting Conditions automatically shall be determined on the next trading day on which the sale of such shares would not violate the Trading Compliance Policy.  Upon request by the Company, each Participant shall execute any agreement evidencing such transfer restrictions prior to the receipt of shares of Stock hereunder and shall promptly present to the Company any and all certificates representing shares of Stock acquired hereunder for the placement on such certificates of appropriate legends evidencing any such transfer restrictions.

8.6 Voting Rights; Dividends and Distributions.  Except as provided in this Section, Section 8.5 and any Award Agreement, during any period in which shares acquired pursuant to a Restricted Stock Award remain subject to Vesting Conditions, the Participant shall have all of the rights of a stockholder of the Company holding shares of Stock, including the right to vote such shares and to receive all dividends and other distributions paid with respect to such shares; provided, however, that if so determined by the Committee and provided by the Award Agreement, such dividends and distributions shall be subject to the same Vesting Conditions as the shares subject to the Restricted Stock Award with respect to which such dividends or distributions were paid, and otherwise shall be paid no later than the end of the calendar year in which such dividends or distributions are paid to stockholders (or, if later, the 15th day of the third month following the date such dividends or distributions are paid to stockholders).  In the event of a dividend or distribution paid in shares of Stock or other property or any other adjustment made upon a change in the capital structure of the Company as described in Section 4.4, any and all new, substituted or additional securities or other property (other than regular, periodic cash dividends) to which the Participant is entitled by reason of the Participant’s Restricted Stock Award shall be immediately subject to the same Vesting Conditions as the shares subject to the Restricted Stock Award with respect to which such dividends or distributions were paid or adjustments were made.

8.7 Effect of Termination of Service.  Unless otherwise provided by the Committee in the Award Agreement evidencing a Restricted Stock Award, if a Participant’s Service terminates for any reason, whether voluntary or involuntary (including the Participant’s death or disability), then (a) the Company shall have the option to repurchase for the purchase price paid by the Participant any shares acquired by the Participant pursuant to a Restricted Stock Purchase Right which remain subject to Vesting Conditions as of the date of the Participant’s termination of Service and (b) the Participant shall forfeit to the Company any shares acquired by the Participant pursuant to a Restricted Stock Bonus which remain subject to Vesting Conditions as of the date of the Participant’s termination of Service.  The Company shall have the right to assign at any time any repurchase right it may have, whether or not such right is then exercisable, to one or more persons as may be selected by the Company.

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8.8 Nontransferability of Restricted Stock Award Rights.  Rights to acquire shares of Stock pursuant to a Restricted Stock Award shall not be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance or garnishment by creditors of the Participant or the Participant’s beneficiary, except transfer by will or the laws of descent and distribution.  All rights with respect to a Restricted Stock Award granted to a Participant hereunder shall be exercisable during his or her lifetime only by such Participant or the Participant’s guardian or legal representative.

9. Restricted Stock Unit Awards.

Restricted Stock Unit Awards shall be evidenced by Award Agreements specifying the number of Restricted Stock Units subject to the Award, in such form as the Committee shall from time to time establish.  Award Agreements evidencing Restricted Stock Units may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:

9.1 Grant of Restricted Stock Unit Awards.  Restricted Stock Unit Awards may be granted upon such conditions as the Committee shall determine, including, without limitation, upon the attainment of one or more Performance Goals described in Section 10.4.  If either the grant of a Restricted Stock Unit Award or the Vesting Conditions with respect to such Award is to be contingent upon the attainment of one or more Performance Goals, the Committee shall follow procedures substantially equivalent to those set forth in Sections 10.3 through 10.5(a).

9.2 Purchase Price.  No monetary payment (other than applicable tax withholding, if any) shall be required as a condition of receiving a Restricted Stock Unit Award, the consideration for which shall be services actually rendered to a Participating Company or for its benefit.  Notwithstanding the foregoing, if required by applicable state corporate law, the Participant shall furnish consideration in the form of cash or past services rendered to a Participating Company or for its benefit having a value not less than the par value of the shares of Stock issued upon settlement of the Restricted Stock Unit Award.

9.3 Vesting.  Restricted Stock Unit Awards may (but need not) be made subject to Vesting Conditions based upon the satisfaction of such Service requirements, conditions, restrictions or performance criteria, including, without limitation, Performance Goals as described in Section 10.4, as shall be established by the Committee and set forth in the Award Agreement evidencing such Award.  The Committee, in its discretion, may provide in any Award Agreement evidencing a Restricted Stock Unit Award that, if the satisfaction of Vesting Conditions with respect to any shares subject to the Award would otherwise occur on a day on which the sale of such shares would violate the provisions of the Trading Compliance Policy, then the satisfaction of the Vesting Conditions automatically shall be determined on the first to occur of (a) the next trading day on which the sale of such shares would not violate the Trading Compliance Policy or (b) the later of (i) last day of the calendar year in which the original vesting date occurred or (ii) the last day of the Company’s taxable year in which the original vesting date occurred.

9.4 Voting Rights, Dividend Equivalent Rights and Distributions.  Participants shall have no voting rights with respect to shares of Stock represented by Restricted Stock Units until the date of the issuance of such shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company).  However, the Committee, in its discretion, may provide in the Award Agreement evidencing any Restricted Stock Unit Award that the Participant shall be entitled to Dividend Equivalent Rights with respect to the payment of cash dividends on Stock during the period beginning on the date such Award is granted and ending, with respect to each share subject to the Award, on the earlier of the date the Award is settled or the date on which it is terminated.  Such Dividend Equivalent Rights, if any, shall be paid by crediting the Participant with additional whole Restricted Stock Units as of the date of payment of such cash dividends on Stock.  The number of additional Restricted Stock Units (rounded to the nearest whole number) to be so credited shall be determined by dividing (a) the amount of cash dividends paid on such date with respect to the number of shares of Stock represented by the Restricted Stock Units previously credited to the Participant by (b) the Fair Market Value per share of Stock on such date.  Such additional Restricted Stock Units shall be subject to the same terms and conditions and shall be settled in the same manner and at the same time as the Restricted Stock Units originally subject to the Restricted Stock Unit Award.  In the event of a dividend or distribution paid in shares of Stock or other property or any other adjustment made upon a change in the capital structure of the Company as described in Section 4.4, appropriate adjustments shall be made in the Participant’s Restricted Stock Unit Award so that it represents the right to receive upon settlement any and all new, substituted or additional securities or other property (other than regular, periodic cash dividends) to which the Participant would be entitled by reason of the shares of Stock issuable upon settlement of the Award, and all such new, substituted or additional securities or other property shall be immediately subject to the same Vesting Conditions as are applicable to the Award.

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9.5 Effect of Termination of Service.  Unless otherwise provided by the Committee and set forth in the Award Agreement evidencing a Restricted Stock Unit Award, if a Participant’s Service terminates for any reason, whether voluntary or involuntary (including the Participant’s death or disability), then the Participant shall forfeit to the Company any Restricted Stock Units pursuant to the Award which remain subject to Vesting Conditions as of the date of the Participant’s termination of Service.

9.6 Settlement of Restricted Stock Unit Awards.  The Company shall issue to a Participant on the date on which Restricted Stock Units subject to the Participant’s Restricted Stock Unit Award vest or on such other date determined by the Committee, in its discretion, and set forth in the Award Agreement one (1) share of Stock (and/or any other new, substituted or additional securities or other property pursuant to an adjustment described in Section 9.4) for each Restricted Stock Unit then becoming vested or otherwise to be settled on such date, subject to the withholding of applicable taxes, if any.  If permitted by the Committee, the Participant may elect, consistent with the requirements of Section 409A, to defer receipt of all or any portion of the shares of Stock or other property otherwise issuable to the Participant pursuant to this Section, and such deferred issuance date(s) and amount(s) elected by the Participant shall be set forth in the Award Agreement.  Notwithstanding the foregoing, the Committee, in its discretion, may provide for settlement of any Restricted Stock Unit Award by payment to the Participant in cash of an amount equal to the Fair Market Value on the payment date of the shares of Stock or other property otherwise issuable to the Participant pursuant to this Section.

9.7 Nontransferability of Restricted Stock Unit Awards.  The right to receive shares pursuant to a Restricted Stock Unit Award shall not be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant’s beneficiary, except transfer by will or by the laws of descent and distribution.  All rights with respect to a Restricted Stock Unit Award granted to a Participant hereunder shall be exercisable during his or her lifetime only by such Participant or the Participant’s guardian or legal representative.

10. Performance Awards.

Performance Awards shall be evidenced by Award Agreements in such form as the Committee shall from time to time establish.  Award Agreements evidencing Performance Awards may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:

10.1 Types of Performance Awards Authorized.  Performance Awards may be granted in the form of either Performance Shares or Performance Units.  Each Award Agreement evidencing a Performance Award shall specify the number of Performance Shares or Performance Units subject thereto, the Performance Award Formula, the Performance Goal(s) and Performance Period applicable to the Award, and the other terms, conditions and restrictions of the Award.

10.2 Initial Value of Performance Shares and Performance Units.  Unless otherwise provided by the Committee in granting a Performance Award, each Performance Share shall have an initial monetary value equal to the Fair Market Value of one (1) share of Stock, subject to adjustment as provided in Section 4.4, on the effective date of grant of the Performance Share, and each Performance Unit shall have an initial monetary value established by the Committee at the time of grant.  The final value payable to the Participant in settlement of a Performance Award determined on the basis of the applicable Performance Award Formula will depend on the extent to which Performance Goals established by the Committee are attained within the applicable Performance Period established by the Committee.

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10.3 Establishment of Performance Period, Performance Goals and Performance Award Formula.  In granting each Performance Award, the Committee shall establish in writing the applicable Performance Period, Performance Award Formula and one or more Performance Goals which, when measured at the end of the Performance Period, shall determine on the basis of the Performance Award Formula the final value of the Performance Award to be paid to the Participant.  Unless otherwise permitted in compliance with the requirements under Section 162(m) with respect to each Performance Award intended to result in the payment of Performance-Based Compensation, the Committee shall establish the Performance Goal(s) and Performance Award Formula applicable to each Performance Award no later than the earlier of (a) the date ninety (90) days after the commencement of the applicable Performance Period or (b) the date on which 25% of the Performance Period has elapsed, and, in any event, at a time when the outcome of the Performance Goals remains substantially uncertain.  Once established, the Performance Goals and Performance Award Formula applicable to a Covered Employee shall not be changed during the Performance Period.  The Company shall notify each Participant granted a Performance Award of the terms of such Award, including the Performance Period, Performance Goal(s) and Performance Award Formula.

10.4 Measurement of Performance Goals.  Performance Goals shall be established by the Committee on the basis of targets to be attained (“Performance Targets”) with respect to one or more measures of business or financial performance (each, a “Performance Measure”), subject to the following:

(a) Performance Measures.  Performance Measures shall be calculated in accordance with the Company’s financial statements, or, if such terms are not used in the Company’s financial statements, they shall be calculated in accordance with generally accepted accounting principles, a method used generally in the Company’s industry, or in accordance with a methodology established by the Committee prior to the grant of the Performance Award.  Performance Measures shall be calculated with respect to the Company and each Subsidiary Corporation consolidated therewith for financial reporting purposes or such division or other business unit as may be selected by the Committee.  Unless otherwise determined by the Committee prior to the grant of the Performance Award, the Performance Measures applicable to the Performance Award shall be calculated prior to the accrual of expense for any Performance Award for the same Performance Period and excluding the effect (whether positive or negative) on the Performance Measures of any change in accounting standards or any extraordinary, unusual or nonrecurring item, as determined by the Committee, occurring after the establishment of the Performance Goals applicable to the Performance Award.  Each such adjustment, if any, shall be made solely for the purpose of providing a consistent basis from period to period for the calculation of Performance Measures in order to prevent the dilution or enlargement of the Participant’s rights with respect to a Performance Award.  Performance Measures may be one or more of the following, as determined by the Committee:

(i) revenue;

(ii) sales;

(iii) expenses;

(iv) operating income;

(v) gross margin;

(vi) operating margin;

(vii) earnings before any one or more of: stock-based compensation expense, interest, taxes, depreciation and amortization;

(viii) pre-tax profit;

(ix) net operating income;

(x) net income;

(xi) economic value added;

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(xii) free cash flow;

(xiii) operating cash flow;

(xiv) balance of cash, cash equivalents and marketable securities;

(xv) stock price;

(xvi) earnings per share;

(xvii) return on stockholder equity;

(xviii) return on capital;

(xix) return on assets;

(xx) return on investment;

(xxi) total stockholder return;

(xxii) employee satisfaction;

(xxiii) employee retention;

(xxiv) market share;

(xxv) customer satisfaction;

(xxvi) product development;

(xxvii) research and development expenses;

(xxviii) completion of an identified special project; and

(xxix) completion of a joint venture or other corporate transaction.

(b) Performance Targets.  Performance Targets may include a minimum, maximum, target level and intermediate levels of performance, with the final value of a Performance Award determined under the applicable Performance Award Formula by the level attained during the applicable Performance Period.  A Performance Target may be stated as an absolute value, an increase or decrease in a value, or as a value determined relative to an index, budget or other standard selected by the Committee.

10.5 Settlement of Performance Awards.

(a) Determination of Final Value.  As soon as practicable following the completion of the Performance Period applicable to a Performance Award, the Committee shall certify in writing the extent to which the applicable Performance Goals have been attained and the resulting final value of the Award earned by the Participant and to be paid upon its settlement in accordance with the applicable Performance Award Formula.

(b) Discretionary Adjustment of Award Formula.  In its discretion, the Committee may, either at the time it grants a Performance Award or at any time thereafter, provide for the positive or negative adjustment of the Performance Award Formula applicable to a Performance Award granted to any Participant who is not a Covered Employee to reflect such Participant’s individual performance in his or her position with the Company or such other factors as the Committee may determine.  If permitted under a Covered Employee’s Award Agreement, the Committee shall have the discretion, on the basis of such criteria as may be established by the Committee, to reduce some or all of the value of the Performance Award that would otherwise be paid to the Covered Employee upon its settlement notwithstanding the attainment of any Performance Goal and the resulting value of the Performance Award determined in accordance with the Performance Award Formula.  No such reduction may result in an increase in the amount payable upon settlement of another Participant’s Performance Award that is intended to result in Performance-Based Compensation.

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(c) Effect of Leaves of Absence.  Unless otherwise required by law or a Participant’s Award Agreement, payment of the final value, if any, of a Performance Award held by a Participant who has taken in excess of thirty (30) days in unpaid leaves of absence during a Performance Period shall be prorated on the basis of the number of days of the Participant’s Service during the Performance Period during which the Participant was not on an unpaid leave of absence.

(d) Notice to Participants.  As soon as practicable following the Committee’s determination and certification in accordance with Sections 10.5(a) and (b), the Company shall notify each Participant of the determination of the Committee.

(e) Payment in Settlement of Performance Awards.  As soon as practicable following the Committee’s determination and certification in accordance with Sections 10.5(a) and (b), but in any event within the Short-Term Deferral Period described in Section 16.1 (except as otherwise provided below or consistent with the requirements of Section 409A), payment shall be made to each eligible Participant (or such Participant’s legal representative or other person who acquired the right to receive such payment by reason of the Participant’s death) of the final value of the Participant’s Performance Award.  Payment of such amount shall be made in cash, shares of Stock, or a combination thereof as determined by the Committee.  Unless otherwise provided in the Award Agreement evidencing a Performance Award, payment shall be made in a lump sum.  If permitted by the Committee, the Participant may elect, consistent with the requirements of Section 409A, to defer receipt of all or any portion of the payment to be made to the Participant pursuant to this Section, and such deferred payment date(s) elected by the Participant shall be set forth in the Award Agreement.  If any payment is to be made on a deferred basis, the Committee may, but shall not be obligated to, provide for the payment during the deferral period of Dividend Equivalent Rights or interest.

(f) Provisions Applicable to Payment in Shares.  If payment is to be made in shares of Stock, the number of such shares shall be determined by dividing the final value of the Performance Award by the Fair Market Value of a share of Stock determined by the method specified in the Award Agreement.  Shares of Stock issued in payment of any Performance Award may be fully vested and freely transferable shares or may be shares of Stock subject to Vesting Conditions as provided in Section 8.5.  Any shares subject to Vesting Conditions shall be evidenced by an appropriate Award Agreement and shall be subject to the provisions of Sections 8.5 through 8.8 above.

10.6 Voting Rights; Dividend Equivalent Rights and Distributions.  Participants shall have no voting rights with respect to shares of Stock represented by Performance Share Awards until the date of the issuance of such shares, if any (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company).  However, the Committee, in its discretion, may provide in the Award Agreement evidencing any Performance Share Award that the Participant shall be entitled to Dividend Equivalent Rights with respect to the payment of cash dividends on Stock during the period beginning on the date the Award is granted and ending, with respect to each share subject to the Award, on the earlier of the date on which the Performance Shares are settled or the date on which they are forfeited.  Such Dividend Equivalent Rights, if any, shall be credited to the Participant in the form of additional whole Performance Shares as of the date of payment of such cash dividends on Stock.  The number of additional Performance Shares (rounded down to the nearest whole number) to be so credited shall be determined by dividing (a) the amount of cash dividends paid on the dividend payment date with respect to the number of shares of Stock represented by the Performance Shares previously credited to the Participant by (b) the Fair Market Value per share of Stock on such date.  Dividend Equivalent Rights shall be accumulated and paid to the extent that Performance Shares become nonforfeitable, as determined by the Committee.  Settlement of Dividend Equivalent Rights may be made in cash, shares of Stock, or a combination thereof as determined by the Committee, and may be paid on the same basis as settlement of the related Performance Share as provided in Section 10.5.  In the event of a dividend or distribution paid in shares of Stock or other property or any other adjustment made upon a change in the capital structure of the Company as described in Section 4.4, appropriate adjustments shall be made in the Participant’s Performance Share Award so that it represents the right to receive upon settlement any and all new, substituted or additional securities or other property (other than regular, periodic cash dividends) to which the Participant would be entitled by reason of the shares of Stock issuable upon settlement of the Performance Share Award, and all such new, substituted or additional securities or other property shall be immediately subject to the same Performance Goals as are applicable to the Award.

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10.7 Effect of Termination of Service.  Unless otherwise provided by the Committee and set forth in the Award Agreement evidencing a Performance Award or in the Participant’s employment agreement, if any, referencing such Awards, the effect of a Participant’s termination of Service on the Performance Award shall be as follows:

(a) Death or Disability.  If the Participant’s Service terminates because of the death or Disability of the Participant before the completion of the Performance Period applicable to the Performance Award, the final value of the Participant’s Performance Award shall be determined by the extent to which the applicable Performance Goals have been attained with respect to the entire Performance Period and shall be prorated based on the number of months of the Participant’s Service during the Performance Period.  Payment shall be made following the end of the Performance Period in any manner permitted by Section 10.5.

(b) Other Termination of Service.  If the Participant’s Service terminates for any reason except death or Disability before the completion of the Performance Period applicable to the Performance Award, such Award shall be forfeited in its entirety.

10.8 Nontransferability of Performance Awards.  Prior to settlement in accordance with the provisions of the Plan, no Performance Award shall be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant’s beneficiary, except transfer by will or by the laws of descent and distribution.  All rights with respect to a Performance Award granted to a Participant hereunder shall be exercisable during his or her lifetime only by such Participant or the Participant’s guardian or legal representative.

11. Cash-Based Awards and Other Stock-Based Awards.

Cash-Based Awards and Other Stock-Based Awards shall be evidenced by Award Agreements in such form as the Committee shall from time to time establish.  Award Agreements evidencing Cash-Based Awards and Other Stock-Based Awards may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:

11.1 Grant of Cash-Based Awards.  Subject to the provisions of the Plan, the Committee, at any time and from time to time, may grant Cash-Based Awards to Participants in such amounts and upon such terms and conditions, including the achievement of performance criteria, as the Committee may determine.

11.2 Grant of Other Stock-Based Awards.  The Committee may grant other types of equity-based or equity-related Awards not otherwise described by the terms of this Plan (including the grant or offer for sale of unrestricted securities, stock-equivalent units, stock appreciation units, securities or debentures convertible into common stock or other forms determined by the Committee) in such amounts and subject to such terms and conditions as the Committee shall determine.  Other Stock-Based Awards may be made available as a form of payment in the settlement of other Awards or as payment in lieu of compensation to which a Participant is otherwise entitled.  Other Stock-Based Awards may involve the transfer of actual shares of Stock to Participants, or payment in cash or otherwise of amounts based on the value of Stock and may include, without limitation, Awards designed to comply with or take advantage of the applicable local laws of jurisdictions other than the United States.

11.3 Value of Cash-Based and Other Stock-Based Awards.  Each Cash-Based Award shall specify a monetary payment amount or payment range as determined by the Committee.  Each Other Stock-Based Award shall be expressed in terms of shares of Stock or units based on such shares of Stock, as determined by the Committee.  The Committee may require the satisfaction of such Service requirements, conditions, restrictions or performance criteria, including, without limitation, Performance Goals as described in Section 10.4, as shall be established by the Committee and set forth in the Award Agreement evidencing such Award.  If the Committee exercises its discretion to establish performance criteria, the final value of Cash-Based Awards or Other Stock-Based Awards that will be paid to the Participant will depend on the extent to which the performance criteria are met.  The establishment of performance criteria with respect to the grant or vesting of any Cash-Based Award or Other Stock-Based Award intended to result in Performance-Based Compensation shall follow procedures substantially equivalent to those applicable to Performance Awards set forth in Section 10.

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11.4 Payment or Settlement of Cash-Based Awards and Other Stock-Based Awards.  Payment or settlement, if any, with respect to a Cash-Based Award or an Other Stock-Based Award shall be made in accordance with the terms of the Award, in cash, shares of Stock or other securities or any combination thereof as the Committee determines.  The determination and certification of the final value with respect to any Cash-Based Award or Other Stock-Based Award intended to result in Performance-Based Compensation shall comply with the requirements applicable to Performance Awards set forth in Section 10.  To the extent applicable, payment or settlement with respect to each Cash-Based Award and Other Stock-Based Award shall be made in compliance with the requirements of Section 409A.

11.5 Voting Rights; Dividend Equivalent Rights and Distributions.  Participants shall have no voting rights with respect to shares of Stock represented by Other Stock-Based Awards until the date of the issuance of such shares of Stock (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), if any, in settlement of such Award.  However, the Committee, in its discretion, may provide in the Award Agreement evidencing any Other Stock-Based Award that the Participant shall be entitled to Dividend Equivalent Rights with respect to the payment of cash dividends on Stock during the period beginning on the date such Award is granted and ending, with respect to each share subject to the Award, on the earlier of the date the Award is settled or the date on which it is terminated.  Such Dividend Equivalent Rights, if any, shall be paid in accordance with the provisions set forth in Section 9.4.  Dividend Equivalent Rights shall not be granted with respect to Cash-Based Awards.  In the event of a dividend or distribution paid in shares of Stock or other property or any other adjustment made upon a change in the capital structure of the Company as described in Section 4.4, appropriate adjustments shall be made in the Participant’s Other Stock-Based Award so that it represents the right to receive upon settlement any and all new, substituted or additional securities or other property (other than regular, periodic cash dividends) to which the Participant would be entitled by reason of the shares of Stock issuable upon settlement of such Award, and all such new, substituted or additional securities or other property shall be immediately subject to the same Vesting Conditions and performance criteria, if any, as are applicable to the Award.

11.6 Effect of Termination of Service.  Each Award Agreement evidencing a Cash-Based Award or Other Stock-Based Award shall set forth the extent to which the Participant shall have the right to retain such Award following termination of the Participant’s Service.  Such provisions shall be determined in the discretion of the Committee, need not be uniform among all Cash-Based Awards or Other Stock-Based Awards, and may reflect distinctions based on the reasons for termination, subject to the requirements of Section 409A, if applicable.

11.7 Nontransferability of Cash-Based Awards and Other Stock-Based Awards.  Prior to the payment or settlement of a Cash-Based Award or Other Stock-Based Award, the Award shall not be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant’s beneficiary, except transfer by will or by the laws of descent and distribution.  The Committee may impose such additional restrictions on any shares of Stock issued in settlement of Cash-Based Awards and Other Stock-Based Awards as it may deem advisable, including, without limitation, minimum holding period requirements, restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which such shares of Stock are then listed and/or traded, or under any state securities laws or foreign law applicable to such shares of Stock.

12. Deferred Compensation Awards.

12.1 Establishment of Deferred Compensation Award Programs.  This Section 12 shall not be effective unless and until the Committee determines to establish a program pursuant to this Section.  If the Committee determines that any such program may constitute an “employee pension benefit plan” within the meaning of Section 3(2) of ERISA, the Committee shall adopt and implement such program through a separate subplan to this Plan.  Eligibility to participate in such subplan shall be limited to Directors and a select group of management or highly compensated employees, and the Committee shall take all additional actions required to qualify such subplan as a “top-hat” unfunded deferred compensation plan, including filing with the U.S. Department of Labor within 120 days following the adoption of such subplan a notice pursuant to Department of Labor Regulations Section 2520.104-23.

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12.2 Terms and Conditions of Deferred Compensation Awards.  Deferred Compensation Awards shall be evidenced by Award Agreements in such form as the Committee shall from time to time establish.  Award Agreements evidencing Deferred Compensation Awards may incorporate all or any of the terms of the Plan by reference and, except as provided below, shall comply with and be subject to the terms and conditions applicable to the appropriate form of Award as set forth in the applicable section of this Plan.

(a) Limitation on Elections. Notwithstanding any Participant’s prior election to reduce cash compensation pursuant to a program established in accordance with this Section 12, no Deferred Compensation Award may be granted to the Participant after termination of the Plan or termination of the Participant’s Service, and any such cash compensation shall be paid at the normal time and in accordance with the terms of the applicable cash compensation arrangement.

(b) Election Irrevocable. A Participant’s election to reduce cash compensation pursuant to a program established in accordance with this Section 12 shall become irrevocable on the last day of the calendar year prior to the year in which the services are to be rendered with respect to which such cash compensation would otherwise become payable, or at the time otherwise required by Section 409A.

(c) Vesting. Deferred Compensation Awards may be fully vested at grant or may be subject to such Vesting Conditions as the Committee determines.

13. Standard Forms of Award Agreement.

13.1 Award Agreements.  Each Award shall comply with and be subject to the terms and conditions set forth in the appropriate form of Award Agreement approved by the Committee and as amended from time to time.  No Award or purported Award shall be a valid and binding obligation of the Company unless evidenced by a fully executed Award Agreement, which execution may be evidenced by electronic means.

13.2 Authority to Vary Terms.  The Committee shall have the authority from time to time to vary the terms of any standard form of Award Agreement either in connection with the grant or amendment of an individual Award or in connection with the authorization of a new standard form or forms; provided, however, that the terms and conditions of any such new, revised or amended standard form or forms of Award Agreement are not inconsistent with the terms of the Plan.

14. Change in Control.

14.1 Effect of Change in Control on Awards.  Subject to the requirements and limitations of Section 409A, if applicable, the Committee may provide for any one or more of the following:

(a) Accelerated Vesting.  In its discretion, the Committee may provide in the grant of any Award or at any other time may take such action as it deems appropriate to provide for acceleration of the exercisability, vesting and/or settlement in connection with a Change in Control of each or any outstanding Award or portion thereof and shares acquired pursuant thereto upon such conditions, including termination of the Participant’s Service prior to, upon, or following such Change in Control, and to such extent as the Committee shall determine.

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(b) Assumption, Continuation or Substitution.  In the event of a Change in Control, the surviving, continuing, successor, or purchasing corporation or other business entity or parent thereof, as the case may be (the “Acquiror”), may, without the consent of any Participant, assume or continue the Company’s rights and obligations under each or any Award or portion thereof outstanding immediately prior to the Change in Control or substitute for each or any such outstanding Award or portion thereof a substantially equivalent award with respect to the Acquiror’s stock, as applicable.  For purposes of this Section, if so determined by the Committee in its discretion, an Award denominated in shares of Stock shall be deemed assumed if, following the Change in Control, the Award confers the right to receive, subject to the terms and conditions of the Plan and the applicable Award Agreement, for each share of Stock subject to the Award immediately prior to the Change in Control, the consideration (whether stock, cash, other securities or property or a combination thereof) to which a holder of a share of Stock on the effective date of the Change in Control was entitled (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Stock); provided, however, that if such consideration is not solely common stock of the Acquiror, the Committee may, with the consent of the Acquiror, provide for the consideration to be received upon the exercise or settlement of the Award, for each share of Stock subject to the Award, to consist solely of common stock of the Acquiror equal in Fair Market Value to the per share consideration received by holders of Stock pursuant to the Change in Control.  Any Award which is not assumed, substituted for or otherwise continued by the Acquiror shall vest in full effective and contingent upon the consummation of the Change in Control.  Any Award or portion thereof which is not assumed, substituted for, or otherwise continued by the Acquiror in connection with the Change in Control nor exercised or settled as of the time of consummation of the Change in Control shall terminate and cease to be outstanding effective as of the time of consummation of the Change in Control.

(c) Cash-Out of Outstanding Stock-Based Awards.  The Committee may, in its discretion and without the consent of any Participant, determine that, upon the occurrence of a Change in Control, each or any Award denominated in shares of Stock or portion thereof outstanding immediately prior to the Change in Control and not previously exercised or settled shall be canceled in exchange for a payment with respect to each vested share (and each unvested share, if so determined by the Committee) of Stock subject to such canceled Award in (i) cash, (ii) stock of the Company or of a corporation or other business entity a party to the Change in Control, or (iii) other property which, in any such case, shall be in an amount having a Fair Market Value equal to the Fair Market Value of the consideration to be paid per share of Stock in the Change in Control, reduced (but not below zero) by the exercise or purchase price per share, if any, under such Award.  In the event such determination is made by the Committee, an Award having an exercise or purchase price per share equal to or greater than the Fair Market Value of the consideration to be paid per share of Stock in the Change in Control may be canceled without payment of consideration to the holder thereof.  Payment pursuant to this Section (reduced by applicable withholding taxes, if any) shall be made to Participants in respect of the vested portions of their canceled Awards as soon as practicable following the date of the Change in Control and in respect of the unvested portions of their canceled Awards in accordance with the vesting schedules applicable to such Awards.

14.2 Effect of Change in Control on Nonemployee Director Awards.  Subject to the requirements and limitations of Section 409A, if applicable, including as provided by Section 16.4(f), in the event of a Change in Control, each outstanding Nonemployee Director Award shall become immediately exercisable and vested in full and, except to the extent assumed, continued or substituted for pursuant to Section 14.1(b), shall be settled effective immediately prior to the time of consummation of the Change in Control.

14.3 Federal Excise Tax Under Section 4999 of the Code.

(a) Excess Parachute Payment.  In the event that any acceleration of vesting pursuant to an Award and any other payment or benefit received or to be received by a Participant would subject the Participant to any excise tax pursuant to Section 4999 of the Code due to the characterization of such acceleration of vesting, payment or benefit as an “excess parachute payment” under Section 280G of the Code, the Participant may elect to reduce the amount of any acceleration of vesting called for under the Award in order to avoid such characterization.

(b) Determination by Independent Accountants.  To aid the Participant in making any election called for under Section 14.3(a), no later than the date of the occurrence of any event that might reasonably be anticipated to result in an “excess parachute payment” to the Participant as described in Section 14.3(a), the Company shall request a determination in writing by independent public accountants selected by the Company (the “Accountants”).  As soon as practicable thereafter, the Accountants shall determine and report to the Company and the Participant the amount of such acceleration of vesting, payments and benefits which would produce the greatest after-tax benefit to the Participant.  For the purposes of such determination, the Accountants may rely on reasonable, good faith interpretations concerning the application of Sections 280G and 4999 of the Code.  The Company and the Participant shall furnish to the Accountants such information and documents as the Accountants may reasonably request in order to make their required determination.  The Company shall bear all fees and expenses the Accountants charge in connection with their services contemplated by this Section.

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15. Compliance with Securities Law.

The grant of Awards and the issuance of shares of Stock pursuant to any Award shall be subject to compliance with all applicable requirements of federal, state and foreign law with respect to such securities and the requirements of any stock exchange or market system upon which the Stock may then be listed.  In addition, no Award may be exercised or shares issued pursuant to an Award unless (a) a registration statement under the Securities Act shall at the time of such exercise or issuance be in effect with respect to the shares issuable pursuant to the Award, or (b) in the opinion of legal counsel to the Company, the shares issuable pursuant to the Award may be issued in accordance with the terms of an applicable exemption from the registration requirements of the Securities Act.  The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary to the lawful issuance and sale of any shares under the Plan shall relieve the Company of any liability in respect of the failure to issue or sell such shares as to which such requisite authority shall not have been obtained.  As a condition to issuance of any Stock, the Company may require the Participant to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect thereto as may be requested by the Company.

16. Compliance with Section 409A.

16.1 Awards Subject to Section 409A.  The Company intends that Awards granted pursuant to the Plan shall either be exempt from or comply with Section 409A, and the Plan shall be so construed.  The provisions of this Section 16 shall apply to any Award or portion thereof that constitutes or provides for payment of Section 409A Deferred Compensation.  Such Awards may include, without limitation:

(a) A Nonstatutory Stock Option or SAR that includes any feature for the deferral of compensation other than the deferral of recognition of income until the later of (i) the exercise or disposition of the Award or (ii) the time the stock acquired pursuant to the exercise of the Award first becomes substantially vested.

(b) Any Restricted Stock Unit Award, Performance Award, Cash-Based Award or Other Stock-Based Award that either (i) provides by its terms for settlement of all or any portion of the Award at a time or upon an event that will or may occur later than the end of the Short-Term Deferral Period (as defined below) or (ii) permits the Participant granted the Award to elect one or more dates or events upon which the Award will be settled after the end of the Short-Term Deferral Period.

Subject to the provisions of Section 409A, the term “Short-Term Deferral Period” means the 2½ month period ending on the later of (i) the 15th day of the third month following the end of the Participant’s taxable year in which the right to payment under the applicable portion of the Award is no longer subject to a substantial risk of forfeiture or (ii) the 15th day of the third month following the end of the Company’s taxable year in which the right to payment under the applicable portion of the Award is no longer subject to a substantial risk of forfeiture.  For this purpose, the term “substantial risk of forfeiture” shall have the meaning provided by Section 409A.

16.2 Deferral and/or Distribution Elections.  Except as otherwise permitted or required by Section 409A, the following rules shall apply to any compensation deferral and/or payment elections (each, an “Election”) that may be permitted or required by the Committee pursuant to an Award providing Section 409A Deferred Compensation:

(a) Elections must be in writing and specify the amount of the payment in settlement of an Award being deferred, as well as the time and form of payment as permitted by this Plan.

(b) Elections shall be made by the end of the Participant’s taxable year prior to the year in which services commence for which an Award may be granted to such Participant.

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(c) Elections shall continue in effect until a written revocation or change in Election is received by the Company, except that a written revocation or change in Election must be received by the Company prior to the last day for making the Election determined in accordance with paragraph (b) above or as permitted by Section 16.3.

16.3 Subsequent Elections.  Except as otherwise permitted or required by Section 409A, any Award providing Section 409A Deferred Compensation which permits a subsequent Election to delay the payment or change the form of payment in settlement of such Award shall comply with the following requirements:

(a) No subsequent Election may take effect until at least twelve (12) months after the date on which the subsequent Election is made.

(b) Each subsequent Election related to a payment in settlement of an Award not described in Section 16.4(a)(ii), 16.4(a)(iii) or 16.4(a)(vi) must result in a delay of the payment for a period of not less than five (5) years from the date on which such payment would otherwise have been made.

(c) No subsequent Election related to a payment pursuant to Section 16.4(a)(iv) shall be made less than twelve (12) months before the date on which such payment would otherwise have been made.

(d) Subsequent Elections shall continue in effect until a written revocation or change in the subsequent Election is received by the Company, except that a written revocation or change in a subsequent Election must be received by the Company prior to the last day for making the subsequent Election determined in accordance the preceding paragraphs of this Section 16.3.

16.4 Payment of Section 409A Deferred Compensation.

(a) Permissible Payments.  Except as otherwise permitted or required by Section 409A, an Award providing Section 409A Deferred Compensation must provide for payment in settlement of the Award only upon one or more of the following:

(i) The Participant’s “separation from service” (as defined by Section 409A);

(ii) The Participant’s becoming “disabled” (as defined by Section 409A);

(iii) The Participant’s death;

(iv) A time or fixed schedule that is either (i) specified by the Committee upon the grant of an Award and set forth in the Award Agreement evidencing such Award or (ii) specified by the Participant in an Election complying with the requirements of Section 16.2 or 16.3, as applicable;

(v) A change in the ownership or effective control or the Company or in the ownership of a substantial portion of the assets of the Company determined in accordance with Section 409A; or

(vi) The occurrence of an “unforeseeable emergency” (as defined by Section 409A).

(b) Installment Payments.  It is the intent of this Plan that any right of a Participant to receive installment payments (within the meaning of Section 409A) shall, for all purposes of Section 409A, be treated as a right to a series of separate payments.

(c) Required Delay in Payment to Specified Employee Pursuant to Separation from Service.  Notwithstanding any provision of the Plan or an Award Agreement to the contrary, except as otherwise permitted by Section 409A, no payment pursuant to Section 16.4(a)(i) in settlement of an Award providing for Section 409A Deferred Compensation may be made to a Participant who is a “specified employee” (as defined by Section 409A) as of the date of the Participant’s separation from service before the date (the “Delayed Payment Date”) that is six (6) months after the date of such Participant’s separation from service, or, if earlier, the date of the Participant’s death.  All such amounts that would, but for this paragraph, become payable prior to the Delayed Payment Date shall be accumulated and paid on the Delayed Payment Date.

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(d) Payment Upon Disability.  All distributions of Section 409A Deferred Compensation payable by reason of a Participant becoming disabled shall be paid in a lump sum or in periodic installments as established by the Participant’s Election.  If the Participant has made no Election with respect to distributions of Section 409A Deferred Compensation upon becoming disabled, all such distributions shall be paid in a lump sum upon the determination that the Participant has become disabled.

(e) Payment Upon Death.  If a Participant dies before complete distribution of amounts payable upon settlement of an Award subject to Section 409A, such undistributed amounts shall be distributed to his or her beneficiary under the distribution method for death established by the Participant’s Election upon receipt by the Committee of satisfactory notice and confirmation of the Participant’s death.  If the Participant has made no Election with respect to distributions of Section 409A Deferred Compensation upon death, all such distributions shall be paid in a lump sum upon receipt by the Committee of satisfactory notice and confirmation of the Participant’s death.

(f) Payment Upon Change in Control.  Notwithstanding any provision of the Plan or an Award Agreement to the contrary, to the extent that any amount constituting Section 409A Deferred Compensation would become payable under this Plan by reason of a Change in Control, such amount shall become payable only if the event constituting a Change in Control would also constitute a change in ownership or effective control of the Company or a change in the ownership of a substantial portion of the assets of the Company within the meaning of Section 409A.  Any Award which constitutes Section 409A Deferred Compensation and which would vest and otherwise become payable upon a Change in Control as a result of the failure of the Acquiror to assume, continue or substitute for such Award in accordance with Section 14.1(b) shall vest to the extent provided by such Award but shall be converted automatically at the effective time of such Change in Control into a right to receive, in cash on the date or dates such award would have been settled in accordance with its then existing settlement schedule (or as required by Section 16.4(c)), an amount or amounts equal in the aggregate to the intrinsic value of the Award at the time of the Change in Control.

(g) Payment Upon Unforeseeable Emergency.  The Committee shall have the authority to provide in the Award Agreement evidencing any Award providing for Section 409A Deferred Compensation for payment in settlement of all or a portion of such Award in the event that a Participant establishes, to the satisfaction of the Committee, the occurrence of an unforeseeable emergency.  In such event, the amount(s) distributed with respect to such unforeseeable emergency cannot exceed the amounts reasonably necessary to satisfy the emergency need plus amounts necessary to pay taxes reasonably anticipated as a result of such distribution(s), after taking into account the extent to which such emergency need is or may be relieved through reimbursement or compensation by insurance or otherwise, by liquidation of the Participant’s assets (to the extent the liquidation of such assets would not itself cause severe financial hardship) or by cessation of deferrals under the Award.  All distributions with respect to an unforeseeable emergency shall be made in a lump sum upon the Committee’s determination that an unforeseeable emergency has occurred.  The Committee’s decision with respect to whether an unforeseeable emergency has occurred and the manner in which, if at all, the payment in settlement of an Award shall be altered or modified, shall be final, conclusive, and not subject to approval or appeal.

(h) Prohibition of Acceleration of Payments. Notwithstanding any provision of the Plan or an Award Agreement to the contrary, this Plan does not permit the acceleration of the time or schedule of any payment under an Award providing Section 409A Deferred Compensation, except as permitted by Section 409A.

(i) No Representation Regarding Section 409A Compliance.  Notwithstanding any other provision of the Plan, the Company makes no representation that Awards shall be exempt from or comply with Section 409A.  No Participating Company shall be liable for any tax, penalty or interest imposed on a Participant by Section 409A.

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17. Tax Withholding.

17.1 Tax Withholding in General.  The Company shall have the right to deduct from any and all payments made under the Plan, or to require the Participant, through payroll withholding, cash payment or otherwise, to make adequate provision for, the federal, state, local and foreign taxes (including social insurance), if any, required by law to be withheld by any Participating Company with respect to an Award or the shares acquired pursuant thereto.  The Company shall have no obligation to deliver shares of Stock, to release shares of Stock from an escrow established pursuant to an Award Agreement, or to make any payment in cash under the Plan until the Participating Company Group’s tax withholding obligations have been satisfied by the Participant.

17.2 Withholding in or Directed Sale of Shares.  The Company shall have the right, but not the obligation, to deduct from the shares of Stock issuable to a Participant upon the exercise or settlement of an Award, or to accept from the Participant the tender of, a number of whole shares of Stock having a Fair Market Value, as determined by the Company, equal to all or any part of the tax withholding obligations of any Participating Company.  The Fair Market Value of any shares of Stock withheld or tendered to satisfy any such tax withholding obligations shall not exceed the amount determined by the applicable minimum statutory withholding rates.  The Company may require a Participant to direct a broker, upon the vesting, exercise or settlement of an Award, to sell a portion of the shares subject to the Award determined by the Company in its discretion to be sufficient to cover the tax withholding obligations of any Participating Company and to remit an amount equal to such tax withholding obligations to such Participating Company in cash.

18. Amendment, Suspension or Termination of Plan.

The Committee may amend, suspend or terminate the Plan at any time.  However, without the approval of the Company’s stockholders, there shall be (a) no increase in the maximum aggregate number of shares of Stock that may be issued under the Plan (except by operation of the provisions of Section 4.4), (b) no change in the class of persons eligible to receive Incentive Stock Options, and (c) no other amendment of the Plan that would require approval of the Company’s stockholders under any applicable law, regulation or rule, including the rules of any stock exchange or quotation system upon which the Stock may then be listed or quoted.  No amendment, suspension or termination of the Plan shall affect any then outstanding Award unless expressly provided by the Committee.  Except as provided by the next sentence, no amendment, suspension or termination of the Plan may adversely affect any then outstanding Award without the consent of the Participant.  Notwithstanding any other provision of the Plan to the contrary, the Committee may, in its sole and absolute discretion and without the consent of any Participant, amend the Plan or any Award Agreement, to take effect retroactively or otherwise, as it deems necessary or advisable for the purpose of conforming the Plan or such Award Agreement to any present or future law, regulation or rule applicable to the Plan, including, but not limited to, Section 409A.  Additionally, any amendment is subject to any approvals as may be required by any stock exchange on which the Company is then listed.

19. Miscellaneous Provisions.

19.1 Repurchase Rights.  Shares issued under the Plan may be subject to one or more repurchase options, or other conditions and restrictions as determined by the Committee in its discretion at the time the Award is granted.  The Company shall have the right to assign at any time any repurchase right it may have, whether or not such right is then exercisable, to one or more persons as may be selected by the Company.  Upon request by the Company, each Participant shall execute any agreement evidencing such transfer restrictions prior to the receipt of shares of Stock hereunder and shall promptly present to the Company any and all certificates representing shares of Stock acquired hereunder for the placement on such certificates of appropriate legends evidencing any such transfer restrictions.

19.2 Forfeiture Events.

(a) The Committee may specify in an Award Agreement that the Participant’s rights, payments, and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture, or recoupment upon the occurrence of specified events, in addition to any otherwise applicable vesting or performance conditions of an Award.  Such events may include, but shall not be limited to, termination of Service for Cause or any act by a Participant, whether before or after termination of Service, that would constitute Cause for termination of Service.

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(b) If the Company is required to prepare an accounting restatement due to the material noncompliance of the Company, as a result of misconduct, with any financial reporting requirement under the securities laws, any Participant who knowingly or through gross negligence engaged in the misconduct, or who knowingly or through gross negligence failed to prevent the misconduct, and any Participant who is one of the individuals subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002, shall reimburse the Company for (i) the amount of any payment in settlement of an Award received by such Participant during the twelve- (12-) month period following the first public issuance or filing with the United States Securities and Exchange Commission (whichever first occurred) of the financial document embodying such financial reporting requirement, and (ii) any profits realized by such Participant from the sale of securities of the Company during such twelve- (12-) month period.

19.3 Provision of Information.  Each Participant shall be given access to information concerning the Company equivalent to that information generally made available to the Company’s common stockholders.

19.4 Rights as Employee, Consultant or Director.  No person, even though eligible pursuant to Section 5, shall have a right to be selected as a Participant, or, having been so selected, to be selected again as a Participant.  Nothing in the Plan or any Award granted under the Plan shall confer on any Participant a right to remain an Employee, Consultant or Director or interfere with or limit in any way any right of a Participating Company to terminate the Participant’s Service at any time.  To the extent that an Employee of a Participating Company other than the Company receives an Award under the Plan, that Award shall in no event be understood or interpreted to mean that the Company is the Employee’s employer or that the Employee has an employment relationship with the Company.

19.5 Rights as a Stockholder.  A Participant shall have no rights as a stockholder with respect to any shares covered by an Award until the date of the issuance of such shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company).  No adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date such shares are issued, except as provided in Section 4.4 or another provision of the Plan.

19.6 Delivery of Title to Shares.  Subject to any governing rules or regulations, the Company shall issue or cause to be issued the shares of Stock acquired pursuant to an Award and shall deliver such shares to or for the benefit of the Participant by means of one or more of the following: (a) by delivering to the Participant evidence of book entry shares of Stock credited to the account of the Participant, (b) by depositing such shares of Stock for the benefit of the Participant with any broker with which the Participant has an account relationship, or (c) by delivering such shares of Stock to the Participant in certificate form.

19.7 Fractional Shares.  The Company shall not be required to issue fractional shares upon the exercise or settlement of any Award.

19.8 Retirement and Welfare Plans.  Neither Awards made under this Plan nor shares of Stock or cash paid pursuant to such Awards may be included as “compensation” for purposes of computing the benefits payable to any Participant under any Participating Company’s retirement plans (both qualified and non-qualified) or welfare benefit plans unless such other plan expressly provides that such compensation shall be taken into account in computing a Participant’s benefit.  In addition, unless a written employment agreement or other service agreement references Awards, a general reference to “benefits” in such agreement shall not be deemed to refer to Awards granted hereunder.

19.9 Beneficiary Designation.  Subject to local laws and procedures, each Participant may file with the Company a written designation of a beneficiary who is to receive any benefit under the Plan to which the Participant is entitled in the event of such Participant’s death before he or she receives any or all of such benefit.  Each designation will revoke all prior designations by the same Participant, shall be in a form prescribed by the Company, and will be effective only when filed by the Participant in writing with the Company during the Participant’s lifetime.  If a married Participant designates a beneficiary other than the Participant’s spouse, the effectiveness of such designation may be subject to the consent of the Participant’s spouse.  If a Participant dies without an effective designation of a beneficiary who is living at the time of the Participant’s death, the Company will pay any remaining unpaid benefits to the Participant’s legal representative.

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19.10 Severability.  If any one or more of the provisions (or any part thereof) of this Plan shall be held invalid, illegal or unenforceable in any respect, such provision shall be modified so as to make it valid, legal and enforceable, and the validity, legality and enforceability of the remaining provisions (or any part thereof) of the Plan shall not in any way be affected or impaired thereby.

19.11 No Constraint on Corporate Action.  Nothing in this Plan shall be construed to: (a) limit, impair, or otherwise affect the Company’s or another Participating Company’s right or power to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure, or to merge or consolidate, or dissolve, liquidate, sell, or transfer all or any part of its business or assets; or (b) limit the right or power of the Company or another Participating Company to take any action which such entity deems to be necessary or appropriate.

19.12 Unfunded Obligation.  Participants shall have the status of general unsecured creditors of the Company.  Any amounts payable to Participants pursuant to the Plan shall be considered unfunded and unsecured obligations for all purposes, including, without limitation, Title I of the Employee Retirement Income Security Act of 1974.  No Participating Company shall be required to segregate any monies from its general funds, or to create any trusts, or establish any special accounts with respect to such obligations.  The Company shall retain at all times beneficial ownership of any investments, including trust investments, which the Company may make to fulfill its payment obligations hereunder.  Any investments or the creation or maintenance of any trust or any Participant account shall not create or constitute a trust or fiduciary relationship between the Committee or any Participating Company and a Participant, or otherwise create any vested or beneficial interest in any Participant or the Participant’s creditors in any assets of any Participating Company.  The Participants shall have no claim against any Participating Company for any changes in the value of any assets which may be invested or reinvested by the Company with respect to the Plan.

19.13 Choice of Law.  Except to the extent governed by applicable federal law, the validity, interpretation, construction and performance of the Plan and each Award Agreement shall be governed by the laws of the State of Delaware, without regard to its conflict of law rules.

IN WITNESS WHEREOF, the undersigned Secretary of the Company certifies that the foregoing sets forth the Pan American Goldfields Ltd. 2012 Equity Incentive Plan as duly adopted by the Board on February 6, 2012.

/s/ Salil Dhaumya
Salil Dhaumya, Secretary

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i

(continued)

ii

(continued)

iii

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers.

The Registrant is incorporated under the laws of the State of Delaware.  Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify any persons who were, are or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.  The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was unlawful.

 Section 145 of the Delaware General Corporation Law further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him or her and incurred by him or her in any such capacity, arising out of his or her status as such, whether or not the corporation would otherwise have the power to indemnify him or her under Section 145 of the Delaware General Corporation Law.

The Registrant intends to enter into indemnification agreements with each of its current directors and executive officers.  These agreements will require the Registrant to indemnify these individuals to the fullest extent permitted under Delaware law against liabilities that may arise by reason of their service to the Registrant, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified.  The Registrant also intends to enter into indemnification agreements with its future directors and executive officers.

In addition, the Registrant’s certificate of incorporation and bylaws provide for indemnification of directors, officers, employees and agents to the fullest extent permitted by applicable law and authorize the Registrant to purchase and maintain insurance to protect itself and any director, officer, employee or agent of the Registrant or another business entity against any expense, liability, or loss, regardless of whether the Registrant would have the power to indemnify such person under its bylaws or applicable law.

Item 21. Exhibits.

The list of exhibits is incorporated by reference from the Index to Exhibits on page II-4.

Item 22. Undertakings.

The undersigned Registrant hereby undertakes:

(a) That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

(b) That every prospectus: (i) that is filed pursuant to paragraph (c) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) To respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(d) To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

Insofar as indemnification by the registrant for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vancouver, BC, on the 10th day of  February,  2012.

PAN AMERICAN HOLDCO INC.

By:	/s/ Miguel F. Di Nanno
Miguel F. Di Nanno
President

We, the undersigned officers and directors of Pan American Holdco, hereby severally constitute and appoint Miguel F. Di Nanno our true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution for him and in his name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing necessary or desirable to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorney-in-fact or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated below.

SIGNATURE	TITLE	DATE

/s/ Miguel F. Di Nanno
Miguel F. Di Nanno	President (Principal Executive Officer)	February 10, 2012

/s/ Salil Dhaumya
Salil Dhaumya	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	February 10, 2012

/s/ Hernan Celorrio
Hernan Celorrio	Director	February 10, 2012

/s/ Gary Parkison
Gary Parkison	Director	February 10, 2012

/s/ George Young
George Young	Director	February 10, 2012

/s/ Randy Buchamer
Randy Buchamer	Director	February 10, 2012

/s/ Neil Maedel
Neil Maedel	Director	February 10, 2012

INDEX TO EXHIBITS

Exhibit Number	Exhibit Description

2.1
Agreement and Plan of Reorganization, dated as of February 6, 2012, by and among Pan American Goldfields Ltd. and Pan American Holdco Inc. (attached as Annex I to the proxy statement/prospectus included in this Registration Statement).

2.2
Agreement and Plan of Merger, dated July 2, 2010, by and between Pan American Goldfields Ltd., a Colorado corporation formerly known as Mexoro Minerals Ltd., and Pan American Goldfields Ltd., a Delaware corporation (herein incorporated by reference from the Company’s current report on Form 8-K dated July 2, 2010, filed with the Securities and Exchange Commission on July 6, 2010).

3.1	Certificate of Incorporation of Pan American Holdco (attached as Annex IV to the proxy statement/prospectus included in this Registration Statement and incorporated herein by reference).

3.2
Certificate of Incorporation of Pan American Goldfields Ltd. (herein incorporated by reference from the Company’s current report on Form 8-K dated July 2, 2010, filed with the Securities and Exchange Commission on July 6, 2010).

3.3	Bylaws of Pan American Holdco (attached as Annex V to the proxy statement/prospectus included in this Registration Statement and incorporated herein by reference).

3.4
Bylaws of Pan American Goldfields Ltd. (herein incorporated by reference from the Company’s current report on Form 8-K dated July 2, 2010, filed with the Securities and Exchange Commission on July 6, 2010).

4.1
Registration Agreement dated April 20, 2004, by and among Sunburst Acquisitions IV, Inc., a Colorado company, and each of the purchasers in a private placement of shares of Sunburst (herein incorporated by reference from the Registration Statement on Form SB-2/A filed with the Securities and Exchange Commission on September 25, 2006).

4.2
Form of Warrant, by and between Pan American Goldfields Ltd. and the U.S. subscribers (herein incorporated by reference from the Company’s current report on Form 8-K dated September 21, 2009, and filed with the Securities and Exchange Commission on September 25, 2009).

4.3
Form of Warrant, by and between Pan American Goldfields Ltd. and the Canadian and Non-U.S. subscribers (herein incorporated by reference from the Company’s current report on Form 8-K dated September 21, 2009, and filed with the Securities and Exchange Commission on September 25, 2009).

4.4
Form of Warrant, by and between Pan American Goldfields Ltd. and MRT Investments Ltd. (herein incorporated by reference from the Company’s current report on Form 8-K dated September 21, 2009, and filed with the Securities and Exchange Commission on September 25, 2009).

4.5
Form of Warrant, by and between Pan American Goldfields Ltd. and Mr. Ayub (herein incorporated by reference from the Company’s current report on Form 8-K dated December 23, 2009, and filed with the Securities and Exchange Commission on December 23, 2009).

4.6
Form of Warrant, by and between Pan American Goldfields Ltd. and the Canadian and Non-U.S. subscribers (herein incorporated by reference from the Company’s current report on Form 8-K dated March 8, 2011, and filed with the Securities and Exchange Commission on March 8, 2011).

4.7
Form of Warrant, by and between Pan American Goldfields Ltd. and the U.S. subscribers (herein incorporated by reference from the Company’s current report on Form 8-K dated March 8, 2011, and filed with the Securities and Exchange Commission on March 8, 2011).

5.1	Form of Opinion of DLA Piper LLP (US) regarding the legality of the securities being registered.*

10.1
Agreement made and entered in the City of Chihuahua, State of Chihuahua as of the 18th day of August, 2005 among Compania Minera De Namiquipa, S. A. de C.V. a company duly incorporated and validly existing pursuant to the laws of the United Mexican States, and Minera Rio Tinto, S. A. de C.V. a company duly incorporated and validly existing pursuant to the laws of the United Mexican States, and Mario Humberto Ayub Touche having a domicile at San Antonio No. 2036 Chihuahua, Chihuahua and Sunburst Mining De Mexico, S. A. de C.V., a company duly incorporated and validly existing pursuant to the laws of the United Mexican States (herein incorporated by reference from the Registration Statement on Form SB-2/A filed with the Securities and Exchange Commission on December 18, 2006).

10.2
Agreement made and entered at the City of Chihuahua, State of Chihuahua on this the 18th day of August of the year 2005, among Minera Rio Tinto, S. A. de C.V. a company duly incorporated and validly existing pursuant to the laws of the United Mexican States, and Sunburst Mining de Mexico, S. A. de C.V. a company duly incorporated and validly existing pursuant to the laws of the United Mexican States (Encino Gordo) (herein incorporated by reference from the Registration Statement on Form SB-2/A filed with the Securities and Exchange Commission on September 25, 2006).

10.3
The New Agreement entered into on December 8, 2005 among Pan American Goldfields Ltd., Sunburst de Mexico, and MRT (herein incorporated by reference from the Company’s current report on Form 8-K for report date December 8, 2005 and filed with the Securities and Exchange Commission on December 14, 2005).

10.4
Amendment to the New Agreement, dated April 6, 2006 by and among Mexoro Minerals, Ltd., Sunburst Mining de Mexico S.A. de C.V., and Minera Rio Tinto, S.A. de C.V. (herein incorporated by reference from the Registration Statement on Form SB-2/A filed with the Securities and Exchange Commission on September 25, 2006).

10.5
Addendum To Purchase Contract Of Mining Rights To Lump Sum Entered Into On May 6, 2004 by Corporativo Minero, S.A. De C.V. and Sunburst Mining De Mexico, S.A. De C.V., dated March 24, 2006 (herein incorporated by reference from the Registration Statement on Form SB-2/A filed with the Securities and Exchange Commission on September 25, 2006).

10.6
Original Agreement between MRT and Corporativo Minero dated 2004 concerning the Cieneguita property (herein incorporated by reference from the Registration Statement on Form SB-2/A filed with the Securities and Exchange Commission on December 18, 2006).

10.7
Agreement to Defer Cieneguita Property Payments, entered into on May 4, 2007 by Corporativo Minero S.A. de C.V. and Sunburst de Mexico S.A. de C.V. (herein incorporated by reference to the Quarterly Report on Form 10-QSB filed with the Securities and Exchange Commission on January 14, 2008).

10.8
Entry into a material definitive agreement for development of Cieneguita project with Minera Rio Tinto (herein incorporated by reference from the Company’s current report on Form 8-K dated February 17, 2009 filed with the Securities and Exchange Commission on February 18, 2009).

10.9
Agreement for the Assignment of Mining Agreements dated July 8, 2009, by and between Mexoro Minerals, Ltd., its subsidiary, Sunburst Mining de México S.A. de C.V, Paramount Gold and Silver Corp., a Delaware corporation, and its subsidiary, Paramount Gold de Mexico S.A. de C.V., a Mexican corporation (herein incorporated by reference from the Company’s current report on Form 8-K dated July 8, 2009 and filed with the Securities and Exchange Commission on July 27, 2009).

10.10
Form of Private Placement Subscription Agreement, dated September 21, 2009, by and between Pan American Goldfields Ltd. and the U.S. investors named therein (herein incorporated by reference from the Company’s current report on Form 8-K dated September 21, 2009, and filed with the Securities and Exchange Commission on September 25, 2009).

10.11
Form of Private Placement Subscription Agreement, dated September 21, 2009, by and between Pan American Goldfields Ltd. and the Canadian and Non-U.S. investors named therein (herein incorporated by reference from the Company’s current report on Form 8-K dated September 21, 2009, and filed with the Securities and Exchange Commission on September 25, 2009).

10.12
Form of Director and Officer Indemnification Agreement (herein incorporated by reference from the Company’s current report on Form 8-K dated September 21, 2009, and filed with the Securities and Exchange Commission on September 25, 2009).

10.13
Stock option plan approved by the shareholders of Mexoro Minerals, Ltd. on February 13, 2006 (herein incorporated by reference from the Registration Statement on Form SB-2 filed with the Securities and Exchange Commission on April 7, 2006).†

10.14
2008 Equity Compensation Plan (herein incorporated by reference from the Company’s current report on Form 8-K/A dated April 7, 2008, and filed with the Securities and Exchange Commission on April 11, 2008).†

10.15	2009 Nonqualified Stock Option Plan (herein incorporated by reference from the Company’s Registration Statement on Form S-1, filed with the Securities and Exchange Commission on December 24, 2009).†

10.16
Form of Nonqualified Stock Option Agreement (herein incorporated by reference from the Company’s current report on Form 8-K dated September 21, 2009, and filed with the Securities and Exchange Commission on September 25, 2009).†

10.17
Employment Agreement, dated September 21, 2009, by and between Pan American Goldfields Ltd. and Manuel Flores (herein incorporated by reference from the Company’s current report on Form 8-K dated September 21, 2009, and filed with the Securities and Exchange Commission on September 25, 2009).†

10.18
Employment Agreement, dated September 21, 2009, by and between Pan American Goldfields Ltd. and George Young (herein incorporated by reference from the Company’s current report on Form 8-K dated September 21, 2009, and filed with the Securities and Exchange Commission on September 25, 2009).†

10.19
Consulting Agreement dated September 21, 2009, by and between Pan American Goldfields Ltd. and MRT Investments Ltd. (herein incorporated by reference from the Company’s current report on Form 8-K dated September 21, 2009, and filed with the Securities and Exchange Commission on September 25, 2009).

10.20
Employment Agreement, dated September 21, 2009, by and between Pan American Goldfields Ltd. and Salil Dhaumya (herein incorporated by reference from the Company’s current report on Form 8-K dated September 21, 2009, and filed with the Securities and Exchange Commission on September 25, 2009).†

10.21
Form of Amendment No. 1 to the Private Placement Subscription Agreement, dated November 5, 2009, by and between Pan American Goldfields Ltd. and the U.S. investors named therein (herein incorporated by reference from the Company’s current report on Form 8-K dated November 5, 2009, and filed with the Securities and Exchange Commission on November 12, 2009).

10.22
Form of Amendment No. 1 to the Private Placement Subscription Agreement, dated November 5, 2009, by and between Pan American Goldfields Ltd. and the Canadian and Non-U.S. investors named therein (herein incorporated by reference from the Company’s current report on Form 8-K dated November 5, 2009, and filed with the Securities and Exchange Commission on November 12, 2009).

10.23
Securities Purchase Agreement, dated December 23, 2009 by and between Pan American Goldfields Ltd. and Mr. Ayub (herein incorporated by reference from the Company’s current report on Form 8-K dated December 23, 2009, and filed with the Securities and Exchange Commission on December 23, 2009).

10.24
Acknowledgment and Agreement, by and among Pan American Goldfields Ltd., Sunburst Mining De Mexico, S.A. De C.V., Minera Rio Tinto S.A. and Marje Minerals S.A. (herein incorporated by reference from the Company’s current report on Form 8-K dated December 23, 2009 filed with the Securities and Exchange Commission on December 23, 2009).

10.25
Amendment No. 1 to the material definitive agreement for development of Cieneguita project with Minera Rio Tinto and Marje Minerals (herein incorporated by reference from the Company’s current report on Form 8-K dated December 23, 2009 filed with the Securities and Exchange Commission on December 23 2009).

10.26
Cancellation of Debt and Release Agreement, dated December 23, 2009, by and among Pan American Goldfields Ltd., and Minera Rio Tinto S.A. and Mr. Ayub (herein incorporated by reference from the Company’s current report on Form 8-K dated December 23, 2009, and filed with the Securities and Exchange Commission on December 23, 2009).

10.27	Form of Indemnification Agreement for officers and directors (filed as an exhibit to the Current Report on Form 8-K, filed with the SEC on July 6, 2010).

10.28	Employment Agreement, dated October 15, 2010, by and between the Company and Miguel Di Nanno.†

10.29
Form of the Private Placement Subscription Agreement, by and between Pan American Goldfields Ltd. and the Canadian and Non-U.S. investors named therein (herein incorporated by reference from the Company’s current report on Form 8-K dated March 8, 2011, and filed with the Securities and Exchange Commission on March 8, 2011).

10.30
Form of the Private Placement Subscription Agreement, by and between Pan American Goldfields Ltd. and the U.S. investors named therein (herein incorporated by reference from the Company’s current report on Form 8-K dated March 8, 2011, and filed with the Securities and Exchange Commission on March 8, 2011).

10.31
Material Agreement with Compania Minera Alto Rio Salado S.A., a private Argentine entity, for the acquisition of the 15,000 hectares Cerro Delta project (the  “ Project “ ) in northwest La Rioja Province, Argentina.

10.32
Letter Agreement, dated June 27, 2011, by and between the Company and Minero Rio Tinto SA, a Mexican corporation, including the term sheet attached thereto as Attachment A (herein incorporated by reference from the Company’s current report on Form 8-K dated June 27, 2011, and filed with the Securities and Exchange Commission on June 29, 2011).

10.33
Amended and Restated Development Agreement between the Company Minero Rio Tinto SA and Marje Minerals S.A., effective as of September 26, 2011 (herein incorporated by reference from the Company’s current report on Form 8-K dated December 12, 2011, and filed with the Securities and Exchange Commission on December 14, 2011).

10.34
Stock Purchase Agreement between the Company and Marje Minerals, S.A, signed as of December 8, 2011 (herein incorporated by reference from the Company’s current report on Form 8-K dated December 12, 2011, and filed with the Securities and Exchange Commission on December 14, 2011).

10.35
Debt Assumption and Release Agreement between the Company and Minero Rio Tinto S.A. de C.V., Marje Minerals S.A., Mario Ayub and Robert Knight, signed as of December 8, 2011 (herein incorporated by reference from the Company’s current report on Form 8-K dated December 12, 2011, and filed with the Securities and Exchange Commission on December 14, 2011).

10.36
Acknowledgement and Agreement between the Company Minera Rio Tinto S.A. de C.V. and Corporative Minero, S.A. De C.V., signed as of December 8, 2011 (herein incorporated by reference from the Company’s current report on Form 8-K dated December 12, 2011, and filed with the Securities and Exchange Commission on December 14, 2011).

10.37	Pan American Goldfields Ltd. 2012 Equity Incentive Plan (attached as Annex VII to this proxy statement/prospectus included in this Registration Statement and included herein by reference).†

23.1	Consent of Meyler & Company, LLC.*

23.2	Consent of DLA Piper LLP (US) (included in Exhibit 5.1).

24.1	Power of Attorney (included on the signature page hereto).*

99.1	Form of Proxy for stockholders of Pan American Goldfields Ltd.*

101.INS# XBRL	Instance Document*

101.SCH# XBRL	Taxonomy Extension Schema Document*

101.CAL# XBRL	Taxonomy Extension Calculation Linkbase Document*

101.DEF# XBRL	Taxonomy Extension Definition Linkbase Document*

101.LAB# XBRL	Taxonomy Extension Label Linkbase Document*

101.PRE# XBRL	Taxonomy Extension Presentation Linkbase Document*

*	Filed herewith.
†	Indicates a management contract, compensatory plan or arrangement required to be filed by Item 601 of Regulation S-K.